UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 2 )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Secure Alliance Holdings Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:  Common Stock, par value $.01 per share, of Secure Alliance Holdings Corporation

(2)           Aggregate number of securities to which transaction applies:  38,899,018 shares of common stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 38,899,018 shares of common stock to be transferred under the Merger Agreement by $0.65, the market price of each share as of February 29, 2008, divided by 50 and further divided by 100.

(4)           Proposed maximum aggregate value of transaction:  $25,284,361

(5)           Total fee paid:  $5,056.98

☒          Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

Secure Alliance Holdings Corporation
5700 Northwest Central Dr, Ste 350
Houston, Texas 77092
__________, 2008

To our stockholders:

You are cordially invited to attend a special meeting of stockholders of Secure Alliance Holdings Corporation to be held at ____________________ on ___________ __, 2008 at __:__ _.m., local time.  At this meeting, we intend to seek stockholder approval of the following:

1.
The Agreement and Plan of Merger dated as of December 6, 2007 by and among Sequoia Media Group, LC, Secure Alliance Holdings Corporation and SMG Utah, LC, as amended by that certain Amendment No. 1 dated as of March 31, 2008 (collectively, the “Merger Agreement”);

2.
An amendment to our certificate of incorporation to effect a 1-for-2 reverse stock split of our common stock, par value $.01 per share, such that holders of our common stock will receive one share for each two shares they own;

3.
An amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 250,000,000 and to authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock;

4.	An amendment to our certificate of incorporation to change our name from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation”;

5.	Our 2008 Stock Incentive Plan;

6.
To approve adjournments of the special meeting if deemed necessary to facilitate the approval of the above proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting, to establish a quorum or to approve the above proposals; and

7.	To transact such other business as may properly be brought before the special meeting or any adjournment or postponement thereof.

Our board of directors has unanimously approved all of the proposals described in the proxy statement and is recommending that stockholders also approve them.

Please review in detail the attached proxy statement for a more complete statement regarding the proposal to approve the Merger Agreement (proposal 1 in the proxy statement), including a description of the Merger Agreement, the background of the decision to enter into the Merger Agreement and the reasons that our board of directors decided to recommend that you approve the Merger Agreement.

Your vote is very important to us, regardless of the number of shares you own.  Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure your shares are represented at the meeting.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” each of the proposals described in the proxy statement.

By Order of the Board of Directors,

Stephen P. Griggs
President

Houston, Texas, __________ __, 2008

The notice and proxy statement are first being mailed to our stockholders on or about __________ __, 2008.

Secure Alliance Holding Corporation
5700 Northwest Central Dr, Ste 350
Houston, Texas 77092

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ___________ __, 2008
To our stockholders:

A special meeting of stockholders of Secure Alliance Holdings Corporation, a Delaware corporation (the “Company” or “Secure Alliance”) will be held at ____________________ on ___________ __, 2008 at __:__ _.m., local time (the “Special Meeting”).  At this meeting you will be asked:

1.
To consider and to vote on a proposal to approve the Agreement and Plan of Merger dated as of December 6, 2007, by and among Sequoia Media Group, LC, a Utah limited liability company (“Sequoia”), Secure Alliance and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of Secure Alliance (“Merger Sub”), as amended by that certain Amendment No. 1 dated as of March 31, 2008 (collectively, the “Merger Agreement”), each of which are attached as Annex A to the proxy statement, pursuant to which Merger Sub will merge with and into Sequoia with Sequoia becoming the surviving entity and our wholly owned subsidiary (the “Merger”);

2.
To consider and to vote on a proposal to file a certificate of amendment to our certificate of incorporation (the “Certificate of Incorporation”) to effect a 1-for-2 reverse stock split (the “Reverse Stock Split”) of our common stock, par value $.01 per share (the “Common Stock”), such that holders of our Common Stock will receive one share for each two shares they own (the “Reverse Stock-Split Proposal”);

3.
To consider and to vote on a proposal to file a certificate of amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 250,000,000 and to authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock (the “Capitalization Proposal”);

4.
To consider and to vote on a proposal to file a certificate of amendment to our Certificate of Incorporation to change our name (the “Name Change”) from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation” (the “Name Change Proposal” and, together with the Reverse Stock Split Proposal and the Capitalization Proposal, the “Related Proposals”);

5.	To approve our 2008 Stock Incentive Plan (the “2008 Plan”);

6.
To approve adjournments of the Special Meeting if deemed necessary to facilitate the approval of the above proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting, to establish a quorum or to approve the above proposals; and

7.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Our board of directors has unanimously approved, and recommends that an affirmative vote be cast in favor of, each of the proposals listed on the proxy card and described in the enclosed proxy statement.

Only holders of record of our Common Stock at the close of business on _____ __, 2008 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares at the Special Meeting.

Because of the significance of the Merger, your participation in the Special Meeting, in person or by proxy, is especially important.  We hope you will be able to attend the Special Meeting.

Whether or not you plan to attend the Special Meeting, please complete, sign, date, and return the enclosed proxy card promptly.

If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.  Simply attending the Special Meeting, however, will not revoke your proxy; you must vote at the Special Meeting.  If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing a later dated proxy or by providing written notice of your revocation to our Secretary.  Your prompt cooperation will be greatly appreciated.

The notice and proxy statement are first being mailed to stockholders on or about ________ __, 2008.

Please follow the voting instructions on the enclosed proxy card to vote either by mail, telephone or electronically by the Internet.

By Order of the Board of Directors,

Stephen P. Griggs
President

Houston, Texas

__________ __, 2008

i

ii

(continued)

Annexes

Annex A – Merger Agreement and Amendment No. 1 to the Merger Agreement
Annex B – Opinion of Ladenburg
Annex C – Form of Amendment to the Certificate of Incorporation
Annex D – 2008 Stock Incentive Plan

iii

SUMMARY TERM SHEET

The following summary highlights selected information from this proxy statement and may not contain all of the information that may be important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.  Each item in this summary includes a page reference directing you to a more complete description of that item.  In this proxy statement, the terms “Secure Alliance,” “Company,” “we,” “our,” “ours,” and “us” refer to Secure Alliance Holdings Corporation, a Delaware corporation, and its subsidiaries, and the term “Sequoia” refers to Sequoia Media Group, LC, a Utah limited liability company.

The Special Meeting (Page 19)

Purpose of the Special Meeting (Page 19)

The purpose of the Special Meeting is to vote upon the approval of the Merger Agreement, the Related Proposals and the 2008 Plan, and such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Record Date and Quorum (Page 19)

You are entitled to vote at the Special Meeting if you owned shares of Common Stock at the close of business on _________, 2008, the Record Date.  You will have one vote for each share of Common Stock that you owned on the Record Date.  As of the Record Date, there were ___________ shares of Common Stock outstanding and entitled to be voted.

A quorum of the holders of the outstanding shares of Common Stock must be present for the Special Meeting to be held.  A quorum is present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present at the meeting, either in person or represented by proxy.  Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.  A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote (Page 19)

For us to consummate the transactions contemplated by the Merger Agreement, including the Related Proposals, stockholders holding at least a majority of our Common Stock outstanding at the close of business on the Record Date must vote “FOR” the approval and adoption of the Merger Agreement and each of the Related Proposals.  All of our stockholders are entitled to one vote per share.  A failure to vote your shares, an abstention, or a broker non-vote, will have the same effect as a vote against approval of the Merger Agreement and against the Related Proposals.  Approval of the 2008 Plan and the proposal to adjourn the Special Meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the Special Meeting, in person or by proxy, even if less than a quorum is present.

Proxies; Revocation (Pages 19 and 20)

Any registered stockholder (meaning a stockholder that holds stock in its own name) entitled to vote may submit a proxy by telephone or the Internet (by following the instructions included on your proxy card) or by returning the enclosed proxy card by mail, or may vote in person by appearing at the Special Meeting.  If you elect to submit your proxy by telephone or via the Internet, you will need to provide a personal identification number set forth on the enclosed proxy card upon which you will be provided the option to vote “for,” “against” or “abstain” with respect to each of the proposals.  All valid proxies received prior to the Special Meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted “FOR” the Merger Agreement, “FOR” the Related Proposals, “FOR” the 2008 Plan and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Special Meeting.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.  If you do not provide your broker with instructions, your shares will not be voted and that will have the same effect as a vote against the Merger and the Related Proposals.

Any registered stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•
filing with or transmitting to our Secretary at our principal executive offices, at or before the Special Meeting, an instrument or transmission of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares to our Secretary at our principal executive offices, at or before the Special Meeting;

•	submitting a later-dated proxy by the Internet or by telephone, at or before the Special Meeting; or

•	attending the Special Meeting and voting in person by ballot.

Simply attending the Special Meeting will not constitute revocation of a proxy.  If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

The Parties (Pages 22 and 60-61)

Secure Alliance Holdings Corporation

We are a Delaware corporation which, through our wholly owned subsidiaries, developed, manufactured, sold and supported automated teller machine (“ATM”) products and electronic cash security systems, consisting of Timed Access Cash Controller (“TACC”) products and Sentinel products (together, the “Cash Security” products).

We completed the sale of our ATM business on January 3, 2006 and the sale of our Cash Security business on October 2, 2006.  On October 2, 2006, we became a shell public company with approximately $12.9 million in cash, cash equivalents and marketable securities held-to-maturity.

Before the sale of our Cash Security and ATM businesses, we were primarily engaged in the development, manufacturing, sale and support of ATM products and the Cash Security products, which were designed for the management of cash within various specialty retail markets.

Following the sale of our Cash Security and ATM businesses, we have had substantially no operations.

Sequoia Media Group, LC

Sequoia is a Utah limited liability company organized on March 28, 2003 under the name Life Dimensions, LC.  In 2003, Sequoia changed its name from Life Dimensions, LC to Sequoia Media Group, LC.  Sequoia’s operations are currently governed by a Board of Managers made up of five managers, three of whom are the original founders and two of whom were appointed as part of a private equity investment.  Substantially all of its business is conducted out of its Draper, Utah office.  Sequoia also has an office in Bentonville, Arkansas to help service Wal-Mart Stores, Inc., (“Wal-Mart”), which is one of its large retail customers.

Sequoia has developed and deployed a software technology that employs “Automated Multimedia Object Models,” its patent pending way of turning consumer captured images, video, and audio into complete digital files in the form of full-motion movies, DVD’s, photo books, posters and streaming media files.  Sequoia filed its first provisional patent in early 2004 for patent protection on various aspects of its technology with a full filing occurring in early 2005, and Sequoia has filed several patents since that time as part of its intellectual property strategy.  Sequoia’s technology carries the brand names of “aVinci” and “aVinci Experience.”

Since inception, Sequoia has continued to develop and refine its technology to be able to provide higher quality products through a variety of distribution models including in-store kiosks, point of scan kits, and online downloads.  Sequoia’s business strategy has been to avoid providing traditional multimedia tools and services that focus on providing software for users to purchase and learn how to use so that they can build their own products, and instead provide a product solution that provides users with professionally created templates to be able to automatically create personalized products by simply adding end customer images.

Sequoia currently makes software technology that it packages in various forms available to mass retailers, specialty retailers, Internet portals and web sites that allow end consumers to use an automated process to create products such as DVD productions, photo books, posters, calendars, and other print media products from consumer photographs, digital pictures, video, and other media.  Sequoia’s customers are retailers and other vendors and not end consumers.  Sequoia enables its customers to sell its products to the end consumer who remain customers of its vendor and do not become its customers directly.  Sequoia currently delivers its technology to end consumers through (i) third party photo kiosks at mass and specialty retail outlets, (ii) point of scan shrink wrapped software at mass and specialty retail outlets, (iii) simple software downloads through third party Internet sites, (iv) simple software downloads though its own managed Internet site to which third party Internet sites are linked, and (v) on its own managed web servers on the world wide web to which third party Internet sites are linked.

The Merger (Page 89-90)

The proposed Merger will result in (i) the merger of Merger Sub with and into Sequoia, with Sequoia becoming the surviving entity and our wholly owned subsidiary, pursuant to the Merger Agreement, as amended, and (ii) each Sequoia membership interest automatically converting into the right to receive 0.87096285 shares of our Common Stock after giving effect to the Reverse Stock Split (the “Merger Consideration”).  Accordingly, as a result of the Merger, each member of Sequoia prior to the Merger will have their Sequoia membership interests converted into shares of Secure Alliance and will be stockholders of Secure Alliance after the Merger. The total value of the Merger Consideration is approximately $46.0 to 48.0 million.  Immediately following the Merger, the members of Sequoia, in the aggregate, will own approximately 80% or an aggregate of approximately 38,899,018 post-split shares of our Common Stock.  Our stockholders as of the Record Date will own the remaining approximately 20% of Common Stock in the combined company.  As a result of the Merger, the combined company will consist of Secure Alliance’s assets, which are primarily cash and cash equivalents, as well as all of Sequoia’s assets, business and operations.  For more information on the business operations of Sequoia, see “The Transactions – Information Related to Sequoia” and “The Transactions – Sequoia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

On March 31, 2008, we amended the Merger Agreement to, among other things, (i) effect a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split, (ii) provide that, immediately prior to the effectiveness of the Merger, we will declare and pay to our stockholders existing as of the Record Date, a cash dividend equal to approximately $2.0 million (the “Dividend”) instead of distributing to stockholders common stock of a newly formed company with certain enumerated assets that were to be transferred to it by the Company, (iii) amend the amount of the proposed Merger Consideration to be provided under the Merger Agreement, such that each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.87096285 shares of our Common Stock instead of the right to receive 0.5806419 shares of our Common Stock, which adjustment was made to account for the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split, and (iv) remove the closing condition that we have not less than $9.8 million in net cash or cash equivalents.   The Merger Agreement was amended to provide for a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split primarily to ensure sufficient shares were available in the public float to help avoid large pricing fluctuations.  The Merger Consideration was adjusted as a result of the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split to provide for no change to the respective equity ownership levels following the Merger.  The distribution to stockholders in the form of the Dividend was reduced slightly from the distribution originally contemplated in exchange for the removal of the closing condition that we will have not less than $9.8 million in net cash or cash equivalents.  Upon payment of the Dividend, our stockholders will receive approximately $.103 per share of common stock owned.

Reasons for the Merger (Page 26)

Our board of directors (the “Board”) approved the Merger and Related Proposals based on a number of factors, including among other things:

•	we have been a shell public company since October 2006 with substantially no operations or employees and Sequoia can provide an experienced management team and operating business;

•	at the time the Merger Agreement was signed, the Board received no other firm merger proposals or strategic alternatives to improve the Company’s financial position;

•
the Board received a fairness opinion from Ladenburg Thalmann & Co. Inc. (“Ladenburg”) which stated that based upon and subject to the considerations and assumptions set forth in such opinion, the Merger Consideration given to members of Sequoia is fair, from a financial point of view, to our stockholders;

•	the Company has the ability to engage in discussion and negotiations with third parties that make unsolicited superior proposals; and

•	a merger with Sequoia may improve stockholder value.

In addition, the Company weighed certain risks inherent with a merger transaction, including those described under “Risk Factors” beginning on page 29.  Based on these factors, the Board determined that the Merger was in the best interests of our stockholders.

Effects of the Merger (Page 42)

Immediately following the Merger, the members of Sequoia will own on a nondiluted basis, in the aggregate, 38,899,018 post-split shares of our Common Stock and our current stockholders will own approximately 20% of the Company’s outstanding Common Stock on a nondiluted basis.  Although this represents substantial dilution of the percentage ownership interest of current stockholders, we will receive the benefit of Sequoia’s operations as consideration in the Merger, since we have had substantially no operations since October 2006.  We believe Sequoia has an equity value in the range of $40.2 million to $62.8 million, which upon consummation of the Merger will increase the value of Secure Alliance significantly.  Following the Merger, we will have a total of 48,619,680 shares of Common Stock outstanding.  In addition, in connection with the Merger, stockholders of Secure Alliance, prior to the effective date of the Merger, will receive the Dividend.

If the Merger Agreement is not approved and the Merger is not completed, our business may be adversely affected.  The market price of our Common Stock may decline to the extent that the current market price reflects a market assumption that the Merger and the Related Proposals will be completed and many costs related to the Merger and the Related Proposals, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the Merger is completed.

Interests of our Directors and Executive Officers in the Merger (Page 42)

Our directors and executive officers may have interests in the Merger that are different from, or in addition to, yours, including options to purchase 950,000 shares of Common Stock held by each of Jerrell G. Clay and Stephen P. Griggs, that, pursuant to the terms of the 1997 Long Term Incentive Plan will become fully vested upon the consummation of the Merger.

Opinion of Ladenburg (Page 42 and Annex B)

Ladenburg has delivered its opinion to our Board that, as of the date of its opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to our unaffiliated stockholders.  The Ladenburg opinion was based on a reverse stock split of 1-for-3 and the Merger Consideration of 0.5806419 shares of our Common Stock.  Subsequently, we amended the Merger Agreement to provide for, among other things, a Reverse Stock Split of 1-for-2 with a corresponding change to the Merger Consideration and the distribution of a cash Dividend instead of distributing stock of a newly formed subsidiary with certain enumerated assets that were to be contributed to it by the Company. Ladenburg has not reviewed the amendment to the Merger Agreement. Although our Board believes the amendment to the Merger Agreement does not materially impact Ladenburg’s fairness opinion, there can be no assurance that Ladenburg’s opinion is still accurate.

The opinion of Ladenburg is addressed to the Board for their benefit and use and was rendered in connection with its consideration of the Merger and does not constitute a recommendation to any of our stockholders as to how to vote in connection with the Merger and Related Proposals.  The opinion of Ladenburg does not address our underlying business decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for us, the financing of the Merger or the effects of any other transaction in which the Company might engage.  The full text of the written opinion of Ladenburg, dated November 29, 2007, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Annex B to this proxy statement.  We recommend that you read the opinion carefully in its entirety.

Indemnification and Insurance (Page 52)

The Merger Agreement provides that all rights to indemnification or exculpation existing in favor of the employees, agents, directors (including two former directors) or officers of the Company and our subsidiaries in effect on the date of the Merger Agreement, will continue in full force and effect for a period of six years after the Merger.  Additionally, we will purchase a single payment, run-off policy or policies of directors’ and officers’ liability insurance covering such parties for a period of six years after the Merger.  We will also indemnify and hold harmless such parties in respect of acts or omissions occurring at or prior to the closing of the Merger.

Loan Agreement with Sequoia (Page 52)

Pursuant to a Loan and Security Agreement (“Loan Agreement”) dated as of December 6, 2007 by and between the Company and Sequoia, we have agreed to extend (and have extended) $2.5 million in secured financing to Sequoia.  Under the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on December 31, 2008, the scheduled maturity date.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to us by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

We entered into the Loan Agreement to provide Sequoia with additional capital for working capital purposes and to provide Sequoia with additional liquidity until the Merger.  If the Merger is not approved, the Loan Agreement provides for Sequoia to repay the loan as set forth above, on the terms and conditions set forth in the Loan Agreement.

Material United States Federal Income Tax Consequences (Page 53)

We do not expect that the proposals will result in any federal income tax consequences to our stockholders. However, to the extent we declare and pay the Dividend, a portion of the distribution may be taxable as “qualified dividend income”, generally taxable at a federal rate of 15%, to the extent paid out of a stockholder’s pro rata share of our current or accumulated earnings and profits.  Any portion of the distribution in excess of each holder’s pro rata share of our earnings and profits will be treated first as a tax-free return of capital to the extent of each stockholder’s tax basis in his, her or its shares of our Common Stock, with any remaining portion treated as capital gain. Non-United States holders of our Common Stock generally will be subject to withholding on the gross amount of the distribution at a rate of 30% or such lower rate as may be permitted by an applicable income tax treaty. Because individual tax circumstances of stockholders vary, stockholders should consult their own tax advisors regarding the tax consequences to them of the distribution.

Regulatory Approvals (Page 53)

We are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

Exclusivity; No Solicitation of Transactions (Page 92)

The Merger Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company.  Notwithstanding these restrictions, under certain limited circumstances required for our Board to comply with its fiduciary duties, our Board may respond to an unsolicited written bona fide proposal for an alternative transaction, change its recommendation in support of the Merger or terminate the Merger Agreement and enter into an agreement with respect to a superior proposal after paying a termination fee specified in the Merger Agreement.

Conditions to Merger (Page 95)

The Merger Agreement is subject to customary closing conditions including, among other things, (i) the approval of the Merger Agreement and Related Proposals by our stockholders as set forth in this proxy statement, (ii) the sufficiency of shares of our capital stock authorized to complete the Merger, and (iii) the accuracy of each party’s representations and warranties.

The approval of the 2008 Plan is not a condition to the consummation of the Merger, but is being proposed in connection with the Merger and will not be presented at the meeting for a vote if the Related Proposals that are conditions to the Merger are not approved or waived (where practical).  If the Reverse Stock Split Proposal or the Capitalization Proposal is not approved, we cannot effect the Merger or the other transactions contemplated by the Merger Agreement because we will not have sufficient shares to issue to Sequoia to consummate the Merger. Accordingly, although each of Sequoia and us have the contractual right to waive these conditions, as a practical matter they may not both be waived. If the Name Change Proposal is not approved, absent a waiver by Sequoia and us, we cannot effect the Merger or the other transactions contemplated by the Merger Agreement.

Termination Fee (Page 92)

Should the Merger Agreement be terminated before consummation by the Company in connection with the Company’s acceptance of a superior proposal, the Company has agreed to pay Sequoia a termination fee of $1,000,000 in cash under certain circumstances.

No Right of Appraisal (Page 119)

You will not experience any change in your rights as a stockholder as a result of the Merger or Related Proposals.  None of Delaware law, our Certificate of Incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Merger or the Related Proposals.  Accordingly, you will have no right to dissent and obtain payment for your shares.

Board Composition and Management following the Merger (Page 53)

Upon completion of the Merger, Jerrell G. Clay, our Chief Executive Officer, and Stephen P. Griggs, our President, Chief Operating Officer, Principal Financial Officer and Secretary, will resign from the Company, but will remain directors on our Board.  Following the merger, we expect our directors and executive officers to be as follows: Chett B. Paulsen, as President, Chief Executive Officer and director, Richard B. Paulsen, as Vice President, Chief Technology Officer and director, Edward B. Paulsen, as Secretary/Treasurer, Chief Operating Officer and director, Terry Dickson, as Vice President of Marketing and Business Development and Tod M. Turley and John E. Tyson as directors.

Reverse Stock Split Proposal (Page 101)

On or prior to the closing date of the Merger and subject to the approval of our stockholders, we will amend and restate our Certificate of Incorporation in order to effect the 1-for-2 Reverse Stock Split.  The Reverse Stock Split is a condition to the consummation of the Merger to ensure a sufficient number of shares are available for issuance to Sequoia.  The Reverse Stock Split will also have the effect of reducing the number of shares of Common Stock issued and outstanding, which may correspondingly increase the price per share of our Common Stock.  If the Merger is not consummated, this proposal to amend our Certificate of Incorporation will not take effect.  The form of amendment for the Reverse Stock Split Proposal is attached to this proxy statement as Annex C.

Capitalization Proposal (Page 103)

On or prior to the closing date of the Merger and subject to approval of our stockholders, we will amend and restate our Certificate of Incorporation in order to increase the authorized share capital of the Company to 250,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share.  The Capitalization Proposal is a condition to the consummation of the Merger and is necessary because the Company’s current authorized share capitalization is insufficient to issue the number of shares necessary to complete the Merger.  Increasing the authorized share capital of the Company should provide us with the shares necessary to complete the Merger and to address any future needs.  If the Merger is not consummated, this proposal to amend our Certificate of Incorporation will not take effect.  The form of amendment for the Capitalization Proposal is attached to this proxy statement as Annex C.

Name Change Proposal (Page 105)

Upon the consummation of the Merger and subject to approval of our stockholders, we will amend and restate our Certificate of Incorporation in order to change our name from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation”.  If the Merger is not consummated, this proposal to amend our Certificate of Incorporation will not take effect.  The form of amendment for the Name Change is attached to this proxy statement as Annex C.

2008 Plan Proposal (Page 106)

The 2008 Plan will take effect upon the consummation of the Merger, subject to approval of our stockholders.  If the Merger is not consummated, the 2008 Plan will not take effect.  The 2008 Plan is attached to this proxy statement as Annex D.

Recommendation of our Board (Page 100)

Our Board has:

•	determined that the Merger Agreement and Merger are advisable and fair to and in the best interests of the Company and its unaffiliated stockholders;

•	approved and adopted the Merger Agreement, the Related Proposals and the 2008 Plan; and

•
recommended that our stockholders vote “FOR” the approval and adoption of the Merger Agreement and “FOR” the approval and adoption of each of the Related Proposals and “FOR” the approval and adoption of the 2008 Plan.

In considering the recommendation of the Board with respect to the Merger, you should be aware that some of our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally.  For the factors considered by our Board in reaching its decision to approve and adopt the Merger Agreement, see “The Transactions-- Reasons for the Merger.”

In addition, the Merger Agreement has been approved by Sequoia’s Board of Managers and a majority of the members of Sequoia.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	Why are our stockholders receiving these materials?

A.
Our Board is sending these proxy materials to provide our stockholders with information about the Merger, the Merger Agreement, the Related Proposals and the 2008 Plan, so that you may determine how to vote your shares in connection with the Special Meeting.

Q.	When and where is the Special Meeting?

A.	The special meeting will be held on [______], 2008 at [______], located at [______], at [___]:00 [___].m., local time.

Q.	Who is soliciting my proxy?

A.	This proxy is being solicited by the Board.

Q.	Who is paying for the solicitation of proxies?

A.
We will bear the cost of solicitation of proxies by us.  In addition to soliciting stockholders by mail, our directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication.  We will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses.  Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and we will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.  Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation.

Q.	What will be voted on at the Special Meeting?

A.	You are being asked to approve the following proposals:

•	the Merger Agreement;

•	a certificate of amendment to our Certificate of Incorporation to effect the 1-for-2 Reverse Stock Split;

•
a certificate of amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 250,000,000 and to authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock;

•	a certificate of amendment to our Certificate of Incorporation to change our name from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation”;

•	the 2008 Plan; and

•
adjournments of the Special Meeting if deemed necessary to facilitate the approval of the above proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve the above proposals.

The Related Proposals and 2008 Plan, if approved, will take effect only if the Merger is consummated.

Q.	Why does the Merger Agreement provide for the amendment of our Certificate of Incorporation?

A.
The Merger Agreement provides for the amendment of our Certificate of Incorporation to effect the Reverse Stock Split, the Capitalization Proposal and the Name Change.  Specifically, we will need to amend our Certificate of Incorporation to effect the Reverse Stock Split to ensure a sufficient number of shares are available for issuance to Sequoia upon consummation of the Merger.  The Reverse Stock Split will also have the effect of reducing the number of shares of Common Stock issued and outstanding, which may correspondingly increase the price per share of our Common Stock.  We will also need to amend our Certificate of Incorporation to effect the Capitalization Proposal because we will be issuing an additional 38,899,018 shares of Common Stock upon the consummation of the Merger.  We currently have 78,461,176 shares of Common Stock available for issuance.  The increase in the number of authorized shares, in addition to the creation of a class of preferred stock, will ensure that sufficient shares are available to be issued in connection with the Merger and that an adequate number of shares will be available for future business.

The amendments to our Certificate of Incorporation will take effect only if the Merger is consummated.

Q.	What will I receive in the Merger?

A.
In connection with the Merger, prior to the effective date of the Merger, we will declare and pay the Dividend.  Upon payment of the Dividend, our stockholders will receive approximately $.103 per share of common stock owned.  Following the Merger, our stockholders will remain stockholders of the combined company, although their ownership interests will be substantially diluted by the shares issued related to the Merger.  However, as a result of the Merger, the combined company will consist of Secure Alliance’s assets, which are primarily cash and cash equivalents, as well as all of Sequoia’s assets, business and operations.

Q.	How does the Board recommend that I vote on the proposals?

A.	Our Board unanimously recommends that you vote “FOR” all of the proposals submitted.

Q.	What vote is required to approve the proposals?

A.
For us to consummate the transactions contemplated by the Merger Agreement, including the Related Proposals, stockholders holding at least a majority of Common Stock outstanding at the close of business on the Record Date must vote “FOR” the approval and adoption of the Merger Agreement and each of the Related Proposals.  The 2008 Plan requires the favorable vote of a majority of the votes cast at the Special Meeting, in person or by proxy, even if less than a quorum.

Q.	Who may attend the special meeting?

A.	All of our stockholders who owned shares on [___________], 2008, the Record Date for the Special Meeting, may attend.

Q.	Who may vote at the special meeting?

A.
Only holders of record of our Common Stock as of the close of business on the Record Date, may vote at the Special Meeting.  As of the Record Date, we had [___________] outstanding shares of our Common Stock entitled to vote.

Q.	If I hold my shares in “street name” through my broker, will my broker vote my shares for me?

A.
Your broker will vote your shares only if you provide instructions on how to vote.  If you do not provide your broker with instructions on how to vote, your broker's non-votes will have the same effect as votes AGAINST approval of the Merger Agreement and the Related Proposals and will have no effect on the vote regarding the 2008 Plan. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.  To avoid a broker non-vote with respect to your shares, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q.	What constitutes a quorum at the Special Meeting?

A.
A quorum is present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present at the meeting, either in person or represented by proxy.  Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q.	What happens if I withhold my vote or abstain from voting?

A.
If you withhold a vote or abstain from voting on the proposal for the adoption of the Merger Agreement and the approval of the Related Proposals, it will have the same effect as a vote “AGAINST” the proposals.  Approval of the 2008 Plan and the proposal to adjourn the Special Meeting, if necessary or appropriate, requires the favorable vote of a majority of the votes cast at the Special Meeting, in person or by proxy, even if less than a quorum, and, therefore, withholding a vote or abstaining from voting will have no effect on the proposals to approve the 2008 Plan or to adjourn the Special Meeting.

Q.	What do I need to do now?

A.
After you read and consider the information in this proxy statement, return your signed proxy card in the enclosed return envelope or vote by telephone or the Internet by following the instructions included on your proxy card as soon as possible, so that your shares may be represented at the Special Meeting.  You should return your proxy card or vote by telephone or the Internet whether or not you plan to attend the meeting.  If you do attend the meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

Q.	How do I vote?

A.
You may vote either by casting your vote in person at the meeting, or by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card.

The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

Q.	What do I do if I want to change my vote after I return my proxy card, or after I vote by telephone or electronically?

A.
You can change your vote at any time before your proxy is voted at the Special Meeting.  You can do this in one of four ways.  First, you can send a written notice stating that you would like to revoke your proxy.  Second, you can complete and submit a new proxy card at a later date.  If you choose either of these methods, you must submit your notice of revocation or your new proxy card to us so that it is received before the Special Meeting.  Third, you can vote again by telephone or the Internet.  Finally, you can attend the Special Meeting and vote in person.  Simply attending the Special Meeting, however, will not revoke your proxy.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q.	If the proposals are approved and completed, what do I do with my stock certificate upon the completion of the Reverse Stock Split?

A.
Nothing now.  As soon as practicable after the filing of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to an exchange agent in exchange for certificates representing post-split Common Stock.  Stockholders will not receive certificates for shares of post-split Common Stock unless and until the certificates representing their shares of pre-split Common Stock are surrendered and they provide such evidence of ownership of such shares as we or the exchange agent may require.  Stockholders should not forward their certificates to the exchange agent until they have received notice from us that the Reverse Stock Split has become effective.  Beginning on the Reverse Stock Split effective date, each certificate representing shares of our pre-split Common Stock will be deemed for all purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

Q.	Will the Merger or the consummation of the Related Proposals be taxable to me?

A.
No.  We do not expect that the Merger or consummation of the Related Proposals will result in any federal income tax consequences.  However, to the extent we declare and pay the Dividend, a portion of the distribution may be taxable as “qualified dividend income”, generally taxable at a federal rate of 15%, to the extent paid out of a stockholder’s pro rata share of our current or accumulated earnings and profits.  Any portion of the distribution in excess of each holder’s pro rata share of our earnings and profits will be treated first as a tax-free return of capital to the extent of each stockholder’s tax basis in his, her or its shares of our Common Stock, with any remaining portion treated as capital gain. Non-United States holders of our Common Stock generally will be subject to withholding on the gross amount of the distribution at a rate of 30% or such lower rate as may be permitted by an applicable income tax treaty. Because individual tax circumstances of stockholders vary, stockholders should consult their own tax advisors regarding the tax consequences to them of the distribution.

Q.	Who can I contact with questions?

A.
If you have questions about the Special Meeting or the transactions after reading this proxy statement, you should contact our proxy solicitor, Mackenzie Partners, Inc. at 105 Madison Avenue, 14th Floor, New York, New York 10016, or call collect at (212) 929-5500 or toll free at (800) 322-2885.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Place and Time.  The meeting will be held at _________________ on ___________ __, 2008 at __:__ _.m., local time.

Record Date and Voting.  Our Board fixed the close of business on _________, 2008, as the Record Date for the determination of holders of our outstanding shares entitled to notice of and to vote on all matters presented at the Special Meeting.  Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Special Meeting.  As of the Record Date, there were __________ shares of Common Stock, issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  You may vote in person or by proxy.

Purpose of the Special Meeting.  The purpose of the Special Meeting is to vote upon the (i) approval of the Merger Agreement; (ii) approval of the Related Proposals, (iii) approval of the 2008 Plan, (iv) adjournment of the Special Meeting, if necessary, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement, the Related Proposals and the 2008 Plan; and (v) such other business as may properly be brought before the Special Meeting and any adjournment or postponement thereof.

Quorum.  The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to such proposal.

Abstentions and Broker Non-Votes.  Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Since the Merger Agreement and Related Proposals require the approval of the holders of a majority of our shares outstanding, both broker “non-votes” and abstentions would have the same effect as votes against such proposals.  With respect to the proposals to adopt the 2008 Plan and approve the adjournment of the Special Meeting if deemed necessary, neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposals.

Voting of Proxies.  Our Board is asking for your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Special Meeting in the manner you direct.  After carefully reading and considering the information contained in this proxy statement, you should either complete, date and sign the enclosed proxy card and mail the proxy card in the enclosed return envelope as soon as possible or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card so that your shares of Common Stock are represented at the Special Meeting, even if you plan to attend the Special Meeting in person.  The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you hold your shares in “street name” through a broker or other nominee, you may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

All valid proxies received prior to the Special Meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted “FOR” the Merger Agreement, “FOR” the Related Proposals, “FOR” the 2008 Plan and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Special Meeting.  A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to our Secretary a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Special Meeting and voting in person.  The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters that may properly come before the Special Meeting.  As of the date of this proxy statement, management knows of no such amendment or variation or of any matters expected to come before the Special Meeting that are not referred to in the accompanying Notice of Special Meeting.

Attendance at the Special Meeting.  Only holders of Common Stock, their proxy holders and guests we may invite may attend the Special Meeting.  If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Special Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock as of the Record Date as acceptable proof of ownership.

Accounting Information.  Representatives of our independent registered public accountants, Hein & Associates LLP, are expected to be present at the Special Meeting to answer appropriate questions.  They will also have the opportunity to make a statement if they desire to do so.

Costs of Solicitation.  We will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain of our directors, officers and employees, or firms specializing in solicitation; and may be made in person or by telephone or telegraph.  No additional compensation will be paid to any of our directors, officers or employees for such solicitation.  We have retained Mackenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, as proxy solicitor, for a fee of $7,500 plus out-of-pocket expenses.

Stockholder Nominations and Proposals.  The Company’s By-Laws require stockholders to provide advance notice prior to bringing business before an annual meeting or to nominate a candidate for director at the meeting.  In order for a stockholder to properly bring business or propose a director at the 2009 annual meeting of stockholders, the stockholder must give written notice to the Company.  To be timely, a stockholder’s notice must be received by the Company not less than 45 days prior to the anniversary of the mailing of the prior years’ annual meeting of stockholders proxy.  These procedures apply to any matter that a stockholder wishes to raise at the 2009 annual meeting of stockholders, other than those raised pursuant to 17 C.F.R. §240.14a-8 of the Rules and Regulations of the SEC.

THE TRANSACTIONS

This section of the proxy statement describes certain aspects of the Merger, the Merger Agreement and the Related Proposals.  While we believe that the description covers the material terms of the Merger and the transactions contemplated thereby, this summary may not contain all of the information that may be important to you.  You should read carefully this entire document and the other documents referred to in this proxy statement, including the Merger Agreement, for a more complete understanding of the Merger and the transactions contemplated thereby.  Unless otherwise defined in this section, all capitalized terms used in this section have the meanings ascribed to them in the section titled “Summary.”

Background of the Merger

We are a Delaware corporation which, through our wholly owned subsidiaries, developed, manufactured, sold and supported ATM products and electronic cash security systems, consisting of TACC products and Sentinel products.

We completed the sale of our ATM business on January 3, 2006 and the sale of our Cash Security business on October 2, 2006.  On October 2, 2006, we became a shell public company with approximately $12.9 million in cash, cash equivalents and marketable securities held-to-maturity.

Before the sale of our Cash Security and ATM businesses, we were primarily engaged in the development, manufacturing, sale and support of ATM products and the Cash Security products, which were designed for the management of cash within various specialty retail markets.

On September 25, 2006, the holders of a majority of shares of our outstanding stock approved a proposal that we amend our Certificate of Incorporation and change our name from “Tidel Technologies, Inc.” to “Secure Alliance Holdings Corporation.”  In addition, our subsidiaries effected the following name changes at or about the same time: Tidel Engineering, L.P. changed its name to Secure Alliance, L.P., Tidel Cash Systems, Inc. changed its name to Secure Alliance Cash Systems, Inc. and Tidel Services, Inc. changed its name to Secure Alliance Services, Inc.

Following the sale of our Cash Security and ATM businesses, we have had substantially no operations.

In March 2007, one of our stockholders and an investor of Sequoia contacted Jerrell G. Clay, our Chief Executive Officer, and Stephen P. Griggs, our President, Chief Operating Officer, Principal Financial Officer and Secretary, regarding a potential business combination or other strategic transaction with Sequoia.

During the first few weeks of March 2007, our management received certain business and financial information about Sequoia, including an investment overview and presentation from one of Sequoia’s outside directors, Tod M. Turley.  Mr. Turley also provided an overview of Amerivon Holdings LLC, a private equity group that is a significant investor in Sequoia (“Amerivon Holdings”).

On March 16, 2007, our management team met in Sugarland, Texas with Sequoia’s other outside director, John E. Tyson, to discuss Sequoia’s business prospects and to learn more about Amerivon Holdings.

Over the next few weeks, Mr. Turley provided our management with additional information regarding Sequoia’s business operations, management and capitalization, as well as updated financial statements of Sequoia.  Mr. Turley also proposed a reverse merger as the potential structure for a business combination between Sequoia and our Company.

On April 9 and April 10, 2007, Messrs. Griggs and Clay met with Sequoia’s management and full Board of Managers in Sequoia’s offices in Draper, Utah.  At the meeting, Sequoia introduced its technology and discussed its business plan going forward.  The parties discussed the contracts signed by Sequoia, including a contract with Fujicolor to deploy Sequoia’s technology for making DVDs in domestic Wal-Mart stores.  Messrs. Griggs and Clay then presented details of Secure Alliance’s cash position to Sequoia’s Board of Managers.  At the end of the meeting, we agreed to conduct preliminary due diligence discussions regarding Sequoia’s business, prospects and potential benefits of a combination of the two companies.

Following this meeting, Sequoia retained the law firm of Cohne, Rappaport & Segal, P.C., Salt Lake City, Utah, or CRS, to advise it in respect of a possible strategic transaction.

On April 18, 2007, we requested our legal counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York, or Olshan, to advise us in respect of a possible strategic transaction.  We also requested Olshan to consider possible structures for a business combination with Sequoia.

On May 2, 2007, we received from Edward “Ted” B. Paulsen, the Secretary/Treasurer and Chief Operating Officer of Sequoia, an outline of the general terms of a business combination.  In the proposal, Sequoia presented a potential pre-merger valuation of $60-$65 million for Sequoia.

On May 4, 2007, our management team discussed Sequoia’s proposal with representatives from Olshan.  Mr. Griggs also contacted Edward Paulsen to discuss the valuation. At this time, Sequoia informed us that they had engaged Tanner LC to begin work on an audit for 2006 in anticipation of needing audited financial information for a potential transaction.

On May 13, 2007, Edward Paulsen sent our management a revised pre-merger valuation of $55 million for Sequoia and assumed we would have $13-$15 million in cash available for a transaction.

Over the next week, our management continued to review information sent by Sequoia regarding its pre-merger valuation and had several teleconferences with Sequoia’s management.

On May 21, 2007, our management informed Olshan that it had reached a deal with Sequoia and that CRS would begin drafting the legal documents.  At this time we also began our full due diligence review of Sequoia, which continued over the next few months.

On June 7, 2007, Messrs. Griggs and Clay met with Sequoia’s full Board of Managers and management at Sequoia’s offices in Utah.  Sequoia provided a business update, which included the anticipated timing for the Wal-Mart launch in July 2007.  Additional due diligence documents were also exchanged.

On July 31, 2007, an initial draft of an exchange agreement, prepared by CRS, was delivered to the Company.

On August 2, 2007, Messrs. Griggs and Clay met again with Sequoia’s full Board of Managers and management at Sequoia’s offices in Utah to discuss the timing of the transaction and to finalize business terms.  Sequoia explained that it would have to wait for its financial statements to be prepared, but was committed to moving things forward as quickly as possible.  We also discussed engaging Ladenburg to provide a third-party valuation of the transaction.

Over the next few weeks, our Board reviewed the draft exchange agreement and discussed its terms with Olshan.  We, through our counsel, responded to Sequoia’s draft of the exchange agreement in September 2007 and proposed that the exchange agreement be structured in the form of a merger agreement.  The Board negotiated the addition of enhanced representations and warranties and the ability to terminate the agreement if a superior proposal was received by the Company, in which case a $1,000,000 termination fee would be payable to Sequoia in the event we consummated a superior proposal.  The Board devoted substantial time to determining the structure of the Merger.

On September 13, 2007, we engaged Ladenburg to prepare a fairness opinion regarding the proposed Merger Consideration.

During the third quarter, Sequoia learned that its full functionality would not be made available in Wal-Mart before 2008 because of problems with its kiosk partner.

On October 17, 2007, Mr. Griggs participated in a teleconference with Chett B. Paulsen, John Tyson and Edward Paulsen to discuss the Wal-Mart situation.  During this call, Sequoia provided new projections and the parties discussed resetting the valuation for the Merger.

On October 23 and 24, 2007, our management team met with Sequoia’s management team at Sequoia’s offices in Utah to finalize the valuation for Sequoia.  Over the next few weeks, the parties agreed to modify the valuation for Sequoia to between $46-$48 million and limit the amount of funds coming from Secure Alliance to $11.3 million, to ensure Sequoia would hold approximately 80% of our Common Stock following the Merger.

On October 26, 2007, representatives of Sequoia and CRS met with Olshan at its offices in New York and discussed the terms of the draft Merger Agreement.  Following these discussions, CRS distributed a revised draft Merger Agreement on October 29, 2007 which reflected negotiated revisions, the most significant of which was the agreement that representations and warranties would not survive the closing of the Merger.  During these negotiations, the Board continued to conduct ongoing due diligence of the business of Sequoia.

Concurrent with the negotiation of the Merger Agreement, we negotiated the terms of the Loan Agreement with Sequoia and its counsel to extend a secured line of credit to Sequoia for working capital purposes after we realized that the proxy statement would not be completed until both companies completed their 2007 financial audits, which would not be until the first quarter of 2008.

During November 2007, the Board continued to negotiate the Merger Agreement, including without limitation the Merger Consideration under the Merger Agreement and certain tax effects of the Merger for the Company.  The Board also discussed providing in the Merger Agreement for a distribution of common stock of a newly formed subsidiary with certain enumerated assets that were to be transferred to it by the Company, a 1-for-3 reverse stock split of our Common Stock, the Capitalization Proposal and the Name Change.

On November 21, 2007, the Company issued a Current Report on Form 8-K disclosing that it was in negotiations with Sequoia.

On November 29, 2007, a meeting of the Board was held.  Messrs. Griggs and Clay were present at the meeting, as were representatives from Olshan and Ladenburg.  A general discussion among the members of the Board then ensued as to the terms of the Merger Agreement.  A representative of Ladenburg then summarized for the Board various aspects of the proposed Merger, including, among other things, net book value valuations, the impact of the proposed distribution of common stock of a newly formed subsidiary of the Company, Sequoia’s financial performance, the indicated value range of the transaction using various methodologies, certain aspects of Sequoia’s business model and customer base, and Sequoia’s valuation relative to selected comparable companies.  The Board requested that Ladenburg render an opinion as to whether the proposed Merger Consideration to be received by the Company was fair from a financial point of view to the Company’s unaffiliated stockholders.  Ladenburg then delivered to the Board an opinion that, as of November 29, 2007 and based upon and subject to the factors and assumptions set forth in the opinion, the Merger Consideration given to members of Sequoia pursuant to the Merger Agreement is fair, from a financial point of view, to our stockholders.  The full text of the written opinion of Ladenburg, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement.

The Board considered its fiduciary obligations in light of the proposed Merger including, the duty to evaluate the Merger, the Merger Agreement and all related transactions contemplated therein on behalf of the Company’s unaffiliated stockholders and to be fully informed and exercise due care in its deliberations and efforts.  The Board discussed a number of factors including the proposed terms of the Merger Agreement, the risks and merits of the Merger and the risks and merits of not pursuing the Merger.

The Board, at a meeting held on November 29, 2007, unanimously approved the Merger Agreement, unanimously found the Merger Agreement to be fair to, advisable for, and in the best interests of, the Company and its stockholders and unanimously resolved to recommend that the Company’s stockholders adopt and approve the Merger Agreement.

On December 6, 2007, we executed the Merger Agreement and issued a Current Report on Form 8-K to announce the signing of the Merger Agreement with Sequoia and to file a copy of the Merger Agreement as an exhibit.

Concurrent with the signing of the Merger Agreement, we extended a $2,500,000 secured line of credit to Sequoia pursuant to the terms of the Loan Agreement, $1,000,000 of which was advanced on the date of the Loan Agreement, $1,000,000 was advanced on January 15, 2008, and $500,000 was advanced on February 15, 2008.  Pursuant to the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on December 31, 2008, the scheduled maturity date.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to us by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

On March 31, 2008, we amended the Merger Agreement to, among other things, (i) effect a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split, (ii) provide that, immediately prior to the effectiveness of the Merger, we will declare and pay the Dividend instead of distributing to stockholders common stock of a newly formed company with certain enumerated assets that were to be transferred to it by the Company, (iii) amend the amount of the proposed Merger Consideration to be provided under the Merger Agreement, such that each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.87096285 shares of our Common Stock instead of the right to receive 0.5806419 shares of our Common Stock, which adjustment was made to account for the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split, and (iv) remove the closing condition that we have not less than $9.8 million in net cash or cash equivalents.

Reasons for the Merger

In reaching its conclusion regarding the fairness of the Merger to our unaffiliated stockholders and its decision to approve and adopt the Merger Agreement, the Board consulted with management and its financial and legal advisors.  The Board considered the following factors and potential benefits, each of which it believed affected its decision:

•
The Company’s Financial Condition.  We are a shell public company with substantially no operations or employees since October 2, 2006.  We also have limited management and other resources.  Sequoia has an experienced management team and an operating business, which can improve our financial position and provide greater growth opportunities;

•	Best Merger Proposal Received. At the time the Merger Agreement was executed, the market check completed by our Board revealed no other firm merger proposals;

•
Strategic Alternatives to a Merger. Since we became a shell public company, the Board has reviewed our financial position and considered all available alternatives including, without limitation, the acquisition of a new business or alternatively, the possible dissolution of the Company and liquidation of our assets, the discharge of any remaining liabilities, and the eventual distribution of the remaining assets to stockholders;

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Fairness Opinion.  The Board considered the presentation and fairness opinion of Ladenburg, which provided that, as of November 29, 2007, and based upon and subject to the considerations and assumptions set forth in their respective opinions, the Merger Consideration given to members of Sequoia under the Merger Agreement is fair, from a financial point of view, to our stockholders; and

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Superior Proposals.  The Board considered that, under the terms of the Merger Agreement, while we are prohibited from soliciting proposals from third parties, we may engage in discussions and negotiations with, and may furnish non-public information to, a third party that makes an unsolicited superior proposal if, among other things, the Board determines in good faith that such action with respect to such superior proposal is necessary for the Board to comply with its fiduciary duties under applicable law.  In addition, the Merger Agreement permits the Board, in the exercise of its fiduciary duties, to withdraw or modify its approval or recommendation of the Merger Agreement or the transactions contemplated therein even if we have not received a superior proposal if it were to subsequently determine that the Merger Agreement and the transactions contemplated therein are no longer in the best interest of the Company or our stockholders.  The Board further considered that the terms of the Merger Agreement provide the Board with the ability to terminate the Merger Agreement in order to enter into an agreement for a superior proposal.  The Board also considered the possible effect of these provisions of the Merger Agreement on third parties that might be interested in making a proposal to acquire us.

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Potential Benefit of a Combined Company.  Sequoia has been in business for several years and has recently signed contracts with some of the largest retailers in the world to carry its products.  By completing a merger with Sequoia, we can infuse equity into Sequoia’s business to further enhance its products and expand its market position, which may improve stockholder value.  However, there can be no assurance that Sequoia’s products will receive the widespread market acceptance necessary to sustain profitable operations or that stockholder value will improve in the combined company.

The Board also recognized the risks inherent in the transaction, including:

•	the risk that the combined company may not be able to realize, fully or at all, the potential benefits of the Merger;

•	the possibility that, even if the Merger is approved by our stockholders, it may not be completed; and

•	the other risks described under “Risk Factors” beginning on page 29.

After taking into account all of the factors set forth above, as well as others, the Board agreed that the potential benefits of the Merger (i.e. the benefit of Sequoia’s operations, experienced management and growth potential), outweighed the potential risks, determined that the Merger Agreement and the Related Proposals are advisable and are fair to and in the best interests of the Company and its unaffiliated stockholders and approved and adopted the Merger Agreement and recommends that the Company’s stockholders vote to approve and adopt the Merger Agreement at the Special Meeting.

The Board did not assign relative weights to the above factors or the other factors considered by it.  In addition, the Board did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors.  Individual directors may have given different weights to different factors.

Cautionary Statement Concerning Forward-Looking Information

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements based on estimates and assumptions.  Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Merger Agreement and other information relating to the Merger Agreement and Related Proposals.  There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary,” “The Transactions -- Opinion of Ladenburg” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions.  You should be aware that forward-looking statements involve known and unknown risks and uncertainties.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company.  In addition to other factors and matters contained in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

Considerations Relating to the Merger Agreement, Related Proposals and 2008 Plan:

•	the failure to satisfy the conditions to consummation of the Merger Agreement, including the receipt of stockholder approval;

•	the failure to receive stockholder approval of the Related Proposals and the 2008 Plan;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the failure of the Merger to close for any other reason;

•	the outcome of legal proceedings that may be instituted against us and others in connection with the Merger Agreement; and

•	the amount of the costs, fees, expenses and charges related to the Merger.

Other Factors:

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risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (the “SEC”) (which reports and documents should be read in conjunction with this proxy statement; see “Where You Can Find Additional Information”).

All forward-looking statements contained or incorporated by reference in the proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements.  Except as required by law, we undertake no obligation to update or publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date of this proxy statement.

Risk Factors

Risks Related to the Merger Agreement and the Related Proposals

The Merger will result in substantial dilution of the ownership interest of current stockholders.

Immediately following the Merger, our stockholders will own approximately 20% of the Company’s outstanding Common Stock on a nondiluted basis.  This represents substantial dilution of the ownership interest of current stockholders.

Failure to complete the Merger could cause our stock price to decline and could harm our future business and operations.

The Merger Agreement contains conditions that we must meet in order to consummate the Merger.  In addition, the Merger Agreement may be terminated by either us or Sequoia under certain circumstances.  If the Merger is not completed for any reason, we may be subject to a number of risks, including the following:

•	depending on the reasons for termination, we may be required to pay a termination fee of $1,000,000 to Sequoia if we have selected a superior proposal;

•	the market price of our Common Stock may decline to the extent that the current market price reflects a market assumption that the Merger and the Related Proposals will be completed; and

•	many costs related to the Merger and the Related Proposals, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the Merger is completed;

Ladenburg did not review the terms of the amendment to the Merger Agreement and there can be no assurance that its fairness opinion is not affected by such amendment.

On March 31, 2008, we amended the Merger Agreement to, among other things, (i) effect a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split, (ii) provide that, immediately prior to the effectiveness of the Merger, we will declare and pay to our stockholders existing as of the Record Date, the Dividend instead of distributing to stockholders common stock of a newly formed company with approximately $2.2 million in cash and shares of stock of a private company that were to be transferred to it by the Company, (iii) amend the amount of the proposed Merger Consideration to be provided under the Merger Agreement, such that each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.87096285 shares of our Common Stock instead of the right to receive 0.5806419 shares of our Common Stock, which adjustment was made to account for the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split, and (iv) remove the closing condition that we have not less than $9.8 million in net cash or cash equivalents.

The Board approved the amendment to the Merger Agreement to provide for a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split primarily to ensure sufficient shares were available in the public float to help avoid large pricing fluctuations.  The Merger Consideration was adjusted as a result of the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split to provide for no change to the respective equity ownership levels following the Merger.  The Board also approved the amendment to provide the Dividend of approximately $2.0 million, an amount slightly less than originally contemplated by the Merger Agreement, because it believed (i) this small reduction in distribution was advisable in exchange for the removal of the closing condition that we have not less than $9.8 million in net cash or cash equivalents, and (ii) the dividend mechanic was more feasible than a distribution of stock.

Ladenburg has not reviewed our amendment to the Merger Agreement.  Although our Board believes the amendment to the Merger Agreement does not materially impact Ladenburg’s fairness opinion, which was issued on November 29, 2007, there can be no assurance that Ladenburg’s opinion, that the Merger Consideration given to members of Sequoia is fair, from a financial point of view, to our stockholders, is still accurate.

The Reverse Stock Split may not increase the market price of our Common Stock by a multiple we expect.

While we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent on many factors, including our performance and prospects).  Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse stock split.

The Reverse Stock Split may increase our number of odd lot stockholders.

The Reverse Stock Split may increase the number of our stockholders who own odd lots (owners of less than 100 shares).  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares as well as possible greater difficulty in effecting such sales.

Risks Related to Sequoia’s Business, which will be our primary business following the Merger

Since Sequoia’s inception, it has been spending more than it makes which has required it to rely upon outside financings to fund operations.  If Sequoia is not able to generate sufficient revenues to fund its business plans, Sequoia may be required to limit operations.

Since Sequoia’s inception Sequoia has operated at a loss.  Sequoia is not currently generating sufficient revenues to cover its operating expenses.  If its revenues do not begin to grow or if they decline and its expenses do not slow or decline at a greater rate Sequoia may be unable to generate positive cash flows.  If Sequoia is unable to generate positive cash flow from operations Sequoia will be required to seek outside financing to continue operating at its current level or cease operations.  If new sources of financing are required, but are insufficient or unavailable, Sequoia will be required to modify its growth and operating plans to the extent of available funding, which would harm its ability to pursue our business plans.  If Sequoia ceases or stops operations, its members could lose their entire investment.  Historically, Sequoia has funded its operating, administrative and development costs through the sale of equity capital or debt financing.  If Sequoia’s plans and/or assumptions change or prove inaccurate, or Sequoia is unable to obtain further financing, or such financing and other capital resources, in addition to projected cash flow, if any, prove to be insufficient to fund operations, Sequoia’s continued viability could be at risk.  To the extent that any such financing involves the sale of Sequoia’s membership interests, the interests of Sequoia’s then existing members could be substantially diluted.  The holders of new membership interests of Sequoia may also have rights, preferences or privileges which are senior to those of Sequoia’s existing members.  There is no assurance that Sequoia will be successful in achieving any or all of these objectives over the coming year.

Sequoia anticipates its business will become highly seasonal in nature which may cause its financial results to vary significantly by quarter.

The photo retail business is very seasonal in nature with a significant proportion of recurring revenues occurring the fourth quarter of the calendar year, particularly around the Thanksgiving and Christmas holidays.  As a result, Sequoia’s financial results will be difficult to compare quarter-to-quarter.  Additionally, any disruptions in operations during the fourth quarter could greatly impact its annual revenues and have a significant adverse effect on its relationships with its customers.  Sequoia’s limited revenue and operating history makes it difficult for it to assess the impact of seasonal factors on its business or whether its business is susceptible to cyclical fluctuations in the economy.

Sequoia’s technology solutions and business approach are relatively new and if they are not accepted in the marketplace, its business could be materially and adversely affected.

Products created with Sequoia’s technology have only been available in the marketplace since 2005.  Sequoia has been pursuing a business model that requires retail and vendor partners to recognize the advantages of its technology to make it available to end consumers.  Having generated limited revenues, there can be no assurance that Sequoia’s products will receive the widespread market acceptance necessary to sustain profitable operations.  Even if its services attain widespread acceptance, there can be no assurance that Sequoia will be able to meet the demands of its customers on an ongoing basis.  Sequoia’s operations may be delayed, halted, or altered for any of the reasons set forth in these risk factors and other unknown reasons.  Such delays or failure would seriously harm Sequoia’s reputation and future operations.  If Sequoia’s products or its business model are not accepted in the market place, its business could be materially and adversely affected.

Sequoia’s product solution focuses on an aspect of the digital photo industry that has never been directly addressed in any meaningful way.  Sequoia provides a nearly finished product that takes user images and combines them with stock images to create context for user images in a themed presentation.  Sequoia also offers a unique DVD product that has not been widely sold in the marketplace in the form it offers.  The degree of market acceptance of Sequoia’s product solution results in Sequoia’s products going to the market with a high level of uncertainty and risk.  As the market for its product technology is new and evolving, it is difficult to predict the size of the market, the future growth rate, if any, or the level of premiums the market will pay for Sequoia’s services.  There can be no assurance that the market for Sequoia’s services will emerge to a profitable level or be sustainable.  There can be no assurance that any increase in marketing and sales efforts will result in a larger market or increase in market acceptance for Sequoia’s services.  If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if Sequoia’s proposed services do not achieve or sustain market acceptance, Sequoia’s proposed business, results of operations and financial condition will continue to be materially and adversely affected.

Ultimately, Sequoia’s success will depend upon consumer acceptance of its product delivery model and its largely pre-configured products.  Sequoia relies on its retail and internet vending customers to market its products to end consumers.  While Sequoia assists retailers with their marketing programs, Sequoia cannot assure that retailers will continue to market its services or that their marketing efforts will be successful in attracting and retaining end user consumers.  The failure to attract end user consumers will adversely affect Sequoia’s business.  In addition, if Sequoia’s service does not generate revenue for the retailer, whether because of failure to market it, Sequoia may lose retailers as customers, which would adversely affect its revenue.

Sequoia has for the past few years depended on a single customer for a significant portion of its revenue.  If Sequoia is unable to replace that customer and add additional customers it could materially harm its operating results, business, and financial condition.

During 2004, 2005, 2006, and 2007, over 90% of Sequoia’s revenue was derived from a single customer, BigPlanet.  Sequoia’s contract with BigPlanet expired on December 31, 2007.  Sequoia is in negotiations to continue its business relationship with BigPlanet, but it can provide no assurance that it will enter into a new agreement or what the terms of the new agreement will be.  Sequoia added several additional customer contracts during 2007, but they have not generated significant revenues to date.  If in the event Sequoia is unable to replace the revenues generated from BigPlanet and increase the revenues for current customers and enter into additional agreements with additional customers that generate revenue, Sequoia’s operations and financial results will significantly suffer, jeopardizing long-term operations.  Sequoia may not succeed in attracting new customers, as many of its potential customers have pre-existing relationships with Sequoia’s current or potential competitors.  To attract new customers, Sequoia may be faced with intense price competition, which may affect its gross margins.

Sequoia needs to develop and introduce new and enhanced products in a timely manner to remain competitive.

The markets in which Sequoia operates are characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and relatively short product lives.  The pursuit of necessary technological advances and the development of new products require substantial time and expense.  To compete successfully in the markets in which Sequoia operates, Sequoia must develop and sell new or enhanced products that provide increasingly higher levels of performance and reliability.  For example, Sequoia’s business involves new digital audio and video formats, such as DVD-Video and DVD-Audio, and, more recently, the new recordable DVD formats including DVD-RAM, DVD-R/RW, and DVD+RW.  Currently, there is extensive activity in Sequoia’s industry targeting the introduction of new, high definition formats including Blue Ray®.  To the extent that competing new formats remain incompatible, consumer adoption may be delayed and Sequoia may be required to expend additional resources to support multiple formats.  Sequoia expends significant time and effort to develop new products in compliance with these new formats.  To the extent there is a delay in the implementation or adoption of these formats, Sequoia’s business, financial condition and results of operations could be adversely affected.  As new industry standards, technologies and formats are introduced, there may be limited sources for the intellectual property rights and background technologies necessary for implementation, and the initial prices that Sequoia may negotiate in an effort to bring its products to market may prove to be higher than those ultimately offered to other licensees, putting Sequoia at a competitive disadvantage.  Additionally, if these formats prove to be unsuccessful or are not accepted for any reason, there will be limited demand for Sequoia’s products.  Sequoia cannot assure you that the products it is currently developing or intend to develop will achieve feasibility or that even if it is successful, the developed product will be accepted by the market.  Sequoia may not be able to recover the costs of existing and future product development and its failure to do so may materially and adversely impact its business, financial condition and results of operations.

If Sequoia is unable to respond to customer technological demands and improve its products, its business could be materially and adversely affected.

To remain competitive, Sequoia must continue to enhance and improve the responsiveness, functionality and features of its solutions and its products.  The photo industry is characterized by rapid technological change, changes in user and customer requirements and preferences and frequent new product and service introductions.  Sequoia’s success will depend, in part, on its ability to license leading technologies useful in its business, enhance its existing software offerings, develop new product offerings and technology that address the varied needs of its existing and prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.  There can be no assurance that Sequoia will successfully implement new technologies or adapt its solutions, products, proprietary technology and transaction-processing systems to customer requirements or emerging industry standards.  If Sequoia is unable to adapt in a timely manner in response to changing market conditions or customer requirements for technical, legal, financial or other reasons, its business could be materially adversely affected.

Sequoia has and expects to continue to experience rapid growth.  If it is unable to manage its growing operations effective, Sequoia’s business could be negatively impacted.

Expected rapid growth in all areas of Sequoia’s business may place a significant strain on its operational, human, and technical resources.  Sequoia expects that operating expenses and staffing levels will increase in the future to keep pace with its customer demands and requirements.  To manage its growth, Sequoia must expand its operational and technical capabilities and manage its employee base, while effectively administering multiple relationships with various third parties, including business partners and affiliates.  Sequoia cannot assure that it will be able to effectively manage its growth.  The failure to effectively manage its growth could result in an inability to meet its customer demands, leading to customer dissatisfaction and loss.  Loss of customers could negatively impact Sequoia’s operating results.

Sequoia competes with others who provide products comparable to its products.  If Sequoia is unable to compete with current and future competitors, its business could be materially and adversely affected.

The digital photography products and services industries are intensely competitive, and Sequoia expects competition to increase in the future as current competitors improve their offerings, new participants enter the market or industry consolidation further develops.  Competition may result in pricing pressures, reduced profit margins or loss of market share, any of which could substantially harm Sequoia’s business and results of operations.  Sequoia’s success is dependent upon its ability to maintain its current customers and obtain additional customers.  Digital image services are provided by a wide range of companies.  Competitors in the market for the provision of digital imaging services include Snapfish (a Hewlett-Packard service), Pixology plc, LifePics, and Shutterfly among numerous others.  In addition, end consumers have a wide variety of product choices such as prints, photo books, calendars, and other print and image products.  Sequoia competes for photo imaging output dollars with its DVD and other product offerings.  Internet portals and search engines such as Yahoo!, AOL and Google also offer digital photography solutions, and home printing solutions offered by Hewlett Packard, Lexmark, Epson, Canon and others.  Most of Sequoia’s competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name and product recognition, and larger existing customer bases.  Although Sequoia has been able to enter into relationships with many potential competitors, it cannot provide any assurance its relationships will continue or that its competitors will not pursue their own product solutions that Sequoia currently provides to them.  With the large and varied competitors and potential competitors in the marketplace, Sequoia cannot be certain that it will be able to compete successfully against current and future competitors.  If Sequoia is unable to do so, it will have a material adverse effect on its business, results of operations and financial condition.

Sequoia relies on its ability to download software and fulfill orders for its customers.  If Sequoia is unable to maintain reliability of its network solution it may lose both present and potential customers.

Sequoia’s ability to attract and retain customers depends on the performance, reliability and availability of its services and fulfillment network infrastructure.  Sequoia may experience periodic service interruptions caused by temporary problems in its own systems or software or in the systems or software of third parties upon whom it relies to provide such service.  Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems and interrupt Sequoia’s services.  Computer viruses, electronic break-ins or other similar disruptive events also could disrupt its services.  System disruptions could result in the unavailability or slower response times of the websites Sequoia hosts for its customers, which would lower the quality of the consumers’ experiences.  Service disruptions could adversely affect its revenues and, if they were prolonged, would seriously harm its business and reputation.  Sequoia does not carry business interruption insurance to compensate for losses that may occur as a result of these interruptions.  Sequoia’s customers depend on Internet service providers and other website operators for access to its systems.  These entities have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to Sequoia’s systems.  Moreover, the Internet network infrastructure may not be able to support continued growth.  Any of these problems could adversely affect Sequoia’s business.

The infrastructure relating to Sequoia’s services are vulnerable to unauthorized access, physical or electronic computer break-ins, computer viruses and other disruptive problems.  Internet service providers have experienced, and may continue to experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees and others.  Anyone who is able to circumvent Sequoia’s security measures could misappropriate proprietary information or cause interruptions in its operations.  Security breaches relating to its activities or the activities of third-party contractors that involve the storage and transmission of proprietary information could damage its reputation and relationships with its customers and strategic partners.  Sequoia could be liable to its customers for the damages caused by such breaches or it could incur substantial costs as a result of defending claims for those damages.  Sequoia may need to expend significant capital and other resources to protect against such security breaches or to address problems caused by such breaches.  Security measures taken by Sequoia may not prevent disruptions or security breaches.

Sequoia relies on third parties for the development and maintenance of photo kiosks and backend Internet connections to reach its customers and such dependence on third parties may impair its ability to generate revenues.

Sequoia’s business relies on the use of third party photo kiosks and Internet systems and connections as a convenient means of consumer interaction and commerce.  The success of Sequoia’s business will depend on the ability of its customers to use such third party photo kiosks and Internet systems and connections without significant delays or aggravation.  As such, Sequoia relies on third parties to develop and maintain reliable photo kiosks and to provide Internet connections having the necessary speed, data capacity and security, as well as the timely development of complementary products such as high-speed modems, to ensure its customers have reliable access to its services.  The failure of Sequoia’s customer photo kiosk providers and the Internet to achieve these goals may reduce its ability to generate significant revenue.

Sequoia’s penetration of a broader consumer market will depend, in part, on continued proliferation of high speed Internet access for customers using kiosk and vendors providing its software and products via the Internet.  The Internet has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic.  As the Internet continues to experience increased numbers of users, increased frequency of use and increased bandwidth requirements, the Internet infrastructure may be unable to support the demands placed on it.  In addition, increased users or bandwidth requirements may harm the performance of the Internet.  The Internet has experienced a variety of outages and other delays and it could face outages and delays in the future.  These outages and delays could reduce the level of Internet usage as well as the level of traffic, and could result in the Internet becoming an inconvenient or uneconomical source of products and services, which would cause Sequoia’s revenue to decrease.  The infrastructure and complementary products or services necessary to make the Internet a viable commercial marketplace for the long term may not be developed successfully or in a timely manner.

Sequoia has relied upon its ability to produce products with its proprietary technology to establish customer relationships.  If Sequoia is unable to protect and enforce its intellectual property rights, Sequoia may suffer a loss of business.

Sequoia’s success and ability to compete depends, to a large degree, on its current technology and, in the future, technology that it might develop or license from third parties.  To protect its technology, Sequoia has used the following: confidentiality agreements, retention and safekeeping of source codes, and duplication of such for backup.  Despite these precautions, it may be possible for unauthorized third parties to copy or otherwise obtain and use Sequoia’s technology or proprietary information.  In addition, effective proprietary information protection may be unavailable or limited in certain foreign countries.  Litigation may be necessary in the future to: enforce its intellectual property rights, protect its trade secrets, or determine the validity and scope of the proprietary rights of others.  Such misappropriation or litigation could result in substantial costs and diversion of resources and the potential loss of intellectual property rights, which could impair Sequoia’s financial and business condition.  Although currently Sequoia is not engaged in any form of litigation proceedings in respect to the foregoing, in the future, Sequoia may receive notice of claims of infringement of other parties' proprietary rights.  Such claims may involve internally developed technology or technology and enhancements that Sequoia may license from third parties.  Moreover, although Sequoia sometimes may be indemnified by third parties against such claims related to technology that Sequoia has licensed, such infringements against the proprietary rights of others and indemnity there from may be limited, unavailable, or, where the third party lacks sufficient assets or insurance, ineffectual.  Any such claims could require Sequoia to spend time and money defending against them, and, if they were decided adversely to Sequoia, could cause serious injury to its business operations.

The future success of Sequoia’s business depends on continued consumer adoption of digital photography.

Sequoia’s growth is highly dependent upon the continued adoption by consumers of digital photography.  The digital photography market is rapidly evolving, characterized by changing technologies, intense price competition, additional competitors, evolving industry standards, frequent new service announcements and changing consumer demands and behaviors.  To the extent that consumer adoption of digital photography does not continue to grow as expected, Sequoia’s revenue growth would likely suffer.  Moreover, Sequoia faces significant risks that, if the market for digital photography evolves in ways that Sequoia is not able to address due to changing technologies or consumer behaviors, pricing pressures, or otherwise, its current products and services may become unattractive, which would likely result in the loss of customers and a decline in net revenues and/or increased expenses.

Other companies’ intellectual property rights may interfere with Sequoia’s current or future product development and sales.

Sequoia has not conducted routine comprehensive patent search relating to its business models or the technology it uses in its products or services.  There may be issued or pending patents owned by third parties that relate to Sequoia’s business models, products or services.  If so, Sequoia could incur substantial costs defending against patent infringement claims or it could even be blocked from engaging in certain business endeavors or selling its products or services.  Other companies may succeed in obtaining valid patents covering one or more of Sequoia’s business models or key techniques Sequoia utilizes in its products or services.  If so, Sequoia may be forced to obtain required licenses or implement alternative non-infringing approaches.  Sequoia’s products are designed to adhere to industry standards, such as DVD-ROM, DVD-Video, DVD-Audio and MPEG video.  A number of companies and organizations hold various patents that claim to cover various aspects of DVD, MPEG and other relevant technology.  Sequoia has entered into license agreements with certain companies and organizations relative to some of these technologies.  Such license agreements may not be sufficient in the future to grant Sequoia all of the intellectual property rights necessary to market and sell its products.

Sequoia’s products rely upon the use of copyrighted materials that it licenses and its inability to obtain needed licenses, remain compliant with existing license agreements, or effectively account for and pay royalties to third parties could substantially limit product development and deployment.

Sequoia’s products incorporate copyrighted materials in the form of pictures, video, audio, music, and fonts.  Sequoia actively monitors the use of all copyrighted materials and pays up-front and usage royalties as it fulfills customer orders for products.  If Sequoia were unable to maintain appropriate licenses for copyrighted works, it would be required to limit its product offerings, which would negatively impact its revenues.  Sequoia also seeks to license popular works to build into its products and the photo merchandizing market is extremely competitive.  In the event Sequoia is unable to license works because its technology is not competitive or it has inadequate capital to pay royalties, it may not be able to effectively compete for photo-product production business which would seriously impart its ability to sell products.

Sequoia could be liable to some of its customers for damages that they incur in connection with intellectual property claims.

Sequoia has exposure to potential liability arising from infringement of third-party intellectual property rights in its license agreements with customers.  If Sequoia is required to pay damages to or incur liability on behalf of its customers, its business could be harmed.  Moreover, even if a particular claim falls outside of Sequoia’s indemnity or warranty obligations to its customers, its customers may be entitled to additional contractual remedies against it, which could harm Sequoia’s business.  Furthermore, even if Sequoia is not liable to its customers, its customers may attempt to pass on to it the cost of any license fees or damages owed to third parties by reducing the amounts they pay for its products.  These price reductions could harm Sequoia’s business.

Legislation regarding copyright protection or content interdiction could impose complex and costly constraints on Sequoia’s business model.

Because of its focus on automation and high volumes, Sequoia’s operations do not involve, for the vast majority of its sales, any human-based review of content.  Although use of its software technology terms of use specifically require customers to represent that they have the right and authority to reproduce the content they provide and that the content is in full compliance with all relevant laws and regulations, Sequoia does not have the ability to determine the accuracy of these representations on a case-by-case basis.  There is a risk that a customer may supply an image or other content that is the property of another party used without permission, that infringes the copyright or trademark of another party, or that would be considered to be defamatory, pornographic, hateful, racist, scandalous, obscene or otherwise offensive, objectionable or illegal under the laws or court decisions of the jurisdiction where that customer lives.  There is, therefore, a risk that customers may intentionally or inadvertently order and receive products from Sequoia that are in violation of the rights of another party or a law or regulation of a particular jurisdiction.  If Sequoia should become legally obligated in the future to perform manual screening and review for all orders destined for a jurisdiction, Sequoia will encounter increased production costs or may cease accepting orders for shipment to that jurisdiction which could substantially harm its business and results of operations.

The loss of any of Sequoia’s executive officers, key personnel, or contractors would likely have an adverse effect on its business.

Sequoia’s greatest resource in developing and launching its products is its labor.  Sequoia is dependent upon its management, employees, and contractors for meeting its business objectives.  In particular, the original founders and members of the senior management team play key roles in Sequoia’s business and technical development.  Sequoia does not carry key man insurance coverage to mitigate the financial effect of losing the services of any of these key individuals.  Sequoia’s loss of any of these key individuals most likely would have an adverse effect on its business.

If the collocation facility where much of Sequoia’s Internet computer and communications hardware is located fails, its business and results of operations would be harmed.  If Sequoia’s Internet service to its primary business office fails, its business relationships could be damaged.

Sequoia’s ability to provide its services depends on the uninterrupted operation of its computer and communications systems.  Much of its computer hardware necessary to operate its Internet service for downloading software and receiving customer orders is located at a single third party hosting facility in Salt Lake City, Utah.  Sequoia’s systems and operations could suffer damage or interruption from human error, fire, flood, power loss, telecommunications failure, break-ins, terrorist attacks, acts of war and similar events.  Sequoia does have some redundant systems in multiple locations, but if its primary location suffers interruptions its ability to service customers quickly and efficiently will suffer.

Sequoia’s technology may contain undetected errors that could result in limited capacity or an interruption in service.

The development of Sequoia’s software and products is a complex process that requires the services of numerous developers.  Sequoia’s technology may contain undetected errors or design faults that may cause its services to fail and result in the loss of, or delay in, acceptance of its services.  If the design fault leads to an interruption in the provision of Sequoia’s services or a reduction in the capacity of its services, Sequoia would lose revenue.  In the future, Sequoia may encounter scalability limitations that could seriously harm its business.

Sequoia may divert its resources to develop new product lines, which may result in changes to its business plan and fluctuations in its expenditures.

As Sequoia has developed its technology, customers have required Sequoia to develop various means of deploying its products.  In order to remain competitive and work around deployment issues inherent in working with third party kiosk providers, Sequoia is continually developing new deployments and product lines.  Sequoia recently developed a new point-of-scan product to provide customers with an alternative to getting its products from retail kiosks that are sometimes busy or out of order.  The development of new product types may result in increased expenditures during the development and implementation phase, which could negatively impact Sequoia’s results of operations.  In addition, Sequoia is a small company with limited resources and diverting these resources to the development of new product lines may result in reduced customer service turn around times and delays in deploying new customers.  These delays could adversely affect Sequoia’s business and results of operations.

Sequoia may undertake acquisitions to expand its business, which may pose risks to its business and dilute the ownership of existing members.

The digital photo industry is undergoing significant changes.  As Sequoia pursues its business plans, Sequoia may pursue acquisitions of businesses, technologies, or services.  Sequoia is unable to predict whether or when any prospective acquisition will be completed.  Integrating newly acquired businesses, technologies or services is likely to be expensive and time consuming.  To finance any acquisitions, it may be necessary to raise additional funds through public or private financings.  Additional funds may not be available on favorable terms and, in the case of equity financings, would result in additional dilution to Sequoia’s existing members.  If Sequoia does acquire any businesses, if Sequoia is unable to integrate any newly acquired entities, technologies or services effectively, its business and results of operations may suffer.  The time and expense associated with finding suitable and compatible businesses, technologies, or services could also disrupt Sequoia’s ongoing business and divert management’s attention.  Future acquisitions by Sequoia could result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which could substantially harm its business and results of operations.

Requirements under client agreements and Sequoia’s method of delivering products could cause the deferral of revenue recognition, which could harm its operating results and adversely impact its ability to forecast revenue.

Sequoia’s agreements with clients provide for various methods of delivering its technology capability to end consumers and may include service and development requirements in some instances.  As Sequoia provides point-of-scan products that require future fulfillment of products by it, Sequoia may be required to defer revenue recognition until the time the consumer submits an order to have a product fulfilled rather than at the time our point-of-scan product is sold.  In addition, if Sequoia is obligated to provide development and support services to customers, it may be required to defer certain revenues to future periods which could harm its short-term operating results and adversely impact its ability to accurately forecast revenue.

Sequoia’s pricing model may not be accepted and its product prices may decline, which could harm its operating results.

Under its current business model, Sequoia charges a royalty on each product produced using its technology rather than selling software to its customers.  If Sequoia’s customers are offered software products to purchase that do not require the payment of royalties, Sequoia’s business could suffer.  Additionally the market for photo products is intensely competitive.  It is likely that prices Sequoia’s customers charge end consumers will decline due to competitive pricing pressures from other software providers which will likely affect Sequoia’s product royalties and revenues.

Sequoia depends on third-party suppliers for media components of some of its products and any failure by them to deliver these components could limit its ability to satisfy customer demand.

Sequoia currently sources DVD media and other components for use in its products from various sources.  Sequoia does not carry significant inventories of these components and it has no guaranteed supply agreements for them.  Sequoia may in the future experience shortages of some product components, which can have a significant negative impact on its business.  Any interruption in the operations of Sequoia’s vendors of sole components could affect adversely its ability to meet its scheduled product deliveries to customers.  If Sequoia is unable to obtain a sufficient supply of components from its current sources, it could experience difficulties in obtaining alternative sources or in altering product designs to use alternative components.  Resulting delays or reductions in product shipments could damage customer relationships and expose Sequoia to potential damages that may arise from its inability to supply its customers with products.  Further, a significant increase in the price of one or more of these components could harm Sequoia’s gross margins and/or operating results.

Sequoia relies on sales representatives and retailers to sell its products, and disruptions to these channels would affect adversely its ability to generate revenues from the sale of its products.

A large portion of Sequoia’s projected revenues is derived from sales of products to end-users via retail channels that it accesses directly and through a third party network of sales representatives.  If Sequoia’s relationship with its sales representatives is disrupted for any reason, its relationship with its retail customers could suffer.  If Sequoia’s retail customers do not choose to market its products in their stores, Sequoia’s sales will likely be significantly impacted and its revenues would decrease.  Any decrease in revenue coming from these retailers or sales representatives and Sequoia’s inability to find a satisfactory replacement in a timely manner could affect its operating results adversely.  Moreover, Sequoia’s failure to maintain favorable arrangements with its sales representative may impact adversely its business.

Changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect Sequoia’s reported results of operations.

A change in accounting standards or practices can have a significant effect on Sequoia’s reported results and may even affect its reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect Sequoia’s reported financial results or the way it conducts its business.

Sequoia is vulnerable to acts of God, labor disputes, and other unexpected events.

Sequoia’s corporate business office is located in the Salt Lake City, Utah area near the major freeway running north and south through Utah.  The Salt Lake valley is also a known seismic zone.  A chemical or hazardous material spill or accident on the freeway or an earthquake or other disaster could result in an interruption in Sequoia’s business.  Sequoia’s business also may be impacted by labor issues related to its operations and/or those of its suppliers or customers.  Such an interruption could harm Sequoia’s operating results.  Sequoia is not likely to have sufficient insurance to compensate adequately for losses that Sequoia may sustain as a result of any natural disasters, labor disputes or other unexpected events.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by Sequoia to comply with these regulations could substantially harm its business and results of operations.

Sequoia is subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce.  Existing and future laws and regulations may impede the growth of the Internet or other online services.  These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services.  It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.  Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain.  For example, the Digital Millennium Copyright Act, or DMCA, is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others. Portions of the Communications Decency Act, or CDA, are intended to provide statutory protections to online service providers who distribute third-party content.  Sequoia relies on the protections provided by both the DMCA and CDA in conducting its business.  Any changes in these laws or judicial interpretations narrowing their protections will subject Sequoia to greater risk of liability and may increase its costs of compliance with these regulations or limit our ability to operate certain lines of business.  The Children’s Online Protection Act and the Children’s Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors.  In addition, the Protection of Children From Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.  The costs of compliance with these regulations may increase in the future as a result of changes in the regulations or the interpretation of them.  Further, any failures on Sequoia’s part to comply with these regulations may subject it to significant liabilities.  Those current and future laws and regulations or unfavorable resolution of these issues may substantially harm Sequoia’s business and results of operations.

Sequoia’s failure to protect the confidential information of its customers against security breaches and the risks associated with credit card fraud could damage its reputation and brand and substantially harm its business and results of operations.

A significant prerequisite to online commerce and communications is the secure transmission of confidential information over public networks.  Sequoia’s failure to prevent security breaches could damage its reputation and brand and substantially harm its business and results of operations for customers using online services.  Sequoia relies on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential customer information, including credit card numbers, customer mailing addresses and email addresses.  Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by Sequoia to protect customer transaction data.  In addition, any party who is able to illicitly obtain a user’s password could access the user’s transaction data or personal information.  Any compromise of Sequoia’s security could damage its reputation and brand and expose it to a risk of loss or litigation and possible liability, which would substantially harm its business and results of operations.  In addition, anyone who is able to circumvent Sequoia’s security measures could misappropriate proprietary information or cause interruptions in its operations.  Sequoia may need to devote significant resources to protect against security breaches or to address problems caused by breaches.

Effects of the Merger

In connection with the Merger, our stockholders, prior to the effective date of the Merger, will receive the Dividend.  Immediately following the Merger, members of Sequoia will own, in the aggregate, approximately 80% of our Common Stock on a nondiluted basis, or approximately 38,899,018 post-split shares of our Common Stock and our current stockholders will own approximately 20% of the Company’s outstanding Common Stock on a nondiluted basis.  Although this represents substantial dilution of the percentage ownership interest of current stockholders, we will receive the benefit of Sequoia’s operations.  We believe Sequoia has an equity value in the range of $40.2 million to $62.8 million, which upon consummation of the Merger will increase the value of Secure Alliance significantly.  Following the Merger, we will have a total of 48,619,680 shares of Common Stock outstanding.

The Merger will fundamentally change our company from a public shell company with substantially no operations since October 2006 to an operating company with all of Sequoia’s assets, business and operations.  In addition, Sequoia will control our management and Board.  Upon completion of the Merger, Jerrell G. Clay, our Chief Executive Officer, and Stephen P. Griggs, our President, Chief Operating Officer, Principal Financial Officer and Secretary, will resign as officers of the Company, but will remain directors on our Board.  Following the merger, Sequoia’s officers and members of its Board of Managers will become our officers and directors.  If the Related Proposals are approved and implemented, we will change our name and trading symbol and move our corporate headquarters to Utah.  We will also effect the Reverse Stock Split and increase the number of shares of our authorized capital stock.

If the Merger Agreement is not approved and the Merger is not completed, our business may be adversely affected.  The market price of our Common Stock may decline to the extent that the current market price reflects a market assumption that the Merger and the Related Proposals will be completed and many costs related to the Merger and the Related Proposals, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the Merger is completed.

Interests of our Directors and Executive Officers in the Merger

On March 21, 2007, we granted each of Jerrell G. Clay, currently a director and the Chief Executive Officer of the Company, and Stephen P. Griggs, currently a director and Principal Financial Officer, Chief Operating Officer and President of the Company, options under our 1997 Long-Term Incentive Plan to purchase 950,000 shares of Common Stock at an exercise price of $0.62 per share.  Pursuant to the terms of the 1997 Long Term Incentive Plan if the Merger is consummated, all options granted thereunder will become fully vested.

Opinion of Ladenburg

On November 29, 2007, Ladenburg delivered its presentation to the Board and subsequently delivered its written opinion to the Board, which stated that based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the Merger Consideration given to members of Sequoia under the Merger Agreement is fair, from a financial point of view, to our stockholders.  The Ladenburg opinion was based on a reverse stock split of 1-for-3 and the Merger Consideration of 0.5806419 shares of our Common Stock.  Subsequently, we amended the Merger Agreement to provide for, among other things, a Reverse Stock Split of 1-for-2 with a corresponding change to the Merger Consideration and the distribution of a cash Dividend instead of distributing stock of a newly formed subsidiary with certain enumerated assets that were to be contributed to it by the Company.  Ladenburg has not reviewed the amendment to the Merger Agreement.  Although our Board believes the amendment to the Merger Agreement does not materially impact Ladenburg’s fairness opinion, there can be no assurance that Ladenburg’s opinion is still accurate.  The full text of the written opinion of Ladenburg is attached as Annex B and is incorporated by reference into this proxy statement.

You are urged to read the Ladenburg opinion carefully and in its entirety for a description of the assumptions made, matters considered, procedures followed and limitations on the review undertaken by Ladenburg in rendering its opinion.  The summary of the Ladenburg opinion set forth in this proxy statement is qualified by reference to the full text of the opinion.

The Ladenburg opinion is for the use and benefit of our Board in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the Merger.

Ladenburg was not requested to opine as to, and the opinion does not in any manner address, the relative merits of the Merger as compared to any alternative business strategy that might exist for us, our underlying business decision to proceed with or effect the Merger, and other alternatives to the Merger that might exist for us.  Ladenburg does not express any opinion as to the underlying valuation or future performance of us or Sequoia or the price at which our securities might trade at any time in the future.

In arriving at its opinion, Ladenburg took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally.  In so doing, among other things, Ladenburg:

•	Reviewed the Merger Agreement;

•
Reviewed publicly available financial information and other data with respect to Secure Alliance that Ladenburg deemed relevant, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, and the Company’s Quarterly Report on Form 10-Q for the nine months ended June 20, 2007;

•
Reviewed non-public information and other data with respect to the Company, including unaudited balance sheet statements as of September 30, 2007, and other internal financial information and management reports;

•
Reviewed non-public information and other data with respect to Sequoia, including unaudited financial statements for the two years ended December 31, 2006 and for the nine months ended September 30, 2007, financial projections for the four years ending December 31, 2011, and other internal financial information and management reports;

•	Reviewed and analyzed the Merger’s pro forma impact on our securities outstanding and stockholder ownership;

•	Considered the historical financial results and present financial condition of the Company and Sequoia;

•	Reviewed and compared the trading of, and the trading market for our Common Stock;

•	Reviewed and analyzed the indicated value range of the consideration implied by the Merger Consideration;

•	Reviewed and analyzed Sequoia’s projected unlevered free cash flows and prepared a discounted cash flow analysis;

•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Sequoia;

•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Sequoia;

•
Reviewed and discussed with management representatives of the Company and Sequoia certain financial and operating information furnished by them, including financial projections and analyses with respect to Sequoia’s business and operations; and

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at its opinion, Ladenburg relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Ladenburg without assuming any responsibility for any independent verification of any such information. Further, Ladenburg relied upon the assurances of our and Sequoia’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial information and projections utilized, Ladenburg assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion.  The projections were solely used in connection with the rendering of Ladenburg's fairness opinion. The projections were prepared by Sequoia’s management and are not to be interpreted as projections of future performance (or “guidance”) by our management.  Ladenburg did not evaluate the solvency or fair value of our Company or Sequoia under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters.  Ladenburg did not make a physical inspection of the properties and facilities of our Company or Sequoia and did not make or obtain any evaluations or appraisals of either company’s assets or liabilities (contingent or otherwise). In addition, Ladenburg did not attempt to confirm whether our Company or Sequoia had good title to their respective assets.

Ladenburg assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other applicable foreign, federal and state statutes, rules and regulations. Ladenburg assumes that the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement, without any further amendments thereto, and that any amendments, revisions or waivers thereto will not be detrimental to our stockholders. In addition, based upon discussions with our management, Ladenburg assumed that for U.S. federal tax income purposes the Merger shall qualify as a tax-free transfer pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Ladenburg’s analysis and opinion are necessarily based upon market, economic and other conditions, as they existed on, and could be evaluated as of, November 29, 2007. Accordingly, although subsequent developments may affect its opinion, Ladenburg has not assumed any obligation to update, review or reaffirm its opinion.

In connection with rendering its opinion, Ladenburg performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Ladenburg was carried out to provide a different perspective on the Merger, and to enhance the total mix of information available.  Ladenburg did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Merger Consideration to our stockholder’s.  Further, the summary of Ladenburg’s analyses described below is not a complete description of the analyses underlying Ladenburg’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.  In arriving at its opinion, Ladenburg made qualitative judgments as to the relevance of each analysis and factors that it considered.  In addition, Ladenburg may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Ladenburg’s view of the value of Sequoia’s assets.  The estimates contained in Ladenburg’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets neither purports to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Ladenburg’s analyses and estimates are inherently subject to substantial uncertainty.  Ladenburg believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by Ladenburg in connection with the preparation of its opinion.

The summaries of the financial reviews and analyses include information presented in tabular format.  In order to fully understand Ladenburg’s financial reviews and analyses, the tables must be read together with the accompanying text of each summary.  The tables alone do not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Ladenburg.

The analyses performed were prepared solely as part of Ladenburg’s analysis of the fairness, from a financial point of view, of the Merger Consideration to our stockholders, and were provided to our Board in connection with the delivery of Ladenburg’s opinion. The opinion of Ladenburg was just one of the many factors taken into account by our Board in making its determination to approve the Merger, including those described elsewhere in this proxy statement.

Stock Performance Review

Ladenburg reviewed the daily closing market price and trading volume of our Common Stock for the twelve (12) month period ended November 21, 2007 (the last trading date prior to the announcement of the Merger).  Ladenburg noted that during the period, our Common Stock price ranged from $0.44 to $0.96 and had a mean closing stock price of $0.67 and a mean daily trading volume of 29,427.

Consideration Analysis

Ladenburg reviewed the consideration implied by the Merger Consideration based on our pre-announcement stock price (as of November 21, 2007) and one month average stock price, and after taking into account the effect of the Reverse Stock Split and Dividend (which was originally contemplated to be a distribution of common stock of a newly formed subsidiary to the Company’s stockholders).  Based on the Merger Consideration, approximately 38,899,018 shares in our Company will be issued to Sequoia including approximately 12,074,771 shares underlying options and warrants (utilizing the treasury stock method).  Based on our adjusted historical share price range of $1.66 and $1.76, Ladenburg determined an indicated value range of the Consideration between approximately $46.0 million and approximately $48.0 million.

Valuation Overview

Ladenburg generated an indicated valuation range for Sequoia based on a discounted cash flow analysis, a comparable company analysis and a comparable transaction analysis each as more fully discussed below. Based on discussions with our management, Ladenburg assumed that no debt or cash will be assumed at the closing of the Merger.  Therefore, enterprise value is also equal to equity value.  For purposes of Ladenburg’s analyses, “enterprise value” means equity value plus all interest-bearing debt less cash.

Ladenburg weighted the three approaches equally and arrived at an indicated equity value range of approximately $41.4 million and approximately $58.9 million. Ladenburg noted that the indicated value range of the Merger Consideration was within Sequoia’s indicated equity value range.

Discounted Cash Flow Analysis

A discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure.  Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

While the discounted cash flow analysis is the most scientific of the methodologies used, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

Ladenburg utilized the forecasts provided by Sequoia’s management, which project strong future growth in revenues from fiscal years 2006 to 2011 from approximately $0.7 million to $103.1 million, respectively.  Historically, Sequoia has not generated significant revenue.  Management anticipates significant increases in revenue as a result of new contracts for their products rolling out over the next year.  Most of this revenue is expected to be derived from existing signed contracts with major companies including Wal-Mart and Kodak/Qualex.

The projections also project an improvement in EBITDA from fiscal years 2006 to 2011, from a loss of approximately $2.8 million to a profit of approximately $37.0 million, respectively.  By 2011, Sequoia’s management projects Sequoia to generate an EBITDA margin of 35.9%.  For purposes of Ladenburg’s analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, as adjusted for add-backs for non-cash stock compensation expenses.

In order to arrive at a present value, Ladenburg utilized discount rates ranging from 28% to 30%.  This was based on an estimated weighted average cost of capital, or WACC, of 29% (based on Sequoia’s estimated weighted average cost of debt of 12% and a 30.3% estimated cost of equity). The cost of equity calculation was derived utilizing the Ibbotson build up method utilizing appropriate equity risk, industry risk and size premiums and a company specific risk factor, reflecting the risk associated with being able to generate the projected sales and EBITDA growth given their product is new and given Sequoia operates within a highly competitive industry.

Ladenburg also presented a range of terminal values at the end of the forecast period by applying a range of long-term perpetual growth rates between 3% and 7%.  Based on these assumptions, Ladenburg calculated a range of indicated enterprise values of between approximately $40.1 million and approximately $53.0 million.

Comparable Company Analysis

A selected comparable company analysis reviews the trading multiples of publicly traded companies that are similar to Sequoia with respect to business and revenue model, operating sector, size and target customer base.

Ladenburg reviewed and compared the trading multiples of two sets of comparable companies:

•
Photo Media Service Companies – Ladenburg located four companies that provide digital photo-related services and various personal products to consumers primarily via online delivery, mail delivery, retail/in-store fulfillment, and self-service kiosks.  These companies include:

o	Shutterfly, Inc.

o	MAGIX AG

o	Photoworks, Inc.

o	PhotoChannel Networks, Inc.

•
High Growth Digital Media Software Companies – Ladenburg located five high-growth software companies that provide various software services to consumers in the digital media space.  These companies were selected on the basis of not only exhibiting significant historical growth, but also projected future growth based on consensus earnings estimates.  These companies include:

o	NICE Systems Ltd.

o	X-Rite, Inc.

o	Starent Networks, Corp.

o	DivX, Inc.

o	Sonic Foundry, Inc.

Ladenburg noted the following:

•
All of the comparable companies are larger than Sequoia in terms of revenue, with the latest twelve months, or LTM, revenue ranging from approximately $5.5 million to approximately $490.3 million, compared with approximately $0.6 million for Sequoia.

•	Three out of nine of the comparable companies generated EBITDA losses in the LTM period.

•
Most of the Photo Media Service Companies, and all of the High Growth Digital Media Software Companies exhibited strong historical revenue growth of approximately 38.6% and 48.0%, respectively for the latest fiscal year, or LFY, period.

•
Most of the Photo Media Service Companies, and all of the High Growth Digital Media Software Companies exhibited strong historical EBITDA growth of approximately 55.8% and 127.0%, respectively for the LFY period.

•	Sequoia is projected to generate revenue and EBITDA growth higher than all of the comparable companies over the next two years.

•
PhotoChannel Networks may be considered the most comparable to Sequoia] based on business model, industry and development stage.  Although PhotoChannel has generated approximately $5.5 million in revenue over the LTM period and recently completed the purchase of Pixology, PhotoChannel is expected to have the highest growth rates out of all of the comparable companies and is expected to continue to generate EBITDA losses until fiscal year 2008.

Multiples utilizing enterprise value were used in the analyses. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

Ladenburg generated a number of multiples worth noting with respect to the comparable companies:

Enterprise Value Multiple of	Mean		Median		High		Low
2007 revenue	5.15	x	3.56	x	14.57	x	0.48	x
2008 revenue	3.28	x	2.82	x	5.75	x	0.44	x
2009 revenue	2.56	x	2.26	x	4.04	x	0.42	x
2009 EBITDA	9.7	x	10.1	x	15.8	x	1.8	x

Ladenburg also noted that the forward 2008 revenue, 2009 revenue and 2009 EBITDA trading multiples for PhotoChannel Networks was approximately 5.75 times, 4.04 times, and 10.3 times, respectively.

Ladenburg also reviewed the historical multiples generated for the comparable companies, and noted that the mean enterprise value to LTM EBITDA multiple over the last ten years was 11.2 times.

Ladenburg selected an appropriate multiple range for Sequoia by examining the range indicated by the comparable companies and taking into account certain company-specific factors. Ladenburg expects Sequoia’s fiscal year 2008 valuation multiples to be slightly above the mean of the comparable companies due to its higher projected revenue growth, but slightly lower than the mean of the comparable companies for 2009 due to its stage of infancy and related risks of being able to generate significant revenues.

Based on the above factors, Ladenburg applied the following multiples to the respective statistics:

•	Multiples of 3.00x to 5.00x 2008 revenue

•	Multiples of 1.50x to 2.50x 2009 revenue

•	Multiples of 5.0x to 6.0x 2009 EBITDA

and calculated a range of enterprise values for Sequoia by weighting the above indications 80%, 10% and 10% respectively (to reflect the significant risks to achieving 2009 projections) of between approximately $40.2 million and approximately $62.8 million.

None of the comparable companies have characteristics identical to Sequoia.  An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading of the comparable companies.

Comparable Transaction Analysis

A comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Sequoia.  The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquirer.  As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

Ladenburg located 11 transactions announced since January 2004 involving target companies whose primary business is the provision of software products and services related to digital media and other multimedia applications and for which detailed financial information was available.

Target	Acquiror
Fotolog, Inc.	Hi-Media
Incando Corporation	Scripps Network, Inc.
Phtobucket, Inc.	Fox Interactive Media, Inc.
Flektor, Inc.	Fox Interactive Media, Inc.
Pixology PLC	PhotoChannel Networks, Inc.
InterVideo, Inc.	Corel Corporation
Flickr	Yahoo, Inc.
Pinnacle Systems, Inc.	Avid Technology, Inc.
Ulead Systems, Inc.	InterVideo, Inc.
Roxio – Consumer Software Division	Sonic Solutions
Twofold Photos, Inc.	CNET Networks, Inc.

Based on the information disclosed with respect to the targets in the each of the comparable transactions, Ladenburg calculated and compared the enterprise values as a multiple of LTM revenue and LTM EBITDA.

Ladenburg noted the following with respect to the multiples generated:

Multiple of enterprise value to	Mean		Median		High		Low
LTM revenue	7.29	x	1.07	x	38.71	x	0.65	x
LTM EBITDA	12.9	x	10.6	x	24.3	x	5.9	x

Ladenburg also noted that the mean LTM revenue multiple excluding the Fotolog transaction was 2.80 times.

Ladenburg expects Sequoia’s valuation multiples to be slightly lower than the mean of the comparable companies due its stage of infancy and related risks of being able to generate significant revenues from its products.

Based on the above factors, Ladenburg applied the following multiples to the respective statistics:

•	Multiples of 1.00x to 1.50x 2009 revenue,

•	Multiples of 6.0x to 8.0x 2009 EBITDA,

and calculated a range of future enterprise values for Sequoia by weighting the above indications equally.  Ladenburg then discounted this range of future enterprise values back to present values utilizing Sequoia’s estimated WACC of 29% to derive an indicated enterprise value range of approximately $43.8 million to approximately $60.8 million.

None of the target companies in the comparable transactions have characteristics identical to Sequoia.  Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the comparable transactions and other factors that could affect the respective acquisition values.

Based on the information and analyses set forth above, Ladenburg delivered its written opinion to our Board, which stated that, as of November 29, 2007, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the Merger Consideration is fair, from a financial point of view, to our stockholders.

Ladenburg is an investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements, and for other purposes. We determined to use the services of Ladenburg because it is a recognized investment banking firm that has substantial experience in similar matters.

We paid Ladenburg a fee of $115,000 and reimbursed them for expenses upon the delivery of its fairness opinion dated November 29, 2007.  The terms of the fee arrangements with Ladenburg, which Ladenburg and we believe are customary in transactions of this nature, were negotiated at arms’ length between the Board and Ladenburg. In addition, we have agreed to indemnify Ladenburg for certain liabilities that may arise out of the rendering of its opinion.  Further, Ladenburg and its affiliate Capitalink have previously provided non-contingent fairness opinion and other advisory services to our Company.  In the past two years, we have compensated Ladenburg and Capitalink $112,500 for such services.  There are no other pending agreements to provide any other services to Sequoia or us.

Pursuant to our policies and procedures, this opinion was not required to be, and was not, approved or issued by a fairness committee.  Further, our opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Company’s stockholders.

In the ordinary course of business, Ladenburg, certain of Ladenburg’s affiliates, as well as investment funds in which Ladenburg or its affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in us, any other party that may be involved in the Merger and their respective affiliates.

The opinion of Ladenburg was just one of the many factors taken into account by the Board in making its determination to approve the Merger, including those described elsewhere in this proxy statement.

Indemnification and Insurance

The Merger Agreement provides that all rights to indemnification or exculpation existing in favor of the employees, agents, directors or officers of the Company and our subsidiaries in effect on the date of the Merger Agreement and to Mark Levenick and Raymond Landry, former directors, will continue in full force and effect for a period of six years after the Merger.  Additionally, we will purchase a single payment, run-off policy or policies of directors’ and officers’ liability insurance covering such parties for a period of six years after the Merger.  We will also indemnify and hold harmless such parties in respect of acts or omissions occurring at or prior to the closing of the Merger.

Loan Agreement with Sequoia

Pursuant to the Loan Agreement, we have agreed to extend (and have extended) $2.5 million in secured financing to Sequoia.  Under the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on December 31, 2008, the scheduled maturity date.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to us by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

We entered into the Loan Agreement to provide Sequoia with additional capital for working capital purposes and to provide Sequoia with additional liquidity until the Merger.  If the Merger is not approved, the Loan Agreement provides for Sequoia to repay the loan as set forth above, under the terms and conditions set forth in the Loan Agreement.  The loan is secured by a first priority lien on substantially all of the assets of Sequoia.

Material United States Federal Income Tax Consequences

Our stockholders should not recognize any gain or loss as a result of the Merger.  However, to the extent we declare and pay the Dividend, a portion of the distribution may be taxable as “qualified dividend income”, generally taxable at a federal rate of 15%, to the extent paid out of a stockholder’s pro rata share of our current or accumulated earnings and profits.  The determination of the portion of the distribution, if any, that will be treated as qualified dividend income will be reported to you on a tax information return in early 2009.  Any portion of the distribution in excess of each holder’s pro rata share of our earnings and profits will be treated first as a tax-free return of capital to the extent of each stockholder’s tax basis in his, her or its shares of our Common Stock, with any remaining portion treated as capital gain. Non-United States holders of our Common Stock generally will be subject to withholding on the gross amount of the distribution at a rate of 30% or such lower rate as may be permitted by an applicable income tax treaty. Because individual tax circumstances of stockholders vary, stockholders should consult their own tax advisors regarding the tax consequences to them of the distribution.

Regulatory Approvals

We are not aware of any regulatory requirements or governmental approvals or actions that may be required to consummate the Merger, except for compliance with the applicable regulations of the SEC in connection with this proxy statement and the Delaware General Corporation Law in connection with the Merger.

Board Composition and Management following the Merger

The Merger Agreement provides that, upon consummation of the Merger, Chett B. Paulsen, Sequoia’s current President and Chief Executive Officer will become our President and Chief Executive Officer, Richard B. Paulsen, Sequoia’s Vice President and Chief Technology Officer will become our Vice President and Chief Technology Officer, Edward “Ted” B. Paulsen currently Secretary/Treasurer and Chief Operating Officer of Sequoia will become our Secretary/Treasurer and Chief Operating Officer and Terry Dickson, currently Sequoia’s Vice President of Marketing and Business Development will become our Vice President of Marketing and Business Development.

In accordance with the Merger Agreement, upon completion of the Merger, the Board will increase the size of the Board from two to seven, and the Board will fill the five vacancies created by the increase by appointing as additional directors Chett B. Paulsen, Richard B. Paulsen, Edward B. Paulsen, John A. Tyson and Tod M. Turley.

We anticipate that upon the consummation of the Merger, our directors and executive officers will be as follows:

Name	Age	Position
Chett B. Paulsen	51	President, Chief Executive Officer, Director
Richard B. Paulsen	48	Vice President, Chief Technology Officer, Director
Edward B. Paulsen	44	Secretary/Treasurer, Chief Operating Officer, Director
Terry Dickson	50	Vice President Marketing and Business Development
Tod M. Turley	46	Director
John E. Tyson	65	Director
Jerrell G. Clay	66	Director
Stephen P. Griggs	50	Director

Chett B. Paulsen, President and Chief Executive Officer, Director.  Chett co-founded Sequoia in 2003 and serves as its President and Chief Executive Officer.  From 1998 to 2002, Chett co-founded, served as President and then as Chief Operating Officer of Assentive Solutions, Inc. (aka, iEngineer.com, Inc.), which developed visualization and collaboration technologies for rich media content that was ultimately sold to Oracle in 2002.  During his tenure with Assentive, the company raised more than $25 million in private and venture capital funding from entities including Intel, Sun Microsystems, J.W. Seligman, and T.L. Ventures.  From 1995 to 1998, Chett founded and managed Digital Business Resources, Inc., which sold communications technologies to Fortune 100 companies such as American Stores and Walgreens, among others.  From 1984 to 1995, Chett worked at Broadcast International (NASDAQ “BRIN”) playing key management roles including Executive Vice President, Vice President of Operations and President of the Instore Satellite Network and Business Television Network divisions of Broadcast where he implemented and managed technology deployment in thousands of retail locations for Fortune 500 companies.  During Chett’s tenure at BI, market capitalization rose to over $200 million.  Chett graduated from the University of Utah in 1982 with a B.S. degree in Film Studies.

Richard B. Paulsen, Vice President and Chief Technology Officer, Director.  Richard co-founded Sequoia in 2003 and serves as its Vice President and Chief Technology Officer.  From 1999 to 2003, Richard worked as a senior member of the technical staff for Wind River Systems (NASDAQ “WIND”), managing a geographically diverse software development team and continuing work on software technology Richard pioneered at Zinc Software from 1990 to 1998 as one of Zinc’s founders.  Zinc subsequently sold to Wind River in 1998.  From 1998 to 2000, Richard enjoyed a sabbatical and served as the Director of Administrative Services for Pleasant Grove City, Utah, the highest appointed office in the city.  From 1981 through 1990, Richard worked as a software consultant and programmer working for the University of Utah Department of Computer Science conducting software analysis, design and coding, and Custom Design Systems developing custom user interface tools and managing the company’s core library used by thousands of developers worldwide.  Richard graduated with a MBA degree, with an emphasis in financial and statistical methods, from the University of Utah in 1987 after receiving a B.S. degree in Computer Science from the University of Utah in 1985.

Edward “Ted” B. Paulsen, J.D., Secretary/Treasurer, Chief Operating Officer, Director.  Ted has served as legal counsel since co-founding Sequoia in 2003, and joined the company full time as Chief Operating Officer in September 2006.  From 2003 to September 2006, Ted served as the Chief Operating Officer and Corporate Secretary of Prime Holdings Insurance Services, Inc. where he helped position the company operationally and financially to secure outside capital and partner funding to support future growth beyond the company’s then current annual revenue level.  From 1995 through 2003, Ted worked as an associate and then partner with the law firm of Gibson, Haglund & Paulsen and its predecessor.  With a securities focus, Ted has assisted emerging and growing businesses with organizational, operational and legal issues and challenges.  His legal practice focused on assisting businesses properly plan and structure business transactions related to seeking and obtaining financing.  Before moving to Utah and opening the Utah office of his firm in 1996, Mr. Paulsen worked in Southern California from 1990 to 1995 with the law firm of Chapman, Fuller & Bollard where he practiced in the areas of business and employment litigation and business transactions.  Ted graduated from the University of Utah College of Law in 1990 after receiving a B.S. degree in Accounting from Brigham Young University in 1987.

Terry Dickson, Vice President of Marketing and Business Development.  Terry has served as Sequoia’s Vice President of Marketing and Business Development since May 2006.  Prior to joining Sequoia, Terry was an advisor to Sequoia from March 2004 through May 2006.  Terry brings over 25 years of relevant software marketing, sales and management experience to Sequoia.  From April 2002 to April 2006, Terry served as the Chief Executive Officer of Avinti, Inc, a venture-funded startup company developing email security software.  From September 2001 to April 2002, he served as the Vice President of Marketing at venture-backed Lane15 Software in Austin, Texas.  Prior to that, Terry was the founding Marketing Vice President at Vinca Corporation from 1998 to 2000, where he played the point role in negotiating a $92 million acquisition to Legato Systems (NASDAQ: LGTO) in 1999.  From 1993 to 1996, Terry served in several marketing positions at the LANDesk software operation of Intel Corporation, including serving as the Business Unit Manager.  He also served as Intel’s Director of Platform Marketing, and was appointed as Chairman of the Distributed Management Task Force, an industry standards body consisting of the top 200 computer hardware and software vendors.  Terry received a BS Degree in Marketing in 1980 from Brigham Young University, and an MBA degree from the University of Colorado, Boulder in 1981.

Tod M. Turley, Director.  Tod was appointed to the Board of Managers of Sequoia in March 2006, following an investment in Sequoia by Amerivon Holdings.  Tod has served as the Chairman and Chief Executive Officer of Amerivon Holdings since 2003.  Tod has also served as the Chairman and Chief Executive Officer of Amerivon Investments LLC, a subsidiary of Amerivon Holdings (“Amerivon Investments” and, together with Amerivon Holdings, “Amerivon”), since he co-founded it in April 2007.  Amerivon is a significant equity holder and investor in Sequoia.  Through its integrated approach of sales, consulting and capital, Amerivon accelerates rapid growth plans for emerging growth companies such as Sequoia.  Previously, Mr. Turley served as the Senior Vice President, Business Development of Amerivon Holdings from June 2001 to July 2003.  Prior to Amerivon, Mr. Turley was the co-founder and Senior Vice President of Encore Wireless, Inc. (private label wireless service provider with a focus on “big-box” retailers).  Earlier, he served for 13 years as a corporate attorney and executive with emerging growth companies in the telecommunications industry.  He currently serves as a director on a number of other boards of private companies, including Wireless Advocates and Smart Pack Solutions.  Tod graduated from the University of Utah in 1985 with a BA in Economics and French, and subsequently graduated from the University of Southern California with a J.D. in 1988.

John E. Tyson, Director.  John became a member of Sequoia’s Board of Managers in May 2007 as a representative of Amerivon.  John has served as the President of Amerivon Investments upon its formation in April 2007, and also serves as Executive Vice President of Amerivon Holdings.  John previously served as the President of Amerivon Holdings from May 2005 through April 2007.  Concurrently, from April 2005 through April 2007, John served as the President of Xplane Corporation, an information design firm using visual maps to make complex processes easier to understand and Corporate Visions Inc., a sales consulting and training company. Prior to that, John founded etNetworks LLC, an IT training company (broadcasting IBM courses via satellite directly to the Desktop PC) in 1997 and served as the company’s Chairman, Chief Executive Officer and President through March 2005.  From May 1980 through February 1995, John was the Chairman and Chief Executive Officer of Compression Labs, Inc. (“CLI”), a NASDAQ company developing Video Communications Systems.  CLI pioneered the development of compressed digital video, interactive videoconferencing and digital broadcast television, including the systems used in today’s highly successful Hughes DirecTV® entertainment network.  Prior to CLI, John has held executive management positions with AT&T, General Electric, and General Telephone & Electronics.  He currently serves as Chairman of the Board of Provant, Inc., is a director on a number of boards of private companies, including MicroBlend Technologies, Retail Inkjet Solutions, The Wright Company and AirTegrity (a wireless networking company) and is an Advisory Board Member of the University of Nevada-Reno, Engineering School.

Jerrell G. Clay, Director.  Jerrell has served as a Director of Secure Alliance since December 1990, and as our Chief Executive Officer since October 3, 2006.  Concurrently, Jerrell has served as the co-Founder, Chairman of the Board and Chief Executive Officer of 3 Mark Financial, Inc., an independent life insurance marketing organization, since January 1997, and has served as President of Protective Financial Services, Inc., one of the founding companies of 3 Mark Financial, Inc., since 1985.  From 1962-1985, Jerrell held various positions within the insurance industry, including general agent, branch manager, vice president and branch agency director with a major life insurance company.  Jerrell currently serves as a member of the Independent Marketing Organization’s Advisory Committee of Protective Life Insurance Company of Birmingham, Alabama and is the past President of the Houston Chapter of the Society of Financial Service Professionals. Jerrell is a Chartered Life Underwriter and a Registered Securities Principal.    Upon consummation of the Merger, Jerrell will resign as our Chief Executive Officer, but will remain a director of the Company.

Stephen P. Griggs, Director.  Stephen has served as a Director of Secure Alliance since June 2002, as our President and Chief Operating Officer since October 3, 2006 and as our Principal Financial Officer and Secretary since April 20, 2007.  Stephen has been primarily engaged in managing his personal investments since 2000.  From 1988 to 2000, Stephen held various positions, including President and Chief Operating Officer of RoTech Medical Corporation, a NASDAQ-traded company.  He holds a Bachelor of Science degree in Business Management from East Tennessee State University and a Bachelor of Science degree in Accounting from the University of Central Florida.  Upon consummation of the Merger, Stephen will resign as our President and Chief Operating Officer, but will remain a director of the Company.

Chett B. Paulsen, Richard B. Paulsen and Edward B. Paulsen, the original founders of Sequoia, are brothers.

Material Legal Proceedings

On December 17, 2007, Robert L. Bishop, who worked with Sequoia in a limited capacity in 2004 and is a current member of a limited liability company that owns an equity interest in Sequoia, filed a legal claim against Sequoia for unpaid wages and/or commissions (with no amount specified) and promised equity.  Chett B. Paulsen was also named individually in the suit.  The complaint was served on Sequoia and Chett B. Paulsen on January 7, 2008.  Both parties timely filed an Answer denying Mr. Bishop’s claims.

Related Party Transactions

In December 2006, Sequoia entered into various loans with executives of Sequoia totaling $265,783.  These loans bore interest at 10% per annum and were payable on or before December 31, 2007.  Loan origination fees of $20,005 were recorded as an asset to be amortized over the life of the loans.  On January 5, 2007, an additional $20,000 was loaned to Sequoia.  In April and May 2007, total outstanding principal, accrued interest, and loan origination fees of $285,783, $10,376, and $20,005, respectively, were repaid and the associated asset was fully amortized.

Tod M. Turley, a member of Sequoia’s Board of Managers who will become a member of our Board if the Merger is approved and consummated, serves as the Chairman and Chief Executive Officer of Amerivon Investments and Amerivon Holdings.  John E. Tyson, is also a member of Sequoia’s Board of Managers who will become a member of our Board if the Merger is approved and consummated, serves as the President of Amerivon Investments and as the Managing Director of Amerivon’s Retail Capital Markets.   Amerivon is a significant investor and equity holder in Sequoia.

During 2006, Amerivon invested a total of $2,390,000 in Sequoia’s convertible debt.   At the time of its initial investment, Amerivon placed Tod M. Turley on Sequoia’s Board of Managers.  During 2007, Amerivon (i) converted $2,390,000 of Sequoia’s convertible debt into common units of Sequoia membership interests, (ii) made a $2,000,000 bridge loan that was later converted in Series B Preferred Units of Sequoia membership interests (the “Series B preferred”) and (iii) purchased an additional $4,400,000 of Series B preferred.  Upon the closing of the Series B preferred offering, Amerivon placed John E. Tyson on Sequoia’s Board of Managers.  Amerivon has agreed to convert all of their preferred units to common units in the event the Merger is consummated.  In exchange for the conversion, Amerivon has the right to receive 1,525,000 shares of Sequoia’s common units.

Additionally, Sequoia entered into a consulting agreement with Amerivon on August 1, 2007 whereby Amerivon will receive up to $775,000 over the next 12 month period for advising Sequoia will regard to financial transactions and preparing for entering the public market.  The consulting agreement calls for payment of $10,000 per month for six months from August 2007 to January 2008, with additional payments of $119,166 for the following six months.  Amerivon has agreed to defer receipt of $109,116 each month until such time as the Sequoia has additional cash available.

Sequoia requires full Board of Managers review of any transaction that may result in the payment of more than $10,000 to any officer, director or related affiliate of Sequoia.  Any member of the Board of Managers that is party to a transaction under review is required to abstain from the Board of Managers vote and does not participate in the meeting during which a final vote is taken on the matter.  All members of the Board of Managers are charged with applying the procedures for related party transactions.  Such procedures are in writing and kept by Sequoia’s corporate secretary.  Each related party transaction during 2007 and 2008 followed Sequoia’s procedure for handling related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

As of the date of this proxy statement, Sequoia had been under no obligation to disclose ownership holdings and transfers under Section 16(a) of the Exchange Act.

Director Independence

Sequoia is a privately held company and is not subject to director independence rules.  Following the Merger, a majority of the members on the newly constituted Board will be independent; four directors will be non-management and three directors will be employed by Secure Alliance.

Committees

Sequoia established audit and compensation committees in 2007.

Sequoia’s audit committee consists of Edward B. Paulsen and Tod M. Turley and is charged with closely reviewing the audit report received from the auditors and providing a full report to Sequoia’s Board of Managers.  Jerrell Clay and Stephen Griggs currently serve on Secure Alliance’s audit committee, with Stephen Griggs serving as the audit committee financial expert.  See “Directors, Executive Officers and Corporate Governance” for more information about our audit committee.

Sequoia’s compensation committee consists of Chett B. Paulsen and John E. Tyson, an outside director.  Sequoia’s compensation committee gathers information on industry salaries to set executive compensation levels.  This committee also reviews all equity grants to employees.  Jerrell Clay and Stephen Griggs currently serve on Secure Alliance’s compensation committee.  See “Directors, Executive Officers and Corporate Governance” for more information about our compensation committee.

Upon consummation of the Merger, we intend to form a nominating committee.

Sequoia Executive Compensation

Compensation Discussion and Analysis

Sequoia’s primary objective with respect to executive compensation is to design a reward system that will align executives’ compensation with Sequoia’s overall business strategies and attract and retain highly qualified executives. The plan rewards revenue generation and achievement of revenue opportunities generated by signing contracts with retailers to carry Sequoia’s products.

The principle elements of executive compensation are salary, bonus and stock option grants.  Sequoia pays these elements of compensation to stay competitive in the marketplace with its peers.

During 2007, Sequoia participated in a Pre-IPO and Private Company Total Compensation Survey which polled 221 companies and just under 14,800 employees (the “Survey”).  Sequoia’s compensation committee, consisting of one outside manager and one executive manager, examined the software companies who participated in the Survey and determined to compensate its executives at approximately the 25th percentile because of the relative small size of Sequoia and the stage of revenue generation.  Each executive position at Sequoia is represented in the Survey and the data from such positions were used in determining the executive salary levels for 2008.  For years prior to 2008, all executives were working for salaries Sequoia determined it could afford and all were making salaries below market and below prior salary levels.

The Survey also assessed bonus and total compensation levels. Sequoia’s executive bonuses for 2008 are consistent with the Survey at about the 25th percentile.  For years prior to 2008, bonuses were determined by assessing revenue generation, contracts signed with customers including large retailers, value creation through signed contracts and general contribution to the achievement of company objectives to position the company for revenues and additional outside capital investment. Sequoia’s compensation also considered the number of kiosks on which its products were deployed as a result of an executive’s efforts, since its products are delivered in one instance on kiosks located in major retailers.

Additional incentives in the form of options to purchase equity interests in Sequoia were granted in 2007.  Terry Dickson was granted 510,000 options as incentive to join the company in 2006.  The total grant was negotiated between Sequoia and Mr. Dickson.  The remaining executives, Chett B. Paulsen, Richard B. Paulsen and Edward B. Paulsen have not received any option grants or equity in the company from its formation until 2007.  In September 2007, Sequoia’s Board of Managers approved stock option grants to the original founders as recognition of their efforts in generating revenues, signing major retail accounts, positioning the company for future growth and to provide additional incentive to continue in their management positions through a critical time of revenue and operational growth.  The options vest over three years, with 50% vesting upon completion of one year of employment from the date of grant, or September 28, 2008, with the balance vesting monthly on a pro-rata basis over the following 24 months.

In considering the elements of compensation, Sequoia considers its current cash position in determining whether to adjust salaries, bonuses and stock option grants.  Sequoia, as a small private company, has used its outside directors who sit on its Board of Managers (Tod M. Turley and John E. Tyson) to help guide the executive compensation.

Sequoia does not have a formal equity option plan.

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Option ($)	Total ($)
Chett B. Paulsen, PEO, President, Manager	2005	144,000	-		144,000
	2006	163,167	144,400		307,567
	2007	199,375	138,937	27,322(1)	365,634
Richard B. Paulsen, CTO, Manager	2005	120,000	-		120,000
	2006	142,917	129,500		272,417
	2007	183,333	118,125	27,322(1)	328,780
Edward B. Paulsen, PFO, COO, Manager	2005	-	-		-
	2006	44,423	53,495		97,918
	2007	173,854	88,000	19,125(2)	280,979
Terry Dickson, VP Business Development	2005	-	-		-
	2006	103,231	131,625		234,856
	2007	181,042	135,000	8,197(3)	324,239
Mark Petersen, VP Sales	2005	-	-	-	58,040(4)
	2006	25,000	6,250	-	35,703(5)
	2007	100,000	50,000	2,732(6)	152,732

(1)
Non-qualified option grant to purchase 1,000,000 common units at $.62 (determined to be the fair market value on the date of grant).  Option vests 50% upon completing 12 months of employment on September 28, 2008, with the balance vesting monthly on a pro rata basis over the next 24 months of employment.

(2)
Non-qualified option grant to purchase 700,000 common units at $.62 (determined to be the fair market value on the date of grant).  Option vests 50% upon completing of 12 months of employment at September 28, 2008, with the balance vesting monthly on a pro rata basis over the next 24 months of employment.

(3)
Non-qualified option grant to purchase 300,000 common units at $.62 (determined to be the fair market value on the date of grant).  Option vests 50% upon completing of 12 months of employment at September 28, 2008, with the balance vesting monthly on a pro rata basis over the next 24 months of employment.

(4)	Independent contractor work.

(5)	Includes $4,453 of other compensation.

(6)
Non-qualified option grant to purchase 100,000 common units at $.62 (determined to be the fair market value on the date of grant).  Option vests 50% upon completing of 12 months of employment at September 28, 2008, with the balance vesting monthly on a pro rata basis over the next 24 months of employment.

Information Related to Sequoia

Business

General Development of Sequoia’s Business

Sequoia is a Utah limited liability company organized on March 28, 2003 under the name Life Dimensions, LC.  In 2003, Sequoia changed its name from Life Dimensions, LC to Sequoia Media Group, LC.  Sequoia’s operations are currently governed by a Board of Managers made up of five managers, three of whom are the original founders and two of whom were appointed as part of a private equity investment.  Substantially all of its business is conducted out of its Draper, Utah office.  Sequoia also has an office in Bentonville, Arkansas to help service Wal-Mart, which is one of its largest retail customers.

Sequoia has developed and deployed a software technology that employs “Automated Multimedia Object Models,” its patent-pending way of turning consumer captured images, video, and audio into complete digital files in the form of full-motion movies, DVD’s, photo books, posters and streaming media files.  Sequoia filed its first provisional patent in early 2004 for patent protection on various aspects of its technology with a full filing occurring in early 2005, and Sequoia has filed several patents since that time as part of its intellectual property strategy.  Sequoia’s technology carries the brand names of “aVinci” and “aVinci Experience.”

In May 2004 Sequoia signed its first client agreement with BigPlanet, a division of NuSkin International, Inc.  (“NuSkin”).  Under the terms of its BigPlanet agreement, Sequoia supplied them with its software technology that they marketed, sold, and fulfilled for their consumers.  Revenues from BigPlanet represent substantially all of Sequoia’s sales through 2007 at approximately $3.4 million to date.  Sequoia’s agreement with BigPlanet expired on December 31, 2007.  Sequoia and BigPlanet are in negotiations to continue their business relationship.

Since inception, Sequoia has continued to develop and refine its technology to be able to provide higher quality products through a variety of distribution models including in-store kiosks, point of scan kits, and online downloads.  Sequoia’s business strategy has been to avoid providing traditional multimedia tools and services that focus on providing software for users to purchase and learn how to use so that they can build their own products, and instead provide a product solution that provides users with professionally created templates to be able to automatically create personalized products by simply adding end customer images.

Sequoia’s business efforts during 2006 and 2007 were directed at developing relationships with mass retailers.  Sequoia signed an agreement to provide its technology in Meijer stores at the end of 2006.  Due to an integration problem issue with a third party supplier to Meijer, Sequoia has been delayed in deploying its software technology in Meijer stores.  However, Sequoia is currently working with a new vendor, Hewlett Packard, to integrate its software and is scheduled to launch its products in Meijer stores in April 2008.

During 2007, Sequoia signed an agreement with Fujicolor to deploy its technology on their kiosks located in domestic Wal-Mart stores.  Sequoia’s initial integration and deployment with Fujicolor in domestic Wal-Mart stores took place in the third quarter of 2007.

Initial operations before Sequoia’s formal entity organization in March 2003 were funded through founder contributions.  Operations since May 2004 have been funded by royalty revenue received from BigPlanet, totaling approximately $3.4 million to date, and from outside investment capital, totaling approximately $9.8 million to date.

From pre-organization through Sequoia’s initial contract, the founders contributed approximately $150,000.  These initial contributions were provided in exchange for promissory notes bearing interest at 10%, the principal and interest of which were converted into convertible debentures bearing interest at 10% with a term of 13 months through January 31, 2005.  The debentures and interest were converted into Series A preferred membership interests (the “Series A preferred”) during January 2005.  The preferences of the Series A preferred was the right to convert the debenture total into an investment in a future financing if, at anytime within 12 months of receiving the Series A preferred, Sequoia raised capital at a lower valuation than such debenture holders’ initial investment (which did not occur), and the right to receive distributions upon a liquidating event before common unit holders receive distributions.  The Series A preferred liquidation preference automatically terminates on the sale of a majority of Sequoia’s assets or membership interests.

During the fourth quarter of 2003, Sequoia undertook a small private offering that closed in the first quarter of 2004.  The offering consisted of 12-month convertible debt, bearing interest at the annual rate of 10%.  In January 2005, all but $30,000 of the debt converted into Series A preferred.  In February 2005, Sequoia closed a private offering of approximately $150,000 consisting of the sale of common units, and it followed that offering with another offering in June of 2005, consisting of the sale of common units through which Sequoia raised an additional $173,000.

Needing more capital to continue pursuing its business plan through 2006, Sequoia undertook a larger private equity offering consisting of 12-month convertible debt, bearing interest at 10%.  The offering was taken in its entirety by Amerivon, who invested a total of $830,000.  At the time of the investment, Amerivon placed a member on Sequoia’s Board of Managers.  In August 2006, Amerivon invested an additional $1,560,000 in a convertible debt offering, bearing interest at 9%, intended to bridge Sequoia to a subsequent preferred equity offering targeting $5 to $7 million.  During the first quarter of 2007, Amerivon provided additional bridge financing of $500,000 and an additional $535,000 of bridge financing during the second quarter of 2007.  In May 2007, Sequoia closed the preferred equity offering with Amerivon at which time they converted approximately $2.4 million in aggregate convertible debt held by Amerivon, together with accumulated interest into common units of Sequoia.  Amerivon also provided an additional $4.7 million in cash which, along with $1.5 million of the bridge financing provided during 2007, plus accumulated interest, was used to purchase a total of $6.2 million of Sequoia’s Series B preferred.  Upon the closing of the Series B preferred offering, Amerivon placed a second member on Sequoia’s Board of Managers.

The Series B preferred entitles its holders to redemption rights after four years, annual dividends equal to 8% of the principal amount of the investment, and the right to receive distributions before common and Series A preferred holders receive distributions upon liquidation.  The Series B preferred owners have agreed to convert all of their preferred units to common units in the event the Merger is consummated.  In exchange for the conversion, Amerivon has the right to receive 1,525,000 additional common units of Seqouia.

Financial Information about Operating Segments

Sequoia conducts business within one operating segment in the United States.  During the past three years, Sequoia has generated revenues primarily with one customer, BigPlanet, a division of NuSkin.

Description of Business

Software Technology and Products

Sequoia makes software technology that it packages in various forms available to mass retailers, specialty retailers, Internet portals and websites that allow end consumers to use an automated process to create products such as DVD productions, photo books, posters, calendars, and other print media products from consumer photographs, digital pictures, video, and other media.  Sequoia’s customers are retailers and other vendors and not end consumers.  Sequoia enables its customers to sell its products to the end consumer who remain customers of its vendor and do not become its customers directly.  Sequoia currently delivers its technology to end consumers through (i) third party photo kiosks at mass and specialty retail outlets, (ii) point of scan shrink wrapped software at mass and specialty retail outlets, (iii) simple software downloads through third party Internet sites, (iv) simple software downloads though its own managed Internet site to which third party Internet sites are linked, and (v) on its own managed web servers on the world wide web to which third party Internet sites are linked.

Generally all of Sequoia’s products require the end consumer to simply supply digital images.  Sequoia supplies preformatted templates for an occasion, event, or style such as a wedding, birthday, or activity that fits a particular style.  A template for a DVD generally includes six to eight different scenes that incorporate background images related to that particular template theme.  Each scene is built around four to ten digital image frames, or placeholders, where user supplied images are placed to have the appearance of being part of the themed contextual images Sequoia supplies to support the template theme.  Sequoia utilizes a technique it calls “layering,” (which is the subject of its patent) to stitch together its supplied images with the user-supplied images to produce a themed DVD movie.  Scenes may involve panning over the user images as though they are photographs sitting on a table, or having user images appear in frames sitting on a mantle as the camera angle appears to change and move around the mantle piece, to describe a few of the hundreds of scene effects Sequoia utilizes.  Each template also provides a pre-designated position and font for a unique title, and in some instances subtitle and other text, to be added by the end consumer.  The scenes are assembled in an order to give the production a feeling of telling a story.  Each template also comes with a default sound track selected to match the template theme.  In some applications of Sequoia’s software, the consumer can select from one of several music selections fitted to the selected theme.  All of the images and music Sequoia supplies with the themed templates are owned by Sequoia or have been fully licensed from the owners of the rights.

Using a wedding DVD template that is supplied on a retail kiosk as an example, a consumer brings a CD or photo storage card containing his or her images to a kiosk located in a retailer’s store.  The consumer inserts the image storage devise into the kiosk reader and the kiosk loads the user images onto the kiosk.  The user then chooses to make a DVD from a menu on the kiosk at which point our software is launched.  The user browses the categories and selects “wedding” from among four to six categories of templates and then selects “wedding day” from a few different wedding templates.  The user next selects 40 photos from his or her user supplied images to be incorporated into the template and can rotate and move the images into the preferred orientation and order.  A title and subtitle, such as “John and Jessica’s Wedding,” “November 14, 2007,” are typed into the kiosk by the user and the user specifies the number of copies he or she wants to purchase.  With this, the user has successfully ordered a wedding DVD.

Upon completion of an order, Sequoia takes the order information and images and builds the DVD product remotely at its offices.  The user then gets back a DVD case with the users pictures on the cover containing a DVD with the users image printed on the DVD as a label and an insert containing thumbnail sized images of each user image used to make the DVD.  The DVD plays on standard DVD players and starts with a customer or aVinci branded “spin-up” to get to a standard navigation screen.  The navigation screen shows a user image in a contextual background consisting of wedding flowers.  By pressing the “Play” button, the movie is launched with the first scene featuring a wedding announcement with John and Jessica’s name in a rich stylistic font.  The perceived camera angle then pans over to a digitally created frame containing a picture of the bride supplied by the user, while soft wedding themed music plays.  The scenes transition with pictures of flowers taking the viewer through the wedding day.  The DVD ends with credits for licensed media and audio used to produce the DVD production.

Sequoia’s photo books are created in the same fashion as described for DVDs, only Sequoia’s templates are created and laid out to tell the themed story in the form of a ten to twenty page, eight by eleven inch photo book.  Book pages are laid out by Sequoia’s design experts, printed on a digital press and hardbound.  Posters incorporate one or more user images into themed art matching DVD and photo book themes.  Sequoia is not currently selling any photo books, posters, or other print products to end consumers because Sequoia is still in the final stages of development.  Sequoia plans to launch its first photo book and poster products during the first quarter of 2008 although it cannot be assured of when the products will launch.

Product Delivery Model

Under Sequoia’s business model, Sequoia integrates with retail or other vending customers according to each customer’s business plan.  Sequoia’s customers maintain the end consumer relationship and control as much of the image capture, product creation, and delivery of product as they desire based largely upon the product delivery method they select.  Sequoia does the rest.  Whatever Sequoia’s customers want to pass to it to manage, Sequoia manages.

With its kiosk model, Sequoia integrates with a third party kiosk provider and integrates its software onto the kiosk.  End consumers using the kiosk load their images onto the kiosk and can make a variety of products.  With Sequoia’s software on the kiosk, when the consumer chooses to make a DVD product, its software launches and takes the consumer through the process of selecting a theme, a specific production type (called a storyboard), the photos to be integrated into the product, a title, and the order quantity.  The kiosk then generates an order confirmation for the consumer who uses the confirmation to pick up and pay for the order when complete.  Upon completion the kiosk order goes either to the retailer’s lab to be fulfilled in store or to central processing to be fulfilled remotely.

Retailers and vendors can stock Sequoia’s point of scan product which consists of a black case holding a CD containing a simplified version of its production software for a specific production type (such as Wedding) and a product code.  The end consumer pays for the product at the store and can then use the CD at home or work to place their prepaid product order.  The CD loads the software onto the customer’s computer and walks the customer through the process of selecting his or her digital images to be used in creating the product, typing any unique consumer information such as a customized title and subtitle, entering order information for shipping, and uploading the order information and image files for remote fulfillment.

With third party Internet sites, the process is similar to Sequoia’s point of scan product except for how the consumer loads the simple software on his or her computer and how he or she pays for the product order.  With an Internet vendor that manages Sequoia’s software through their site, Sequoia supplies the vendor with its software download.  The consumer then downloads the simple software from the vendor’s web servers over the Internet.  The software loads and walks the customer through the process of selecting his or her digital images to be used in creating the product, typing any unique consumer information such as a customized title and subtitle, entering order information for shipping, taking the consumer’s credit card information to process the payment transaction for products ordered via a secure Internet transaction, and uploading the order for remote fulfillment.

In the event a retailer or vendor wants Sequoia to manage the software download, they simply provide a link on their website to Sequoia and Sequoia provides the simple software download from its web servers over the Internet.  The consumer process then works as outlined for a third party Internet site deployment.  Following the software download, the software loads and walks the customer through the process of selecting his or her digital images to be used in creating the product, typing any unique consumer information such as a customized title and subtitle, entering order information for shipping, taking the consumers credit card information to process the payment transaction for products ordered via a secure Internet transaction, and uploading the order for remote fulfillment.

As a companion to the point of scan product, Sequoia is currently developing a web site that will allow consumers who upload orders using the point of scan software to order additional copies and additional products on the web site.  Under this business model, the consumer uploads the product order purchased as a point of scan product.  Upon receipt of the order, Sequoia provides the consumer with a dialogue box asking if they would like to add additional copies of the created product to his or her order, and if he or she would like to order a companion photo book or poster to the order.  If the customer chooses to order additional products, Sequoia processes the payment transaction for the products ordered via a secure Internet transaction.

To date Sequoia’s customers have elected to have products fulfilled remotely.  Sequoia fulfills all the products either in house or through third party vending partners.  Once a consumer orders a product by selecting the product and the pictures and his or her images to be used in creating the product, the order and images are received by Sequoia’s web servers deployed by it in-house or with third party vendors Sequoia contracts with to do its fulfillment work.  The servers process the orders and photos and pass the electronic filed off to computers that build the final product and send the files to be burned on a DVD or printed on a print media product such as a photo book or poster.  Finished products are shipped to retail customers for delivery to end customers or directly to end customers depending on the retail customer’s business model.

Sequoia’s revenue model generally relies on a per product royalty.  With all product deployments except the point of scan product, each time an end customer makes a product utilizing Sequoia’s technology, Sequoia receives a royalty from its retail customers.  From the royalty received, Sequoia pays the royalties associated with licensed media and technology.  If Sequoia is performing product fulfillment, Sequoia also pays the costs of good associated with production of the product.  If Sequoia’s customer utilizes in-store fulfillment, its customer pays the cost of goods associated with production.

Sequoia currently has fulfillment hardware deployed in two locations including its Draper, Utah office and a Qualex (a subsidiary of Eastman Kodak Company) facility in Allentown, Pennsylvania that allow for the fulfillment of DVD products.  Both locations have computer server configurations and DVD burning and printing units.  DVD supplies, including DVD media supplied by Verbatim and Taiyo Yuden, DVD cases, and paper for printing DVD case covers, are inventoried to be able to meet customer DVD fulfillment needs.  Sequoia’s photo book and poster product fulfillment operations are in the implementation stage.  Sequoia intends to fulfill photo books and posters with third party fulfillment partners.  Currently, Sequoia has a fulfillment agreement with Qualex to build and ship many of its DVDs, photo books and posters for select customers.  Integration with Qualex for creating DVD media was completed in February 2008.

Customers

In May 2004, Sequoia signed its first client agreement with BigPlanet, a division of NuSkin.  NuSkin is a global direct selling company.  NuSkin markets premium-quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology-based products and services under the Big Planet® brand.  BigPlanet, NuSkin’s technology division, offers its customers ways to easily preserve, organize, share and enjoy photos online.  Under the terms of its BigPlanet agreement, Sequoia supplied software technology to build DVD movies which BigPlanet marketed, sold, and fulfilled for their consumers under their brand name “PhotoMax.”  Revenues from BigPlanet represented substantially all of Sequoia’s sales through 2007 at approximately $3.4 million to date.  The agreement required an annual minimum guaranteed royalty of $1 million, which was payable monthly in the amount of $83,333.33.  Sequoia’s agreement with BigPlanet expired on December 31, 2007 and Sequoia has been paid current through the end of the term.  Sequoia is in negotiations with BigPlanet to continue their business relationship.

On September 18, 2006, Sequoia signed an agreement to provide its technology in Meijer stores.  Meijer Distribution, Inc. (“Meijer”) is a Michigan-based retailer that operates 181 super centers throughout the mid-west.  Sequoia’s agreement term with Meijer continues through a date two years from the date Meijer first makes Sequoia’s software technology available to end consumers, subject to automatic renewal for additional 12-month periods after the initial term.  Under the terms, Meijer purchases DVD kits from Sequoia consisting of a pre-labeled DVD, DVD cover and paper for the case cover, and inserts printed with thumbnail size images of all the user photographs provided for use in the DVD production.  Meijer placed and paid for an initial purchase order of DVD kits, for approximately $109,000, but due to an integration issue with a third party supplier to Meijer, the deployment was delayed.  Meijer entered into an agreement with Hewlett Packard to deploy a photo kiosk solution in Meijer stores.  Sequoia is currently working with Hewlett Packard to integrate its software on Hewlett Packard’s kiosks to launch its products in Meijer stores in April 2008.

In January 2006, Sequoia signed an agreement with Storefront, a photo kiosk company.  Storefront anticipated deploying Sequoia’s software on client kiosks in retailers such as King Soopers, Smith’s, Fred Meyer, Ralph’s and others.  Storefront has not deployed Sequoia’s software to date and Sequoia does not know if they will ever deploy Sequoia software with their customers.

On September 1, 2007, Sequoia signed an agreement with Qualex, Inc. (“Qualex”) to allow for the distribution of its software product to Qualex customers.  Qualex, a wholly owned subsidiary of Eastman Kodak, is the largest wholesale and on-site photofinishing company in the world and it offers traditional print and digital output solutions by operating a large network of commercial and in store labs throughout the United States and Canada.  The agreement term is through September 30, 2009, at which point it is subject to extension for additional 12-month terms at the election of either party.  Qualex will provide the fulfillment services for all of its customers and Sequoia will get a royalty per product produced.  Sequoia also signed a separate agreement with Qualex at the same time that provides for Qualex to perform fulfillment services for select customers.  As part of the agreement, Sequoia has deployed its fulfillment technology and equipment in Qualex’s Allentown, Pennsylvania fulfillment center.  Sequoia began processing live orders in February 2008 with Qualex.

During 2007 at the request of Wal-Mart, Sequoia signed an agreement with Fujicolor to deploy its technology on Fujicolor kiosks located in domestic Wal-Mart stores.  Wal-Mart is a worldwide retailer with more than 5,000 domestic retail stores.  Fujicolor is part of Fujifilm, which is a world leader in photographic products and technology.  Sequoia’s initial integration and deployment with Fujicolor in domestic Wal-Mart stores took place in the third quarter of 2007.  Sequoia’s DVD product offering is currently deployed throughout domestic Wal-Mart stores on Fujicolor kiosks in more than 3,000 stores.  Upon deployment with Fujicolor, Sequoia intended to update the first version of its software within several months.  Because of software updates Fujicolor is making to its kiosks generally, Sequoia has not been able to deploy any updates.  Sequoia is prepared to and anticipates updating its software in the second quarter of 2008, but has no definitive time for the update, which is dependent upon Fujicolor.

In January 2008, Sequoia signed an agreement with Costco.com, to deliver its DVD product online.  The parties intend to launch the product during the first quarter of 2008.

In addition to its current customers, Sequoia continues to actively negotiate agreements and relationships with other mass and specialty retailers and other vending partners.

Competitors

Sequoia’s competitors consist primarily of professional videographers on the high-cost end and slideshow software programs on the low-cost end, with varying software tools in the middle.  Unfamiliar evaluators on the surface may attempt to compare the low-end slide show creator products with Sequoia’s products, but when compared side by side differences are readily seen in production quality and detail.  Generally only user images are included in the slide show and context; graphics, audio, and music are not included.  Finished productions are generally poor quality and lack any meaningful emotional impact.

Software providers who supply consumer tools or solutions for consumers to make their own DVD productions include Adobe, Microsoft, Ulead, PhotoShow, Roxio, among others.  The closest direct competitive products to Sequoia’s technology are software tools such as iPhoto, iMovie and Final Cut Pro from Apple, each of which require users to spend a significant sum for the software, devote extensive time to master software usage, and significant time to create each individual production.  Additional competitors include Simple Star, MuVee, RocketLife, PhotoDex, and Smilebox all of which offer similar products.

Common to software tools are their lack of automation.  The user spends a vast amount of time mastering software to produce the same sort of automated results that can otherwise be accomplished very quickly with Sequoia’s products.  A software user must first import media, organize it, choose timing and effects, edit music to length then render the production.  The rendered production must then be committed to DVD where the user has to then design a DVD interface before burning to DVD to have any navigation capabilities.

Employees

As of February 28, 2007, Sequoia had 39 full-time employees, 7 part-time employees.  All of its employees work in its primary business office in Draper, Utah.

Properties

Sequoia currently leases approximately 13,000 square feet of office space at 11781 Lone Peak Parkway, Suite 270, Draper, and Utah 84020.  Its current lease term ends on April 30, 2010.  Sequoia has a good relationship with its landlord, DBSI Draper LeaseCo LLC.  Sequoia conducts its corporate, development, sales, and certain manufacturing operations out of its Draper office.  Sequoia’s main telephone number is (801) 495-5700 and its facsimile number (801) 495-5701.  Sequoia maintains a web site at www.sequoiamg.com.  Sequoia leases space in a computer hardware collocation facility in Salt Lake City and has a good relationship with the landlord.

In Bentonville, Arkansas, Sequoia rents an office in an office suite consisting of one office of about 300 square feet.  Sequoia uses the office when it visits Wal-Mart corporate offices.

Legal Proceedings

On December 17, 2007, Robert L. Bishop, who worked with Sequoia in a limited capacity in 2004 and is a current member of a limited liability company that owns an equity interest in Sequoia, filed a legal claim against Sequoia for unpaid wages and/or commissions (with no amount specified) and promised equity.  The Complaint was served on Sequoia on January 7, 2008.  Sequoia timely filed an Answer denying Mr. Bishop’s claims.

Intellectual Property

In early 2003, through patent counsel, Sequoia performed an initial patent search for products and processes similar to its software technology.  The search revealed no prior art.  In January 2004, Sequoia filed initial patent applications seeking broad patent protection for its ideas, technologies, point-of-sale business concept, and the system of automating solutions through the use of pre-constructed templates.

Since its initial filing, Sequoia has completed additional filings to extend and broaden its patent protection.  In February 2005, Sequoia filed for international patent protection based on its original patents pending, filings with the individual countries in Europe and Asia to secure the patents internationally.

As part of its product development, Sequoia routinely licenses media content such as pictures, videos and audio to create products.  Sequoia has numerous license agreements with stock image and music sources that it routinely reviews and keeps current.

Recent Sales of Unregistered Securities

During the first half of 2006 Sequoia undertook a private equity offering consisting of 12-month convertible debt, bearing interest at 10%.  The offering was taken in its entirety by Amerivon, who invested a total of $830,000.  At the time of the investment, Amerivon placed a member on Sequoia’s Board of Managers.  In August of 2006, Amerivon invested an additional $1,560,000 in a convertible debt offering, bearing interest at 9%, intended to bridge Sequoia to a subsequent preferred equity offering targeting $5 to $7 million.  During the first quarter of 2007, Amerivon provided additional bridge financing of $500,000 and an additional $535,000 of bridge financing during the second quarter of 2007.  In May 2007, Sequoia closed the preferred equity offering with Amerivon at which time they converted approximately $2.4 million in aggregate convertible debt held by Amerivon, together with accumulated interest into common units of Sequoia.  Amerivon also provided an additional $4.7 million in cash, which, along with $1.5 million of the bridge financing principle provided during 2007, plus accumulated interest, was used to purchase a total of $6.2 million worth of Sequoia’s Series B preferred.  Upon the closing of the Series B preferred offering, Amerivon placed a second member on Sequoia’s Board of Managers.

Series B preferred holders are entitled to redemption rights after four years, annual dividends equal to 8% of the principal amount of the investment, and the right to receive distributions before common and Series A preferred holders receive distributions upon liquidation.  Upon the consummation of the Merger, Series B preferred owners will convert all of their preferred units to ownership of Sequoia common units.  In exchange for the conversion, Amerivon has the right to receive 1,525,000 shares of Sequoia common units.

Sequoia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

Sequoia makes software technology that it packages in various forms available to mass retailers, specialty retailers, Internet portals and web sites that allow end consumers to use an automated process to create products such as DVD productions, photo books, posters, calendars, and other print media products from consumer photographs, digital pictures, video, and other media.  Sequoia’s customers are retailers and other vendors and not end consumers.  Sequoia enables its customers to sell its products to the end consumer who remain customers of the vendor.

Sequoia’s revenue model generally relies on a per product royalty.  With all product deployments except a point of scan product, each time an end customer makes a product utilizing Sequoia’s technology, Sequoia receives a royalty from its retail customer.  From the royalties received, Sequoia pays the royalties associated with licensed media and technology.  If Sequoia is performing product fulfillment, Sequoia also pays the costs of goods associated with the production of the product.  If Sequoia’s customer utilizes in-store fulfillment, its customer pays the cost of goods associated with production.

Through 2007, Sequoia generated revenues through the sales of DVD products created using its technology.  During 2008, Sequoia intends to deploy its technology to create photo books and posters.  Sequoia will continue to utilize its current revenue model of receiving a royalty for each product made using its technology.

Sequoia signed its first agreement in 2004 under which it supplied its software technology to BigPlanet, a company that markets, sells, and fulfilled personal DVD products for its customers.  Through 2006 all of Sequoia’s revenues were generated through BigPlanet.  Under the terms of this agreement, BigPlanet was required to make minimum annual guaranteed payments to Sequoia in the amount of $1 million to be paid in 12 equal monthly installments.  The BigPlanet agreement included software development, software license, post-contract support and training.  As a result of the agreement terms, Sequoia determined to use the percentage-of-completion method of accounting to record the revenue for the entire contract.  Sequoia utilized the ratio of total actual costs incurred to total estimated costs incurred related to BigPlanet to determine the proportional amount of revenue to be recognized at each reporting date.

During 2006, Sequoia signed an additional agreement to provide its technology in Meijer stores.  The technology has not yet been deployed in Meijer due to an integration issue with a third party supplier, so the account has not generated any revenues to date.  However, Sequoia is working with a new vendor, Hewlett Packard, to integrate its software and is scheduled to launch its products in Meijer stores in April 2008.

In 2007, Sequoia signed an agreement with Fujicolor to deploy its technology on Fujicolor kiosks located in domestic Wal-Mart stores.  Sequoia has begun generating limited revenues through Wal-Mart and anticipates generating additional revenues through its Wal-Mart deployment during 2008.

Sequoia manufactures its DVDs in its Draper, Utah facility and uses services of local third-party vendors to produce print DVD covers and inserts and to assemble and ship final products.  Through a services agreement, Sequoia began using Qualex to manufacture DVD and print product orders for certain customers.  Qualex has deployed equipment in Allentown, Pennsylvania and Houston, Texas to manufacture Sequoia product orders.

Basis of Presentation

Net Revenues.  Sequoia generates revenues primarily from licensing the rights to customers to use its technology to create DVD products and from providing software through retail and online outlets that allow end consumers access to the technology to generate product orders which Sequoia produces and ships.  Customers then pay royalties to Sequoia on orders produced.  Sequoia's ongoing revenue agreements are generally multiple element contracts that may include software licenses, installation and set-up, training and post contract customer support (PCS).  For some of the agreements, Sequoia produces DVDs for the end customer.  For other agreements, Sequoia provides blank DVD materials and Sequoia's customer produces DVDs for the end customer.  For other contracts, Sequoia does not provide any materials and Sequoia's customer fulfills the orders for the end consumer.  Vendor specific objective evidence of fair value (VSOE) does not exist for any of the elements of these contracts.  Therefore, revenue under the majority of  Sequoia's contracts is deferred until all elements of the contract have been delivered except for the training and PCS.  At that time, the revenue is recognized over the remaining term of the contract on a straight-line basis.  Beginning in 2008, Sequoia will allow customers to place orders via its website and pay using credit cards.  Revenues for orders placed online will be recognized upon shipment of the product.  Sequoia believes that its online product offering, which will expand beyond DVDs to include photo books and posters in 2008, through its customers’ websites and through its websites linked to customer websites, will generate significant additional revenues in the future.

As Sequoia expands its product offering through additional customers, Sequoia believes its business and revenues will be subject to seasonal fluctuations prevalent in the photo industry.  A substantial portion of its revenues will likely occur during the holiday season in the fourth quarter of the calendar year.  Sequoia expects to experience lower net revenues during the first, second and third quarters than it experiences in the fourth quarter.  This trend follows the typical photo and retail industry patterns.

Sequoia has begun tracking key metrics to understand and project revenues and costs in the future, which include the following:

Average Order Size.  Average order size includes the number of products per order and the net revenues for a given period of time divided by the total number of customer orders recorded during that same period.  As Sequoia expands its product offerings, it expects to increase the average order size in terms of products ordered and revenue generated per order.

Total Number of Orders.  For each customer, Sequoia monitors the total number of orders for a given period, which provides an indicator of revenue trends for such customer.  Sequoia recognizes the revenues associated with an order when the products have been shipped.  Orders are typically processed and shipped within three business days after a customer order is received.

Sequoia believes the analysis of these metrics provides it with important information on its overall revenue trends and operating results.  Fluctuations in these metrics are not unusual and no single factor is determinative of its net revenues and operating results.

Cost of Revenues.  Sequoia’s cost of revenues consist primarily of direct materials including DVDs, DVD cases, picture sheet inserts, third-party printing, assembly and packaging costs, payroll and related expenses for direct labor, shipping charges, packaging supplies, distribution and fulfillment activities, rent for production facilities and depreciation of production equipment.  Cost of revenues also includes payroll and related expenses for personnel engaged in customer service.  In addition, cost of revenues includes any third-party software or patents licensed, as well as the amortization of capitalized website development costs.  Sequoia capitalizes eligible costs associated with software developed or obtained for internal use in accordance with the American Institute of Certified Public Accountants, or AICPA, Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and Emerging Issues Task Force, or EITF, Issue No. 00-02, “Accounting for Website Development Costs.”  Costs incurred in the development phase are capitalized and amortized in cost of revenues over the product’s estimated useful life.

Operating Expenses.  Operating expenses consist of sales and marketing, research and development and general and administrative expenses.  Sequoia anticipates that each of the following categories of operating expenses will increase in absolute dollar amounts.

Research and development expense consists primarily of personnel and related costs for employees and contractors engaged in the development and ongoing maintenance of Sequoia’s deployment of its products or various delivery platforms including online, web and shrinkwrap deployments.  These expenses include depreciation of the computer and network hardware used to run Sequoia’s website and product final products, as well as amortization of purchased software.  Research and development expense also includes co-location and bandwidth costs.

Sales and marketing expense consists of costs incurred for marketing programs and personnel and related expenses for Sequoia customer acquisition, product marketing, business development and public relations activities.

General and administrative expense includes general corporate costs, including rent for the corporate offices, insurance, depreciation on information technology equipment and legal and accounting fees.  In addition, general and administrative expense includes personnel expenses of employees involved in executive, finance, accounting, human resources, information technology and legal roles.  Third-party payment processor and credit card fees will also be included in general and administrative expense in 2008.  Sequoia also anticipates both an additional one-time cost and a continuing cost associated with public reporting requirements and compliance with the Sarbanes-Oxley Act of 2002, as well as additional costs such as investor relations and higher insurance premiums.

Interest Expense.  Interest expense consists of interest costs recognized under Sequoia’s capital lease obligations and for borrowed money.

Income Taxes.  Sequoia has been a limited liability company and not subject to entity taxation.  Going forward, Sequoia anticipates making provision for income taxes depending on the statutory rate in the countries where it sells its products.  Historically, Sequoia has only been subject to taxation in the United States.  If Sequoia continues to sell its products primarily to customers located within the United States, Sequoia anticipates that its long-term future effective tax rate will be between 38% and 45%, without taking into account the use of any of Sequoia’s net operating loss carry forwards.  However, Sequoia anticipates that in the future it may further expand its sales of products to customers located outside of the United States, in which case it would become subject to taxation based on the foreign statutory rates in the countries where these sales took place and our effective tax rate could fluctuate accordingly.

Critical Accounting Policies and Estimates

Sequoia’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, or GAAP.  The preparation of these consolidated financial statements requires Sequoia to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures.  Sequoia bases its estimates on historical experience and on various other assumptions that Sequoia believes to be reasonable under the circumstances.  In many instances, Sequoia could have reasonably used different accounting estimates, and in other instances, changes in the accounting estimates are reasonably likely to occur from period to period.  Accordingly, actual results could differ significantly from the estimates made by management.  To the extent that there are material differences between these estimates and actual results, Sequoia’s future financial statement presentation of its financial condition or results of operations will be affected.

In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application, while in other cases, management’s judgment is required in selecting among available alternative accounting standards that allow different accounting treatment for similar transactions.

Results of Operations

Comparison of the Years Ended December 31, 2007 and 2006

Revenues.
	2007	2006	% Change
Revenues	$541,856	$739,200	(27%)

More than 90% of all revenues generated in 2007 and 100% in 2006 came from Sequoia’s agreement with BigPlanet.  Under the terms of the agreement, BigPlanet was obligated to pay Sequoia $1 million in annual minimum guaranteed royalties, payable in 12 equal monthly installments of $83,333.33.  Big Planet timely paid each monthly installment during each of the 24 months through 2005 and 2006.  The BigPlanet agreement included software development, software license, post-contract support and training.  Because the contract included the delivery of a software license, Sequoia accounted for the contract in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions.  SOP 97-2 applies to activities that represent licensing, selling, leasing, or other marketing of computer software.

Because the contract included services to provide significant production, modification, or customization of software, in accordance with SOP 97-2, Sequoia accounted for the contract based on the provisions of Accounting Research Bulletin (ARB) No. 45, Long-Term Construction-Type Contracts, and the relevant guidance provided by SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  In accordance with these provisions, Sequoia determined to use the percentage-of-completion method of accounting to record the revenue for the entire contract.  Sequoia utilized the ratio of total actual costs incurred to total estimated costs to determine the amount of revenue to be recognized at each reporting date.  Sequoia records billings and cash received in excess of revenue earned as deferred revenue.  The deferred revenue balance generally results from contractual commitments made by customers to pay amounts to Sequoia in advance of revenues earned.  The unbilled accounts receivable represents revenue that has been earned but which has not yet been billed.  Sequoia considers current information and events regarding its customers and their contracts and establishes allowances for doubtful accounts when it is probable that it will not be able to collect amounts due under the terms of existing contracts.

As a result of Sequoia’s use of the stated accounting methods, revenue recognition recognized income in years other that the year cash was received.  The cash received under the BigPlanet agreement was the same in 2007 and 2006, or $1 million each year.  As a result of applying the percentage-of-completion method, revenue decreased from $748,069 in 2006 to $541,856 in 2007, a 27% drop.  The change in revenue recognition in 2007 from 2006 reflects the relationship between the percentage of Sequoia’s total operating expenses directly associated with the BigPlanet agreement and those related to other activities of the company during each respective year of the agreement.  During 2006 a much greater percentage of Sequoia’s resources were dedicated to the BigPlanet agreement than during 2007 because of Sequoia’s pursuit of and work on additional customer accounts.  The BigPlanet agreement expired on December 31, 2007.  The parties are in negotiations to continue their business relationship.

Under the original BigPlanet agreement, Sequoia provided its technology to BigPlanet for it to use to market, sell and product customer products.  Accordingly, Sequoia did not have any costs of goods sold associated with the BigPlanet revenues, only general and administrative expenses.

Sequoia maintains its cash in bank demand deposit accounts, which at times may exceed the federally insured limit.  As of December 31, 2007 and 2006, Sequoia had limited cash generating interest revenue and had not experienced any losses.

Operating Expenses.
	2007	2006	% Change
Research and Development	$1,890,852	$1,067,687	77%
Selling and Marketing	1,351,860	547,448	147%
General and Administrative	3,677,326	1,755,127	110%
Depreciation and Amortization	490,549	201,893	143%
Interest Expense	480,126	707,706	32%

Sequoia’s research and development expense increased $823,165, or 77%, from 2006 to 2007.  The increase is attributable to additional personnel and related costs for new employees and consultants involved with technology development for deployments and ongoing maintenance of Sequoia’s products in Wal-Mart on kiosks, with various retailers online and with various retailers in the form of hard good kits.  In August 2007, Sequoia launched a kiosk deployment in Wal-Mart and began selling its first hard good kits for the Christmas season.  Sequoia also began developing an online platform in 2007 for selling products online with initial deployment anticipated in the first quarter of 2008.

Selling and marketing expense increased $804,412, or 147%, from 2006 to 2007.  The increase was attributable to Sequoia’s increased marketing efforts directed at mass retailers and an increased presence at the Photo Marketing Association’s (“PMA”) annual trade show in February 2007.  Additional personnel were hired to assist with development of marketing materials resulting in additional personnel and associated costs of approximately $725,000.  An additional $80,000 was incurred in preparation for the PMA show to pay for floor space, booth rental and set up at the trade show held in February 2007.  Expenses were incurred during the last quarter of 2006 and the first quarter of 2007 for the PMA show.

Sequoia’s general and administrative expense increased $1,922,199, or 110%, from 2006 to 2007.  New business development and operations personnel and associated costs and sales materials accounted for approximately $801,000 of the increase.  Other costs associated with additional personnel such as health care, office furniture, computers, phones and other infrastructure costs across all departments totaled approximately $235,000.  Approximately $303,000 of the increase was attributable to an increase of contract labor associated with platform (online and point-of-scan offerings) and product development.  An increase of approximately $115,000 was attributable to increased professional consulting services provided by accounting, financial and legal services associated with Sequoia’s funding activities and pursuit of the Merger Agreement with Secure Alliance.  Sequoia’s lease payments increased as the company took out more space to house new employee growth by approximately $301,000.  Travel and entertainment costs increased approximately $121,000 as Sequoia pursued business opportunities.  Equipment taxes, licensing and telephone expenses increased by $56,000, all as a result of added personnel.

Depreciation expense increased $288,656, or 143% from 2006 to 2007 as a result of purchasing computer equipment deployed to fulfill product for new customer accounts and for office furniture and equipment for new employees which began to be depreciated by Sequoia.

Sequoia’s interest expense decreased from $707,706 in 2006 to $480,126 in 2007 due to the conversion of its convertible debt into equity during 2007.  To fund operations, Sequoia undertook a large private equity offering consisting of 12-month convertible debt, bearing interest at 10%.  The offering was taken in its entirety by Amerivon, who invested a total of $830,000.  In August of 2006, Amerivon invested an additional $1,560,000 in a convertible debt offering, bearing interest at 9%, intended to bridge Sequoia to a subsequent preferred equity offering targeting $5 to $7 million.

In December 2006, Sequoia entered into various short-term loans with members of Sequoia totaling $265,783 to fund operations until the funding transaction with Amerivon closed.  These loans bore interest at 10% per annum and were payable on or before December 31, 2007.  In May 2007, these loans were repaid.

Liquidity and Capital Resources.
	2007	2006
Statements of Cash Flows
Cash Flows from Operating Activities	$(5,513,316)	$(1,890,640)
Cash Flows from Investing Activities	(577,295)	(414,995)
Cash Flows from Financing Activities	6,780,988	2,464,288

Sequoia anticipates that its current cash, cash equivalents, funds from the Loan Agreement with Secure Alliance and cash generated from operations will be sufficient to meet its needs for the next year of operations.  If Sequoia does not close the Merger Agreement with Secure Alliance, it will be required to significantly reduce operating expenses to continue operations or raise additional outside capital.  Sequoia can provide no guaranty that it will be able to raise additional outside capital and such funding would likely have a dilutive effect on Sequoia’s current owners.

Operating Activities.  For 2007, net cash used in operating activities was $(5,513,316) compared to $(1,890,640) in 2006.  The change was due primarily to Sequoia’s pursuit of new customers and development of additional delivery methods for its software technology which required substantial additional human, equipment and property resources.

Investing Activities.  For 2007, Sequoia’s cash flows from investing activities was $(577,295) compared to $(414,995) in 2006.  The change resulted primarily as a result of purchasing property and equipment to allow for the fulfillment of products for customers and anticipated customers.

Financing Activities.  Sequoia has elected to grow its business through the use of outside capital beyond what has been available from operations to capitalize on the growth in the digital imaging industry.  During the first half of 2006 Sequoia undertook a private equity offering consisting of 12-month convertible debt, bearing interest at 10%.  The offering was taken in its entirety by Amerivon, who invested a total of $830,000.  At the time of the investment, Amerivon placed a member on Sequoia’s Board of Managers.  In August of 2006, Amerivon invested an additional $1,560,000 in a convertible debt offering, bearing interest at 9%, intended to bridge Sequoia to a subsequent preferred equity offering targeting $5 to $7 million.  During the first quarter of 2007, Amerivon provided additional bridge financing of $500,000 and an additional $535,000 of bridge financing during the second quarter of 2007.  In May 2007, Sequoia closed the preferred equity offering with Amerivon at which time they converted approximately $2.4 million in aggregate convertible debt held by Amerivon, together with accumulated interest into common units of Sequoia.  Sequoia also provided an additional $4.7 million in cash, which, along with $1.5 million of the bridge financing principle provided during 2007, plus accumulated interest, was used to purchase a total of $6.2 million worth of Sequoia’s Series B preferred.  Upon the closing of the Series B preferred offering, Amerivon placed a second member on Sequoia’s Board of Managers.

In anticipation of closing the Merger Agreement, Sequoia entered into a Loan Agreement with Secure Alliance whereby Secure Alliance agreed to extend (and has extended) to Sequoia  $2.5 million to provide operating capital through the closing of the transaction.  A total of $1 million was loaned to Sequoia during 2007, with an additional $1.5 million being loaned in 2008.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

We are providing the following selected financial information to assist you in your analysis of the financial aspects of the Merger.  The Sequoia balance sheet data as of December 31, 2006 and 2007 and the statement of operations data for the years ended December 31, 2006 and 2007 are derived from audited Sequoia financial statements and are included elsewhere in this proxy statement.  The Sequoia balance sheet data as of December 31, 2005 and the statement of operations data, except for basic and diluted net income per unit, for the year ended December 31, 2005 are derived from audited financial statements of Sequoia not included in this proxy statement.  The Sequoia balance sheet data as of December 31, 2003 and 2004 and the statement of operations data for the years ended December 31, 2003 and 2004 are derived from unaudited financial statements of Sequoia not included in this proxy statement.

Our balance sheet data as of September 30, 2006 and 2007 and the statement of operations data for the years ended September 30, 2005, 2006 and 2007 are derived from our audited financial statements and are included elsewhere in this proxy statement.  Our balance sheet data as of September 30, 2003, 2004 and 2005 and the statement of operations data for the years ended September 30, 2003 and 2004 are derived from our audited financial statements not included in this proxy statement.

Our balance sheet data as of December 31, 2007 and the statement of operations data for the three months ended December 31, 2007 and 2006 are derived from our unaudited interim financial statements, which are included elsewhere in this proxy statement.  In the opinion of management, the unaudited interim financial statements include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of such financial statements.  The results of operations for the three months ended December 31, 2007 are not necessarily indicative of the results to be expected for the entire fiscal year or any future period.

The selected financial information of Sequoia and Secure Alliance is only a summary and should be read in conjunction with each company’s historical financial statements and notes and “The Transactions - Sequoia’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein.  The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of Sequoia, Secure Alliance, or the combined company resulting from the business combination.

Sequoia’s Selected Historical Financial Information

	Year Ended December 31,
	2003	2004	2005	2006	2007
Statement of Operations Data:
Revenue	$-	$750,050	$1,487,269	$739,200	$541,856
Net income (loss)	(154,572)	(258,883)	170,032	(3,535,935)	(7,339,401)
Deemed distribution on Series B redeemable convertible preferred units	-	-	-	-	(190,000)
Distributions on Series B redeemable convertible preferred units	-	-	-	-	(308,251)
Net income (loss) applicable to common units	(154,572)	(258,883)	170,032	(3,535,935)	(7,837,652)
Basic and diluted net loss per common unit	(0.01)	(0.01)	0.01	(0.16)	(0.30)

	As of December 31,
	2003	2004	2005	2006	2007
Balance Sheet Data:
Cash	$78,339	$(425)	$10,039	$168,692	$859,069
Working capital (deficit)	57,111	(44,690)	517,077	(2,661,857)	(1,089,039)
Total assets	173,714	99,720	808,496	1,265,211	2,854,189
Long-term liabilities	155,319	273,941	-	-	294,450
Redeemable convertible preferred stock	-	-	-	-	6,603,182
Total members’ equity (deficit)	(2,832)	(261,715)	586,299	(2,171,457)	(6,901,051)

Secure Alliance's Selected Historical Financial Information

	Year Ended September 30,					Three Months Ended December 31,
	2003	2004	2005	2006	2007	2006	2007
Statement of Operations Data:
Revenue	$-	$-	$-	$-	$-	$-	$-
Income (loss) from continuing operations	(4,367,185)	14,606,170	(8,359,530)	(1,073,065)	(7,337,377)	(6,716,455)	(160,602)
Income (loss) from continuing operations per share Basic	(0.25)	0.84	(0.41)	(0.03)	(0.37)	(0.34)	(0.01)
Diluted	(0.25)	0.45	(0.41)	(0.03)	(0.37)	(0.34)	(0.01)

	As of September 30,					As of December 31,
	2003	2004	2005	2006	2007	2007
Balance Sheet Data:
Cash and cash equivalents	$915,097	$258,120	$1,003,663	$1,264,463	$882,116	$2,232,093
Working capital (deficit)	(20,335,776)	1,938,940	3,731,219	7,673,181	12,627,895	12,385,535
Total assets	14,430,201	10,778,244	17,536,528	19,085,039	12,773,296	12,637,158
Total shareholders' equity (deficit)	(17,678,603)	2,588,449	2,263,318	7,677,181	12,631,895	12,389,535

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
OF SEQUOIA AND SECURE ALLIANCE

The Merger will be accounted for as a reverse acquisition under the purchase method of accounting.  Sequoia will be treated as the continuing reporting entity for accounting purposes.  The assets and liabilities of Secure Alliance will be recorded, as of the completion of the Merger, at fair value, which is considered to approximate historical cost, and added to those of Sequoia.

We have presented below selected unaudited pro forma combined financial information that reflects the recapitalization of Sequoia and is intended to provide you with a better picture of what our business might have looked like had Sequoia and Secure Alliance actually been combined as of December 31, 2007.  The selected unaudited pro forma combined financial information does not reflect the effect of any cost savings that may result from the Merger.  You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the Merger.  The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma combined condensed financial statements and related notes thereto included elsewhere in this proxy statement.

Year Ended December 31, 2007(1)(2)
Revenues	$541,856
Net loss from continuing operations applicable to common stockholders	(16,286,767)
Loss from continuing operations per share - basic and diluted	(0.29)

At December 31, 2007(2)(3)
Total assets	$13,219,983
Total current liabilities	2,105,231
Long-term liabilities, net of current portion	294,450
Redeemable convertible preferred stock	-
Total shareholders’ equity	10,820,302

Notes:

(1)	Combines the year ended December 31 of Sequoia with the year ended September 30 of Secure Alliance.

(2)
Assumes the conversion of Sequoia preferred units to Sequoia common units immediately prior to the closing of the Merger.  The conversion includes an additional 1,525,000 common units that Sequoia has agreed to issue upon conversion, in order to induce conversion.  Also assumes the exercise of 1,727,605 warrants of Sequoia at an exercise price of $0.24 immediately prior to the closing of the Merger.

(3)	Assumes that certain Secure Alliance assets will be distributed to the Secure Alliance stockholders in the form of a cash Dividend.

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical per share information of Sequoia and Secure Alliance and unaudited pro forma combined per share ownership information of Sequoia and Secure Alliance after giving effect to the Merger.  You should read this information in conjunction with the selected summary historical financial statement of Sequoia and Secure Alliance and related notes that are included elsewhere in this proxy statement.  The unaudited Sequoia and Secure Alliance pro forma combined financial per share information for the year ended December 31, 2007 is derived from, and should be read in conjunction with, the unaudited pro forma combined condensed financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Sequoia or Secure Alliance would have been had the companies been combined or to project the Sequoia or Secure Alliance results of operations that may be achieved after the Merger.

	Sequoia	Secure Alliance	Combined Company

Number of shares of common stock outstanding upon consummation of the Merger(2)(4):			48,619,780
Percentage of shares that will be held by Sequoia and Secure Alliance stockholders after completion of the Merger	80.01%	19.99%
Net income (loss) from continuing operations per share - historical
Year ended December 31, 2003	(0.01)
Year ended December 31, 2004	(0.01)
Year ended December 31, 2005	0.01	(0.41)
Year ended December 31, 2006	(0.16)	(0.03)
Year ended December 31, 2007	(0.30)	(0.37)

Net income (loss) from continuing operations per share - pro forma(1)(2)(4):
Year ended December 31, 2007			(0.29)

Book value per share - pro forma(1)(2)(3)(4):
At December 31, 2007	n/a (5)	0.64	0.22

Notes:

(1)	Combines the year ended December 31 of Sequoia with the year ended September 30 of Secure Alliance.

(2)
Assumes the conversion of Sequoia preferred units to Sequoia common units immediately prior to the closing of the Merger.  The conversion includes an additional 1,525,000 common units that Sequoia has agreed to issue upon conversion, in order to induce conversion.  Also assumes the exercise of 1,727,605 warrants of Sequoia at an exercise price of $0.24 immediately prior to the closing of the Merger.

(3)	Assumes that certain Secure Alliance assets will be distributed to the Secure Alliance stockholders in the form of a cash Dividend.

(4)	Assumes a 1-for-2 reverse stock split of Secure Alliance’s common stock.

(5)	Sequoia had a members’ deficit at December 31, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of Secure Alliance and the balance sheet of Sequoia as of December 31, 2007, accounting for the transaction as a recapitalization of Sequoia with the issuance of shares for the net assets of Secure Alliance (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of December 31, 2007.  The transaction was not completed as of December 31, 2007.

The following unaudited proforma condensed combined statement of operations combines the results of operations of Sequoia for the year ended December 31, 2007 and Secure Alliance for the year ended September 30, 2007, as if the transaction had occurred as of October 1, 2006.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of Sequoia and Secure Alliance.  These proforma financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the dates indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2007

	Sequoia	Secure Alliance			Pro Forma Adjustments	Pro Forma Combined
Assets

Current assets:
Cash	$859,069	$2,232,093	[C	]	$414,625	$3,505,787
Certificates of deposit	-	8,900,000	[G	]	(1,300,000)	7,600,000
Marketable securities available-for-sale	-	363,960	[G	]	(363,960)	-
Accounts receivable	448,389	22,029	[G	]	(22,029)	448,389
Note receivable	-	1,000,000	[H	]	(1,000,000)	-
Inventory	21,509	-				21,509
Prepaid expenses	100,799	115,076				215,875
Deferred costs	294,602	-				294,602
Deposits and other current assets	44,201	-				44,201

Total current assets	1,768,569	12,633,158				12,130,363

Property and equipment, net	990,523	-				990,523
Intangible assets, net	74,689	-				74,689
Other Assets	20,408	4,000				24,408

Total assets	$2,854,189	$12,637,158				$13,219,983

Liabilities and Members’ Equity (Deficit)

Current liabilities:
Accounts payable	$75,118	$51,722				$126,840
Accrued liabilities	823,772	195,901				1,019,673
Dividends payable	308,251	-				308,251
Current portion of capital leases	118,288	-				118,288
Current portion of deferred rent	38,580	-				38,580
Note payable	1,000,000	-	[H	]	$(1,000,000)	-
Deferred revenue	493,599	-				493,599

Total current liabilities	2,857,608	247,623				2,105,231

Deferred rent	222,611	-				222,611
Capital lease obligations, net of current portion	71,839	-				71,839

Total liabilities	3,152,058	247,623				2,399,681

Series B redeemable convertible preferred units, no par value, 12,000,000 units authorized; 8,804,984 outstanding, (liquidation preference of $6,603,738)	6,603,182	-	[B	]	(6,603,182)	-

Commitments and contingencies

Members’ equity (deficit):
Series A convertible preferred units, no par value, 3,746,485 units authorized, 3,533,720 units outstanding (liquidation preference of $474,229)	474,229	-	[B	]	(474,229)	-
Common units, no par value, 90,000,000 units authorized; 29,070,777, units outstanding	4,211,737	-	[B	]	8,053,411	-
			[C	]	414,625
			[F	]	(12,679,773)
Common stock, $.01 par value, authorized 100,000,000 shares; issued and outstanding 19,441,524 shares	-	194,415	[A	]	(97,208)	486,198
			[D	]	388,990
Additional paid-in capital	-	30,067,790	[A	]	97,208	22,897,122
			[G	]	(1,622,029)
			[D	]	(388,990)
			[F	]	12,679,773
			[E	]	(17,936,630)
Accumulated deficit	(11,587,017)	(17,936,630)	[E	]	17,936,630	(12,563,017)
			[B	]	(976,000)
Accumulated other comprehensive income	-	63,960	[G	]	(63,960)	-

Total members’ equity (deficit)	(6,901,051)	12,389,535				10,820,302

Total liabilities and members’ equity (deficit)	$2,854,189	$12,637,158				$13,219,983

Unaudited Pro Forma Condensed Combined Statements of Operations

	Sequoia Year Ended December 31, 2007	Secure Alliance Year Ended September 30, 2007			Pro Forma Adjustments	Pro Forma Combined

Sales	$541,856	$-				$541,856

Operating expense:
Cost of sales	57,068	-				57,068
Research and development	1,890,852	-				1,890,852
Selling and marketing	1,351,860	-				1,351,860
General and administrative	3,677,326	1,333,467				5,010,793
Depreciation and amortization	490,549	-				490,549

Total operating expense	7,467,655	1,333,467				8,801,122

Income (loss) from operations	(6,925,799)	(1,333,467)				(8,259,266)

Other income (expense):
Amortization of debt discount and deferred financing costs	-	(6,508,963)				(6,508,963)
Interest income	66,524	580,861	[I	]	$(52,000)	595,385
Interest expense	(480,126)	-				(480,126)

Total other income (expense)	(413,602)	(5,928,102)				(6,393,704)
Loss before income taxes and discontinued operations	(7,339,401)	(7,261,569)				(14,652,970)

Income tax expense	-	159,546				159,546

Loss from continuing operations	(7,339,401)	(7,421,115)				(14,812,516)

Preferred dividends and deemed dividends	(498,251)	-	[B	]	(976,000)	(1,474,251)

Net loss from continuing operations applicable to common unit/stockholders	$(7,837,652)	$(7,421,115)				$(16,286,767)

Basic earnings (loss) per share:
Loss from continuing operations		(0.03)				(0.29)

Basic weighted average common shares outstanding		33,499,128	[A	]	(16,749,564)	55,648,582
			[J	]	38,899,018

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1  – Pro Forma Adjustments

On December 6, 2007, we entered into the Merger Agreement with Sequoia wherein we will acquire 100% of Sequoia through the issuance of 38,899,018 shares of restricted common stock in a transaction wherein Sequoia would become one of our wholly owned subsidiaries.  On March 31, 2008, the Merger Agreement was amended to, among other things, (i) effect a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split, (ii) provide for the Dividend, (iii) amend the amount of the proposed Merger Consideration to be provided under the Merger Agreement, and (iv) remove the closing condition that we have not less than $9.8 million in net cash or cash equivalents.  The Merger will become effective after approval by our stockholders.  After effectiveness of the transaction, the former Sequoia unit holders will own approximately 80% of our issued and outstanding shares.  Because the shares issued in the transaction represent control of the total shares of our outstanding common stock immediately following the transaction, the transaction will be accounted for as a “Reverse Acquisition” for accounting purposes.

Pro forma adjustments on the attached financial statements include the following:

[A]	To record the 1-for-2 reverse stock split of our common stock, which will occur upon stockholder approval prior to the Merger.

[B]
To reflect the conversion of Sequoia preferred units to Sequoia common units immediately prior to the closing of the Merger.  The conversion includes an additional 1,525,000 common units that Sequoia has agreed to issue upon conversion, in order to induce conversion.  These inducement units will be recorded as a preferential dividend, thus increasing the accumulated deficit and increasing the loss applicable to Sequoia’s common unit holders.

[C]
To reflect the exercise of 1,727,605 warrants of Sequoia at an exercise price of $0.24 immediately prior to the closing of the Merger.  The holders of these warrants have agreed to exercise their warrants prior to the closing of the Merger.

[D]
To record the acquisition of Sequoia by Secure Alliance through the issuance of 38,899,018 shares of our common stock.  Sequoia’s ownership interests in Secure Alliance after the Merger will be greater than that of our existing stockholders as of the Record Date and, accordingly, the management of Sequoia will assume operating control of us upon closing of the Merger.  Consequently, the Merger will be accounted for as the recapitalization of Sequoia, wherein Sequoia purchased the assets of Secure Alliance and accounted for the transaction as a “Reverse Acquisition” for accounting purposes.

[E]	To eliminate our accumulated deficit on the closing date of the Merger, to reflect the purchase by Sequoia for accounting purposes.

[F]	To eliminate the Sequoia common units for consolidation.

[G]	To remove assets that will be distributed to our stockholders existing as of the Record Date, through a cash Dividend equal to the amount of such assets.

[H]	To eliminate amounts loaned from Secure Alliance to Sequoia.

[I]	To remove interest income related to the $1.3 million of cash that will be retained by our stockholders (see note G above).

[J]
To record the issuance of 38,899,018 shares of our common stock in connection with the Merger.  Dilutive earnings per share were not presented, as the effect was anti-dilutive for the periods presented.

THE MERGER AGREEMENT (PROPOSAL 1)

The Board is asking our stockholders to vote on a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby.

The following summarizes some of the material provisions of the Merger Agreement, as amended, but is not intended to be an exhaustive discussion of the Merger Agreement.  A copy of the Merger Agreement is attached to this proxy statement as Annex A.  We encourage you to read carefully the Merger Agreement in its entirety because the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The description of the Merger Agreement in this proxy statement has been included to provide you with information regarding its terms.  The Merger Agreement contains representations and warranties made by and to the Company and Sequoia as of specific dates.  The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, including qualifications set forth on the disclosure schedules to the Merger Agreement.  In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

General; Structure of Merger

Pursuant to the Merger Agreement and subject to the satisfaction of the conditions set forth therein, the holders of Sequoia Membership Interests and Sequoia Membership Interest Equivalents (as those terms are defined in the Merger Agreement) will receive approximately 80% of the equity interests in the Company in consideration for the contribution to the Company of all of the equity interests in Sequoia.

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement and the Utah Revised Limited Liability Company Act, at the effective time of the Merger, (i) Merger Sub will merge with and into Sequoia, with Sequoia continuing as the surviving entity in the Merger and as a wholly owned subsidiary of the Company, and (ii) each Sequoia Membership Interest will automatically convert into the right to receive 0.87096285 shares of Common Stock, calculated after the Reverse Stock Split to be effected prior to the Merger.  Upon conversion, Sequoia will receive approximately 38,899,018 shares of Common Stock, and the Company will have a total of approximately 48,619,680 shares of Common Stock outstanding.

Closing

Closing under the Merger Agreement will take place on such date as mutually determined by the parties thereto upon the satisfaction of the conditions described therein.  The Merger is expected to be completed during the second quarter of 2008.  The Merger will become effective upon the filing of the Articles of Merger with the Department of Commerce, Corporations Division of the State of Utah.

Merger Consideration

At the effective time of the Merger, each Sequoia Membership Interest will automatically convert into the right to receive 0.87096285 shares of Common Stock, calculated after the Reverse Stock Split.  All such Sequoia Membership Interests, when so converted, will no longer be outstanding.  We anticipate that approximately 38,899,018 shares of our common stock will be issued in the Merger, calculated after the Reverse Stock Split.

Treatment of Sequoia Membership Interest Equivalents

We will assume Sequoia’s obligation with respect to Sequoia Membership Interest Equivalents outstanding at the closing of the Merger such that upon such date, each Sequoia Membership Interest Equivalent will be deemed to have the right to receive 0.87096285 shares of Common Stock upon purchase or exercise of such Sequoia Membership Interest Equivalent.

Additional Actions

Immediately prior to the closing of the Merger, Sequoia will convert or cause the holders of Sequoia Membership Interests to convert all Series A Preferred Membership Interests and Series B Preferred Membership Interests (as such terms are defined in the Merger Agreement) outstanding in Sequoia into common units or in the event, the foregoing conversion fails to occur prior to the closing of the Merger, the Series A Preferred Membership Interests and Series B Preferred Membership Interests will instead be exchanged for 12,074,771 shares of Common Stock, which are included in the total number of shares of Common Stock (approximately 38,899,018) to be issued in the Merger.

As of the date of the Merger Agreement, we entered into the Loan Agreement with Sequoia to provide a secured line of credit to Sequoia of up to $2,500,000, all of which has been extended to Sequoia as of February 15, 2008.

Representations and Warranties

The Merger Agreement contains representations and warranties for each of the Company and Sequoia relating to, among other things:

•	Organization of each constituent company;

•	Authorization of the Merger Agreement and the consummation of the transactions contemplated therein;

•	Capitalization of each constituent company;

•	Financial Statements;

•	No material adverse effects since June 30, 2007;

•	Litigation or Proceedings;

•	Tax Returns and Audits;

•	Contracts;

•	Intellectual Property;

•	Questionable Payments;

•	Title to Assets;

•	Subsidiaries;

•	Books and Records;

•	Consents and Non-Contravention;

•	Compliance with Securities Laws;

•	Environmental Matters;

•	Permits and Licenses;

•	Broker’s Fees;

•	Absence of Undisclosed Liabilities;

•	Changes since June 30, 2007;

•	Real Property;

•	Employees and Consultants;

•	Employee Benefit Plans; ERISA;

•	Condition of Properties;

•	Insurance Coverage;

•	Interested Party Transactions; and

•	Security Regulatory Investigation.

In addition, in the Merger Agreement, we make additional representations and warranties to Sequoia, which include:

•	Compliance with Sarbanes Oxley; and

•	SEC Reports.

For the purposes of the Merger Agreement, a “material adverse effect” means with respect to any Person (as such term is defined in the Merger Agreement) any event or events or any change in or effect on such Person’s financial condition, business, prospects, operations, customers, suppliers, employee relationships, assets, properties, or results of operations that, when taken as a whole, (i) has materially interfered or is reasonably likely to materially interfere with the ongoing operations of such Person’s business or (ii) singly or in the aggregate has resulted in, or is reasonably likely to have, a material adverse effect on the ongoing conduct of the business of such Person; provided, however, that any adverse effect arising out of or resulting from (x) an event or series of events or circumstances affecting the United States economy generally or the economy generally of any other country in which the Person operate, or (y) the entering into of the Merger Agreement and the consummation of the transactions contemplated therein, shall be excluded in determining whether a Material Adverse Effect has occurred.

Actions Prior to Closing

Restrictions on Certain Actions

Except as contemplated by the Merger Agreement, the Reverse Stock Split, the Management Options and the SAH Distribution (as such terms are defined in the Merger Agreement), (i) there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of our Common Stock and there shall be no dividends or other distributions paid on our Common Stock and (ii) we shall not take any action or enter into any agreement to issue or sell any shares of our capital stock or any securities convertible into or exchangeable or exercisable for any shares of our capital stock or  repurchase, redeem or otherwise acquire any of our issued and outstanding capital stock, without the prior written consent of Sequoia.

Other Proposals

We may engage in negotiations or discussions with any person other than Sequoia or its affiliates that, without prior solicitation by or negotiation with the Company, has made a superior proposal.  Following receipt of such superior proposal, our Board may fail to make, withdraw or modify in a manner adverse to Sequoia its recommendation to approve the proposals described in this proxy statement and may submit such superior proposal to a vote of our stockholders, and/or take any action advisable or required under law, if our Board determines in good faith that the Board must take such action to comply with its fiduciary duties under applicable law.

If the Merger Agreement is not previously terminated, we shall pay Sequoia a termination fee of one million dollars ($1,000,000) no later than 10 days after the date of the first to occur: (i) the execution by us of any agreement with a third party (other than a confidentiality agreement) providing for the sale of substantially all of the assets of the Company or providing for the merger of the Company with a third party, or (ii) the approval or recommendation to the stockholders of the Company of a superior proposal, or the consummation of a superior proposal.

Sequoia agrees that payment of such termination fee, if such fee is actually paid, will be the sole and exclusive remedy of Sequoia upon termination of the Merger Agreement.

Stockholders Meeting

As reasonably practicable, but in no event prior to 20 days following the date of the Merger Agreement, we have agreed to duly call and hold a meeting of our stockholders (the “Stockholders Meeting”) for the purpose of voting on the approval and adoption of:

•	the Merger Agreement and the transactions contemplated therein (which includes the appointment of additional directors following the Merger);

•	the Name Change;

•	the Reverse Stock Split,

•	the 2008 Plan,

•	the Capitalization, and

•
any motion for adjournment or postponement of the Stockholder Meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the Merger Agreement and the transactions contemplated therein.

Certain Other Covenants

The Merger Agreement contains additional covenants, including:

•	Providing access to personnel and information regarding the assets, properties, business and operations of the other party;

•	Keeping confidential any information or documents obtained from the other party concerning the assets, properties, business and operations of such party;

•	Issuing any statement or communications to the public regarding the Merger, without the prior written consent of the other party;

•	Our timely filing of all required SEC documents and compliance with the requirements of the Securities Act, the Exchange Act and state securities laws and regulations.

•	Each party conducting its business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken.

Post Closing Covenants

Initial Directors’ and Officers’ Insurance.

All rights to indemnification or exculpation existing in favor of our employees, agents, directors or officers and our subsidiaries and to Mark Levenick and Raymond Landry (the “D&O Indemnified Parties”) as provided in the respective charter documents, bylaws, certificate of limited partnership or limited partnership agreement as in effect on the date of the Merger Agreement shall continue in full force and effect for a period of six (6) years from and after the closing date of the Merger Agreement (the “D&O Indemnity Period”).

Immediately prior to the effective time of the Merger Agreement, we shall purchase a single payment, run-off policy or policies of directors’ and officers’ liability insurance covering the D&O Indemnified Parties for claims currently covered by our existing directors’ and officers’ liability insurance policies arising in respect of acts or omissions occurring prior to the effective time amount and scope at least as favorable, in the aggregate, as our existing policies, and shall remain in effect for a period of six years after the effective time.

During the D&O Indemnity Period, we shall indemnify and hold harmless the D&O Indemnified Parties in respect of acts or omissions occurring at or prior to the closing to the fullest extent permitted by Delaware law or any other applicable laws or provided under our and our subsidiaries’ charter, bylaws, certificate of limited partnership or limited partnership agreement in effect on the date of the Merger Agreement.

If we or any of our successors or assigns:

•	consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or

•	transfers or conveys all or substantially all of its properties and assets to any Person,

then, and in each such case, to the extent necessary, proper provision shall be made so that our successors and assigns shall assume the obligations set forth above.

The rights of each D&O Indemnified Party hereunder shall be in addition to any rights such Person may have under our or our subsidiaries’ charter, bylaws, certificate of limited partnership or limited partnership agreement, or under Delaware law or any other applicable laws or under any agreement of any D&O Indemnified Party with us or any of our subsidiaries.  These rights shall survive consummation of the transactions contemplated by the Merger Agreement and are intended to benefit, and shall be enforceable by, each D&O Indemnified Party.

Future Directors’ and Officers’ Insurance

After the closing date of the Merger Agreement, we shall indemnify and maintain in effect directors’ and officers’ and fiduciaries’ liability insurance for each continuing director:

•	during the time such person serves on the Board of the Company or our subsidiaries; and

•	for a period of not less than six years following the time such continuing director no longer serves on the Board of the Company or our subsidiaries.

The liability insurance required hereto shall be in amount and scope at least as favorable, in the aggregate, as our policies immediately prior to the effective time with comparable terms and conditions and with comparable insurance coverage as is then in effect for the current officers and directors of the Company and our subsidiaries and whose amount and scope are reasonably satisfactory to the continuing directors.

Insurance in the Event of Dissolution

We agree that if we are dissolved or cease to exist for any reason prior to:

•	the termination of the D&O Indemnity Period; or

•	the six-year period following the time a continuing director no longer serves as a director on the Board of the Company or our subsidiaries,

then prior to such dissolution or cessation we shall extend our then in effect directors’ and officers’ and fiduciaries’ liability insurance policy on commercially reasonable terms and conditions and with insurance coverage as comparable as possible with the insurance policy then in effect for our current officers and directors, and such extension shall provide such insurance coverage to each D&O Indemnified Party in accordance with our obligations under the Merger Agreement.  We shall prepay all premiums in connection with such extension.  These rights shall survive consummation of the transactions contemplated by the Merger Agreement and are intended to benefit, and shall be enforceable by, each D&O Indemnified Party.

Conditions to Close

All obligations of Sequoia under the Merger Agreement are subject to the fulfillment, prior to or as of the closing of the Merger, of each of the following conditions:

•	the accuracy of our representations and warranties made, contained in or pursuant to the Merger Agreement;

•
our performance and compliance with all covenants, agreements, and conditions set forth or otherwise contemplated in the Merger Agreement and our execution and delivery of all documents required to be executed and delivered;

•	the approval by our Board in accordance with Delaware law the execution and delivery of the Merger Agreement and the consummation of the Merger;

•	the approval by the holders of a majority of the shares of Common Stock of the Merger Agreement and the Merger;

•	the sufficiency of shares of our capital stock authorized to complete the Merger;

•	shares of Common Stock, calculated after the Reverse Stock Split, to be issued to members of Sequoia will be validly issued, nonassessable and fully paid under Delaware corporation law;

•	we shall have effected the Reverse Stock Split, the Changes to Authorized Capital, the Name Change and the adoption of the New Stock Incentive Plan;

•
no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger;

•
no pending or threatened action, proceeding or investigation before any court or administrative agency by any government agency, or pending action by any other person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the Merger or the ability of Sequoia to operate its business;

•	our officers shall have tendered their resignations in writing;

•
we shall have obtained and delivered to Sequoia written consents of any persons or entities whose consent is required to consummate the Merger, if any, and all of such consents shall remain in full force and effect at and as of the closing of the Merger;

•	we shall have instructed our transfer agent to make such changes to its stock registrar so as to give effect to the Merger, the Reverse Stock Split, and the Authorized Capital Changes;

•	absence of any material adverse effects since the date of the our unaudited balance sheet as of June 30, 2007;

•	Sequoia shall receive a certificate of the President of the Company certifying that the conditions relating to our representations, warranties and covenants have been satisfied;

•
Sequoia shall receive a certificate of incumbency executed by the Secretary of the Company certifying (i) the names, titles and signatures of the officers authorized to execute any documents referred to in the Merger Agreement, (ii) that our Certificate of Incorporation and By-laws delivered to Sequoia are true and complete, and (iii) that resolutions adopted by our Board delivered to Sequoia authorizing the Merger are true and complete;

•
Sequoia shall have received (i) a certificate from the Secretary of State of the State of Delaware dated within five business days of the closing date of the Merger that the Company is in good standing under the laws of said state, and (ii) and evidence as of a recent date that we are qualified to transact business as a foreign corporation and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary; and

Sequoia shall have received such additional supporting documentation and other information with respect to the transactions contemplated hereby as it may reasonably request.

Our obligations under the Merger Agreement are subject to the fulfillment, prior to or at the closing of the Merger, of each of the following conditions:

•	the accuracy of Sequoia’s representations and warranties made, contained in or pursuant to the Merger Agreement;

•
Sequoia’s performance and compliance with all covenants, agreements, and conditions set forth or otherwise contemplated in the Merger Agreement and the execution and delivery of all documents required to be executed and delivered by Sequoia;

•	the Board of Managers and the members of Sequoia shall have approved in accordance with Utah law the execution and delivery of the Merger Agreement and the consummation of the Merger;

•	the approval by the holders of a majority of the shares of Common Stock of the Merger Agreement and the Merger;

•
no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger;

•
no pending or threatened action, proceeding or investigation before any court or administrative agency by any government agency, or pending action by any other person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the Merger or the ability of Sequoia to operate its business;

•
we shall have obtained and delivered to Sequoia written consents of any persons or entities whose consent is required to consummate the Merger, if any, and all of such consents shall remain in full force and effect at and as of the closing of the Merger;

•	absence of any material adverse effects since the date of the unaudited balance sheet of Sequoia, as of June 30, 2007;

•	we shall have received a certificate of the President of Sequoia certifying that the conditions relating to its representations, warranties and covenants have been satisfied;

•
we shall have received a certificate of incumbency executed by the Secretary of Sequoia certifying (i) the names, titles and signatures of the officers authorized to execute any documents referred to in the Merger Agreement, (ii) that the Articles of Organization and Operating Agreement of Sequoia delivered to us are true and complete, and (iii) that resolutions adopted by the Board of Managers of Sequoia delivered to us authorizing the Merger are true and complete;

•
we shall have received (i) a certificate from the Division of Corporations of the State of Utah dated within five business days of the closing of the Merger to the effect that Sequoia is in good standing under the laws of Utah and (ii) and evidence as of a recent date that Sequoia is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary;

•	the SAH Distribution (as such term is defined in the Merger Agreement) shall have been completed;

•	the fairness opinion received by the Board prior to the date of the Merger Agreement shall not have been withdrawn or materially modified; and

•	we shall have received such additional supporting documentation and other information with respect to the transactions contemplated hereby as we may reasonably request.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to completion of the closing of the Merger, as follows:

•
by Sequoia, if (1) there has been a material breach by us and, in the case of a representation, warranty or covenant breach, such breach shall not have been cured within ten (10) days after receipt by us of notice specifying particularly such breach, (2) Sequoia determines in its sole discretion as a result of its due diligence review of the Company that it does not wish to proceed with the Merger, provided that Sequoia may not terminate the Merger Agreement unless Sequoia notifies us in writing on or prior to 20 days following the date of the Merger Agreement that Sequoia intends to terminate the Merger Agreement, or (3) the closing conditions set forth above have not been satisfied by the close of business on May 31, 2008, and Sequoia is not in material breach of any provision of the Merger Agreement;

•
by us, if (1) there has been a material breach by Sequoia and, in the case of a representation, warranty or covenant breach, such breach shall not have been cured within ten (10) days after receipt by Sequoia of notice specifying particularly such breach, (2) we determine in our sole discretion as a result of our due diligence review of Sequoia that we do not wish to proceed with the Merger, provided that we may not terminate the Merger Agreement, unless we notify Sequoia in writing on or prior to 20 days following the date of the Merger Agreement that we intend to terminate the Merger Agreement, or (3) the closing conditions set forth above have not been satisfied by the close of business on May 31, 2008 and we are not in material breach of any provision of the Merger Agreement;

•	by us giving notice to Sequoia, in the event we wish to consummate a superior proposal and pay the termination fee; or

•	by us and Sequoia upon mutual agreement.

Effect of Termination.

Termination of the Merger Agreement shall terminate all obligations of the parties thereunder, except:

•	the parties will remain subject to the confidentiality provisions of the Merger Agreement,

•	there will be no survival of representations and warranties; and

•	the parties will remain liable for fees and expenses incurred entirely by the party that has incurred such costs and expenses;

provided, however, that termination shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

Amendment of the Merger Agreement

The Merger Agreement may be amended only in writing as agreed to by all parties.

Fees and Expenses

All fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

 Amendment No. 1 to the Merger Agreement

On March 31, 2008, we amended the Merger Agreement to, among other things:

•	amend and restate the definition of Reverse Stock Split to effect a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split;

•	amend and restate the definition of SAH Distribution, to provide that we will declare and pay a cash dividend equal to approximately $2 million to our stockholders immediately prior to the Merger;

•
amend and restate the amount of the proposed Merger Consideration, such that each issued and outstanding Sequoia equity interest will now automatically be converted into the right to receive 0.87096285 shares of the Company’s Common Stock instead of the right to receive 0.5806419 shares of the Company’s Common Stock, which adjustment was made to account for the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split; and

•	remove the closing condition that we have not less than $9.8 million in net cash or cash equivalents.

The Merger Agreement was amended to provide for a 1-for-2 reverse stock split instead of a 1-for-3 reverse stock split primarily to ensure sufficient shares were available in the public float to help avoid large pricing fluctuations.  The Merger Consideration was adjusted as a result of the change from a 1-for-3 reverse stock split to a 1-for-2 reverse stock split to provide for no change to the respective equity ownership levels following the Merger.

Required Vote

The approval of the Merger Agreement requires the approval of the holders of a majority of our outstanding shares of Common Stock.  Shares that are voted “FOR” or “AGAINST” the proposal or marked “ABSTAIN” will be counted towards the vote requirement.  Broker non-votes, if any, will not be counted towards the vote requirement.

If the Merger Agreement is not approved and the Merger is not completed, our business may be adversely affected.  The market price of our Common Stock may decline to the extent that the current market price reflects a market assumption that the Merger and the Related Proposals will be completed and many costs related to the Merger and the Related Proposals, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the Merger is completed.

Recommendation of our Board

Our Board has:

•	determined that the Merger is advisable and fair to and in the best interests of the Company and its unaffiliated stockholders;

•	approved and adopted the Merger Agreement, the Related Proposals and the 2008 Plan; and

•	recommended that Secure Alliance stockholders vote “FOR” the approval and adoption of the Merger Agreement and “FOR” the approval and adoption of the Related Proposals.

For the factors considered by the Board in reaching its decision to approve and adopt the Merger Agreement, see “The Transactions -- Reasons for the Merger.”

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1.

THE REVERSE-STOCK-SPLIT (PROPOSAL 2)

The Merger Agreement requires that prior to the consummation of the Merger, we file an amendment to our Certificate of Incorporation to effect a 1-for-2 Reverse Stock Split of our Common Stock, to ensure a sufficient number of shares are available for issuance to Sequoia upon consummation of the Merger.  The Reverse Stock Split will also result in the reduction of the total number of shares of our Common Stock issued and outstanding, which may increase the market price for our Common Stock.  However, the effect of the Reverse Stock Split cannot be predicted and there can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding.

We currently have 19,441,324 shares of Common Stock issued and outstanding.  Without a reverse stock split, there would be approximately 97,206,620 shares our Common Stock issued and outstanding following the Merger.  Our management and Sequoia believe that such a large amount of shares issued and outstanding following the Merger may adversely effect the development of an orderly market.  The Reverse Stock Split will reduce the number of shares of our Common Stock following the Merger to approximately 48,603,310, which management believes will aid in the potential development of an orderly market following the Merger and may make our Common Stock of greater interest to potential market makers.

The Reverse Stock Split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share.  No fractional shares will be issued as a result of the Reverse Stock Split.  Instead, each stockholder whose shares are not evenly divisible will be rounded up to the nearest whole share of Common Stock.  Although the Reverse Stock Split will not affect any stockholder’s percentage ownership or proportionate voting power (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws.

The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.  The Reverse Stock Split is not intended as, and will not have the effect of a “going private transaction” as covered by Rule 13e-3 under the Exchange Act.

The following table sets forth our existing capital structure prior the Reverse Stock Split and our proposed capital structure following the Merger and the Related Proposals:

	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Preferred Stock Issued and Outstanding	Number of Shares of Common Stock Authorized and Reserved for Issuance	Number of Shares of Preferred Stock Authorized and Reserved for Issuance	Number of Shares of Common Stock Authorized and Unmoved	Number of Shares of Preferred Stock Authorized and Unmoved
Existing Capital Structure	19,441,324	0	1,975,000	0	78,583,676	0
Proposed Capital Structure	48,619,680	0	3,487,500	0	197,892,820	50,000,000

A copy of the proposed certificate of amendment to our Certificate of Incorporation is attached as Annex C to this proxy statement.  You are urged to read the certificate of amendment carefully as it is the legal document that governs the amendment to our Certificate of Incorporation.  Although we are asking for stockholder approval of this proposal, if for any reason the Merger is not completed, this proposal will not be implemented.

The approval of the Reverse Stock Split is a closing condition under the Merger Agreement.  If the Reverse Stock Split is not approved we cannot effect the Merger or the other transactions contemplated by the Merger Agreement. Accordingly, although Sequoia and we have the contractual right to waive this condition, as a practical matter it may not be waived because we will not have sufficient shares to issue to Sequoia to consummate the Merger, unless the Capitalization Proposal is approved and implemented.

Required Vote

The approval of the Reverse Stock Split requires the approval of the holders of a majority of our outstanding shares of Common Stock.  Shares that are voted “FOR” or “AGAINST” the proposal or marked “ABSTAIN” will be counted towards the vote requirement.  Broker non-votes, if any, will not be counted towards the vote requirement.

Recommendation of our Board

Our Board has concluded unanimously that the Reverse Stock Split is in the best interests of our stockholders and recommends that our stockholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

THE CAPITALIZATION PROPOSAL (PROPOSAL 3)

The Merger Agreement requires that prior to the consummation of the Merger, the Company file an amendment to its Certificate of Incorporation to increase our authorized share capital in order to complete the Merger.  The Board has proposed that the Company increase its authorized share capital to 250,000,000 and to authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock.

The principal purpose of the Capitalization Proposal is to ensure that the Company has the ability to issue the number of shares required to complete the Merger.  Additional share capital is also necessary to enable the Company to undertake any future equity offerings, acquisitions or other corporate purposes, although as of the date hereof, we have no plans to undertake any such actions.  Increasing our authorized share capital to 250,000,000 and creating a class of preferred stock consisting of 50,000,000 share of $.01 par value preferred stock should provide us with the share capital to complete the Merger and address our future needs.

Although the Capitalization Proposal will not affect any stockholder’s percentage ownership or proportionate voting power, the number of authorized shares of Common Stock will be increased and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. This issuance of such additional shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws.

A copy of the proposed certificate of amendment is attached as Annex C to this proxy statement.  You are urged to read the certificate of amendment carefully as it is the legal document that governs the amendment to our Certificate of Incorporation.  Although we are asking for stockholder approval of this proposal, if for any reason the Merger is not completed, this proposal will not be implemented.

The approval of the Capitalization Proposal is a closing condition under the Merger Agreement.  If the Capitalization Proposal is not approved we cannot effect the Merger or the other transactions contemplated by the Merger Agreement. Accordingly, although Sequoia and we have the contractual right to waive this condition, as a practical matter it may not be waived because we will not have sufficient shares to issue to Sequoia to consummate the Merger.

Required Vote

The approval of the Capitalization Proposal requires the approval of the holders of a majority of our outstanding shares of Common Stock.  Shares that are voted “FOR” or “AGAINST” the proposal or marked “ABSTAIN” will be counted towards the vote requirement.  Broker non-votes, if any, will not be counted towards the vote requirement.

Recommendation of our Board

Our Board has concluded unanimously that the Capitalization Proposal is in the best interests of our stockholders and recommends that our stockholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 3.

THE NAME CHANGE (PROPOSAL 4)

The Merger Agreement requires that prior to the consummation of the Merger, the Company file an amendment to its Certificate of Incorporation to change its name.  The Board has proposed that the Company’s name be changed from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation” and at the Special Meeting, you will be asked to approve an amendment to our Certificate of Incorporation to implement this change.

A copy of the proposed certificate of amendment is attached as Annex C to this proxy statement.  You are urged to read the certificate of amendment carefully as it is the legal document that governs the amendment to our Certificate of Incorporation.  Although we are asking for stockholder approval of this proposal, if for any reason the Merger is not completed, this proposal will not be implemented.

The approval of the Name Change is a closing condition under the Merger Agreement.  If the Name Change Proposal is not approved, absent a waiver by Sequoia and us, we cannot effect the Merger or the other transactions contemplated by the Merger Agreement.

Required Vote

The approval of the Name-Change requires the approval of the holders of a majority of our outstanding shares of Common Stock.  Shares that are voted “FOR” or “AGAINST” the proposal or marked “ABSTAIN” will be counted towards the vote requirement.  Broker non-votes, if any, will not be counted towards the vote requirement.

Recommendation of our Board

Our Board has concluded unanimously that the Name-Change is in the best interests of our stockholders and recommends that our stockholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4.

THE 2008 STOCK INCENTIVE PLAN (PROPOSAL 5)

On ________, 2008, the Board unanimously adopted a resolution declaring it advisable to approve the adoption of the 2008 Plan, which contains 2,500,000 shares of Common Stock available for grant thereunder.  The 2008 Plan is intended as an incentive to retain and to attract new directors, officers, consultants, advisors and employees, as well as to encourage a sense of proprietorship and stimulate the active interest of such persons in our and our subsidiaries’ development and financial success.  A copy of the 2008 Plan is attached as Annex D to this proxy statement.  As of the date hereof, no options to purchase shares of Common Stock or other rights have been granted to any person under the 2008 Plan.

The benefits and amounts to be derived under the 2008 Plan are not determinable.

Description of the 2008 Plan

The following is a brief summary of certain provisions of the 2008 Plan, which summary is qualified in its entirety by the actual text of the 2008 Plan attached hereto as Annex D to this proxy statement.

The Purpose of the 2008 Plan.

The purpose of the 2008 Plan is to provide additional incentives to our directors, officers, consultants, advisors and employees who are primarily responsible for our management and growth.

We intend for the 2008 Plan to meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by our officers and directors pursuant to the 2008 Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the 2008 Plan is intended to satisfy the performance-based compensation exception to the limitation on our tax deductions imposed by Section 162(m) of the Code with respect to those options for which qualification for such exception is intended.

Administration of the 2008 Plan.

The 2008 Plan is to be administered by a committee consisting of two or more directors appointed by the Board (the “Committee”).  The Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board.  In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the 2008 Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the 2008 Plan will be administered by the Board, provided that grants to our Chief Executive Officer or to any of our other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee so comprised of outside directors.

Subject to the other provisions of the 2008 Plan, the Committee will have the authority, in its discretion: (i) to designate recipients of options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”), all of which are referred to collectively as “Rights”; (ii) to determine the terms and conditions of each Right granted (which need not be identical); (iii) to interpret the 2008 Plan and all Rights granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the 2008 Plan.

Eligibility.

The persons eligible for participation in the 2008 Plan as recipients of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives include our directors, officers and employees of, and consultants and advisors to, provided that incentive stock options may only be granted to our employees.  Approximately 50 individuals will be eligible to participate in the 2008 Plan following the Merger.  In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.

Shares Subject to the 2008 Plan.

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Rights granted under the 2008 Plan may not exceed 2,500,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar type of corporate restructuring affecting the shares of Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2008 Plan and in the number and exercise price of shares subject to outstanding Options granted under the 2008 Plan, to the end that after such event each optionee’s proportionate interest will be maintained as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments will also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the 2008 Plan.

Options.

An option granted under the 2008 Plan is designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”).  Upon the grant of an Option to purchase shares of Common Stock, the Committee will fix the number of shares of Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased.  The purchase price of each share of Common Stock purchasable under an Option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an optionee who, at the time an ISO is granted, owns more than 10% of the total combined voting power of all classes of our stock or of any subsidiary, the purchase price per share under an ISO must be at least 110% of the fair market value per share of the Common Stock on the date of grant.

Stock Appreciation Rights.

Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.  Unless otherwise provided, Stock Appreciation Rights will become immediately exercisable and remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving us written notice.

Restricted Stock.

Restricted Stock may be granted under the 2008 Plan aside from, or in association with, any other award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2008 Plan, as the Committee deems desirable.  A grantee will have no rights to an award of Restricted Stock unless and until such grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.

Other Equity Incentives or Stock Based Awards.

Subject to the provisions of the 2008 Plan, the Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee in its discretion determines.  Such awards may entail the transfer of actual shares of the Common Stock to 2008 Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Term of the Rights.

The Committee, in its sole discretion, will fix the term of each Right, provided that the maximum term of an Option will be ten years.  ISOs granted to a 10% stockholder will expire not more than five years after the date of grant.  The 2008 Plan provides for the earlier expiration of Rights in the event of certain terminations of employment of the holder.

Restrictions on Transferability.

Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the optionee or grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a NQSO to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof will be void and ineffective and will give no right to the purported transferee.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Termination of the 2008 Plan.

No Right may be granted pursuant to the 2008 Plan following December 31, 2018.

Amendments to the 2008 Plan.

The Board may at any time amend, suspend or terminate the 2008 Plan, except that no amendment may be made that would impair the rights of any optionee or grantee under any Right previously granted without the optionee’s or grantee’s consent, and except that no amendment may be made which, without the approval our stockholders would (i) materially increase the number of shares that may be issued under the 2008 Plan except as permitted under the 2008 Plan; (ii) materially increase the benefits accruing to the optionees or grantees under the 2008 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2008 Plan; (iv) decrease the exercise price of an ISO to less than 100% of the fair market value on the date of grant thereof or the exercise price of a NQSO to less than 100% of the fair market value on the date of grant thereof; or (v) extend the term of any Option beyond that permitted in the 2008 Plan.

Federal Income Tax Consequences

Incentive Options

Options that are granted under the 2008 Plan and that are intended to qualify as ISOs must comply with the requirements of Section 422 of the Code.  An option holder is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax.  If an option holder holds the shares acquired upon the exercise of an ISO for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes.  The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price).  If the option holder disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition.  The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price.  The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the ISO.

We are not entitled to an income tax deduction on the grant or the exercise of an ISO or on the option holder’s disposition of the shares after satisfying the holding period requirement described above.  If the holding periods are not satisfied, we will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options

In the case of a NQSO, an option holder is not taxed on the grant of such option.  Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise.  We are generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder.  Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise.  We do not receive an income tax deduction for this gain.

Restricted Stock

A recipient of restricted stock will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.  A recipient of restricted stock may instead, however, elect to be taxed at the time of grant.

Stock Option Appreciation Rights

No taxable income will be recognized by an option holder upon receipt of a stock option appreciation right (“SAR”) and we will not be entitled to a tax deduction upon the grant of such right.

Upon the exercise of a SAR, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the SAR and we will generally be entitled to a corresponding tax deduction.

Required Vote

The approval of the 2008 Plan requires the approval of the holders of a majority of the shares of Common Stock voting at the Special Meeting.  Shares that are voted “FOR” or “AGAINST” the proposal will be counted towards the vote requirement.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposal.

The approval of the 2008 Plan is not a condition to the consummation of the Merger, but is being proposed in connection with the Merger and will not be presented at the meeting for a vote if the Related Proposals that are conditions to the Merger are not approved or waived (where practical).

Recommendation of our Board

Our Board has concluded unanimously that the 2008 Plan is in the best interests of our stockholders and recommends that our stockholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 5.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 6)

We may ask our stockholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve and adopt the Merger Agreement, the Related Proposals and the 2008 Plan.

Required Vote

The approval of the adjournment proposal requires the approval of the holders of a majority of the shares of Common Stock voting at the Special Meeting.  Shares that are voted “FOR” or “AGAINST” the proposal will be counted towards the vote requirement.  Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposal.

Recommendation of our Board

Our Board has concluded unanimously that the adjournment proposal is in the best interests of our stockholders and recommends that our stockholders approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table and the notes thereto set forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date, by:

•	each current director of the Company;

•
the chief executive officer and the four other most highly compensated executive officers whose salary and bonus for the fiscal year ended September 30, 2007 were in excess of $100,000 (collectively, the “named executive officers”);

•	all named executive officers and directors of the Company as a group; and

•	each other person known to the Company to own beneficially more than five percent of the outstanding Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC.  The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days following ___________, 2008.  These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person.  However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder.  Unless indicated otherwise, the address of each person listed below is c/o Secure Alliance Holdings Corporation, 5700 Northwest Central Dr, Ste 350, Houston, Texas 77092.  As of the Record Date, there were [__________] shares of Common Stock of the Company outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Springview Group LLC c/o Millennium Management, L.L.C., 666 Fifth Avenue, New York, New York 10103	1,049,191(2)	5.4%(2)
Integrated Holding Group, L.P. c/o Millennium Management, L.L.C., 666 Fifth Avenue, New York, New York 10103	1,049,191(2)	5.4%(2)
Millennium Management, L.L.C. c/o Millennium Management, L.L.C., 666 Fifth Avenue, New York, New York 10103	1,049,191(2)	5.4%(2)
Israel A. Englander	1,049,191(2)	5.4%(2)
Kellogg Capital Group LLC 55 Broadway, 4th Floor New York, NY 10006	2,192,523	11.3%
Alliance Developments One Yorkdale Rd., Suite 510 North York, Ontario M6A 3A1 Canada	1,030,362(3)	5.3%
Jerrell G. Clay	1,131,405(4)	5.8%
Stephen P. Griggs	950,000(4)	4.9%
Directors and Executive Officers as a group (2 persons)	2,081,405(5)	10.7%

(1)	Based upon [_________] shares outstanding as of the Record Date.

(2)
Integrated Holding Group, L.P., a Delaware limited partnership (“Integrated Holding Group”) is the managing member of Springview Group LLC (“Springview Group”) and consequently may be deemed to have voting control and investment discretion over securities owned by Springview Group.  Millennium Management, L.L.C., a Delaware limited liability company (“Millennium Management”), is the managing partner of Integrated Holding Group and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Integrated Holding Group.  Israel A. Englander (“Mr. Englander”) is the managing member of Millennium Management and consequently may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management.

(3)	Includes 50,000 shares, which could be acquired within 60 days upon exercise of outstanding warrants at an exercise price of $0.45 per share.

(4)	Includes options to purchase 950,000 shares of Common Stock pursuant to the terms of the 1997 Long Term Incentive Plan, which will become fully vested upon the consummation of the Merger.

(5)	Includes the options to each purchase 950,000 shares of Common Stock referred to in Note 3 above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the names and ages of our current directors and executive officers and their principal occupations at present and for the past five years.  There are, to our knowledge, no agreements or understandings by which these individuals were selected.  No family relationships exist between any directors or executive officers (as such term is defined in Item 401 of Regulation S-K), except as otherwise stated below.  If the Merger is approved and consummated, Jerrell G. Clay, our Chief Executive Officer, and Stephen P. Griggs, our President, Chief Operating Officer, Principal Financial Officer and Secretary, will resign from the Company, but will remain directors on the Board.  Following the merger, we expect our directors and executive officers to be as follows: Chett B. Paulsen, as President, Chief Executive Officer and director, Richard B. Paulsen, as Vice President, Chief Technology Officer and director, Edward B. Paulsen, as Secretary/Treasurer, Chief Operating Officer and director, Terry Dickson, as Vice President of Marketing and Business Development and Tod M. Turley and John E. Tyson as directors.  See “The Transactions – Board Composition and Management following the Merger.”

Name	Age	The Company’s Officers	Director Since
Jerrell G. Clay(1)	66	Chief Executive Officer	1990
Stephen P. Griggs(2)	50	President, Chief Operating Officer, Principal Financial Officer, and Secretary	2002

(1)	Jerrell G. Clay was appointed Chief Executive Officer of the Company effective October 3, 2006.

(2)	Stephen P. Griggs was appointed President and Chief Operating Officer of the Company effective October 3, 2006. Mr. Griggs was appointed Principal Financial Officer and Secretary on April 20, 2007.

See “The Transactions – Board Composition and Management following the Merger” for a summary of the business background and experience of each of the persons named above.

Audit Committee

The Company had a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is responsible for reviewing the financial information which will be provided to stockholders and others, the systems of internal controls, which management and the Board have established, and the financial reporting processes.  On August 26, 2005, Mr. Raymond P. Landry, director, resigned from the Audit Committee and Mr. Griggs was appointed as Chairman of the Audit Committee, and the Board determined that Mr. Griggs is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.  On September 30, 2005, the Audit Committee consisted of Messrs. Griggs, and Clay.  During the 2007, 2006 and 2005 fiscal years, the Audit Committee held four, three and six meetings, respectively.  Each member of the Audit Committee was an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”) as of September 30, 2006.  Effective October 3, 2006, Messrs. Griggs and Clay were appointed executive officers of the Company and were no longer considered “independent directors”.

Compensation Committee

The Compensation Committee consists of Messrs. Clay and Griggs and is responsible for reviewing the performance and development of management in achieving corporate goals and objectives and ensuring that the Company’s senior executives are compensated effectively in a manner consistent with the Company’s strategy, competitive practice, and the requirements of the appropriate regulatory bodies.  Toward that end, the Compensation Committee oversees all of the Company’s compensation, equity and employee benefit plans and payments.  The Compensation Committee held one meeting each year during the fiscal years 2007, 2006 and 2005.  For each of the 2006 and 2005 fiscal years, each of the members of the Compensation Committee was an “independent director” as defined in Rule 4200 of the Marketplace Rules of the NASD, and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986.  Effective October 3, 2006, Messrs. Griggs and Clay were appointed executive officers of the Company and were no longer considered “independent directors” or “outside directors”.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  This Code of Conduct and Ethics was filed as an exhibit to our Annual Report on Form 10-K for the 2005 fiscal year.  Our Code of Conduct and Ethics addresses conflicts of interest, usurpation of corporate opportunities, the protection and proper use of Company assets, confidentiality, compliance with laws, rules, and regulations, prompt reporting of any illegal or improper activity to an officer, supervisor, manager, or other appropriate personnel of the Company.  A copy of the Code of Conduct and Ethics is available in print, free of charge, to any stockholder who requests a copy.  Interested parties may address a written request for a printed copy of the Code of Conduct and Ethics to: Secure Alliance Holdings Corporation, 5700 Northwest Central Drive, Suite 350, Houston, Texas 77092, Attention: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such equity securities with the SEC.  Such entities are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

Based solely on a review of the copies of Forms 3, 4 and 5 furnished to us, and any amendments thereto, and any written representations with respect to the foregoing, we believe that our directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by or paid to each of our executive officers who served as named executive officers during the fiscal year ended September 30, 2007.  This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure.  The Board currently oversees the design and administration of our executive compensation program.  We currently have no operations and, accordingly, our current executive compensation program provides for a limited cash compensation to our executives in the form of base salary and for a stock option grant to each executive.

Executive Compensation Objectives

The objectives of our executive compensation program are to:

•	Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•	Provide stability for the Company.

Summary Compensation Table

The following table sets forth the amount of all cash and other compensation we have paid for services rendered during the fiscal years ended September 30, 2007, 2006 and 2005 to Jerrell G. Clay, Chief Executive Officer and Stephen P. Griggs, Principal Financial Officer.  On October 3, 2006, Messrs. Clay and Griggs became the sole executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jerrell G. Clay(1)	2007	$100,000	—	—	$69,746	—	—	—	$169,746
Chief Executive	2006	—	$100,000	—	—	—	—	$12,000	$112,000
Officer and director	2005	—	—	—	—	—	—	$12,000	$12,000
Stephen P. Griggs(1)	2007	$100,000	—	—	$69,746	—	—	—	$169,746
Principal Financial	2006	—	$100,000	—	—	—	—	$12,000	$112,000
Officer and director	2005	—	—	—	—	—	—	$12,000	$12,000

(1)	Jerrell G. Clay was appointed Chief Executive Officer of the Company effective October 3, 2006. All compensation for 2006 and 2005 was for Mr. Clay’s services as a director of the Company.

(2)
Stephen P. Griggs was appointed President and Chief Operating Officer of the Company effective October 3, 2006.  Mr. Griggs was appointed Principal Financial Officer and Secretary on April 20, 2007.  All compensation for 2006 and 2005 was for Mr. Griggs’s services as a director of the Company.

(3)	Represents annual board fees paid to each of Mr. Clay and Mr. Griggs in their capacities as directors for such years.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers includes salary and equity compensation.  On March 21, 2007, the Company awarded Messrs. Griggs and Clay each 950,000 stock options to purchase our common stock at an exercise price of $0.62 per share pursuant to the Company’s 1997 Long-Term Incentive Plan.  Of this award, 34% of the options vest on the first anniversary of the date of the grant, 33% of the options vest on the second anniversary of the date of the grant and the remaining 33% of the options vest on the third anniversary of the date of the grant.  In addition, 100% of the options vest upon a change of control.

For the year ended September 30, 2007, salaries accounted for approximately 59% of total compensation for our executive officers.

There is no employment agreement between the Company and either of our executive officers regarding their employment with the Company.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to named executive officers in the last completed fiscal year under the 1997 Long-Term Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)	Estimated Future payouts Under Equity Incentive Plan Awards ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Jerrell G. Clay	03/21/2007	—	—	—	950,000	$0.62	$543,472
Stephen P. Griggs	03/21/2007	—	—	—	950,000	$0.62	$543,472

The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer in the last completed fiscal year under the 1997 Long-Term Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Awards
Jerrell G. Clay	—	950,000	—	$0.62	03/21/2017	—
Stephen P. Griggs	—	950,000	—	$0.62	03/21/2017	—

Director Compensation

No member of our Board earned any compensation for his services as a member of our Board of Directors for the year ended September 30, 2007.  See the Summary Compensation Table above for a description of compensation earned by members of our Board in their capacities as officers of the Company for such period.

Deferred Compensation Agreements

Other than with respect to the vesting of stock options upon a change of control of the Company discussed above, no plan or arrangement exists which results in compensation to a named executive officer in excess of $100,000 upon such officer’s future termination of employment or upon a change-of-control.

Compensation Committee Interlocks and Insider Participation

Jerrell G. Clay and Stephen P. Griggs, the members of our Compensation Committee, have served as our Chief Executive Officer and Principal Financial Officer, respectively, since October 3, 2006.  None of our executive officers serves as a member of the board of directors or as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board.

Compensation Committee Report

We recommend to the Board that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Jerrell G. Clay
Stephen P. Griggs

NO RIGHT OF APPRAISAL

Our stockholders will not experience any change in their rights as stockholders as a result of the Merger.  Neither Delaware law nor our Certificate of Incorporation or bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Merger.  Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

AUDITED FINANCIAL STATEMENTS OF SECURE ALLIANCE HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm
The Board of Directors
Secure Alliance Holdings Corporation:

We have audited the consolidated financial statements of Secure Alliance Holdings Corporation and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secure Alliance Holdings Corporation and subsidiaries as of September 30, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As further discussed in notes 1 and 2 to the consolidated financial statements, the Company disposed of its remaining operating assets and liabilities in October 2006, and currently has no operations.

/s/ HEIN & ASSOCIATES LLP

Houston, Texas
January 14, 2008

Index to Financial Statements

CONSOLIDATED FINANCIAL STATEMENTS OF SECURE ALLIANCE HOLDINGS CORPORATION AND SUBSIDIARIES
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets — September 30, 2007 and 2006
Consolidated Statements of Operations for the years ended September 30, 2007, 2006 and 2005
Consolidated Statements of Comprehensive Income (Loss) for the years ended September 30, 2007, 2006 and 2005
Consolidated Statements of Shareholders’ Equity for the years ended September 30, 2007, 2006 and 2005
Consolidated Statements of Cash Flows for the years ended September 30, 2007, 2006 and 2005
Notes to Consolidated Financial Statements
Schedule II Valuation and Qualifying Accounts

All other schedules are omitted because they are not required, are not applicable or the required information is presented elsewhere herein.

Consolidated Balance Sheets
As of September 30, 2007 and 2006

	September 30,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$882,116	$1,264,463
Certificates of deposit	11,177,567	—
Restricted cash	—	5,400,000
Marketable securities held-to-maturity	—	4,899,249
Marketable securities available-for-sale	505,500	851,939
Interest and other receivables	204,113	220,689
Prepaid expenses and other	—	132,036
Assets held for sale, net of accumulated depreciation of $0 and $1,352,463, respectively (See Note 2)	—	6,312,663
Total current assets	12,769,296	19,081,039

Other assets	4,000	4,000
Total assets	$12,773,296	$19,085,039

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$—	$221,295
Accrued interest payable	—	2,000,000
Shares subject to redemption	—	5,400,000
Other accrued liabilities	141,401	150,194
Liabilities held for sale (See Note 2)	—	3,636,369
Total liabilities	141,401	11,407,858

Commitments and contingencies	—	—
Shareholders’ Equity:
Common stock, $.01 par value, authorized 100,000,000 shares; issued and outstanding 19,441,524 shares and 38,677,210 shares, respectively	194,415	386,772
Additional paid-in capital	30,008,008	30,782,187
Accumulated deficit	(17,776,028)	(24,043,717)
Accumulated other comprehensive income	205,500	551,939
Total shareholders’ equity	12,631,895	7,677,181
Total liabilities and shareholders’ equity	$12,773,296	$19,085,039

See accompanying Notes to Consolidated Financial Statements

Consolidated Statements of Operations
For the Years Ended September 30, 2007, 2006 and 2005

	Years Ended September 30,
	2007	2006	2005
Revenues	$—	$—	$—

Selling, general and administrative	1,333,467	3,065,064	1,805,484
Depreciation and amortization	—	2,678	4,977
Operating loss	(1,333,467)	(3,067,742)	(1,810,461)

Other income (expense):
Reorganization fee paid to Laurus	(6,508,963)	—	—
Gain on disposal of investment in 3CI pursuant to class-action settlement	—	5,380,121	—
Amortization of debt discount and deferred financing costs	—	(4,078,738)	(3,816,178)
Interest income	580,861	392,564	—
Interest expense	—	(235,765)	(2,732,891)
Gain on collection of receivable	—	598,496	—
Gain on CCC bankruptcy settlement	—	105,000	—
Other expense	—	(7,455)	—
Total other income (expense)	(5,928,102)	2,154,223	(6,549,069)
Loss before taxes and discontinued operations	(7,261,569)	(913,519)	(8,359,530)

Income tax expense	75,808	159,546	—
Loss from continuing operations	(7,337,377)	(1,073,065)	(8,359,530)

Discontinued operations:
Income from discontinued operations	—	2,399,053	5,073,608
Gain on sale of ATM business, net of taxes	—	3,536,105	—
Gain on sale of Cash Security business, net of taxes	13,605,066	—	—
Total discontinued operations	13,605,066	5,935,158	5,073,608
Net income (loss)	$6,267,689	$4,862,093	$(3,285,922)

Basic earnings (loss) per share:
Loss from continuing operations	$(0.37)	$(0.03)	$(0.41)
Income from discontinued operations	0.70	0.18	0.25
Net income (loss)	$0.33	$0.15	$(0.16)

Basic weighted average common shares outstanding	19,563,447	33,499,128	20,292,796

Diluted earnings (loss) per share:
Loss from continuing operations	$(0.37)	$(0.03)	$(0.41)
Income from discontinued operations	0.69	0.18	0.25
Net income (loss)	$0.32	$0.15	$(0.16)

Diluted weighted average common and dilutive shares outstanding	$19,674,772	$33,499,128	$20,292,796

See accompanying Notes to Consolidated Financial Statements

Consolidated Statements of Comprehensive Income (Loss)
For the Years Ended September 30, 2007, 2006 and 2005

	Years Ended September 30,
	2007	2006	2005
Net income (loss)	$6,267,689	$4,862,093	$(3,285,922)
Other comprehensive income:
Unrealized gain (loss) on marketable securities available-for-sale	(346,439)	551,939	—
Unrealized gain on investment in 3CI	—	—	35,093
Comprehensive income (loss)	$5,921,250	$5,414,032	$(3,250,829)

See accompanying Notes to Consolidated Financial Statements

Consolidated Statements of Shareholders’ Equity
For the Years Ended September 30, 2007, 2006 and 2005

	Shares Issued and Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Other	Total Shareholders Equity
Balances, September 30, 2004	$17,426,210	$174,262	$28,100,674	$(25,619,888)	$(66,599)	$2,588,449

Net loss	—	—	—	(3,285,922)	—	(3,285,922)
Issuance of shares to Laurus in payment of fees	1,251,000	12,510	625,500	—	—	638,010
Issuance of shares in connection with settlement of class-action litigation	2,000,000	20,000	1,544,490	—	—	1,564,490
Shares received from officer in connection with settlement	—	—	(31,675)	—	31,675	—
Unrealized gain on investment in 3CI	—	—	—	—	35,093	35,093
Issuance of warrants in connection with debt with beneficial conversion premium on convertible debt	—	—	723,198	—	—	723,198

Balances, September 30, 2005	20,677,210	206,772	30,962,187	(28,905,810)	169	2,263,318

Net income	—	—	—	4,862,093	—	4,862,093
Issuance of shares subject to redemption	18,000,000	180,000	(180,000)	—	—	—
Unrealized gain on marketable securities available-for-sale	—	—	—	—	551,939	551,939
Disposal of investment in 3CI pursuant to class-action settlement	—	—	—	—	(169)	(169)

Balances, September 30, 2006	38,677,210	386,772	30,782,187	(24,043,717)	551,939	7,677,181

Net income	—	—	—	6,267,689	—	6,267,689
Redemption of shares from Laurus	(19,251,000)	(192,510)	(952,830)	—	—	(1,145,340)
Cancellation of shares received from officer in connection with settlement	(90,500)	(905)	905	—	—	—
Unrealized loss on marketable securities available-for-sale	—	—	—	—	(346,439)	(346,439)
Issuance of stock options to officers	—	—	139,491	—	—	139,491
Issuance of shares pursuant to consulting agreement	21,739	217	9,783	—	—	10,000
Issuance of shares on exercise of warrants and options	84,075	841	28,472	—	—	29,313

Balances, September 30, 2007	$19,441,524	$194,415	$30,008,008	$(17,776,028)	$205,500	$12,631,895

See accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows
For the Years Ended September 30, 2007, 2006 and 2005

	Years Ended September 30,
	2007	2006	2005
Cash flows from operating activities:
Net income (loss)	$6,267,689	$4,862,093	$(3,285,922)
Amortization of stock options issued to officers	139,491	—	—
Expenses related to issuance of stock pursuant to consulting agreement	10,000	—	—
Adjustments to reconcile net income (loss) to net cash used in continuing operating activities:
Reorganization fee expense	6,508,963	—	—
Depreciation and amortization	—	2,678	4,977
Amortization of debt discount and financing costs	—	4,078,738	3,816,178
Gain on disposal of investment in 3CI pursuant to class-action settlement	—	(5,380,121)	—
Loss on disposal of fixed assets	—	7,455	—
Changes in assets and liabilities:
Trade accounts receivable, net	—	250,000	—
Interest and other receivables	16,576	(207,724)	1,022,433
Prepaid expenses and other assets	132,036	38,196	(131,140)
Accounts payable and accrued liabilities	(174,478)	(487,110)	2,013,106
Net cash flows used in discontinued operations	(13,605,066)	(5,935,675)	(3,901,956)
Net cash used in operating activities	(707,789)	(2,771,470)	(462,324)

Cash flows from continuing investing activities:
Increase in time deposits	(11,177,567)	—	—
Proceeds from class-action settlement on investment in 3CI	—	5,659,507	—
Decrease (increase) in marketable securities held-to-maturity	4,899,249	(4,899,249)	—
Purchases of property, plant and equipment, net	—	—	(11,566)
Net cash provided by discontinued investing activities	16,228,750	10,440,000	—
Net cash provided by (used in) investing activities	9,950,432	11,200,258	(11,566)

Cash flows from financing activities:
Redemption of shares held by Laurus	(6,545,340)	—	—
Proceeds from exercise of warrants and options	29,313	—	—
Proceeds from borrowings	—	—	2,100,000
Repayments of notes payable	—	(2,767,988)	(600,000)
Borrowing on revolver	—	1,204,391	2,251,203
Payments of revolver	—	(1,204,391)	(2,251,203)
Repayments of convertible debentures	—	—	—
Decrease (increase) decrease in restricted cash	5,400,000	(5,400,000)	—
Reorganization fee paid to Laurus	(8,508,963)	—	—
Increase in deferred financing costs	—	—	(280,567)
Net cash provided by discontinued financing activities	—	—	—
Net cash provided by (used in) financing activities	(9,624,990)	(8,167,988)	1,219,433
Net change in cash and cash equivalents	(382,347)	260,800	745,543
Cash and cash equivalents at beginning of year	1,264,463	1,003,663	258,120
Cash and cash equivalents at end of year	$882,116	$1,264,463	$1,003,663

See accompanying Notes to Consolidated Financial Statements.

Consolidated Statements of Cash Flows (continued)
For the Years Ended September 30, 2007, 2006, 2005

	Years Ended September 30,
	2007	2006	2005
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$314,314	$755,808
Cash paid for taxes	$94,402	$70,962	$—

Supplemental disclosure of non-cash financing activities:
Conversion of debt into common stock subject to redemption	$—	$5,400,000	$—
Discount on issuance of debt with beneficial conversion premium and detachable warrants	$—	$—	$723,198
Issuance of shares to lender in payment of fees	$—	$—	$638,010
Issuance of shares in connection with settlement of class-action litigation	$—	$—	$1,564,490
Unrealized gain on 3CI investment	$—	$—	$35,093
Unrealized gain (loss) on marketable securities available-for-sale	$(346,439)	$551,939	$—
See accompanying Notes to Consolidated Financial Statements.

Notes to Audited Consolidated Financial Statements
of Secure Alliance Holdings Corporation and Subsidiaries
(A Development Stage Company)

(1)	Summary of Significant Accounting Policies for Continued Operations

Description of Business

Secure Alliance Holdings Corporation (the “Company,” “we,” “us,” or “our”) is a Delaware corporation which, through its wholly-owned subsidiaries, developed, manufactured, sold and supported automated teller machines (“ATMs”) and electronic cash security systems, consisting of the Timed Access Cash Controller (“TACC”) products and the Sentinel products (together, the “Cash Security” products).

We completed the sale of our ATM business on January 3, 2006 and the sale of our Cash Security business on October 2, 2006.  On October 2, 2006, we became a shell public company and have had substantially no operations.

Principles of Consolidation

The consolidated financial statements include our accounts and our wholly-owned subsidiaries. All significant intercompany items have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of consolidated financial statement presentation and reporting cash flows, all liquid investments with original maturities at the date of purchase of three months or less are considered cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments are capitalized; expenditures for repairs and maintenance are charged to expense as incurred.

Federal Income Taxes

Income taxes are accounted for under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in determining income or loss in the period that includes the enactment date.

Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) includes all non-equity holder changes in shareholders’ equity. As of September 30, 2007 and 2006, our only component of accumulated other comprehensive loss relates to unrealized gains and losses on our investment in Cashbox common stock.

Net Income (Loss) Per Share

In accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (“SFAS No. 128”), we compute and present both basic and diluted earnings per share (“EPS”) amounts. Basic EPS is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period, and excludes the effect of potentially dilutive securities (such as options, warrants and convertible securities), which are convertible into common stock. Dilutive EPS reflects the potential dilution from options, warrants and convertible securities.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), which amends SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123(R) requires compensation expense to be recognized for all share-based payments made to employees based on the fair value of the award at the date of grant, eliminating the intrinsic value alternative allowed by SFAS No. 123. Generally, the approach to determining fair value under the original pronouncement has not changed. However, there are revisions to the accounting guidelines established, such as accounting for forfeitures that will change our accounting for stock-based awards in the future.

The statement allows companies to adopt its provisions using either of the following transition alternatives:

•
The modified prospective method, which results in the recognition of compensation expense using SFAS 123(R) for all share-based awards granted after the effective date and the recognition of compensation expense using SFAS 123 for all previously granted share-based awards that remain unvested at the effective date; or

•
The modified retrospective method, which results in applying the modified prospective method and restating prior periods by recognizing the financial statement impact of share-based payments in a manner consistent with the pro forma disclosure requirements of SFAS No. 123. The modified retrospective method may be applied to all prior periods presented or previously reported interim periods of the year of adoption.

We adopted SFAS No. 123(R) on October 1, 2005, using the modified prospective method. This change in accounting has not materially impacted our financial position. We applied the fair-value criteria established by SFAS No. 123(R) to previous stock option grants, the impact to our results of operations would have approximated the impact of applying SFAS No. 123, which was a decrease to net income of approximately $19,433 in 2005.

We recognize expense related to stock options and other types of equity-based compensation beginning in fiscal year 2006 and such cost must be recognized over the period during which an employee is required to provide service in exchange for the award. The requisite service period is usually the vesting period. The standard also requires us to estimate the number of instruments that will ultimately be issued, rather than accounting for forfeitures as they occur.

The following table reflects the pro forma effect of SFAS No. 123 (R) had it been in effect in 2005.

2005
Net loss as reported	$(3,285,922)
Deduct:
Total stock-based employee compensation expense determined under SFAS 123, net of taxes	(19,433)
Net loss pro forma	$(3,305,355)
Basic earnings (loss) per share:
As reported	(0.16)
Pro forma	(0.16)
Diluted earnings (loss) per share:
As reported	(0.16)
Pro forma	(0.16)

Use of Estimates

The preparation of the accompanying consolidated financial statements requires the use of estimates by management in determining our assets and liabilities at the date of the Consolidated Financial Statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the disclosure of estimated fair values for financial instruments. Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. We believe that the carrying amounts of our financial instruments included in current assets and current liabilities approximate the fair value of such items due to their short-term nature.

The carrying amount of long-term debt, excluding the discounts related to the warrants issued with the debt, approximates its fair value because the interest rates approximate market.

New Accounting Pronouncements

In July 2006, the FASB issued Final Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS 109, which clarifies the accounting for income taxes by prescribing the minimum recognition threshold an uncertain tax position is required to meet before tax benefits associated with such uncertain tax position are recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. In addition, FIN 48 excludes income taxes from the scope of SFAS 5, Accounting for Contingencies. FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between the amounts recognized in the consolidated balance sheets prior to the adoption of FIN 48 and the amounts reported after adoption are accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings upon adoption of FIN 48. FIN 48 also requires that amounts recognized in the balance sheet related to uncertain tax positions be classified as a current or non-current liability, based upon the timing of the ultimate payment to a taxing authority. We will adopt FIN 48 as of October 1, 2007 and are in the process of finalizing the effect FIN 48 will have on our financial statements. Under the guidance of FIN 48, management estimates that our income tax reserve may increase to approximately $2.3 million, which is subject to revision when management completes an analysis of the impact of FIN 48. Upon completion of such analysis, it is possible that this difference will be recorded in retained earnings as a cumulative effect adjustment during the quarter ended December 31, 2007.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”).  SFAS 157 defines fair value to be the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and emphasizes that fair value is a market-based measurement, not an entity-specific measurement.  It establishes a fair value hierarchy and expands disclosures about fair value measurements in both interim and annual periods. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.  The Company does not expect SFAS 157 to have a material effect on the Company’s consolidated financial position or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”).  SFAS 159 permits entities to choose, at specified election dates, to measure eligible items at fair value (the “fair value option”) and requires an entity to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred.  SFAS 159 will be effective for fiscal years beginning after November 15, 2007.  The Company does not expect SFAS 159 to have a material effect on the Company’s consolidated financial position or results of operations.

In November 2007, the FASB issued SFAS No. 141(R), Business Combination and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (FAS 160). FAS 141(R) will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. FAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. FAS 141(R) and FAS 160 are effective for both public and private companies for fiscal years beginning on of after December 15, 2008.  FAS 141(R) will be applied prospectively. FAS 160 requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements of FAS 160 will be applied prospectively.  Early adoption is prohibited for both standards.  Management is currently evaluating the requirements of FAS 141(R) and FAS 160 but does not expect them to have a material effect on the Company’s consolidated financial position or results of operation.

(2)          Discontinued Operations

ATM Business

On February 19, 2005, the Company and its wholly-owned subsidiary, Secure Alliance, L.P., entered into NCR Asset Purchase Agreement with NCR EasyPoint, a wholly owned subsidiary of NCR Corporation, for the sale of our ATM Business.

On December 28, 2005, the holders of 62.2% of our shares of outstanding common stock approved the NCR Asset Purchase Agreement.

On January 3, 2006, we completed the ATM Business Sale for a purchase price was $10,440,000 of which $8,200,000 was paid to Laurus into a collateral account to be held by Laurus as collateral for the satisfaction of all monetary obligations payable to Laurus and the remaining $2,240,000 was paid to the Company. This transaction resulted in a book gain of $3,536,105.

An analysis of the discontinued operations of the ATM business is as follows:

DISCONTINUED OPERATIONS — ATM BUSINESS
SELECTED OPERATING DATA
(UNAUDITED)

	Years Ended September 30,
	2007	2006	2005
Net sales	$—	$3,847,874	$15,497,834
Cost of sales	—	2,592,268	9,508,120
Gross profit	—	1,255,606	5,989,714
Selling, general and administrative	—	880,941	4,768,880
Depreciation and amortization	—	46,048	255,967
Operating loss	—	328,617	964,867
Non-operating (income) expense	—	—	—
Net income (loss)	$—	$328,617	$964,867

Cash Security Business

On September 25, 2006, the holders of a majority of shares of our outstanding common stock approved the sale of our electronic cash security business, consisting of (a) timed access cash controllers, (b) the Sentinel products, (c) the servicing, maintenance and repair of the timed access cash controllers or Sentinel products and (d) all other assets and business operations associated with the foregoing (the “Cash Security Business Sale”) to Sentinel Operating, L.P., a purchaser led by a management buyout team that included our former director and Interim Chief Executive Officer, Mark K. Levenick, and our former director, Raymond P. Landry. The Cash Security Asset Purchase Agreement provided for a cash purchase price of $15,500,000, less $100,000 as consideration for the Buyer assuming certain potential liability in connection with ongoing litigation, and less a working capital deficit adjustment of $1,629,968, resulting in a net purchase price of $13,770,032. In addition, Sentinel Operating L.P. paid a cash adjustment of $2,458,718 to the Company at closing. The Cash Security Business Sale was completed on October 2, 2006. During the year ended September 30, 2007, we recorded a gain on the sale of the Cash Security business, net of taxes, of $13,605,066.

We classified the Cash Security business as a discontinued operation for the year ended September 30, 2007.  We classified the Cash Security business as Assets Held for Sale as of September 30, 2006.

An analysis of the discontinued operations of the Cash Security business is as follows:

DISCONTINUED OPERATIONS — CASH SECURITY BUSINESS
SELECTED BALANCE SHEET DATA
(UNAUDITED)

	September 30, 2007	September 30, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$—	$2,048,275
Trade accounts receivable, net of allowance of approximately $0 and $45,000, respectively	—	1,591,522
Inventories	—	2,051,764
Prepaid expenses and other	—	73,089
Total current assets	—	5,764,650
Property, plant and equipment, at cost	—	316,608
Accumulated depreciation	—	(18,595)
Net property, plant and equipment	—	298,013
Other assets	—	250,000
Total assets	$—	$6,312,663
LIABILITIES
Current Liabilities:
Current maturities	$—	$1,981
Accounts payable	—	1,514,731
Other accrued expenses	—	2,098,675
Total current liabilities	—	3,615,387
Long-term debt, net of current maturities	—	20,982
Total liabilities	$—	$3,636,369

DISCONTINUED OPERATIONS — CASH SECURITY BUSINESS
SELECTED OPERATING DATA
(UNAUDITED)

	Years Ended September 30,
	2007	2006	2005
Net sales	$—	$16,080,069	$19,435,222
Cost of sales	—	9,476,386	10,870,947
Gross profit	—	6,603,683	8,564,275
Selling, general and administrative	—	4,541,774	4,449,550
Depreciation and amortization	—	—	29,868
Operating income (loss)	—	2,061,907	4,084,857
Non-operating expense	—	(8,529)	(23,884)
Net income (loss)	$—	$2,070,436	$4,108,741

(3)          Notes to Discontinued Operations which are Classified as Assets Held For Sale

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the standard cost method and includes materials, labor and production overhead which approximates an average cost method. Reserves are provided to adjust any slow moving materials or goods to net realizable values.

Warranties

Certain products are sold under warranty against defects in materials and workmanship for a period of one to three years. A provision for estimated warranty costs is included in accrued liabilities and is charged to operations at the time of sale.

Accounts Receivable

We had substantially no operations during the fiscal year 2007.  We had significant investments in billed receivables as of September 30, 2006. Billed receivables represent amounts billed upon the shipments of our products under our standard contract terms and conditions. Allowances for doubtful accounts and estimated non-recoverable costs primarily provide for losses that may be sustained on uncollectible receivables and claims. In estimating the allowance for doubtful accounts, we evaluate our contract receivables and thoroughly review historical collection experience, the financial condition of our customers, billing disputes and other factors. When we ultimately conclude that a receivable is uncollectible, the balance is charged against the allowance for doubtful accounts. As of September 30, 2007 and 2006, the allowance for doubtful contract receivables was $0 and $45,000, respectively.

Revenue Recognition

Revenues are recognized at the time products are shipped to customers. We have no continuing obligation to provide services or upgrades to our products, other than a warranty against defects in materials and workmanship. We only recognize such revenues if there is persuasive evidence of an arrangement, the products have been delivered; there is a fixed or determinable sales price and a reasonable assurance of our ability to collect from the customer.

Our products contain imbedded software that is developed for inclusion within the equipment. We have not licensed, sold, leased or otherwise marketed such software separately. We have no continuing obligations after the delivery of our products and we do not enter into post-contract customer support arrangements related to any software embedded into our equipment.

Research and Development Cost

Research and development costs are expensed as incurred. Research and development costs charged to expense were approximately $0, $1,229,617, and $2,060,071 for the years ended September 30, 2007, 2006 and 2005, respectively.

Shipping and Handling Cost

Shipping and handling costs billed to customers totaled $0, $429,881, and $781,442 for the years ended September 30, 2007, 2006, and 2005, respectively. We incurred shipping and handling costs of $0, $458,633, and $978,957 for the years ended September 30, 2007, 2006 and 2005 respectively. The net expense of $0, $28,752 and $197,515 is included in selling expenses in the accompanying statement of operations for the years ended September 30, 2007, 2006, and 2005, respectively.

(4)          Major Customers and Credit Risks

We had substantially no operations during the fiscal year 2007.  Only one customer accounted for more than 10% of net sales for the fiscal years 2006 and 2005. Two customers accounted for more than 10% of our total outstanding trade receivable as of September 30, 2006 and 2005.

The vast majority of our sales in fiscal 2006 and 2005 were to customers within the United States. Sales to customers outside the United States, as a percentage of total revenues, were approximately 6.8 % and 14% in the fiscal years ended September 30, 2006 and 2005, respectively. Most of our foreign sales were to one customer.

(5)          Inventories

Inventories related to discontinued operations consisted of the following at September 30, 2007 and 2006:

	2007	2006
Raw materials	$—	$1,953,305
Work in process	—	—
Finished goods	—	143,459
Other	—	—
		2,096,764
Inventory reserve	—	(45,000)
Total, classified as assets held for sale	$—	$2,051,764

(6)          Property, Plant and Equipment

Property, plant and equipment consisted of the following at September 30, 2007 and 2006:

	2007	2006	Useful Life
Machinery and equipment	$—	$544,498	2 - 10 years
Computer equipment and systems	—	605,712	2 - 7 years
Furniture, fixtures and other improvements	—	500,267	3 - 5 years
		1,650,476
Less classified as discontinued	—	(1,650,476)
Total property, plant and equipment for continued operations	$—	$—

Depreciation expense was $0, $99,789, and $285,835 for the years ended September 30, 2007, 2006 and 2005, respectively. Repairs and maintenance expense was $0, $64,420, and $86,043 for the years ended September 30, 2007, 2006 and 2005 respectively. All such amounts are classified in discontinued operations.

(7)          Agreements with Laurus

Pursuant to the Agreement Regarding the NCR Transaction and Other Asset Sales, dated November 26, 2004 (the “Asset Sales Agreement”), by and between the Company and Laurus Master Fund, Ltd. (“Laurus”), the Company agreed to pay to Laurus a portion of the excess net proceeds from the ATM business sale and the Cash Security Business Sale.

On June 9, 2006, we and Laurus entered into the Laurus Termination Agreement which, among other things, provided for the payment of a sale fee of $8,508,963 to Laurus (the “Sale Fee”) in full satisfaction of all amounts payable to Laurus under the Asset Sales Agreement, including fees payable in respect of the ATM business sale and the Cash Security Business Sale. The Laurus Termination Agreement further provided that, upon payment of the Sale Fee and performance by the Company of its obligations under the Stock Redemption Agreement described below, neither the Company nor any of its subsidiaries will have any further obligation to Laurus. Further, each of the Company and Laurus has granted each other and their respective affiliates and subsidiaries reciprocal releases from and against any claims and causes of action that may exist.

We and Laurus entered a Stock Redemption Agreement on January 12, 2006 and as subsequently amended. Pursuant to the terms of the Stock Redemption Agreement: we agreed, among other things, (i) to repurchase from Laurus, upon the closing of the Cash Security Business Sale, all shares of our common stock held by Laurus, and (ii) Laurus agreed to the cancellation as of the closing date of the Cash Security Business Sale of warrants it holds to purchase 4,750,000 shares of our common stock at an exercise price of $.30 per share, and not to exercise such warrants prior to the earlier to occur of September 30, 2006 and the date on which the Asset Purchase Agreement is terminated.

Following the Cash Security Business Sale, on October 2, 2006, the Company applied the net purchase price, the cash adjustment, and $5,400,000 in proceeds (together with accrued interest of $206,799) from the ATM business sale, to pay the following amounts to Laurus: (i) $8,508,963 pursuant to the terms of the Laurus Termination Agreement and (ii) $6,545,340 representing the purchase from Laurus by the Company of 19,251,000 shares of Company common stock pursuant to the terms of the Stock Redemption Agreement. Following both such payments to Laurus, the Company received $6,781,246 in net proceeds from the Cash Security Business Sale.

On October 2, 2006, following the foregoing payments to Laurus pursuant to the terms of the Laurus Termination Agreement and the Stock Redemption Agreement, no further fees remained payable by the Company to Laurus and, to our knowledge, Laurus does not own any shares of the Company.

(8)          Accrued Expenses

Accrued expenses consisted of the following at September 30, 2007 and 2006:

	2007	2006
Reserve for warranty charges	$—	$826,152
Taxes:	—	—
Sales and use	—	11,049
Ad valorem	—	44,000
Wages and related benefits	—	662,348
Other	—	555,126
Other accrued expenses related to continuing operations	141,401	150,194
Total accrued expenses	$141,401	$2,248,869
Less: discontinued liabilities		(2,098,675)
Total accrued expenses related to continuing operations	$141,401	$150,194

(9)          Warrants

At September 30, 2007, we had outstanding warrants to purchase 697,500 shares of common stock that expire at various dates through November 2010. The warrants have exercise prices ranging from $0.40 to $0.68 per share and, if exercised, would generate proceeds to us of approximately $419,000.

Common Stock Purchase Warrants:

	Warrants	Expiration Date	Exercise Price	Relative Fair Value
Other parties in connection with Laurus financing (1)	197,500	11/24/2010	0.40	127,951
AIG/National Union Fire Insurance Co. (2)	500,000	11/01/2007	0.68	224,490
Outstanding warrants as of September 30, 2007	697,500			$352,441

Value calculated using Black-Scholes:

		Stock Price At Issuance	Expected Term	Volatility	Risk Free Rate
(1)	Variables	$0.72	7 years	111.00%	3.72%
(2)	Variables	$0.67	3 years	108.00%	3.85%

(10)        Employee Stock Option Plans

We adopted a Long-Term Incentive Plan in 1997 (the “1997 Plan”) pursuant to which our Board of Directors may grant stock options to officers and key employees. The 1997 Plan, as amended, authorizes grants of options to purchase up to 2,000,000 shares of our common stock. Options are granted with an exercise price equal to the fair market value of the common stock at the date of grant. Options granted under the 1997 Plan vest over three-year periods and expire no later than 10 years from the date of grant.  At September 30, 2007, there were 1,900,000 options outstanding and 32,950 shares available for grant under the 1997 Plan,.  There were 648,150 options outstanding and 1,310,800 shares available for grant at September 30, 2006. There were 1,099,810 options outstanding and 855,890 shares available for grant at September 30, 2005.

On March 21, 2007, the Company awarded Messrs. Griggs and Clay an aggregate of 1,900,000 stock options to purchase our common stock at an exercise price of $0.62 per share pursuant to the Company's 1997 Long-Term Incentive Plan. Of this award, 34% of the options vest on the first anniversary of the date of the grant, 33% of the options vest on the second anniversary of the date of the grant and the remaining 33% of the options vest on the third anniversary of the date of the grant. In addition, 100% of the options vest upon a change of control.  There were no stock options granted during the fiscal year ended 2006 and 363,810 stock options granted during the fiscal year ended 2005.

At September 30, 2007, the options outstanding under the 1997 Plan had exercise prices of $0.62 per share with a remaining contractual life of 9.47 years.  At September 30, 2006, the range of exercise prices was $2.50 to $0.25 per share with a weighted average remaining contractual life of 4.56 years. At September 30, 2005, the range of exercise prices was $2.50 to $0.25 per share with a weighted-average remaining contractual life of the outstanding options was 5.32 years.

Activity during the periods indicated was as follows:

	Number of Shares	Weighted Average Exercise Price
Balance at September 30, 2004	786,000	1.67
Granted	363,810	0.25
Exercised	—	—
Canceled	(50,000)	1.16
Balance at September 30, 2005	1,099,810	1.22
Granted	—	—
Exercised	—	—
Canceled	(451,660)	1.19
Balance at September 30, 2006	648,150	1.24
Granted	1,900,000	0.62
Exercised	(27,250)	0.25
Canceled	(620,900)	1.28
Balance at September 30, 2007	1,900,000	0.62

(11)        Income Taxes

Income tax expense (benefit) attributable to income from operations consisted of the following for the years ended September 30, 2007, 2006 and 2005:

	2007	2006	2005
Federal current tax Expense (Benefit)	$75,808	$159,546	$—
Federal deferred tax benefit	—	—	—
State tax	—	—	—
	$75,808	$159,546	$—

The income tax differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% to income (loss) before taxes as a result of the following:

	2007	2006	2005
Computed “expected” tax expense (benefit)	$2,156,789	$1,707,357	$(1,117,213)
Change in valuation allowances	(1,867,170)	(4,156,100)	1,638,969
Nondeductible items and permanent differences	(272,618)	1,499,031	(521,756)
AMT	75,808	70,962	—
Other	(17,001)	1,038,296	—
	$75,808	$159,546	$(0)

The tax effects of temporary differences that were the sources of the deferred tax assets consisted of the following at September 30, 2007 and 2006:

	2007	2006
Deferred tax assets:
Fixed assets	$—	$286,643
Accounts receivable	—	15,151
Inventories	—	268,704
Accrued expenses	—	511,398
Stock Option	47,427
Other	—	39,332
Net operating losses	138,304	931,673
Total gross deferred tax assets	185,731	2,052,900
Less: valuation allowance	(185,731)	(2,052,900)
Net deferred tax assets	—	—
Other deferred tax liabilities	—	—
Net deferred tax assets	$—	$—

In assessing the realizability of deferred assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will be realized. The Company has established a valuation allowance for such deferred tax assets to the extent such amounts are not utilized to offset existing deferred tax liabilities reversing in the same periods.

As of September 30, 2007, the Company had remaining net operating losses of approximately $406,775, which will begin to expire in 2024.  The Company utilized net operating loss carryforwards of $4,190,420, $2,964,614 and $3,273,117 in the fiscal years ended September 30, 2007, 2006 and 2005, respectively, to offset gains as a result of the Cash Security Business Sale, the ATM Business Sale and other income from discontinued operations.

(12)        Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted computations for the years ended September 30, 2007, 2006 and 2005:

	2007	2006	2005
Net income (loss) (numerator for diluted earnings (loss) per share)	$6,267,689	$4,862,093	$(3,285,922)
Weighted average common shares outstanding (denominator for basic earnings (loss) per share)	19,563,447	33,499,128	20,292,796
Dilutive shares outstanding	111,325	—	—
Weighted average common and dilutive shares outstanding	19,674,772	33,499,128	20,292,796
Basic earnings (loss) per share	$0.33	$0.15	$(0.16)
Diluted earnings (loss) per share	$0.32	$0.15	$(0.16)

Common stock equivalent shares consisting of warrants, options and convertible debt of 1,127,725; 5,874,687 and $29,717,185 were excluded from the computation of diluted earnings per share due to their anti-dilutive effect for the years ended September 30, 2007, 2006 and 2005, respectively.

(13)        Marketable Securities Available- for- Sale

We own 2,022,000 of the common stock of Cashbox plc pursuant to our exercise of a warrant in September 2005. On or about March 27, 2006, shares of Cashbox plc began trading on the AIM Market of the London Stock Exchange. Prior to Cashbox plc going public, we considered their shares not marketable, thus the shares were carried at cost. Since the shares are now public and market value is readily available, we determined the market value of the shares and pursuant to SFAS No. 115 “Accounting for Investments in Equity and Debt Securities” we classified these shares as available for sale. Pursuant to the SFAS No. 115 the unrealized change in fair value was excluded from earnings and recorded net of tax as other comprehensive income.

As of September 30, 2007 and 2006, our common stock in Cashbox plc was recorded at a fair value of $505,500 and $851,939, respectively. Unrealized gains on these shares of common stock, which were added to stockholders' equity as of September 30, 2007 and 2006, were $205,500 and $551,939, respectively.

As of September 30, 2007 we were restricted from selling any shares until the second anniversary of its admission to the London Stock Exchange unless we (i) consult with Cashbox’s primary broker prior to the disposal of any shares and (ii) effect the disposal of the shares through Cashbox’s primary broker from time to time and in such manner as such broker may require with a view to the maintenance of an orderly market in the shares of Cashbox.

(14)        Investment in 3CI Complete Compliance Corporation

We formerly owned 100% of 3CI Complete Compliance Corporation (“3CI”), a company engaged in the transportation and incineration of medical waste, until we divested our majority interest in February 1994. At September 30, 2005, we continued to own 698,889 shares of the common stock of 3CI and the value of our investment was marked to the market value of $279,556, or $.40 per share.

On May 30, 2006, we received a settlement payment of $4,489,963 and on September 6, 2006, the Company received an additional settlement payment in the amount of $1,169,544 arising out of our ownership of the 3CI shares under a class action settlement paid out to minority shareholders of 3CI. Under the terms of the settlement and in order to participate in the settlement, we tendered all 698,889 shares that we owned to Stericycle, Inc., the current majority shareholder of 3CI and the defendant under the class action, and accordingly we no longer hold any ownership interest in 3CI. As a result, we recognized a gain of $5,380,121 on the disposal of these shares during the year ended September 30, 2006, which represented the difference between the settlement payment amount and our carrying amount.

(15)        Leases

We had no leases for real property or equipment in 2007.   We leased office and warehouse space, transportation equipment and other equipment under terms of operating leases which were transferred in the sale of the Cash Security business and the sale of the ATM business.  Rental expense under those leases for the years ended September 30, 2006 and 2005, was approximately $210,820 and $453,000, respectively.

(16)        Litigation

We and our subsidiaries are each subject to certain other litigation and claims arising in the ordinary course of business. In our management’s opinion, the amounts ultimately payable, if any, resulting from such litigation and claims will not have a materially adverse effect on our financial position.

On June 9, 2005, Corporate Safe Specialists, Inc. (“CSS”) filed a lawsuit against Secure Alliance Holdings Corporation and our wholly owned subsidiary, Secure Alliance, L.P. The lawsuit, Civil Action No. 02-C-3421, was filed in the United States District Court of the Northern District of Illinois, Eastern Division (the “CSS Lawsuit”). CSS alleges that the Sentinel product sold by Secure Alliance, L.P. infringes on one or more patent claims found in CSS patent U.S. Patent No. 6,885,281 (the ‘281 patent). CSS sought injunctive relief against future infringement, unspecified damages for past infringement and attorney’s fees and costs. Secure Alliance Holdings Corporation was released from this lawsuit, but Secure Alliance, L.P. remained a defendant.

As part of the Cash Security Business Sale, the buyer of the Cash Security business, Sentinel Operating, L.P., agreed to undertake and have the sole right to direct on behalf of itself and us, the defense of the CSS Lawsuit, with counsel of its choice, provided that in the event we incur any adverse consequences in connection with the CSS Lawsuit subsequent to the Cash Security Business Sale, then Sentinel Operating, L.P. will indemnify us from and against the entirety of any such adverse consequences to the extent they are incurred as a result of the breach of the Cash Security Asset Purchase Agreement or our negligent action or inaction.

On March 31, 2007, CSS, Secure Alliance Holdings Corporation and Secure Alliance, L.P. (formerly known as Tidel Engineering, L.P.) entered into a settlement and mutual release agreement whereby the parties jointly moved to dismiss all claims and counterclaims in the CSS Lawsuit. The parties agreed to pay no monetary settlement and each bear its own legal costs and expenses. Pursuant to the settlement, we and our predecessor agreed not to make, use, sell or offer for sale any safe that infringes upon the ‘281 patent during the period of time the ‘281 patent is valid; however, we and our predecessor may challenge, contest, or raise as a defense the validity of the ‘281 patent if CSS or any other party files a claim against us asserting infringement of the ‘281 patent.

On April 16, 2007, Fire King International, LLC (“Fire King”) filed a lawsuit against Corporate Safe Specialists, Inc., Tidel Technologies, Inc. and Tidel Engineering, LP. The lawsuit, Civil Action No. 03-07CV0655-G, was filed in the United States District Court of the Northern District of Texas, Dallas Division. Fire King alleges that the Sentinel product previously sold by the Company’s predecessor infringes on one or more patent claims found in Fire King patent U.S. Patent No. 7,063,252 (the ‘252 patent). Fire King sought injunctive relief against future infringement, unspecified damages for past infringement and attorney’s fees and costs.

On September 14, 2007, Fire King, Secure Alliance Holdings Corporation and Secure Alliance, L.P. entered into a confidential settlement and mutual release agreement whereby the parties jointly moved to dismiss all claims in the Fire King lawsuit. In connection therewith, we paid an undisclosed amount to Fire King to settle a disputed claim and admitted no liability or wrongdoing.  The court has dismissed Fire King’s claims against the Company with prejudice.

(17)        Subsequent Events

On December 6, 2007, we entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) by and among Sequoia Media Group, LC, a private Utah limited liability company (“Sequoia”), the Company and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of the Company (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Sequoia (the “Merger”), with Sequoia continuing as the surviving entity in the Merger and each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.5806419 shares of the Company common stock, calculated after a 1 for 3 reverse stock split of the Company’s common stock contemplated to be effected prior to the Merger.  Immediately following the Merger, the members of Sequoia, in aggregate, will own approximately 80% of the equity interests in the Company and the stockholders of the Company will own the remaining approximately 20% equity interests in the combined company.

In addition, pursuant to a Loan and Security Agreement (“Loan Agreement”) entered into between the Company and Sequoia on December 6, 2007, the Company has agreed to extend up to $2.5 million in secured financing to Sequoia.  Under the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on the scheduled maturity date, December 31, 2008.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to the Company by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

In addition, prior to the effectiveness of the Merger, the Company proposes to (i) form a wholly owned subsidiary, and (ii) contribute to such subsidiary approximately $2.2 million in cash, 2,022,000 shares of Cashbox, a publicly listed UK company, and amounts receivable under certain promissory notes not associated with the Sequoia transaction.  The common stock of such subsidiary will be distributed, to the Company stockholders as of a date prior to the Merger, at such time as the distribution can be effected in compliance with applicable law, whether pursuant to an effective registration statement or a valid exemption from registration.

Our Board of Directors approved the Merger Agreement and the foregoing transactions at a special meeting on November 29, 2007.  The Merger is subject to stockholder approval and other customary conditions and is expected to be completed during the first quarter of 2008.  If the Company terminates the Merger Agreement before the consummation of the Merger in connection with the Company’s acceptance of a superior proposal, the Company has agreed to pay Sequoia a termination fee of $1,000,000 in cash under certain circumstances. At closing of the Merger, outstanding stock options granted to our executive officers, Jerrell G. Clay and Stephen P. Griggs, to purchase an aggregate 1,900,000 shares of our common stock at exercise prices of $0.62 per share will fully vest and become immediately exercisable.

Sequoia is committed to revolutionizing the way life events and memories are shared and treasured through personal digital expressions.  Sequoia developed aVinci Experience products to simplify and automate the process of creating professional-quality multi-media productions using personal photos and videos.  The patented technology provides complete, refined products, including DVD’s, photo books and posters.  aVinci distributes products through leading retailers, photo websites and image service providers.

(18)        Status of Company

On October 2, 2006, we completed the Cash Security Business Sale and became a shell public company with approximately $12.9 million in cash, cash equivalents and marketable securities held-to-maturity; or approximately $0.66 per share based on 19,426,210 shares outstanding.  See Note (17) above for a discussion of the Merger Agreement and other matters.

SECURE ALLIANCE HOLDINGS CORPORATION AND SUBSIDIARIES
(FORMERLY TIDEL TECHNOLOGIES, INC.)
VALUATION AND QUALIFYING ACCOUNTS

Classification	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
For the year ended September 30, 2007:
Allowance for doubtful accounts and notes receivable	$44,943	$—	—	44,943	$—
Inventory reserve	45,000	—	—	45,000	—
	$89,943	$—	—	$89,943	$—
For the year ended September 30, 2006:
Allowance for doubtful accounts and notes receivable	$1,132,382	$—	—	1,087,439	$44,943
Inventory reserve	100,558	—	—	55,558	45,000
	$1,232,940	$—	—	$1,142,997	$89,943
For the year ended September 30, 2005:
Allowance for doubtful accounts and notes receivable	$1,076,055	$56,327	—	—	$1,132,382
Reserve for settlement of class action litigation	1,564,490	—	—	1,564,490	—
Inventory reserve	1,900,000	—	—	1,799,442	100,558
	$4,540,545	$56,327	—	$3,363,932	$1,232,940

See accompanying Notes to Condensed Financial Statements.

UNAUDITED CONDENSED FINANCIAL STATEMENTS OF SECURE ALLIANCE
HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

Condensed Balance Sheets
As of December 31, 2007 and September 30, 2007

	December 31, 2007	September 30, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,232,093	$882,116
Certificates of deposit	8,900,000	11,177,567
Marketable securities available-for-sale	363,960	505,500
Note receivable	1,000,000	—
Interest and other receivables	22,029	204,113
Prepaid expenses and other assets	115,076	—
Total current assets	12,633,158	12,769,296

Other assets	4,000	4,000
Total assets	$12,637,158	$12,773,296

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$51,722	$—
Accrued liabilities	195,901	141,401
Total liabilities	247,623	141,401

Commitments and contingencies

Shareholders’ Equity:
Common stock, $.01 par value, authorized 100,000,000 shares; issued and outstanding 19,441,524 shares	194,415	194,415
Additional paid-in capital	30,067,790	30,008,008
Accumulated deficit	(17,936,630)	(17,776,028)
Accumulated other comprehensive income	63,960	205,500
Total shareholders’ equity	12,389,535	12,631,895
Total liabilities and shareholders’ equity	$12,637,158	$12,773,296

See accompanying Notes to Condensed Financial Statements.

Condensed Statements of Operations
(unaudited)
For the Three Months Ended December 31, 2007 and 2006

	Three Months Ended December 31,
	2007	2006
Revenues	$—	$—
Selling, general and administrative	335,285	376,071
Operating loss	(335,285)	(376,071)

Other income (expense):
Interest income	174,683	168,579
Reorganization fee paid to Laurus	—	(6,508,963)
Total other income (expense)	174,683	(6,340,384)
Loss from continuing operations	(160,602)	(6,716,455)

Income from discontinued operations
Gain on sale of Cash Security business, net of tax	—	13,281,116
Net income (loss)	$(160,602)	$6,564,661

Basic earnings (loss) per share:
Loss from continuing operations	$(0.01)	$(0.34)
Income from discontinued operations	—	0.67
Net income (loss)	$(0.01)	$0.33

Weighted average common shares outstanding	19,441,524	19,847,452

Diluted earnings (loss) per share:
Loss from continuing operations	$(0.01)	$(0.34)
Income from discontinued operations	—	0.67
Net income (loss)	$(0.01)	$0.33

Weighted average common and dilutive shares outstanding	19,441,524	20,017,456

See accompanying Notes to Condensed Financial Statements.

Condensed Statements of Comprehensive Income (Loss)
(unaudited)
For the Three Months Ended December 31, 2007 and 2006

	Three Months Ended December 31,
	2007	2006
Net income (loss)	$(160,602)	$6,564,661
Other comprehensive income:
Unrealized gain (loss) on marketable securities available-for-sale	(141,540)	207,709
Comprehensive income (loss)	$(302,142)	$6,772,370

See accompanying Notes to Condensed Financial Statements.

Condensed Statements of Cash Flows
(unaudited)
For the Three Months Ended December 31, 2007 and 2006

	Three Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$(160,602)	$6,564,661
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of stock options issued to officers	59,782	—
Changes in assets and liabilities:
Interest and other receivables	182,084	147,332
Prepaid expenses and other assets	(115,076)	(14,875)
Accounts payable and accrued liabilities	106,222	(1,987,587)
Net cash flows used in discontinued operations	—	(13,552,456)
Net cash provided by (used in) operating activities	72,410	(8,842,925)

Cash flows from continuing investing activities:
(Increase) decrease in time deposits	2,277,567	(7,000,000)
Increase in notes receivable	(1,000,000)	—
Decrease in marketable securities held-to-maturity	—	1,174,674
Net cash flows provided by discontinued investing activities	—	16,228,750
Net cash provided by investing activities	1,277,567	10,403,424

Cash flows from continuing financing activities:
Redemption of shares held by Laurus	—	(6,545,340)
Proceeds from exercise of warrants and options	—	29,313
Decrease in restricted cash	—	5,400,000
Net cash used in financing activities	—	(1,116,027)
Net increase in cash and cash equivalents	1,349,977	444,472

Cash and cash equivalents at beginning of period	882,116	1,264,463
Cash and cash equivalents at end of period	$2,232,093	$1,708,935

Supplemental disclosure of cash flow information:
Cash paid for taxes	$—	$90,000

Supplemental disclosure of non-cash financing activities:
Unrealized gain (loss) on marketable securities available-for-sale	$(141,540)	$207,709

See accompanying Notes to Condensed Financial Statements.

Notes to Unaudited Condensed Financial Statements
of Secure Alliance Holdings Corporation and Subsidiaries
(A Development Stage Company)

(1)          Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Secure Alliance Holdings Corporation (the “Company,” “we,” “us,” or “our”) is a Delaware corporation formerly engaged in the development, manufacture, sale and support of automated teller machines (“ATMs”) and electronic cash security systems, consisting of the Timed Access Cash Controller (“TACC”) products and the Sentinel products (together, the “Cash Security” products), which were designed for the management of cash`

Basis of Financial Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  In management’s opinion, all adjustments necessary for a fair presentation of the results of the interim periods have been reflected in the interim financials.  All adjustments to the financial statements are of a normal recurring nature.

Significant Accounting Policies

There has been no change in our significant accounting policies from those contained in our Annual Report on Form 10-K for the year ended September 30, 2007, except as discussed in the following paragraph.

In July 2006, the FASB issued Final Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS 109, which clarifies the accounting for income taxes by prescribing the minimum recognition threshold an uncertain tax position is required to meet before tax benefits associated with such uncertain tax position are recognized in the financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  In addition, FIN 48 excludes income taxes from the scope of SFAS 5, Accounting for Contingencies.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  Differences between the amounts recognized in the consolidated balance sheets prior to the adoption of FIN 48 and the amounts reported after adoption are accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings upon adoption of FIN 48.  FIN 48 also requires that amounts recognized in the balance sheet related to uncertain tax positions be classified as a current or non-current liability, based upon the timing of the ultimate payment to a taxing authority.  We adopted FIN 48 as of October 1, 2007 and management had determined that no tax reserve needs to be recorded during the quarter ended December 31, 2007.

Earnings (Loss) Per Share

Basic income (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders (the numerator) by the weighted average number of shares of common stock outstanding (the denominator) during the reporting periods.  Diluted income (loss) per share is computed by increasing the denominator by the weighted average number of additional shares that could have been outstanding from securities convertible into common stock, such as stock options and warrants.

(2)          Merger Agreement with Sequoia

On December 6, 2007, we entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) by and among Sequoia Media Group, LC, a private Utah limited liability company (“Sequoia”), the Company and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of the Company (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will merge with and into Sequoia (the “Merger”), with Sequoia continuing as the surviving entity in the Merger and each issued and outstanding Sequoia equity interest will automatically be converted into the right to receive 0.5806419 shares of the Company’s common stock, calculated after a 1 for 3 reverse stock split of the Company’s common stock contemplated to be effected prior to the Merger.  Immediately following the Merger, the members of Sequoia, in aggregate, will own approximately 80% of the equity interests in the Company and the stockholders of the Company will own the remaining approximately 20% equity interests in the combined company.

In addition, pursuant to a Loan and Security Agreement (“Loan Agreement”) entered into between the Company and Sequoia on December 6, 2007, the Company has agreed to extend up to $2.5 million in secured financing to Sequoia.  Under the terms of the Loan Agreement, Sequoia has agreed to pay interest on the loan at a rate per annum equal to 10%.  Interest on the loan is payable on the scheduled maturity date, December 31, 2008.  In addition, if the loan obligations have not been paid in full on or prior to the scheduled maturity date, a monthly fee equal to 10% of the outstanding loan obligations is payable to the Company by Sequoia on the last day of each calendar month for which the loan obligations remain outstanding.

In addition, prior to the effectiveness of the Merger, the Company proposes to (i) form a wholly owned subsidiary, and (ii) contribute to such subsidiary approximately $2.2 million in cash, 2,022,000 shares of Cashbox, a publicly listed UK company, and amounts receivable under certain promissory notes not associated with the Sequoia transaction.  The common stock of such subsidiary will be distributed, to the Company stockholders as of a date prior to the Merger, at such time as the distribution can be effected in compliance with applicable law, whether pursuant to an effective registration statement or a valid exemption from registration.

Our Board of Directors approved the Merger Agreement and the foregoing transactions at a special meeting on November 29, 2007.  The Merger is subject to stockholder approval and other customary conditions and is expected to be completed during the second calendar quarter of 2008.  If the Company terminates the Merger Agreement before the consummation of the Merger in connection with the Company’s acceptance of a superior proposal, the Company has agreed to pay Sequoia a termination fee of $1,000,000 in cash under certain circumstances.  At closing of the Merger, outstanding stock options granted to our executive officers, Jerrell G. Clay and Stephen P. Griggs, to purchase an aggregate 1,900,000 shares of our common stock at exercise prices of $0.62 per share will fully vest and become immediately exercisable.

Sequoia is committed to revolutionizing the way life events and memories are shared and treasured through personal digital expressions.  Sequoia developed aVinci Experience products to simplify and automate the process of creating professional-quality multi-media productions using personal photos and videos.  The patented technology provides complete, refined products, including DVD’s, photo books and posters.  aVinci distributes products through leading retailers, photo websites and image service providers.

(3)          Marketable Securities Available-for-Sale

We own 2,022,000 shares of the common stock of Cashbox plc pursuant to our exercise of a warrant in September 2005.  On or about March 27, 2006, shares of Cashbox plc began trading on the AIM Market of the London Stock Exchange.  Prior to Cashbox plc going public, we considered their shares not marketable, thus the shares were carried at cost.  Since the shares are now public and market value is readily available, we determined the market value of the shares and pursuant to SFAS No. 115 “Accounting for Investments in Equity and Debt Securities” we classified these shares as available for sale.  Pursuant to the SFAS No. 115 the unrealized change in fair value was excluded from earnings and recorded net of tax as other comprehensive income.

As of December 31, 2007 and September 30, 2007, our common stock in Cashbox plc was recorded at a fair value of $363,960 and $505,500, respectively.  Unrealized gains on these shares of common stock, which were added to stockholders’ equity as of December 31, 2007 and September 30, 2007, were $63,960 and $205,500, respectively.

Until March 28, 2008, we are restricted from selling any shares unless we (i) consult with Cashbox’s primary broker prior to the disposal of any shares and (ii) effect the disposal of the shares through Cashbox’s primary broker from time to time and in such manner as such broker may require with a view to the maintenance of an orderly market in the shares of Cashbox.

(4)          Note Receivable

Pursuant to the Loan Agreement, we loaned $1,000,000 to Sequoia on December 6, 2007.  The note bears interest at 10% per annum and is due December 31, 2008.  Further, we agreed to loan Sequoia an additional $1,000,000 on January 15, 2008 and $500,000 on February 15, 2008 on the same terms and conditions.  The loan and any future advances under the Loan Agreement are secured by a pledge of all of the assets of Sequoia.

(5)          Discontinued Operations

Sale of Cash Security Business and Related Agreements with Laurus

On September 25, 2006, the holders of a majority of shares of our outstanding common stock approved the sale of our electronic cash security business, consisting of (a) timed access cash controllers, (b) the Sentinel products, (c) the servicing, maintenance and repair of the timed access cash controllers or Sentinel products and (d) all other assets and business operations associated with the foregoing (the “Cash Security Business Sale”) to Sentinel Operating, L.P., a buyer led by a management buyout team that included our former director and Interim Chief Executive Officer, Mark K. Levenick, and our former director, Raymond P. Landry. The Cash Security Asset Purchase Agreement provided for a cash purchase price of $15,500,000, less $100,000 as consideration for the buyer assuming certain potential liability in connection with ongoing litigation, and less a working capital deficit adjustment of $1,629,968, resulting in a net purchase price of $13,770,032.  In addition, Sentinel Operating L.P. paid a cash adjustment of $2,458,718 to the Company at closing.  The Cash Security Business Sale was completed on October 2, 2006.  During the year ended September 30, 2007, we recorded a gain on the sale of the Cash Security business of $13,605,066.

Pursuant to the Agreement Regarding the NCR Transaction and Other Asset Sales, dated November 26, 2004 (the “Asset Sales Agreement”), by and between the Company and Laurus Master Fund, Ltd. (“Laurus”), the Company agreed to pay to Laurus a portion of the excess net proceeds from the ATM business sale and the Cash Security Business Sale.

On June 9, 2006, we and Laurus entered into the Laurus Termination Agreement which, among other things, provided for the payment of a sale fee of $8,508,963 to Laurus (the “Sale Fee”) in full satisfaction of all amounts payable to Laurus under the Asset Sales Agreement, including fees payable in respect of the ATM Business Sale and the Cash Security Business Sale.  The Laurus Termination Agreement further provided that, upon payment of the Sale Fee and performance by the Company of its obligations under the Stock Redemption Agreement described below, neither the Company nor any of its subsidiaries will have any further obligation to Laurus.  Further, each of the Company and Laurus has granted each other and their respective affiliates and subsidiaries reciprocal releases from and against any claims and causes of action that may exist.

We and Laurus entered a Stock Redemption Agreement on January 12, 2006 and as subsequently amended.  Pursuant to the terms of the Stock Redemption Agreement: we agreed, among other things, (i) to repurchase from Laurus, upon the closing of the Cash Security Business Sale, all shares of our common stock held by Laurus, and (ii) Laurus agreed to the cancellation as of the closing date of the Cash Security Business Sale of warrants it holds to purchase 4,750,000 shares of our common stock at an exercise price of $.30 per share, and not to exercise such warrants prior to the earlier to occur of September 30, 2006 and the date on which the Cash Security Asset Purchase Agreement is terminated.

Following the Cash Security Business Sale, on October 2, 2006, the Company applied the net purchase price, the cash adjustment, and $5,400,000 in proceeds (together with accrued interest of $206,799) from the ATM business sale, to pay the following amounts to Laurus: (i) $8,508,963 pursuant to the terms of the Laurus Termination Agreement and (ii) $6,545,340 representing the purchase from Laurus by the Company of 19,251,000 shares of Company common stock pursuant to the terms of the Stock Redemption Agreement. Following both such payments to Laurus, the Company received $6,781,246 in net proceeds from the Cash Security Business Sale.

On October 2, 2006, following the foregoing payments to Laurus pursuant to the terms of the Laurus Termination Agreement and the Stock Redemption Agreement, no further fees remain payable by the Company to Laurus and, to our knowledge, Laurus does not own any shares of the Company.

AUDITED FINANCIAL STATEMENTS OF SEQUOIA MEDIA GROUP, LC

Report Of Independent Registered
Public Accounting Firm

To the Members of
Sequoia Media Group, LC

We have audited the accompanying balance sheets of Sequoia Media Group, LC (the Company), as of December 31, 2007 and 2006, and the related statements of operations, changes in members’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequoia Media Group, LC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 2, the Company has incurred negative cash flows from operating activities and losses from operations in 2007 and 2006, expects to incur additional losses, and has a deficit in members’ equity as of December 31, 2007.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2, which describes a Merger Agreement into which the Company has entered that, if completed, would result in a cash infusion of approximately $7.3 million into the Company (net of repayment of loans).  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tanner LC

Salt Lake City, Utah
February 22, 2008

SEQUOIA MEDIA GROUP, LC
Balance Sheets
As of December 31, 2007 and 2006

	December 31,	December 31,
Assets	2007	2006
Current assets:
Cash	$859,069	$168,692
Accounts receivable	448,389	10,000
Unbilled accounts receivable	-	465,472
Inventory	21,509	4,331
Prepaid expenses	100,799	53,757
Deferred costs	294,602	-
Deposits and other current assets	44,201	72,559

Total current assets	1,768,569	774,811

Property and equipment, net	990,523	309,008
Intangibles, net	74,689	70,381
Other Assets	20,408	111,011

Total assets	$2,854,189	$1,265,211

Liabilities and Member's Deficit

Current liabilities:
Accounts payable	$75,118	$104,832
Accrued liabilities	823,772	820,143
Distribution payable	308,251	-
Current portion of capital leases	118,288	-
Current portion of deferred rent	38,580	-
Note payable	1,000,000	-
Convertible debentures and notes payable		2,234,660
Related party notes payable	-	265,783
Deferred revenue	493,599	11,250

Total current liabilities	2,857,608	3,436,668

Capital lease obligations, net of current portion	222,611	-
Deferred rent, net of current portion	71,839	-

Total liabilities	3,152,058	3,436,668

Series B redeemable convertible preferred units, no par value, 12,000,000 units authorized; 8,804,984 and 0 units outstanding, respectively (liquidation preference of $6,603,182 at December 31, 2007)	6,603,182	-

Commitments and contingencies

Members' deficit
Series A convertible preferred units, no par value, 3,746,485 units authorized; 3,533,720 units outstanding (liquidation preference of $474,229)	474,229	474,229
Common units, no par value, 90,000,000 units authorized; 29,070,777 and 21,547,422 units outstanding, respectively.	4,211,737	1,103,679
Accumulated deficit	(11,587,017)	(3,749,365)

Total members' deficit	(6,901,051)	(2,171,457)

Total liabilities and members' deficit	$2,854,189	$1,265,211

See accompanying notes to financial statements

SEQUOIA MEDIA GROUP, LC
Statements of Operations
For the Years Ended December 31, 2007 and 2006

	2007	2006

Revenues	$541,856	$739,200

Operating expense:
Cost of sales	57,068	-
Research and development	1,890,852	1,067,687
Selling and marketing	1,351,860	547,448
General and administrative	3,677,326	1,755,127
Depreciation and amortization	490,549	201,893

Total operating expense	7,467,655	3,572,155

Loss from operations	(6,925,799)	(2,832,955)

Other income (expense):
Interest income	66,524	4,726
Interest expense	(480,126)	(707,706)

Net other income (expense)	(413,602)	(702,980)

Net loss	(7,339,401)	(3,535,935)

Deemed distribution on Series B redeemable convertible preferred units	(190,000)	-
Distributions on Series B redeemable convertible preferred units	(308,251)	-

Net loss applicable to common units	$(7,837,652)	$(3,535,935)

Loss per common unit - basic and diluted	$(0.30)	$(0.16)

Weighted average common units - basic and diluted	26,453,062	21,547,422

See accompanying notes to financial statements

SEQUOIA MEDIA GROUP, LC
Statements of Changes in Members’ Equity (Deficit)
Years Ended December 31, 2007 and 2006

	Series A Convertible
	Preferred		Common		Accumulated	Member's
	Units	Amount	Units	Amount	Deficit	Deficit

Balance, January 1, 2006	3,533,720	$474,229	21,547,422	$325,500	$(213,430)	$586,299

Issuance of detachable warrants in connection with debentures payable	-	-	-	251,552	-	251,552

Beneficial conversion feature of convertible debentures payable	-	-	-	489,268	-	489,268

Equity-based payments made to employees	-	-	-	37,359	-	37,359

Net loss	-	-	-	-	(3,535,935)	(3,535,935)

Balance, December 31, 2006	3,533,720	474,229	21,547,422	1,103,679	(3,749,365)	(2,171,457)

Conversion of debentures payable and accrued interest payable into common units	-	-	7,523,355	2,602,668	-	2,602,668

Employee equity-based compensation	-	-	-	505,390	-	505,390

Accretion of Issuance costs on Series B redeemable convertible preferred units	-	-	-	-	(190,000)	(190,000)

Distributions on Series B redeemable convertible preferred units	-	-	-	-	(308,251)	(308,251)

Net loss	-	-	-	-	(7,339,401)	(7,339,401)

Balance, December 31, 2007	3,533,720	$474,229	29,070,777	$4,211,737	$(11,587,017)	$(6,901,051)

See accompanying notes to financial statements

SEQUOIA MEDIA GROUP, LC
Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(7,339,401)	$(3,535,935)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	490,549	201,893
Accretion of debt discount	338,594	582,230
Equity-based compensation	505,390	37,359
Loss on disposal of equipment	1,063	1,668
Decrease (increase) in:
Accounts receivable	(438,389)	(10,000)
Unbilled accounts receivable	465,472	260,508
Inventory	(17,178)	(4,331)
Prepaid expenses	(47,042)	(50,502)
Deferred costs	(294,602)	-
Other current assets	28,358	(72,559)
Deposits	(5,409)	(14,999)
Increase (decrease) in:
Accounts payable	(29,714)	5,761
Accrued liabilities	236,225	775,350
Deferred rent	110,419	-
Deferred revenue	482,349	(67,083)

Net cash used in operating activities	(5,513,316)	(1,890,640)

Cash flows from investing activities:
Purchase of property and equipment	(562,987)	(344,995)
Purchase of intangible assets	(14,308)	(70,000)

Net cash used in investing activities	(577,295)	(414,995)

Cash flows from financing activities:
Proceeds from convertible notes and debentures	1,535,000	2,393,250
Proceeds from note payable	1,000,000	-
Payments of loan costs	(117,080)	(194,745)
Proceeds from related party notes payable	20,000	265,783
Payments on related party notes payable	(285,783)	-
Payments on obligation under capital lease	(46,149)	-
Proceeds from issuance of Series B preferred units net of issuance costs of $190,000	4,675,000	-

Net cash provided by financing activities	6,780,988	2,464,288

Net change in cash	690,377	158,653

Cash at beginning of year	168,692	10,039

Cash at end of year	$859,069	$168,692

Cash paid for interest and income taxes	$-	$-

See accompanying notes to financial statements

SEQUOIA MEDIA GROUP, LC
Statements of Cash Flow (Continued)

Supplemental schedule of non-cash investing and financing activities:

During the year ended December 31, 2007:

•	The Company converted notes payable of $1,535,000 and $23,178 of related accrued interest into 2,318,318 Series B redeemable convertible preferred units.

•	The Company converted $2,393,250 of debentures and notes payable and $209,418 of related accrued interest into 7,523,355 common units.

•	The Company recorded a debt discount of $8,129 and a beneficial conversion feature of $171,875 in connection with the issuance of Series B redeemable convertible preferred units.

•	The Company accrued distributions payable on Series B redeemable convertible preferred units of $308,251.

•	The Company acquired $387,048 of fulfillment equipment and office furniture through capital lease agreements.

•	The Company recorded a deemed distribution of $190,000 due to the accretion of issuance costs related to the Series B offering.

During the year ended December 31, 2006:

•	The Company recorded a debt discount of $251,552 and a beneficial conversion feature of $489,268 in connection with the issuance of convertible debt.

SEQUOIA MEDIA GROUP, LC
Notes to Financial Statements

1.	Description of Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations

Sequoia Media Group, LC (the Company), a Utah limited liability company, was formed on March 15, 2003.  The Company develops and sells an engaging way for anyone to tell their “Story” with personal digital expressions.  The Company’s products simplify and automate the process of creating professional-quality multi-media productions using personal photos and videos.

Basis of Presentation

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles.

Concentration of Credit Risk and Significant Customer

The Company maintains its cash in bank demand deposit accounts, which at times may exceed the federally insured limit or may be maintained in non-insured institutions. As of December 31, 2007 and December 31, 2006, the Company had approximately $952,752 and $153,874 respectively, in excess of the insured limits, primarily in cash equivalents. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Concentrations of accounts receivable and revenue were as follows:

	2007
	Revenue	Accounts Receivable
Customer A	97.1%	18.6%
Customer B	5.9%	3.9%
Customer C	0%	77.5%

	2006
	Revenue	Accounts Receivable
Customer A	100.0%	100.0%

Net Loss per Common Unit

Basic earnings (loss) per unit (EPS) is calculated by dividing income (loss) available to common unit holders by the weighted-average number of common units outstanding during the period.

Diluted EPS is similar to Basic EPS except that the weighted-average number of common units outstanding is increased using the treasury stock method to include the number of additional common units that would have been outstanding if the dilutive potential common units had been issued. Such potentially dilutive common units include stock options and warrants, convertible preferred stock, redeemable convertible preferred stock and convertible notes and debentures. Units having an antidilutive effect on periods presented are not included in the computation of dilutive EPS.

The average number of units of all stock options and warrants granted, all convertible preferred stock, redeemable convertible preferred stock and convertible debentures have been omitted from the computation of diluted net loss per common unit because their inclusion would have been anti-dilutive for the years ended December 31, 2007 and 2006.

For the years ended December 31, 2007 and 2006, the Company had 21,749,309 and 7,269,325 potentially dilutive units of common stock, respectively, not included in the computation of diluted net loss per common unit because it would have decreased the net loss per common unit. These options and warrants, convertible preferred stock, redeemable convertible preferred stock and convertible notes and debentures could be dilutive in the future.

Use of Estimates

The preparation of financial statements in conformity with U.S.  generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.  Key estimates made by management in the accompanying financial statements include the economic useful lives assigned to property and equipment, recoverability of long-lived assets based on expected future undiscounted cash flows, the fair value of the Company’s units on the dates of share-based compensation awards and the assumptions used in the Black-Scholes option-pricing model.

Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at net realizable values and are due within 30 days from the invoice date. The Company maintains allowances for doubtful accounts, when necessary, for estimated losses resulting from the inability of customers to make required payments. These allowances are based on specific facts and circumstances pertaining to individual customers and historical experience. Provisions for losses on receivables are charged to operations. Receivables are charged off against the allowances when they are deemed uncollectible.  As of December 31, 2007 and 2006, there were no allowances for doubtful accounts required against the Company’s receivables.

Inventories

Inventories are stated at the lower of cost or market determined using the first-in, first-out method.

Intangible Assets

Intangible assets consist of costs to acquire patents and licenses for use of certain music tracks.  All of the Company’s intangible assets have finite useful lives.

Intangible assets with finite useful lives are carried at cost, less accumulated amortization.  Amortization is calculated using the straight-line method over estimated useful lives.  Intangible assets subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.  As of December 31, 2007 and 2006, management determined that the carrying amounts of the Company’s intangible assets were not impaired.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization.  Property and equipment consists of computers, software and equipment, and furniture and fixtures. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter), which are three and five years, respectively.

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in the statements of operations.

The Company reviews its property and equipment for impairment when events or changes in circumstances indicate that the carrying amount may be impaired.  If it is determined that the related undiscounted future cash flows are not sufficient to recover the carrying value, an impairment loss is recognized for the difference between carrying value and fair value of the asset.

As of December 31, 2007 and 2006, management determined the carrying amounts of the Company’s property and equipment were not impaired.

Revenue Recognition and Deferred Revenue

Through December 31, 2007, the Company generated the majority of its revenue from one customer.  The contract with this customer included software development, software license, post-contract support (PCS), and training.  Because the contract included the delivery of a software license, the Company accounted for the contract in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as modified by SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions.  SOP 97-2 applies to activities that represent licensing, selling, leasing, or other marketing of computer software.

Because the contract included services to provide significant production, modification, or customization of software, in accordance with SOP 97-2, the Company accounted for the contract based on the provisions of Accounting Research Bulletin (ARB) No. 45, Long-Term Construction-Type Contracts and the relevant guidance provided by SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  In accordance with these provisions, the Company determined to use the percentage-of-completion method of accounting to record the revenue for the entire contract.  The Company utilized the ratio of total actual costs incurred to total estimated costs to determine the amount of revenue to be recognized at each reporting date.

As of December 31, 2007, this contract was completed and all revenue under this contract had been recognized. The Company has no further obligations under this contract.

The Company records billings and cash received in excess of revenue earned as deferred revenue. The deferred revenue balance generally results from contractual commitments made by customers to pay amounts to the Company in advance of revenues earned. The unbilled accounts receivable represents revenue that has been earned but which has not yet been billed. The Company bills customers as payments become due under the terms of the customer’s contract. The Company considers current information and events regarding its customers and their contracts and establishes allowances for doubtful accounts when it is probable that it will not be able to collect amounts due under the terms of existing contracts.

Under the current business model, the Company generates revenue from the sale of software, equipment, software licenses, applications development and implementation services, support, training services, and product royalties.  The Company continues to apply the guidance provided in SOP 97-2 to recognize revenue on contracts that include a software component.  SOP 97-2 generally provides that until vendor specific objective evidence (VSOE) of fair value exists for the various components within the contract, that revenue is deferred until delivery of all elements except for PCS and training has occurred. After all elements are delivered except for PCS and training, deferred revenue is recognized over the remaining term of the contract.  Because of the Company’s limited sales history, it does not have VSOE for the different components that may be included in sales contracts.

Once VSOE is established, the Company will allocate a portion of the contract fee to each undelivered element based on the relative fair values of the elements and allocate the fee for delivered software licenses using the residual method.  The Company plans to establish VSOE for the various elements of its contracts based on the price charged when the same element is sold separately. For consulting services, the Company plans to base VSOE on the rates charged when the services are sold separately under time-and-materials contracts.  The Company intends to base VSOE for training on the rates charged when training is sold separately for supplemental training courses.

For PCS, VSOE will be determined by reference to the renewal rate charged to the customer in future periods.

For time-and-materials contracts, the Company plans to estimate a profit range and recognize the related revenue using the lowest probable level of profit estimated in the range. Billings in excess of revenue recognized under time-and-material contracts will be deferred and recognized upon completion of the time-and-materials contract or when the results can be estimated more precisely.

For fixed-price contracts, the Company intends to recognize revenue using the percentage-of-completion method of accounting and following the guidance in SOP 81-1. The Company will make adjustments, if necessary, to the estimates used in the percentage-of-completion method of accounting as work progresses under the contract and as experience is gained.

The Company intends to recognize support revenue from contracts for ongoing technical support and unspecified product updates ratably over the support period.

The Company plans to recognize training revenue as the services are performed.

The Company plans to recognize license revenues from software licenses that do not include services or where the related services are not considered essential to the functionality of the software, when the following criteria are met: a signed noncancellable license agreement with nonrefundable fees has been obtained; the software product has been delivered; there are no uncertainties surrounding product acceptance; the fees are fixed and determinable; and collection is considered probable.

For certain contracts for which reasonably dependable estimates cannot be made or for which inherent hazards make estimates doubtful, the Company recognizes revenue under the completed-contract method of contract accounting. In one contract entered into during 2007, the Company sold fulfillment equipment, hardware and software installation, and software licenses. The Company currently has deferred all revenues related to these contracts as there is no VSOE established for the software portion of the product. Revenues will continue to be deferred, in accordance with SOP 97-2, until delivery of all elements except for PCS and training have occurred.

Deferred revenues will be recognized over the remaining term of the contract.  The Company capitalized the direct cost of the equipment and will amortize it as the related revenue is recognized.

The Company entered into two additional contracts during 2007 in which the Company sells its product through a retailer. The product includes both software and the means to submit data to the Company for fulfillment. The Company currently has deferred all revenues related to these contracts as there is no VSOE established for the software portion of the product. Revenues will continue to be deferred, in accordance with SOP 97-2, until the time fulfillment is complete or the obligation to fulfill the order has expired.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized.  The costs to develop software have not been capitalized as management has determined that its software development process is essentially completed concurrent with the establishment of technological feasibility.

Accounting for Equity Based Compensation

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123(R) (revised 2004), Share-Based Payment which amends SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.  The Company adopted SFAS No.123(R) using the modified prospective method. The modified prospective method requires that compensation cost be recognized beginning with the effective date based on the requirements of SFAS No. 123(R) for all equity-based payments granted after the effective date and all non-vested equity-based payments granted prior to the effective date.  The  Company  did  not  issue  any employee equity-based payments prior to January 1, 2006.  The effect of accounting for equity-based awards under SFAS No. 123(R) for the years ended December 31, 2007 and 2006, was to record $505,390, and $37,359, respectively, of equity-based compensation expense in general and administrative expense.

The fair value of each share-based award was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions.

Expected dividend yield	—
Expected share price volatility	40%
Risk-free interest rate	4.06% - 4.89%
Expected life of options	2.5 years – 4.25 years

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Company is taxed similar to a partnership, and as a result, is not directly subject to income taxes. The results of its operations are included in the tax returns of its members. Therefore, no provision or benefit for income taxes has been included in the accompanying financial statements.

Pro forma income tax expense, as if the Company had been a taxable entity would have been $0 for each year presented in the statements of operations

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (SFAS 141R), Business Combinations and SFAS No. 160 (SFAS 160), Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51. SFAS 141R will change how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS 141R and SFAS 160 are effective for us beginning in the first quarter of fiscal 2010. Early adoption is not permitted. The adoption of SFAS 141R and SFAS 160 is not expected to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities. Under SFAS 159, companies may elect to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS 159 is effective beginning in the first quarter of fiscal 2008.

In September 2006, the FASB issued SFAS No. 157 (SFAS 157), Fair Value Measurements, which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. However, in February 2008, the FASB issued FSP FAS 157-b which delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of Statement 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. Effective for fiscal 2008, the Company will adopt SFAS 157 except as it applies to those nonfinancial assets and nonfinancial liabilities as noted in FSP FAS 157-b. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial statements.

In July 2006, the FASB issued Financial Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007 and as a result, is effective our first quarter of fiscal 2008. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. Additionally, in May 2007, the FASB published FSP No. FIN 48-1 (FSP FIN 48-1), Definition of Settlement in FASB Interpretation No. 48. FSP FIN 48-1 is an amendment to FIN 48. It clarifies how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  If the Company closes the merger with Secure Alliance Holdings Corporation as noted in note 11, the Company will be required to comply with FIN 48-1 on the merger date.  The actual impact of the adoption of FIN 48 and FSP FIN 48-1 on our consolidated results of operations and financial condition will depend on facts and circumstances that exist on the date of adoption. The Company is currently calculating the impact of the adoption of FIN 48 and FSP FIN 48-1 but does not expect it to have a material impact on the financial statements.

Reclassifications

Certain amounts in the 2006 financial statements have been reclassified to confirm to the 2007 presentation.

2.	Going Concern

The Company has not achieved profitability since its inception.  As of December 31, 2007, the Company had a deficit in members’ equity, negative working capital and recurring negative cash flows from operations.These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

Management believes that the Company’s potential merger with Secure Alliance Holdings Corporation (see Note 11) and associated Loan and Security Agreement (see Note 11) will provide the necessary liquidity, in the form of approximately $7.3 million in cash (net of repayment of loans), to fund the Company’s operations beyond December 31, 2008.  However, there can be no assurance that the merger will occur or that the available funds from the Loan and Security Agreement will be sufficient to sustain operations beyond 2008. If the merger does not occur or the funds available under the Loan and Security Agreement are not sufficient to sustain operations, the Company will be required to obtain additional financing through the sale of equity securities; however, such financing may not be available on agreeable terms. If the Company is unable to secure sufficient funds through one of the sources noted above, it will be required to significantly reduce spending and may be unable to continue operations, and further product development, and sales efforts.

3.	Property and Equipment

Property and equipment consisted of the following as of December 31:

	2007	2006
Computers, software and equipment	$1,212,558	$381,391
Furniture and fixtures	125,676	13,159
Leasehold Improvements	4,100	-

	1,342,334	394,550
Less accumulated depreciation and amortization	(351,811)	(85,542)

	$990,523	$309,008

Depreciation of property and equipment for the years ended December 31, 2007 and 2006 was $267,457 and $95,660, respectively.

4.	Intangible Assets

Intangible assets consisted of the following at December 31:
	2007	2006

Patent costs	$62,189	$47,881
License – music tracks	30,000	30,000

	92,189	77,881
Accumulated amortization	(17,500)	(7,500)

	$74,689	$70,381

Amortization expense for the years ended December 31, 2007 and 2006 was $10,000 and $7,500, respectively.

As of December 31, 2007, the Company had not begun to amortize capitalized patent costs as the patent had not yet been granted. Amortization related to the license for music tracks for the years ended December 31, 2008 and 2009 will be $10,000 and $2,500, respectively.

5.	Accrued Liabilities

Accrued liabilities consisted of the following as of December 31:

	2007	2006

Bonuses payable	$554,000	$538,222
Payroll and payroll taxes payable	229,245	136,318
Interest payable	-	125,476
Other	40,527	20,127

	$823,772	$820,143

6.	Notes and Convertible Debentures Payable

Notes and convertible debentures payable consisted of the following as of December 31:

	2007	2006
Note payable to Secure Alliance Holdings Corporation (see Note 11), interest at 10% per annum, due December 31, 2008, secured by all assets of the Company	$1,000,000	$-

Convertible notes payable to an institutional investor, interest at 10% per annum, due June 5, 2007, less debt discount of $44,497 as of December 31, 2006. As noted below, during 2007, these notes were converted into common units.	-	1,519,503

Convertible debentures payable to an institutional investor, with interest at 10% per annum, due January 31, 2007, less debt discount of $114,093 as of December 31, 2006. As noted below, during 2007, these debentures were converted into common units.	-	715,157

	$1,000,000	$2,234,660

During the first quarter of 2006, the Company entered into a convertible debenture financing arrangement with an institutional investor, through which the Company issued convertible debentures totaling $829,250.  This amount consisted of cash of $775,000 and loan origination fees of $54,250, which were recorded as an asset to be amortized over the life of the loan.  These convertible debentures payable had a stated interest rate of 10% per annum. On May 8, 2007, these debentures and accrued interest of $106,832 were converted into 3,900,341 common units.

Detachable warrants for the purchase of 1,727,605 common units, which expire in 2008, were granted in connection with these convertible debentures.  The warrants were valued at a total of $178,330 and were recorded as a discount to debt, with a corresponding increase to members’ equity.

In addition, at the date of issuance the conversion rate of the convertible debentures was less than the fair value of the Company’s common units.  Therefore, a beneficial conversion feature valued at $489,268 was recorded as a discount to debt, with a corresponding increase recorded as members’ equity.

During the year ended December 31, 2007 and 2006, the Company accreted $114,093 and $553,505, respectively, of the debt discount arising from the warrants and the beneficial conversion feature to interest expense using the effective interest method.

During August, September and October 2006, the Company entered into a convertible note payable financing arrangement with an institutional investor, through which the Company issued convertible notes payable totaling $1,564,000.  This amount consisted of cash of $1,443,510 and loan origination fees of $120,490, which were recorded as an asset to be amortized over the life of the loan.   These convertible notes payable had a stated interest rate of 10% per annum. On May 8, 2007, these convertible notes payable of $1,564,000 along with accrued interest of $102,586 were converted to 3,623,014 common units. The remaining unamortized loan costs and debt discount were recognized as interest expense on the conversion date.

Warrants for the purchase of 1,190,000 common units were granted in 2006 in connection with these convertible notes payable and expire in 2009.  The warrants were valued at a total of $73,222 and were recorded as a discount to debt, with a corresponding increase to members’ equity.

During the years ended December 31, 2007 and 2006, the Company accreted $44,497 and $28,725, respectively, of the debt discount related to the warrants to interest expense using the effective interest method.

As of December 31, 2007, the debt discount had been fully amortized.  As of December 31, 2006, the unamortized debt discount was $44,497.

On January 19, 2007 and again on February 14, 2007, the Company issued $500,000 of convertible notes payable to an institutional investor.  These convertible notes payable accrued interest at 9% per annum, and were due on June 30, 2007.  These convertible notes payable, plus accrued interest of $23,178, were converted into 1,604,985 Series B redeemable convertible preferred units at $.6375 per unit. A beneficial conversion feature in the amount of $171,875, was accreted to interest expense in full during the year ended December 31, 2007.

On April 9, 2007, the Company issued a convertible note payable to an institutional investor for $535,000.  This amount consisted of cash of $500,000 and financing costs of $35,000.  This convertible note payable bore no interest, and was due on June 30, 2007.  On June 5, 2007, this convertible note payable of $535,000 was converted into 713,333 Series B redeemable convertible preferred units at $.75 per unit.

In connection with the Agreement and Plan of Merger (see Note 11), the Company entered into a Loan and Security Agreement and Secured Note with Secure Alliance Holdings Corporation on December 6, 2007 in order to ensure adequate funds through the merger closing date. The agreement provides for Secure to loan a total of up to $2.5 million to the Company through the merger closing date. A total of $1 million was received under the Secured Note as of December 31, 2007.  The amounts advanced under the Secured Note are secured by all assets of the Company, accrue interest at 10% per annum and principal and interest are due and payable on December 31, 2008.

If the Company receives additional capital or conducts any sale of its assets other than in the ordinary course of business prior to the due date, the Company is obligated to use said proceeds to reduce the principal and interest then payable under the Secured Note, up to the amount required to pay the Secured Note in full.

7.	Capital Lease Obligations

The Company leases certain equipment and fixtures under noncancelable long-term leases.  These leases provide the Company the option to purchase the leased assets at the end of the initial lease terms at a bargain purchase price.  Assets held under these capital leases included in property and equipment were as follows at December 31:

	2007	2006

Computers and equipment	$349,448	$-
Furniture and fixtures	37,600	-
	387,048	-
Less accumulated amortization	(53,623)	-

	$333,425	$-

Depreciation expense for assets held under capital leases during the year ended December 31, 2007 was $53,623.

Capital lease obligations have imputed interest rates from approximately 7% to 22% and are payable in aggregate monthly installments of approximately $13,000, maturing through 2010.  The leases are secured by equipment.

Future maturities and minimum lease payments on the capital lease obligations are as follows as of December 31, 2007:

Minimum Lease Payments:
2008	$156,609
2009	154,089
2010	98,416
409,114
Amount representing interest	(68,215)

Total principle	340,899
Current portion	(118,288)

Long-term portion	$222,611

8.	Related Party Transactions

In December 2006, the Company entered into various loans with members of the Company totaling $265,783.  These loans bore interest at 10% per annum and were payable on or before December 31, 2007.  Loan origination fees of $20,005 were recorded as an asset to be amortized over the life of the loans.  On January 5, 2007, an additional $20,000 was loaned to the Company.  In April and May 2007, total outstanding principal, accrued interest, and loan origination fees of $285,783, $10,376, and $20,005, respectively, were paid and the associated asset was fully amortized.

The institutional investor holding the convertible debentures and convertible notes payable referenced in Note 6 qualifies as a related party based upon its beneficial ownership.  As described in Note 6, as of December 31, 2006, a related party investor held convertible debentures in the amount of $2,393,250 (before discount).  As described in Note 6, on May 8, 2007, these debentures and related accrued interest were converted into 7,523,355 common units, or approximately 26% of the common units outstanding after conversion.

Additionally, as described in Note 6, in January, February, and April of 2007, the Company issued $1,535,000 of additional convertible notes payable to the same institutional investor. In May and June of 2007, the notes payable and related accrued interest were converted into 2,318,318 Series B redeemable convertible preferred units.

In May and June of 2007, the Company also issued 6,486,666 Series B redeemable convertible preferred units to the same institutional investor in exchange for $2,000,000, net of issuance costs of $190,000, and a subscription receivable of $2,675,000. The subscription receivable was received in two installments on August 3, 2007 and September 11, 2007.

The Series B preferred units vote on an “as converted” to common units basis. Therefore, when combined with the 8,180,255 common units held, the institutional investor holds 16,985,239 equivalent votes, equivalent to 41% of the voting units outstanding at December 31, 2007. In connection with the sale of the Series B preferred units, the institutional investor appointed two individuals to the Board of Managers.

Additionally, the Company entered into a Consulting Agreement (see Note 11) with the related party investor on August 1, 2007 whereby the investor will receive up to $775,000 over the next 12 month period for advising the Company with regard to financial transactions.  The Company may terminate the agreement upon 30 days notice.

On July 1, 2007, the Company finalized a Sales Representative Agreement with the related party investor whereby such investor is entitled to receive up to a 10% commission on adjusted sales to customers brought to the Company by the investor.  The investor also received an option to purchase a total of 2,250,000 common units of the Company.  A total of 1,500,000 of these options have an exercise price of $.16 and the remaining 750,000 options have an exercise price of $.52.  The options vest at the rate of 750,000 per year at year end in 2007, 2008 and 2009 upon the achievement of certain sales levels. A formalized option agreement was executed on November 20, 2007 changing the exercise price of 750,000 options from $0.52 to $0.62 and the vesting dates to 2008, 2009, and 2010. The sales goals for the first group of 750,000 options was met and the options vested at the end of July, 2007, resulting in equity-based compensation expense of $371,955.

9.	Common and Preferred Units

As of December 31, 2006, the Company had authorized 90,000,000 common units and 10,000,000 preferred units, all with no par value.  As of December 31, 2006, the Company had designated 3,746,485 preferred units as Series A.  On May 1, 2007, the Company modified the operating agreement, thereby increasing the number of authorized preferred units to 20,000,000 and designating 12,000,000 preferred units as Series B.

Series A Convertible Preferred Units

During the years ended December 31, 2007 and 2006, there were no Series A preferred units issued.  As of December 31, 2007 and 2006, there were 3,533,720 Series A preferred units outstanding.

Series B Redeemable Convertible Preferred Units

During the year ended December 31, 2007, there were 8,804,984 Series B preferred units issued as follows:

On January 19, 2007 and again on February 14, 2007, the Company issued $500,000 of convertible notes payable to an institutional investor.  These convertible notes payable accrued interest at 9% per annum, and were due on June 30, 2007.  These convertible notes payable, plus accrued interest of $23,178, were converted into 1,604,985 Series B redeemable convertible preferred units at $.6375 per unit. A beneficial conversion feature in the amount of $171,875, was accreted to interest expense in full during the year ended December 31, 2007.

On April 9, 2007, the Company issued a convertible note payable to an institutional investor for $535,000.  This amount consisted of cash of $500,000 and financing costs of $35,000.  This convertible note payable bore no interest, and was due on June 30, 2007.  This convertible note payable of $535,000 was converted into 713,333 Series B redeemable convertible preferred units at $.75 per unit.

In May and June of 2007, the Company issued 6,486,666 Series B redeemable convertible preferred units at $0.75 per unit to an institutional investor for a payment of $2,000,000, net of issuance costs of $190,000, and the issuance of a subscription receivable of $2,675,000. Payment of the subscription receivable was received in two installments on August 3, 2007 and September 11, 2007.

As of December 31, 2007, there were 8,804,984 units of Series B preferred units outstanding.

Rights and Preferences of Convertible Preferred Units

The rights, terms, and preferences of the Series A convertible preferred units and Series B redeemable convertible preferred units are as follows:

•
Voting - The Series A convertible preferred units and the Series B redeemable convertible preferred units vote on an “as if converted” to common unit basis together with the Company’s common units on all matters put to a vote of the holders of the common units. As long as at least 6.4 million Series B redeemable convertible preferred units are outstanding, the Board of Managers shall consist of five managers, two of whom shall be elected by a majority of the outstanding Series B redeemable convertible preferred unit holders and the remainder elected by the holders of Series A convertible preferred units and common units, voting as a single class.

•
Distributions - Series B redeemable convertible preferred units holders are entitled to a cumulative annual distribution of $.06 per unit.  Series A convertible preferred unit holders are entitled to receive distributions from the Company as established by the Board of Managers.

•
Liquidation – The assets of the Company are distributed as follows in the event of liquidation, dissolution or winding up of the Company (including the sale of substantially all of the assets of the Company): i) the Series B redeemable convertible preferred units are entitled to a liquidation preference of $0.75 per unit, plus all accrued and unpaid distributions; ii) the Series A convertible preferred units are entitled to a liquidation preference in the amount of $0.1335 per unit; iii) the common units are entitled to $0.1335 per unit; and iv) any remaining assets are distributed among the holders of Series A convertible preferred units, Series B redeemable convertible preferred units and common units, pro rata, on an as-converted to common unit basis.

In the event that there are not sufficient assets available for the entire liquidation preference of a given class, the assets of the Company are distributed ratably among the holders of such class on a pro rata basis.

•
Redemption (Series B only) – The Company has the right to redeem Series B redeemable convertible preferred units for $.75 per unit plus all accrued and unpaid distributions, with a written notice of not less than 45 days and not more than 60 days, subject to holders’ first right to convert Series B redeemable convertible preferred units to common units. The Series B redeemable convertible preferred unit holders have at least 45 days from receiving notice from the Company to decide whether to have Series B redeemable convertible preferred units redeemed for cash or converted to common units.  At anytime after four years from the date of issuance, the Series B redeemable convertible preferred unit holders have the right to have the Company redeem all or a portion of Series B redeemable convertible preferred units.  Within 60 days after receipt of a written notice, the Company is required to redeem such units at $.75 per unit plus all accrued and unpaid distributions.

•
Conversion (Series A) - The Series A convertible preferred units are convertible at any time at the option of the holder into common units, one for one.  Series A convertible preferred units automatically convert on the earliest of i) the effective date of the registration statement for the Company’s initial public offering of the common units, ii) the date on which the common units are listed or sale on a national stock exchange or have their sales or bid price quoted on NASDAQ, iii) the merger or consolidation of the Company with another company, iv) the sales of all of the outstanding common units, v) the sales of substantially all of the Company’s assets, or vi) the approval of the holders of a majority of the outstanding Series A convertible preferred units.

•
Conversion (Series B) - The Series B redeemable convertible preferred units are convertible at any time at the option of the holder into common units, one for one.  However, if the Company subsequently sells common units (New Issuance) for less than the Series B redeemable convertible preferred unit purchase price of $.75 (Conversion Price), a broad based, weighted average adjustment is made to the Conversion Price by multiplying the Conversion Price by the following fraction:  the numerator is the number of units outstanding prior to a New Issuance plus the number of units the new consideration would purchase at the conversion price in effect prior to a New Issuance, and the denominator is the number of units outstanding prior to a New Issuance plus the number of additional units issued in the New Issuance.  Series B redeemable convertible preferred units automatically convert to common units on the earliest of i) the effective date of the registration statement for the Company’s initial public offering of the common units if a) the per common units offering price is at least 200% of the redemption price of the Series B redeemable convertible preferred units, and b) the public offering will result in gross proceeds of at least $40 million, or ii) thirty days after written the Company if within ninety days after a merger or consolidation of the Company with another company all of the following have occurred: a) the common units issuable upon conversion are registered for resale, b) the average volume weighted average per common unit price of the common units for twenty consecutive trading days prior to the date of notice of conversion is given is not less than 200% of the redemption price of the Series B redeemable convertible preferred units, and c) the daily average trading volume for twenty consecutive trading days prior to the date notice of conversion is given is not less than 5% of the outstanding common units.

•
Common Units Reserved - The Company must at all times reserve and keep available out of its authorized but unissued common units, solely for the purpose of effecting the conversion of preferred units, the number of units needed to do so.  This totaled 12,338,704 and 3,533,720 as of December 31, 2007 and December 31, 2006, respectively.

Common Units

Subject to the rights of holders of Series A convertible preferred units and Series B redeemable convertible preferred units, common unit holders are entitled to receive distributions when, as and if declared by the Board of Managers.  Common unit holders are entitled to one vote for each common unit held.

10.	Options and Warrants

Common Unit Warrants

The following tables summarize information about common unit warrants as of December 31, 2007 and December 31, 2006:

	As of December 31, 2007 Outstanding and Exercisable
	Number of Warrants Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$0.24	1,727,605	0.1	$0.24
0.46	1,190,000	1.5	0.46
$.24-.46	2,917,605	0.7	$0.33

$0.24	1,727,605	1.1	$0.24
0.46	1,190,000	2.5	0.46
$.24-.46	2,917,605	1.7	$0.33

Warrants for the purchase of 2,917,605 common units were granted in 2006 in connection with convertible debt and expire in 2008, and 2009. The warrants were valued at a total of $251,552 and are included as a component of members’ deficit in the accompanying statements of members’ deficit.

Subsequent to December 31, 2007, 1,727,605 warrants with an exercise price of $.24 were exercised for total proceeds of $414,625 received by the Company in January 2008.

Common Unit Options

The following tables summarize information about common unit options:

	December 31, 2007		December 30, 2006
	Number of shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	818,000	$0.29	-	$-
Granted	5,695,000	0.50	818,000	0.29
Exercised	-	-	-	-
Cancelled	(20,000)	0.36	-	-
Outstanding at end of year	6,493,000	0.47	818,000	0.29
Exercisable at year end	1,253,250	0.21	-
Weighted average fair value of options granted during the year	$0.29		$0.14

As of December 31, 2007

	Outstanding			Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$0.16	1,500,000	4.5	$0.16	750,000	$0.16	4.0
0.24	510,000	3.3	.24	340,000	.24	3.3
0.36	288,000	3.7	.36	163,250	.36	3.7
0.62	4,195,000	5.2	0.62	-
$.16-.62	6,493,000	4.8	$0.47	1,253,250	$0.21	3.8
As of December 31, 2006

	Outstanding			Exercisable
Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$0.24	510,000	4.3	$0.24	-	$-	-
0.36	308,000	4.7	0.36	-	-	-
$.24–.36	818,000	4.5	$.24–.36	-	-	-

As of December 31, 2007 and 2006, options outstanding had an aggregate intrinsic value of $471,864 and $45,900, respectively.

As of December 31, 2007 and 2006, there was approximately $780,636 and $77,015, respectively, of total unrecognized equity-based compensation cost related to option grants that will be recognized over a weighted average period of 2.6 and 2.4 years.

11.	Commitments and Contingencies

Litigation

On December 17, 2007, Robert L. Bishop, who worked with the Company in a limited capacity in 2004 and is a current member of a limited liability company that owns an equity interest in the Company, filed a legal claim against the Company for unpaid wages and/or commissions (with no amount specified) and promised equity.  The complaint was served on the Company on January 7, 2008.  The Company timely filed an answer denying Mr. Bishop’s claim.  Management believes the demand for payment is without basis, evidence, or meaningful information and intends to vigorously defend against it.  Due to the early stage of the proceedings, management is unable to estimate the likelihood of a negative outcome or estimate the potential liability due to this claim.

Operating Leases

The Company has operating leases for office space and co-location services with terms expiring in 2009, 2010, and 2012. Future minimum lease payments are approximately as follows:

Years Ending December 31,	Amount

2008	$218,300
2009	211,900
2010	67,600
2011	5,400
2012	3,600

$506,800

Rental expense under operating leases totaled $340,828 and $71,831 for the years ended December 31, 2007 and 2006, respectively.

Agreement and Plan of Merger

Effective December 6, 2007, Secure Alliance Holdings Corporation (SAH) a publicly held company and the Company executed an Agreement and Plan of Merger, whereby SAH agreed to acquire 100% of the issued and outstanding equity units of the Company. Each issued and outstanding membership interest of the Company will be converted into the right to receive .87096285 post-split shares of the SAH’s common stock, or approximately 80% of its post-reorganization outstanding common stock.

The Company is considered the acquirer for accounting purposes; therefore, this merger will be accounted for as a reverse acquisition.  As a result of the merger, the Company will receive approximately $7.3 million in cash (net of loans described below) to fund operations.

In connection with the Agreement and Plan of Merger, the Company entered into a Loan and Security agreement and Secured Note with SAH on December 6, 2007 in order to ensure adequate funds through the closing date. The agreement provides for SAH to loan a total of up to $2.5 million to the Company through the closing date. A total of $1 million was received under the Secured Note on December 6, 2007.  On January 15, 2008 and February 15, 2008, the Company received $1,000,000 and $500,000, respectively, under the Secured Note (see Note 6).

Contingency

The Company has executed a letter agreement with an institutional investor which provides for the issuance of an additional 1,525,000 common units upon the voluntary conversion of all outstanding Series B preferred units owned by the investor. The agreement calls for the conversion of the Series B preferred units into common units immediately preceding the closing of the merger described above.

Purchase Commitments

On November 29, 2007, the Company entered into an agreement, which includes a noncancelable purchase commitment for minimum guaranteed royalties in the amount of $97,000.

Warranty Obligations

The Company provides a 90-day warranty on certain manufactured products. As of December 31, 2007, these obligations have not been significant. The Company does not expect these obligations to become significant in the future and no related liability has been accrued as of December 31, 2007 and 2006.

12.	Retirement Plan

On January 1, 2007, the Company established a 401(k) defined contribution plan that covers eligible employees who have completed a minimum of three months of service and who are 21 years of age or older.  Employees may elect to contribute to the plan up to 100 percent of their annual compensation up to a limit of $16,000 in 2008, and increasing by $500 each year thereafter for inflation or as defined and limited by the Internal Revenue Code.  To date, the Company has not made any employer contributions to the plan and is not required to do so.

13.	Subsequent Events

Note Payable

In January and February 2008, the Company received an additional $1,500,000 under the Secured Note (see Note 6).

Warrant Exercise

On January 31, 2008, an institutional investor exercised warrants to purchase 1,727,605 common equity units of the Company with an exercise price of $.24 per unit and total proceeds of $414,625.

Modification to Merger Agreement

The Company agreed to amend its agreement with Secure Alliance Holdings, Inc. (SAH) to provide for a 1 for 2 reverse stock split rather than a 1 for 3 reverse stock split upon consummation of the merger.  Accordingly, each outstanding membership interest in the Company will be converted into the right to receive ..87096285 post-split shares of SAH common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC, Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, including any information incorporated into this proxy statement by reference, without charge, by written or telephonic request directed to us at Secure Alliance Holdings Corporation, 5700 Northwest Central Dr, Ste 350, Houston, Texas 77092, (713) 783-8200, Attention:  Secretary.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this proxy statement.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this proxy statement.  This proxy statement and the information that we file later with the SEC may update and supersede the information in this proxy statement.  We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Special Meeting.  We also incorporate by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for our fiscal year ended September 30, 2007, as filed on January 14, 2008.

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007, as filed on February 14, 2008.

OTHER MATTERS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies.  In connection with this proxy solicitation, a number of brokers with customers who are our stockholders will be “householding” our proxy materials unless contrary instructions have been received from the customers.  We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed.  Requests for additional copies should be directed to Secure Alliance Holdings Corporation, 5700 Northwest Central Dr, Ste 350, Houston, Texas 77092, (713) 783-8200, Attention: Secretary.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent.  If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker.  Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, our Investor Relations Department at the address or telephone number provided above.

REQUEST TO VOTE, SIGN AND RETURN PROXIES

If you do not intend to be present at the Special Meeting of stockholders on _________ __, 2008 please vote the enclosed proxy at your earliest convenience.

By Order of the Board of Directors,

__________________________________________________
Stephen P. Griggs
President

_________ __, 2008

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

Sequoia Media Group, LC,

Secure Alliance Holdings Corporation,

and

SMG Utah, LC

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of December 6, 2007 by and among Sequoia Media Group, LC, a Utah limited liability company (“Sequoia”), Secure Alliance Holdings Corporation, a Delaware corporation (“SAH”), and SMG Utah, LC, a Utah limited liability company and a wholly owned subsidiary of SAH (“Merger Sub”).

WITNESSETH:

A.           The Board of Managers of Sequoia and Merger Sub and the Board of Directors of the SAH deem it advisable and in the best interests of their respective members or stockholders that the holders of Sequoia Membership Interests and Sequoia Membership Interest Equivalents (as those terms are defined herein) receive 80% of the equity interests in SAH in consideration for the contribution to SAH of all the equity interests in Sequoia upon the terms and subject to the conditions provided for in this Agreement.

B.           In furtherance thereof, it is proposed that the acquisition be accomplished by means of the merger of Merger Sub with and into Sequoia (the “Merger”), with Sequoia continuing as the surviving entity in the Merger, and each issued and outstanding Sequoia Membership Interest and each Sequoia Membership Interest Equivalent will automatically be converted into the right to receive .5806419 shares of common stock, par value $.01 per share, calculated after the Reverse Stock Split, (the “SAH Common Stock”), of SAH (such shares of SAH Common Stock being hereinafter referred to as the “Merger Shares”) upon the terms and subject to the conditions set forth in this Agreement.

C.           The Board of Directors of SAH (the “SAH Board”) (on its own behalf and as the sole member of Merger Sub) has unanimously approved the Agreement and the Merger, and has determined that this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of SAH and its stockholders, and has resolved to recommend that its stockholders adopt this Agreement and the Merger.

D.           The Boards of Managers of each of Sequoia and Merger Sub have respectively unanimously approved the Agreement and the Merger, and have determined that this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of Sequoia or Merger Sub, as the case may be.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
TERMS OF THE MERGER

1.1           The Merger.  Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the Utah Revised Limited Liability Company Act (“URLLCA”).  At the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into Sequoia in accordance with the URLLCA and the separate existence of Merger Sub shall thereupon cease and Sequoia, as the surviving limited liability company in the Merger (the “Surviving LLC”), shall continue its corporate existence under the laws of the State of Utah as a wholly owned subsidiary of SAH.  It is intended that the Merger shall effectuate a tax-free transfer by the Sequoia Members of their respective Sequoia Membership Interests to SAH in exchange for Merger Shares pursuant to Section 351 of the Code.

1.2           The Closing; Effective Time.  The closing of the Merger (the “Closing”) shall take place  on such date (the “Closing Date”) as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been executed and delivered by overnight courier or in electronic format (or as otherwise agreed) to the parties.  The “Effective Time” of the Merger shall be that date and time the Articles of Merger has been accepted for filing by the Department of Commerce, Corporations Division of the State of Utah, or at such later time as is provided in the Articles of Merger, and the “Effective Date” shall be the date of the Effective Time.

1.3           Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Merger Sub or Sequoia:

(a)           Each Sequoia Membership Interest shall automatically be converted into the right to receive .5806419 Merger Shares (the “Merger Consideration”), payable, to the holder of such Sequoia Membership Interest upon surrender, in the manner provided in Section 1.4 hereof, of the certificate that formerly evidenced such Sequoia Membership Interest.  All such Sequoia Membership Interests, when so converted, shall no longer be outstanding, and each holder of a certificate representing any such Sequoia Membership Interest shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate thereof in accordance with Section 1.4 hereof; and

(b)           Each issued and outstanding membership interest of Merger Sub shall be converted into one validly issued, fully paid and non-assessable membership interest of the Surviving LLC.

1.4           Tender of and Payment for Certificates.

(a)           Exchange Procedures.  Promptly after the Effective Time, SAH and the Surviving LLC shall cause to be mailed to each holder of record, as of the Effective Time, of a Sequoia Membership Interest whose Sequoia Membership Interest was converted pursuant to Section 1.3(a) hereof into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Sequoia Membership Interests shall pass, only upon proper delivery of the Sequoia Membership Interests to the Transfer Agent and shall be in such form and have such other provisions as SAH may reasonably specify) and instructions for use in effecting the surrender of the Sequoia Membership Interests in exchange for the Merger Consideration. Upon surrender of a Sequoia Membership Interest for cancellation to the Transfer Agent or to such other agent or agents as may be appointed by SAH, together with such letter of transmittal, properly completed and duly executed in accordance with the instructions thereto, the holder of such Sequoia Membership Interest shall be entitled to receive in exchange therefor the Merger Consideration for each such Sequoia Membership Interest, and the Sequoia Membership Interest so surrendered shall forthwith be canceled.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Sequoia Membership Interest is registered, it shall be a condition of payment that the Sequoia Membership Interest so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Sequoia Membership Interest surrendered or shall have established to the satisfaction of the Surviving LLC that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.4, each Sequoia Membership Interest shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in Merger Shares as contemplated by Section 1.3(a) hereof.

(b)           Transfer Books; No Further Ownership Rights in the Sequoia Membership Interests.  At the Effective Time, the membership interest transfer books of Sequoia shall be closed, and thereafter there shall be no further registration of transfers of Sequoia Membership Interests on the records of Sequoia.  From and after the Effective Time, the holders of Sequoia Membership Interests outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Sequoia Membership Interest, except as otherwise provided for herein or by applicable Law.  If, after the Effective Time, Sequoia Membership Interests are presented to the Surviving LLC for any reason, they shall be canceled and exchanged as provided in this Article I.

(c)           Lost, Stolen or Destroyed Certificates.  In the event certificate(s) respecting Sequoia Membership Interests shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate(s) to be lost, stolen or destroyed and, if required by Sequoia Membership Interests, the posting by such person of a bond in such sum as Sequoia Membership Interests may reasonably direct as indemnity against any claim that may be made against any party hereto or the Surviving LLC with respect to such certificate(s), the Transfer Agent will disburse the Merger Consideration pursuant to Section 1.3(a) payable in respect of the Sequoia Membership Interests represented by such lost, stolen or destroyed certificate(s).

1.5           Sequoia Membership Interest Equivalents.  SAH will assume Sequoia’s obligation with regard to Sequoia Membership Interest Equivalents outstanding at the Closing such that upon the Closing each Sequoia Membership Interest Equivalent shall be deemed to have the right to receive .5806419 Merger Shares upon purchase or exercise of such Sequoia Membership Interest Equivalent.

1.6           Operating Agreement and Articles of Organization.  Subject to Article VI hereof, at and after the Effective Time until the same have been duly amended, the Operating Agreement and Articles of Organization of the Surviving LLC shall be identical to the Operating Agreement and Articles of Organization of the Merger Sub in effect at the Effective Time.

1.7           Directors, Managers and Officers.  At and after the Effective Time, the directors and/or managers, as applicable, and officers of SAH and Merger Sub shall be the individuals set forth on Exhibit A, in each case until their respective successors are duly elected or appointed and qualified.  If, at the Effective Time, a vacancy shall exist on the governing body or in any office of the Surviving LLC, such vacancy may thereafter be filled in the manner provided by Law.

1.8           Other Effects of Merger.  The Merger shall have all further effects as specified in the applicable provisions of the URLLCA.

1.9           Additional Actions.

(a)           Immediately prior to Closing, Sequoia will convert or cause the holders of Sequoia Membership Interests to convert all Series A Preferred Membership Interests and Series B Preferred Membership Interests outstanding in Sequoia into common units or in the event, the foregoing conversion fails to occur prior to Closing, the Series A Preferred Membership Interests and Series B Preferred Membership Interests will instead be exchanged for .5806419 Merger Shares in accordance with Section 1.4.

(b)           If, at any time after the Effective Time, the Surviving LLC shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving LLC its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or Sequoia or otherwise carry out this Agreement, the officers and managers of the Surviving LLC shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or Sequoia, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or Sequoia, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving LLC or otherwise to carry out this Agreement.

(c)           On the date hereof, SAH has extended the Bridge Financing to Sequoia pursuant to the terms of a separate Loan and Security Agreement.

ARTICLE II
DEFINITIONS

2.1           Defined Terms.

For purposes of this Agreement and the Exhibits and Schedules attached hereto, the following terms shall have the meanings specified or referred to below, unless the context otherwise requires:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer or proposal relating to (a) any acquisition or purchase, direct or indirect, of over twenty percent (20%) of any class of equity or voting securities of SAH, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party’s beneficially owning twenty percent (20%) or more of any class of equity or voting securities of SAH, or (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving SAH.

“Affiliate” means with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person; it being understood and agreed that, for purposes of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger, including all amendments hereof and all Exhibits and Schedules hereto.

“Articles of Merger” means the articles of merger substantially in the form set forth on Exhibit B hereto and as referenced in Section 1.2.

“Authorized Capital Changes” means to amend the amendment of SAH’s Certificate of Incorporation to (i) increase the number of authorized shares of SAH Common Stock to 250,000,000 and (ii) authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock.

“Bridge Financing” means a $2,500,000 secured line of credit to be made available by SAH to Sequoia pursuant to the Loan and Security Agreement dated the date hereof by and between SAH and Sequoia.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock Equivalents” means any securities of SAH which would entitle the holder thereof to acquire at any time any SAH common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock.

“Consent” means any approval, consent, ratification, waiver, or other authorization, release or similar action that is necessary (including any Governmental Authorization).

“Diligence Drop Dead Date” means the date which is 20 days following the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Environmental Law” means all federal, state, local and foreign Laws, (including all common law), orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, whenever enacted or in effect, relating to pollution or the protection of the environment, or human health or safety

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authorizations” means any:  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any contract with any Governmental Body.

“Governmental Body” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature, including any governmental agency, branch, department, board, official, or entity and any court or other tribunal; (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature; and any Person, directly or indirectly, owned by and subject to the control of any of the foregoing.

“Hazardous Material” means (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar meaning and regulatory effect, under any Environmental Law; (ii) petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); and (iii) any other chemical, material, substance or waste, which is now or hereafter regulated by any Governmental Body because of its hazardous or dangerous properties.

“Intellectual Property” means collectively, the following intangible assets that are owned or used by Sequoia in connection with the business conducted by Sequoia:

(i)           all fictitious business names, and any trade names, registered and unregistered trademarks, servicemarks and logos, together with all translations, adaptations, derivations and combinations thereof that are used in connection therewith and including all goodwill associated therewith and any applications or registrations therefor, and renewals in connection therewith;

(ii)           all patents and patent applications and patent disclosures, together with all reissuances, continuations (in whole or in part), revisions and reexaminations thereof;

(iii)           all copyrights in both published works and unpublished works that are material to the business conducted by Sequoia and all applications, renewals and registrations thereof;

(iv)           all inventions (whether or not patentable), all proprietary rights and business information (including, but not limited to, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer/subscriber lists, supplier lists, pricing and cost information, and business and marketing plans and proposals); and

(v)           all computer software and databases (including data and related documentation) other than “off-the-shelf” software.

“Knowledge” means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably known after due inquiry.  An entity will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving, or who has served, as an executive officer of such entity has actual “knowledge” of such fact or other matter, or had actual “knowledge” during the time of such service of such fact or other matter, or would have had “knowledge” of such particular fact or matter after due inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), deposit arrangement, collateral assignment, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

“Material Adverse Effect” means with respect to any Person, any event or events or any change in or effect on such Person’s financial condition, business, prospects, operations, customers, suppliers, employee relationships, assets, properties, or results of operations that, when taken as a whole, (i) has materially interfered or is reasonably likely to materially interfere with the ongoing operations of such Person’s business or (ii) singly or in the aggregate has resulted in, or is reasonably likely to have, a material adverse effect on the ongoing conduct of the business of such Person; provided, however, that any adverse effect arising out of or resulting from (x) an event or series of events or circumstances affecting the United States economy generally or the economy generally of any other country in which the Person operate, or (y) the entering into of this Agreement and the consummation of the transactions contemplated thereby, shall be excluded in determining whether a Material Adverse Effect has occurred.

“Merger Shares” means the shares of SAH Common Stock, calculated after the Reverse Stock Split, to be issued to the Sequoia Members pursuant to the Merger.

“Name Change” means the amendment to SAH’s Certificate of Incorporation regarding the change of SAH’s name to Sequoia Media Group Inc. or, if that name is not available, to such other name as may be selected by the Sequoia Board of Managers.

“New Stock Incentive Plan” means the SAH stock incentive plan to be submitted to a vote of the SAH stockholders at the SAH Stockholders Meeting called in respect of this Agreement and the Merger.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Permitted Liens” means with respect to a Person (a) mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’ or other similar Liens arising or incurred in the ordinary course of business and for amounts which are not delinquent and which would not be reasonably expected to have a Material Adverse Effect, (b) easements, rights-of-way, restrictions and other similar charges and encumbrances of record contained in the schedules of the title insurance policies for such real property or not interfering materially with the ordinary conduct of the business of such Person or detracting materially from the use, occupancy, value or marketability of title of the assets subject thereto, (c) Liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith and where appropriate reserves have been taken, (d) purchase money Liens securing rental payments under capital lease arrangements so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the indebtedness that was incurred to acquire the asset purchased or acquired, and (e) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Body (or any department, agency, or political subdivision thereof).

“Reverse Stock Split” means a 1 for 3 reverse split of SAH Common Stock on such terms and conditions as agreed to by the SAH Board of Directors and the Sequoia Board of Managers and approved by the SAH Shareholders.

“SAH Balance Sheet” means the unaudited balance sheet of SAH as of June 30, 2007.

“SAH Common Stock” means the shares of common stock of SAH, $.01 par value per share.

“SAH Continuing Directors” means the directors of SAH immediately prior to the Effective Date.

“SAH Disclosure Schedule” means additional disclosures and qualifications of SAH’s representations and warranties as set forth in Article IV hereof.

“SAH Distribution” means collectively (i) the formation by SAH of a wholly owned subsidiary, (ii) the contribution by SAH of the assets listed on Schedule A hereto to such subsidiary, (iii)  the distribution  of the common stock of such subsidiary to the shareholders of SAH prior to the Effective Time in compliance with applicable law,  whether pursuant to an effective registration statement or a valid exemption from registration, and (iv) all actions of SAH incidental to and taken in furtherance of the foregoing.

“SAH Financial Statements” means the audited financial statements of SAH as of and for the years ended September 30, 2006 and September 30, 2005, and the unaudited financial statements as of and for the nine-month period ended June 30, 2007.

“SAH Management Options” means options to purchase SAH Common Stock issued to Jerrell G. Clay and Steven Griggs pursuant to the SAH 1997 Long-Term Incentive Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sequoia Balance Sheet” means the unaudited balance sheet of Sequoia as of June 30, 2007.

“Sequoia Disclosure Schedule” means additional disclosures and qualifications of Sequoia’s representations and warranties as set forth in Article III hereof.

“Sequoia Financial Statements” means the audited financial statements of Sequoia as of and for the years ended December 31, 2005 and December 31, 2006 and the unaudited financial statements as of and for the six-month period ended June 30, 2007.

“Sequoia Members” means the holders of Sequoia Membership Interests.

“Sequoia Membership Interest(s)” means the Membership Interests of Sequoia (e.g., Series A Preferred Membership Interests, Series B Preferred Membership Interests, Common Units) as more fully described in Section 3.3 of the Sequoia Disclosure Schedule.

“Sequoia Membership Interest Equivalents” means any securities of Sequoia which would entitle the holder thereof to acquire at any time any Sequoia Membership Interest, including, without limitation, any debt, preferred interest, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Sequoia Membership Interests, and in each case to the extent set forth on Section 3.3 of the Sequoia Disclosure Schedule.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.  For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Super Majority Interest” means with respect to a vote of the Sequoia Members, the affirmative vote of the holders of not less than 65% of the Sequoia Membership Interests

“Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal on terms that the SAH Board of Directors determine in good faith, and taking into account all of the terms and conditions of the Acquisition Proposal, are more favorable and provide greater value to all SAH’s stockholders than provided under this Agreement and which is reasonably likely to be consummated.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, filing, questionnaire, information return, election or other document required or permitted to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Tax authority (whether domestic or foreign) in connection with any Tax (whether or not a payment is required to be made with respect to such filing), including any schedule or attachment thereto and any amendment thereof.

“Transfer Agent” means Compushare Investor Services, the stock transfer agent of SAH.

2.2           Additional Definitions.  The following terms are defined in the corresponding section of this Agreement.

Term	Section
“Articles of Merger”	Section 1.2
“Breach”	Section 9.1
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Effective Time”	Section 1.2
“Evaluation Date”	Section 4.28
“Merger Consideration”	Section 1.3(a)
“Merger Sub”	Preamble
“SAH”	Preamble
“SAH Board”	Recitals
“SAH Employee Benefit Plan”	Section 4.23
“SAH Leased Property”	Section 4.21

“SAH SEC Documents”	Section 4.27
“SAH Stockholders Meeting”	Section 5.8
“SAH Termination Fee”	Section 5.7
“Sequoia”	Preamble
“Sequoia Employee Benefit Plan”	Section 3.23
“Sequoia Leased Property”	Section 3.21
“Surviving LLC”	Section 1.1
“Tax Sharing Agreements”	Section 3.7
“Third Party”	Section 5.7
“URLLCA”	Section 1.1

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SEQUOIA

Sequoia hereby represents and warrants as follows, which warranties and representations inclusive of the additional disclosures and qualifications contained the Sequoia Disclosure Schedule attached hereto and incorporated herein, shall also be true as of the Closing:  (The Sequoia Disclosure Schedule is arranged in paragraphs corresponding to the numbered paragraphs contained in this Article III.)

3.1           Organization.  Sequoia is duly organized as a limited liability company and is validly existing and in good standing under the laws of the State of Utah, and has the power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in each jurisdiction where so required except where the failure to so qualify would have no Material Adverse Effect on Sequoia.

3.2           Authorization of Transaction.  Sequoia has the power to enter into this Agreement and to perform its obligations hereunder subject to the terms and conditions of this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Managers of Sequoia and has received the necessary Super Majority Interest approval.  All of the acts and other proceedings required for the due and valid authorization, execution, delivery and performance of this Agreement, and the consummation of the Merger, have been validly and appropriately taken.  This Agreement has been duly executed and delivered by Sequoia and constitutes a legal, valid and binding obligation of Sequoia, enforceable against Sequoia in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing the availability of equitable remedies.

3.3           Capitalization.  A true and complete description of all outstanding Sequoia Membership Interests is set forth on Section 3.3 of the Sequoia Disclosure Schedule attached hereto.  All outstanding Sequoia Membership Interests are, and shall be at Closing, validly issued, fully paid and nonassessable.  There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Sequoia is a party or by which Sequoia is bound with respect to the voting of any Sequoia Membership Interest.  Except as set forth in Section 3.3 of the Sequoia Disclosure Schedule, there are no outstanding options, rights or commitments to issue Sequoia Membership Interests or obligations to repurchase, redeem or otherwise acquire any Sequoia Membership Interest and there are no outstanding securities convertible or exercisable into or chargeable for Sequoia Membership Interests.  To the Knowledge of Sequoia, there is no voting trust, agreement or arrangement among any of the beneficial holders of Sequoia Membership Interests affecting the nomination or election of directors or managers or the exercise of the voting rights of Sequoia Membership Interests.

3.4           Financial Statements.  Sequoia has delivered to SAH a true and complete copy of the Sequoia Financial Statements.  The Sequoia Financial Statements fairly present, in all material respects, the financial condition of Sequoia as of the date thereof and the results of its operations for the periods then ended.  Other than as set forth herein, including the Bridge Financing, or in Section 3.4 of the Sequoia Disclosure Schedule, there are no material Liabilities (including, but not limited to, Tax Liabilities), obligations or claims (whether such Liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not disclosed or referenced in the Sequoia Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the Ordinary Course of Business since June 30, 2007; and no such contracts or obligations occurring in the ordinary course of business constitute Liens or other Liabilities which materially alter the financial condition of Sequoia as reflected in the Sequoia Financial Statements.  The Sequoia Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except for the absence of footnotes, in the case of unaudited financial statements).

3.5           No Material Adverse Effect.  Since June 30, 2007, Sequoia has experienced no Material Adverse Effect.

3.6           No Litigation or Proceeding.  Other than as set forth on Section 3.6 of the Sequoia Disclosure Schedule, Sequoia is not a party to, or the subject of, any pending action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand or governmental investigation or proceeding, and to the Knowledge of Sequoia there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting Sequoia or the management or properties of Sequoia.  There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the Knowledge of Sequoia, threatened against or affecting Sequoia or its properties, assets or business, and after reasonable investigation, Sequoia is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding.  Sequoia is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any Governmental Body or arbitration authority.

3.7           Tax Returns and Audits.  All required federal, state and local Tax Returns of Sequoia have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid.  Sequoia is not and has not been delinquent in the payment of any Tax.  Sequoia has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax.  None of Sequoia’s federal income tax returns nor any state or local income or franchise tax returns has been audited by Governmental Bodies.  The reserves for Taxes reflected on the Sequoia Balance Sheet, if any, are and will be sufficient for the payment of all unpaid Taxes payable by Sequoia as of December 31, 2006.  Since December 31, 2006, Sequoia has made adequate provisions on its books of account for all Taxes with respect to its business, properties, and operations for such period.  Sequoia has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Sequoia now pending, and Sequoia has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.  Sequoia is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code.  Sequoia has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired.  Sequoia (i) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, “Tax Sharing Agreements”), or (ii) does not have any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

3.8           Contracts.

(a)           Except as expressly set forth on Section 3.8 of the Sequoia Disclosure Schedule, Sequoia is not a party to any written or oral agreement not made in the ordinary course of business that is material to Sequoia.  Except as expressly set forth on Section 3.8 of the Sequoia Disclosure Schedule Sequoia is not a party to or otherwise barred by any written or oral (i) agreement with any labor union or other collective bargaining unit, (ii) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (iv) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (v) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Sequoia or any other Person, (vi) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for borrowed money or subjecting any asset or property of Sequoia to any Lien or evidencing any Indebtedness, (vii) guaranty of any Indebtedness, (viii) lease or agreement under which Sequoia is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $50,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (ix) lease or agreement under which Sequoia is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Sequoia, (x) agreement granting any preemptive right, right of first refusal or similar right to any Person, (xi) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of Sequoia or any present or former officer, director or stockholder of Sequoia, (xii) agreement obligating Sequoia to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (xiii) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (xiv) material distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (xv) agreement to register securities under the Securities Act, or (xvi) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by Sequoia in excess of $50,000.  Except as expressly set forth on Section 3.8 of the Sequoia Disclosure Schedule, none of the agreements, contracts, leases, instruments or other documents or arrangements described on Section 3.8 of the Sequoia Disclosure Schedule requires the consent of any of the parties thereto other than Sequoia to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

(b)           Sequoia has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.  To the Knowledge of Sequoia, all parties having material contractual arrangements with Sequoia are in substantial compliance therewith and none are in material default thereunder.  Sequoia does not have outstanding any power of attorney.

3.9           Intellectual Property.  Sequoia owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Sequoia as presently conducted.  Each item of Intellectual Property owned or used by Sequoia immediately prior to the Closing will be owned or available for use by Sequoia on identical terms and conditions immediately subsequent to the Closing.  Sequoia has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.  Sequoia has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.  Section 3.9 of the Sequoia Disclosure Schedule identifies each patent with respect to any of its Intellectual Property, identifies each pending trademark, service mark, trade name, copyrighted license and right application for registration which Sequoia has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Sequoia has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).  With respect to each item of Intellectual Property required to be identified in Section 3.9 of the Sequoia Disclosure Schedule and except as disclosed in Section 3.9 of the Sequoia Disclosure Schedule:

(a)           Sequoia possesses all right, title, and interest in and to the item, free and clear of any lien, charge, encumbrance, license or other restriction;

(b)           the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(c)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(d)           Section 3.9 of the Sequoia Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that Sequoia uses pursuant to license, sublicense, agreement, or permission and all amounts payable by Sequoia in respect of such Intellectual Property by way of royalties, fee or otherwise with respect to Sequoia’s use thereof or in connection with the conduct of its business or otherwise.  With respect to each material item of Intellectual Property required to be identified in Section 3.9 of the Sequoia Disclosure Schedule:

(i)           the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii)           the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii)           no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv)           no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(v)           with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi)           the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(vii)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

3.10           Questionable Payments.  Neither Sequoia, nor any employee, agent or representative of Sequoia has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Sequoia funds or made any payments from Sequoia’s funds to governmental officials for improper purposes or made any illegal payments from Sequoia’s funds to obtain or retain business.

3.11           Title to Assets.  Sequoia is the owner of, or has a valid leasehold interest in, the properties and assets shown on the Sequoia Financial Statements or acquired after the date thereof, free and clear of all Liens other than Permitted Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Sequoia Financial Statements.

3.12           NoSubsidiaries.  Sequoia has no Subsidiary.

3.13           Books andRecords.  True and complete copies of the financial records, minute books, and other documents and records of Sequoia have been made available to SAH prior to the date hereof.

3.14           Consents and Non-Contravention.  The business, products and operations of Sequoia have been and are being conducted in compliance with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, individually or in the aggregate, would not have a Material Adverse Effect.  The execution and delivery by Sequoia of this Agreement and the consummation by Sequoia of the Merger do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not individually or in the aggregate have a Material Adverse Effect); (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Body applicable to Sequoia, or its business or assets; (iii) violate or be in conflict with any agreement, indenture, mortgage, license or other instrument or document to which Sequoia is a party or to which it is otherwise subject except as would not have a Material Adverse Effect; and (iv) violate or conflict with any provision of the Articles of Organization, Operating Agreement or other organizational documents of Sequoia.  Sequoia is not subject to, or a party to or bound by, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business or assets of Sequoia after the Closing.

3.15           Compliance with Securities Laws.  Sequoia has complied with all of the provisions relating to the issuance of securities, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its Membership Interest issuances.  There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.  All issued and outstanding Sequoia Membership Interests were offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of rescission.  All information regarding Sequoia which has been provided to SAH by Sequoia or set forth in any document or other communication, disseminated to any former, existing or potential shareholders of Sequoia or to the public or filed with the NASD, the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

3.16           Environmental Matters.

(a)           To the Knowledge of Sequoia, Sequoia has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

(b)           To the Knowledge of Sequoia, the historical and present operations of the business of Sequoia are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a Material Adverse Effect on Sequoia.

(c)           There are no material pending or, to the Knowledge of Sequoia, threatened, demands, claims, information requests or notices of noncompliance or violation against or to Sequoia relating to any Environmental Law; and, to the Knowledge of Sequoia, there are no conditions or occurrences on any of the real property used by Sequoia in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to Sequoia, except such as have not had, and would not reasonably be expected to have, a Material Adverse Effect on Sequoia.

(d)           To the Knowledge of Sequoia, (i) Sequoia has not sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the “National Priorities List”, the “CERCLIS” list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) Sequoia is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any Governmental Body or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) Sequoia has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sequoia.

                3.17           Permits and Licenses.  Sequoia possesses all Governmental Authorizations of all Governmental Bodies required for the conduct of its business as presently conducted, all of which are in full force and effect.

3.18           Broker's Fees.  Neither Sequoia, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement or the transactions contemplated hereby.

3.19           Absence of Undisclosed Liabilities.  Sequoia has no material obligation or Liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) to the extent set forth on or reserved against in the Sequoia Balance Sheet or the notes to the Sequoia Financial Statements, or (b) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since June 30, 2007, none of which (individually or in the aggregate) has had or will have a Material Adverse Effect.

3.20           Changes.  Except in the Ordinary Course of Business or as set forth on Section 3.20 of the Sequoia Disclosure Schedule, since June 30, 2007, Sequoia has not (a) incurred any debts, obligations or Liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Sequoia Balance Sheet and current liabilities incurred since December 31, 2006, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) that would have a Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any Material Adverse Effect other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Sequoia Balance Sheet or its statement of income for the year ended on December 31, 2006, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $50,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

3.21           Real Property. Section 3.21 of the Sequoia Disclosure Schedule contains a true and complete list of all real property leased by Sequoia (such real property, the “Sequoia Leased Property”), including a brief description of each item thereof and of the nature of Sequoia’s interest therein.  All the Sequoia Leased Property is leased by Sequoia under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described on Section 3.21 of the Sequoia Disclosure Schedule; such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by Sequoia or any other party thereto, and Sequoia has not received any notice or claim of any such default.  The Sequoia Leased Property constitutes all of the real property currently used or necessary for the current operations of Sequoia.  The Sequoia Leased Property is free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title except for Permitted Liens.  Sequoia owns no real property.

3.22           Employees.  Sequoia has complied in all material respects with all laws relating to the employment of labor.  Sequoia has not entered into or agreed to enter into any collective bargaining agreements that are now in effect with respect to its employees.  During the two (2) years prior to the date hereof, there has not been any labor strike, labor dispute, or work stoppage or lockout pending or, to Sequoia’s Knowledge, threatened against or affecting Sequoia, and there has not been any unfair labor practice charge or complaint pending against Sequoia, Other than pursuant to ordinary arrangements of employment compensation, Sequoia is not under any obligation or liability to any officer, director or employee of Sequoia and in connection with or as a result of the transactions contemplated by this Agreement, there are no severance, change of control, termination or other payments due to employees, consultants or other persons who are employed by, or who render services to Sequoia.

3.23           Employee Benefit Plans; ERISA.  a)  Except as disclosed in Section 3.23 of the Sequoia Disclosure Schedule, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Sequoia, whether written or unwritten and whether or not funded.  The plans listed in Section 3.23 of the Sequoia Disclosure Schedule are hereinafter referred to as the “Sequoia Employee Benefit Plans.”

(b)           All current and prior material documents, including all amendments thereto, with respect to each Sequoia Employee Benefit Plan have been made available to SAH.

(c)           To the Knowledge of Sequoia, all Sequoia Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending claims or lawsuits which have been asserted or instituted against any Sequoia Employee Benefit Plan, the assets of any of the trusts or funds under the Sequoia Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Sequoia Employee Benefit Plans or against any fiduciary of an Sequoia Employee Benefit Plan with respect to the operation of such plan, nor does Sequoia have any Knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

(e)           There is no pending or, to the Knowledge of Sequoia, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Sequoia Employee Benefit Plan and Sequoia has no Knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

(f)           No actual or, to the Knowledge of Sequoia, contingent liability exists with respect to the funding of any Sequoia Employee Benefit Plan or for any other expense or obligation of any Sequoia Employee Benefit Plan, except as disclosed on the financial statements of Sequoia, and no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(g)           No events have occurred or are expected to occur with respect to any Sequoia Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Sequoia Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Sequoia Employee Benefit Plan.

3.24           Condition of Properties.  All material facilities, machinery, equipment, fixtures and other properties owned, leased or used by Sequoia are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for Sequoia’s business.

3.25           Insurance Coverage.  Section 3.25 of the Sequoia Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which the Sequoia is a party, a named insured, or otherwise the beneficiary of coverage.  With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither Sequoia or, to the Knowledge of Sequoia, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any material provision thereof.

3.26           Interested Party Transactions.  Except as set forth in Section 3.26 of the Sequoia Disclosure Schedule, no officer, manager or member of Sequoia or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or Sequoia has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Sequoia or (ii) purchases from or sells or furnishes to Sequoia any goods or services, or (b) a beneficial interest in any contract or agreement to which Sequoia is a party or by which it may be bound or affected, that would require disclosure pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act.

3.27           Utah Control Shares Acquisition Act.  Neither Sequoia nor the Merger is subject to the provisions of the Utah Control Shares Acquisition Act.

3.28           No Dissenter Rights.  No dissenter, appraisal or similar rights are available to the Sequoia Members under the URLLCA in respect of the Merger and the transactions contemplated by this Agreement.

3.29           Investment.  Each officer, director and manager of Sequoia who is a Sequoia Member, and to the Knowledge of Sequoia, each other Sequoia Member (a) is acquiring the Merger Shares solely for his/her/its own account for investment purposes, and not with a view to the distribution thereof, (b) is a sophisticated investor with knowledge and experience in business and financial matters, (c) has received certain information concerning SAH and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Shares, and (d) is able to bear the economic risk of acquiring the Merger Shares pursuant to the terms of this Agreement, including a complete loss of his/her/its investment in the Merger Shares.  The Merger Shares shall bear a restrictive legend indicating such Merger Shares have not been registered under the Securities Act and constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.

3.30           No Security Regulatory Investigation.  Neither Sequoia nor its present officers or directors is, or has been within the prior five years, the subject of any formal or informal inquiry or investigation by the SEC or the NASD.

3.31           Representations and Warranties.  No representation or warranty by Sequoia contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except for the representations and warranties of Sellers expressly set forth in Article 3 of this Agreement, Sequoia makes no other representations and warranties (whether express or implied) with respect to the subject matter of this Agreement or the Merger, or the transactions contemplated hereby or thereby, and hereby disclaim any such other representations and warranties.  There is no current or prior event or condition of any kind or character pertaining to Sequoia that may reasonably be expected to have a Material Adverse Effect on Sequoia.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by Sequoia in connection herewith have been and will be complete originals, or exact copies thereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF SAH

SAH hereby represents and warrants as follows, which warranties and representations inclusive of the additional disclosures and qualifications of the SAH Disclosure Schedule attached hereto and incorporated herein, shall also be true as of the Closing.  (The SAH Disclosure Schedule is arranged in paragraphs corresponding to the numbered paragraphs contained in this Article IV.)

4.1           Organization.  SAH is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Delaware, and has the power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing to do business in each jurisdiction where so required except where the failure to so qualify would have no Material Adverse Effect on SAH

4.2           Authorization of Transaction.  SAH has the corporate power to enter into this Agreement and to perform its obligations hereunder subject to the terms and conditions of this Agreement.  The execution and delivery of this Agreement and the consummation of the Merger have been duly authorized by the Board of Directors of SAH.  This Agreement will be submitted to the stockholders of SAH for their consideration and vote.  This Agreement has been duly executed and delivered by SAH and, upon the receipt of requisite stockholder approval, will constitute a legal, valid and binding obligation of SAH, enforceable against SAH in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or other laws affecting creditor’s rights generally or by legal principles of general applicability governing the availability of equitable remedies.

4.3           Capitalization.  As of the date of this Agreement, SAH’s authorized capital stock consists of 100,000,000 shares of SAH Common Stock, of which 19,441,524 shares of SAH Common Stock are issued and outstanding. SAH shall, prior to the Closing Date, effect the Reverse Stock Split. Following the Reverse Stock Split, but before the Effective Time, there will be approximately 6,480,441 shares of SAH Common Stock issued and outstanding.  All shares of capital stock of SAH are, and shall be at Closing, validly issued, fully paid and nonassessable.  Except as described in Section 4.3 of the SAH Disclosure Schedule, there are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of SAH.  There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which SAH is a party or by which SAH is bound with respect to the voting of any capital stock of SAH.  There are no outstanding stock appreciation rights, phantom stock or similar rights with respect to any capital stock of SAH.  There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of SAH.

4.4           Financial Statements.  SAH has delivered to SAH a true and complete copy of the SAH Financial Statements.  The SAH Financial Statements fairly present, in all material respects, the financial condition of SAH as of the date thereof and the results of its operations for the periods then ended.  Other than as set forth herein or in Section 4.4 of the SAH Disclosure Schedule, there are no material Liabilities (including, but not limited to, Tax Liabilities), obligations or claims (whether such Liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not disclosed or referenced in the SAH Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the Ordinary Course of Business since June 30, 2007; and no such contracts or obligations occurring in the ordinary course of business constitute Liens or other Liabilities which materially alter the financial condition of SAH as reflected in the SAH Financial Statements.  The SAH Financial Statements have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except for the absence of footnotes, in the case of unaudited financial statements).

4.5           No Material Adverse Effect.  Since June 30, 2007, SAH has experienced no Material Adverse Effect.

4.6           No Litigation or Proceeding.  SAH is not a party to, or the subject of, any pending action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand or governmental investigation or proceeding, and to the Knowledge of SAH there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting SAH or the management or properties of SAH.  There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the Knowledge of SAH, threatened against or affecting SAH or its properties, assets or business, and after reasonable investigation, SAH is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding.  SAH is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any Governmental Body or arbitration authority.

4.7           Tax Returns and Audits.  All required federal, state and local Tax Returns of SAH have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid.  SAH is not and has not been delinquent in the payment of any Tax.  SAH has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax.  None of SAH’s federal income tax returns nor any state or local income or franchise tax returns has been audited by Governmental Bodies.  The reserves for Taxes reflected on the SAH Balance Sheet, if any, are and will be sufficient for the payment of all unpaid Taxes payable by SAH as of June 30, 2007.  Since June 30, 2007, SAH has made adequate provisions on its books of account for all Taxes with respect to its business, properties, and operations for such period.  SAH has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of SAH now pending, and SAH has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.  SAH is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code.  SAH has not agreed nor is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired.  SAH (i) is not a party to, is bound by or has any obligation under, any Tax Sharing Agreement, or (ii) does not have any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

4.8           Contracts.

(a)           Except as expressly set forth on Section 4.8 of the SAH Disclosure Schedule, SAH is not a party to any written or oral agreement not made in the ordinary course of business that is material to SAH.  SAH is not a party to or otherwise barred by any written or oral (a) agreement with any labor union or other collective bargaining unit, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of SAH or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for borrowed money or subjecting any asset or property of SAH to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which SAH is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $50,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which SAH is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by SAH, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any “associate” (as such term is defined in Rule 405 under the Securities Act) of SAH or any present or former officer, director or stockholder of SAH, (k) agreement obligating SAH to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) material distributor, dealer, manufacturer’s representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, or (o) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by SAH in excess of $50,000.  None of the agreements, contracts, leases, instruments or other documents or arrangements described on Section 4.8 of the SAH Disclosure Schedule requires the consent of any of the parties thereto other than SAH to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby.

(b)           SAH has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected.  To the Knowledge of SAH, all parties having material contractual arrangements with SAH are in substantial compliance therewith and none are in material default thereunder.  SAH does not have outstanding any power of attorney.

4.9           Intellectual Property.  SAH owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of SAH as presently conducted.  Each item of Intellectual Property owned or used by SAH immediately prior to the Closing will be owned or available for use by SAH on identical terms and conditions immediately subsequent to the Closing.  SAH has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.  SAH has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.  Section 4.9 of the SAH Disclosure Schedule identifies each patent with respect to any of its Intellectual Property, identifies each pending trademark, service mark, trade name, copyrighted license and right application for registration which SAH has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which SAH has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).  With respect to each item of Intellectual Property required to be identified in Section 4.9 of the SAH Disclosure Schedule:

(a)           SAH possesses all right, title, and interest in and to the item, free and clear of any lien, charge, encumbrance, license or other restriction;

(b)           the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(c)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(d)           Section 4.9 of the SAH Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that SAH uses pursuant to license, sublicense, agreement, or permission and all amounts payable by SAH in respect of such Intellectual Property by way of royalties, fee or otherwise with respect to SAH’s use thereof or in connection with the conduct of its business or otherwise.  With respect to each item of Intellectual Property required to be identified in Section 4.9 of the SAH Disclosure Schedule:

(i)           the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii)           the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii)           no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv)           no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(v)           with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi)           the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(vii)           no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

4.10           Questionable Payments.  Neither SAH, nor any employee, agent or representative of SAH has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using SAH funds or made any payments from SAH’s funds to governmental officials for improper purposes or made any illegal payments from SAH’s funds to obtain or retain business.

4.11           Title to Assets.  SAH has good, valid and indefeasible marketable title (except for property held under valid and subsisting leases which are in full force and effect and which are not in default) to the properties and assets used by it, or shown on the SAH Balance Sheet or acquired after the date thereof, free and clear of any free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by SAH in its business. Without limiting the generality of the foregoing, SAH has good and indefeasible title to all of its properties and assets reflected in the SAH Balance Sheet, except for property disposed of in the usual and ordinary course of business since June 30, 2007 and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

4.12           NoSubsidiaries.  SAH has no Subsidiaries, except as set forth on Section 4.12 of the SAH Disclosure Schedule.

4.13           Books andRecords.  True and complete copies of the financial records, minute books, and other documents and records of SAH have been made available to SAH prior to the date hereof.

4.14           Consents and Non-Contravention.  The business, products and operations of SAH have been and are being conducted in compliance with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, individually or in the aggregate, would not have a Material Adverse Effect.  The execution and delivery by SAH of this Agreement and the consummation by SAH of the Merger do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not individually or in the aggregate have a Material Adverse Effect); (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any Governmental Body applicable to SAH, or its business or assets; (iii) violate or be in conflict with any agreement, indenture, mortgage, license or other instrument or document to which SAH is a party or to which it is otherwise subject except as would not have a Material Adverse Effect; and (iv) violate or conflict with any provision of the Certificate of Incorporation or By-laws of SAH.  SAH is not subject to, or a party to or bound by, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder, restrict or impair the continued operation of the business or assets of SAH after the Closing.

4.15           Compliance with Securities Laws.  SAH has complied with all of the provisions relating to the issuance of securities, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuances.  There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws.  All issued and outstanding SAH Common Stock were offered and sold in compliance with federal and state securities laws and were not offered, sold or issued in violation of any preemptive right, right of first refusal or right of first offer and are not subject to any right of rescission.  All information regarding SAH which has been provided to Sequoia by SAH or set forth in any document or other communication, disseminated to any former, existing or potential shareholders of SAH or to the public or filed with the NASD, the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

4.16           Environmental Matters.

(a)           To the Knowledge of SAH, SAH has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

(b)           To the Knowledge of SAH, the historical and present operations of the business of SAH are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a Material Adverse effect on SAH.

(c)           There are no material pending or, to the Knowledge of SAH, threatened, demands, claims, information requests or notices of noncompliance or violation against or to SAH relating to any Environmental Law; and, to the Knowledge of SAH, there are no conditions or occurrences on any of the real property used by SAH in connection with its business that would reasonably be expected to lead to any such demands, claims or notices against or to SAH, except such as have not had, and would not reasonably be expected to have, a Material Adverse effect on SAH.

(d)           To the Knowledge of SAH, (i) SAH has not sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other party) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Material to or at a site that is contaminated by any Hazardous Material or that, pursuant to any Environmental Law, (A) has been placed on the “National Priorities List”, the “CERCLIS” list, or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take “removal”, “remedial”, “corrective” or any other “response” action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; (ii) SAH is not involved in (and has no basis to reasonably expect to be involved in) any suit or proceeding and has not received (and has no basis to reasonably expect to receive) any notice, request for information or other communication from any Governmental Body or other third party with respect to a release or threatened release of any Hazardous Material or a violation or alleged violation of any Environmental Law, and has not received (and has no basis to reasonably expect to receive) notice of any claims from any Person relating to property damage, natural resource damage or to personal injuries from exposure to any Hazardous Material; and (iii) SAH has timely filed every report required to be filed, acquired all necessary certificates, approvals and permits, and generated and maintained all required data, documentation and records under all Environmental Laws, in all such instances except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SAH.

4.17           Permits and Licenses.  SAH possesses all Governmental Authorizations of all Governmental Bodies required for the conduct of its business as presently conducted, all of which are in full force and effect.

4.18           Broker's Fees.  Neither SAH, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement or the transactions contemplated hereby.

4.19           Absence of Undisclosed Liabilities.  SAH has no material obligation or Liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) to the extent set forth on or reserved against in the SAH Balance Sheet or the notes to the SAH Financial Statements, or (b) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since June 30, 2007, none of which (individually or in the aggregate) has had or will have a Material Adverse Effect.

4.20           Changes.  Except as set forth on Section 4.20 of the SAH Disclosure Schedule, since June 30, 2007, SAH has not (a) incurred any debts, obligations or Liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the SAH Balance Sheet and current liabilities incurred since June 30, 2007, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) that would have a Material Adverse Effect, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any Material Adverse Effect other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the SAH Balance Sheet or its statement of income for the nine months ended on June 30, 2007, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $50,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

4.21           Real Property. Section 4.21 of the SAH Disclosure Schedule contains a true and complete list of all real property leased by SAH (such real property, the “SAH Leased Property”), including a brief description of each item thereof and of the nature of SAH’s interest therein.  All the SAH Leased Property is leased by SAH under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described on Section 4.21 of the SAH Disclosure Schedule; such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by SAH or any other party thereto, and SAH has not received any notice or claim of any such default.  The SAH Leased Property constitutes all of the real property currently used or necessary for the current operations of Sequoia.  The SAH Leased Property is free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title except for Permitted Liens.  SAH owns no real property.

4.22           Employees and Consultants.  SAH has provided to Sequoia an accurate and complete list of all of its current employees, consultants or independent contractors.  SAH is not a party to or bound by any employment agreement or any union contract, collective bargaining agreement or similar contract or agreement, or any other contract or agreement to provide severance payments or benefits to any employee upon termination of employment.  As of the Closing, SAH will have no employees, consultants or independent contractors.  As of the date hereof, there are no labor disputes or requests for arbitration involving SAH.  Except with respect to the 1997 Long-Term Incentive Plan, SAH has no pension, retirement, savings, profit sharing, stock-based, incentive compensation or other similar employee benefit plan.

4.23           Employee Benefit Plans; ERISA.  b)  Except as disclosed in Section 4.23 of the SAH Disclosure Schedule, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by SAH, whether written or unwritten and whether or not funded.  The plans listed in Section 4.23 of the SAH Disclosure Schedule are hereinafter referred to as the “SAH Employee Benefit Plans.”

(b)           All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been made available to Sequoia.

(c)           To the Knowledge of SAH, all SAH Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)           There are no pending claims or lawsuits which have been asserted or instituted against any SAH Employee Benefit Plan, the assets of any of the trusts or funds under the SAH Employee Benefit Plans, the plan sponsor or the plan administrator of any of the SAH Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does SAH have any Knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

(e)           There is no pending or, to the Knowledge of SAH, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any SAH Employee Benefit Plan and SAH has no Knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

(f)           No actual or, to the Knowledge of SAH, contingent liability exists with respect to the funding of any SAH Employee Benefit Plan or for any other expense or obligation of any SAH Employee Benefit Plan, except as disclosed on the financial statements of SAH, and no contingent liability exists under ERISA with respect to any “multi-employer plan,” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(g)           No events have occurred or are expected to occur with respect to any SAH Employee Benefit Plan that would cause a material change in the costs of providing benefits under such SAH Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such SAH Employee Benefit Plan.

4.24           Condition of Properties.  All facilities, machinery, equipment, fixtures and other properties owned, leased or used by SAH are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for SAH’s business.

4.25           Insurance Coverage.  There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring SAH and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated.  SAH has not been refused any insurance coverage sought or applied for, and SAH has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of SAH.  No suit, proceeding or action or, to the Knowledge of SAH, threat of suit, proceeding or action has been asserted or made against SAH within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by SAH.

4.26           Interested Party Transactions.  Except as set forth in Section 4.26 of the SAH Disclosure Schedule, no officer, director or stockholder of SAH or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or SAH has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by SAH or (ii) purchases from or sells or furnishes to SAH any goods or services, or (b) a beneficial interest in any contract or agreement to which SAH is a party or by which it may be bound or affected, that would require disclosure pursuant to Item 404 of Regulation S-K as promulgated under the Securities Act.

4.27           SEC Reports.  Except with respect to reports set forth on Section 4.27 of the SAH Disclosure Schedule, since January 1, 2006, SAH has timely filed all documents, reports and schedules required to be filed with the SEC (collectively, the “SAH SEC Documents”).  As of their respective dates, the SAH SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and, at the respective times they were filed, none of the SAH SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements (including, in each case, any notes thereto) of SAH included in the SAH SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of SAH as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

4.28           Compliance with Sarbanes Oxley.  SAH is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement.  SAH maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. SAH has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for SAH and designed such disclosures controls and procedures to ensure that material information relating to SAH, is made known to the certifying officers by others within SAH, particularly during the periods in which SAH’s reports on Form 10-K or Form 10-Q, as the case may be, are prepared.  SAH’s certifying officers have evaluated the effectiveness of SAH’s controls and procedures as of the date of its most recently filed periodic report (such date, the “Evaluation Date”).  SAH presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in SAH’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or in other factors that could significantly affect SAH’s internal control over financial reporting.

4.29           No Security Regulatory Investigation.  Neither SAH nor its present officers or directors is, or has been within the prior five years, the subject of any formal or informal inquiry or investigation by the SEC or the NASD.

4.30           Representations and Warranties.  No representation or warranty by SAH contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  There is no current or prior event or condition of any kind or character pertaining to SAH that may reasonably be expected to have a Material Adverse Effect on SAH.  Except as specifically indicated elsewhere in this Agreement, all documents delivered by SAH in connection herewith have been and will be complete originals, or exact copies thereof.

ARTICLE V
ACTIONS PRIOR TO CLOSING

5.1           Access.  Prior to the Closing, Sequoia and SAH, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the Merger.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein.

5.2           Confidentiality.  Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If the Merger is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination.

5.3           Public Disclosures.  Prior to the Closing, Sequoia and SAH agree not to issue any statement or communications to the public or the press regarding the Merger without the prior written consent of the other party, except as SAH reasonably determines to be necessary in order to comply with the rules of the SEC or of the principal trading exchange or market for SAH Common Stock, provided that in such case SAH will use its reasonable efforts to allow Sequoia to review same prior to its release.

5.4           Restrictions on Certain Actions.  Prior to the Closing, except as contemplated by this Agreement, the Reverse Stock Split, the Management Options, and the SAH Distribution, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights, options or warrants issued in respect of SAH Common Stock and there shall be no dividends or other distributions paid on SAH Common Stock.  Prior to the Closing, except as contemplated by the Reverse Stock Split, the Management Options, the New Stock Incentive Plan, and the SAH Distribution, SAH shall not take any action or enter into any agreement to issue or sell any shares of capital stock of SAH or any securities convertible into or exchangeable or exercisable for any shares of capital stock of SAH or to repurchase, redeem or otherwise acquire any of the issued and outstanding capital stock of SAH, without the prior written consent of Sequoia.

5.5           Filing of SEC Documents.  Prior to the Closing, SAH will timely file all required SAH SEC Documents and comply in all material respects with the requirements of the Securities Act, the Exchange Act and state securities laws and regulations.

5.6           Conduct of Business.  Prior to the Closing, each party shall conduct its business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken.  Prior to the Closing, except as contemplated hereby, neither party shall not incur any Liabilities without the prior written consent of the other party, except for Liabilities incurred in the ordinary course of business.

5.7           Other Proposals.

(a)           The Board of Directors of SAH may engage in negotiations or discussions with any person other than Sequoia or its Affiliates (any such person a “Third Party”) that, without prior solicitation by or negotiation with SAH, has made a Superior Proposal and furnish to such Third Party nonpublic information relating to SAH or any of its Subsidiaries pursuant to a confidentiality agreement; provided that Sequoia shall be promptly furnished with such nonpublic information following the furnishing thereof to such Third Party (to the extent such nonpublic information has not been previously furnished by SAH to Sequoia).  Following receipt of such Superior Proposal, SAH’s Board of Directors may fail to make, withdraw or modify in a manner adverse to Sequoia its recommendation to its stockholders referred to in Section 5.8 below, submit such Superior Proposal to a vote of its stockholders, and/or take any action advisable or required under law, if SAH’s Board of Directors determines in good faith that the board must take such action to comply with its fiduciary duties under applicable law.  Nothing contained herein shall prevent SAH’s Board of Directors from complying with Rule 14e-2(a) or Rule 14d-9 under the Exchange Act with regard to an Acquisition Proposal or from making other disclosures to SAH’s stockholders if required under applicable law; provided, however, that any such actions shall comply with the other requirements of this Section 5.7.

(b)           SAH shall continue to keep Sequoia informed, on a current basis, with respect to such Superior Proposal after taking such action.  In addition, SAH shall notify Sequoia promptly after receipt by SAH of any Acquisition Proposal, any written indication that a third party is considering making an Acquisition Proposal or of any request for information relating to SAH or any of its Subsidiaries or for access to the business, properties, assets, books or records of SAH or any of its Subsidiaries by any third party that may be considering making, or has made, an Acquisition Proposal.

SAH shall provide such notice orally and within one (1) Business Day in writing and shall identify the third party making, and the terms and conditions of, any such Acquisition Proposal, indication or request.  SAH shall provide within one (1) Business Day of receipt a copy of any documentation of the terms of any such inquiry, proposal or offer, and thereafter shall keep Sequoia informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations (including by delivering any further documentation of the type referred to above).

(c)           If this Agreement shall not have previously terminated, SAH shall pay Sequoia a fee of one million dollars ($1,000,000) (the “SAH Termination Fee”) no later than 10 days after the date of the first to occur: (i) of the execution by SAH of any agreement with a Third Party (other than a confidentiality agreement) providing for the sale of substantially all of the assets of SAH or providing for the merger of SAH with a Third Party, (ii) the approval or recommendation to the stockholders of SAH of a Superior Proposal, or the consummation of a Superior Proposal.  Sequoia agrees that payment of the SAH Termination Fee, if such fee is actually paid as provided herein, will be the sole and exclusive remedy of Sequoia upon termination of this Agreement.  SAH acknowledges that the agreements contained in this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Sequoia would not enter into this Agreement.

5.8           SAH Stockholders Meeting.  SAH shall cause a meeting of its stockholders (the “SAH Stockholders Meeting”) to be duly called and held as soon as reasonably practicable but in no event prior to the Diligence Drop Dead Date, for the purpose of voting on the approval and adoption of (A) this Agreement and the Mergers, (B) the Name Change, (C) the Reverse Stock Split, (D) the New Stock Incentive Plan, (E) the Authorized Capital Changes, (F) the director nominees listed on Exhibit B hereto to serve as the directors of SAH following the Merger, and, (G) any motion for adjournment or postponement of the SAH Stockholder Meeting to another time or place to permit, among other things, further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of this Agreement and the transactions contemplated hereby and the Amendment.  Subject to Section 5.7 above, the Board of Directors of SAH shall recommend approval and adoption of the items set forth in subsections (A) through (G) of this Section 5.8.  The only matters on the ballot at the SAH Stockholders Meeting shall be the matters set forth above in subsections (A) through (G) of this Section 5.8.  In connection with the SAH Stockholders Meeting, SAH shall (1) promptly prepare and file with the SEC, use its commercially reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable, the SAH proxy statement and all other proxy materials for such meeting, (2) use its commercially reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, (3) otherwise comply with all legal requirements applicable to such meeting.

ARTICLE VI
POST CLOSING COVENANTS

6.1           Initial Directors’ and Officers’ Insurance.

(a)           SAH agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of SAH and its Subsidiaries and to Mark Levenick and Raymond Landry (the “SAH D&O Indemnified Parties”) as provided in their respective charter documents, bylaws, certificate of limited partnership or limited partnership agreement as in effect on the date of this Agreement shall continue in full force and effect for a period of six (6) years from and after the Closing Date (the “SAH D&O Indemnity Period”); provided, however, that, in the event any claim or claims are asserted or made within the Indemnity Period, all rights to indemnification in respect of any such claim or claims shall continue to final and non-appealable disposition of any and all such claims.

Any determination required to be made with respect to whether the SAH D&O Indemnified Party’s conduct complies with the standards set forth in such charter documents, bylaws, certificate of limited partnership or limited partnership agreement or otherwise shall be made by independent counsel selected by the SAH D&O Indemnified Parties, which counsel shall be reasonably satisfactory to SAH (whose fees and expenses shall be paid by Sequoia), which such determination shall be final and binding on the parties thereto.

(b)           Immediately prior to the Effective Time, SAH shall purchase a single payment, run-off policy or policies of directors’ and officers’ liability insurance covering the SAH D&O Indemnified Parties for claims currently covered by SAH’s existing directors’ and officers’ liability insurance policies arising in respect of acts or omissions occurring prior to the Effective Time in amount and scope at least as favorable, in the aggregate, as SAH’s existing policies, such policy or policies to become effective at the Effective Time and remain in effect for a period of six years after the Effective Time.

(c)           During the SAH D&O Indemnity Period, SAH shall indemnify and hold harmless the SAH D&O Indemnified Parties in respect of acts or omissions occurring at or prior to the Closing to the fullest extent permitted by Delaware law or any other applicable laws or provided under SAH’s and its Subsidiaries’ charter, bylaws, certificate of limited partnership or limited partnership agreement in effect on the date of this Agreement; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

(d)           If SAH or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SAH shall assume the obligations set forth in this Article VI.

(e)           The rights of each SAH D&O Indemnified Party under this Article VI shall be in addition to any rights such Person may have under the charter, bylaws, certificate of limited partnership or limited partnership agreement of SAH or any of its Subsidiaries, or under Delaware law or any other applicable laws or under any agreement of any SAH D&O Indemnified Party with SAH or any of its Subsidiaries.  These rights shall survive consummation of the transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each SAH D&O Indemnified Party.

6.2           Future Directors’ and Officers’ Insurance.

(a)           In addition to the rights of indemnification provided during the SAH D&O Indemnity Period pursuant to Section 6.1, after the Closing Date, SAH shall indemnify and maintain in effect directors’ and officers’ and fiduciaries’ liability insurance for each SAH Continuing Director (i) during the time such person serves on the board of SAH or its Subsidiaries; and (ii) for a period of not less than six years following the time such SAH Continuing Director no longer serves on the board of SAH or its Subsidiaries.

(b)           The liability insurance required pursuant to this Section 6.2 shall be in amount and scope at least as favorable, in the aggregate, as SAH’s policies immediately prior to the Effective Time with comparable terms and conditions and with comparable insurance coverage as is then in effect for the current officers and directors of SAH and its Subsidiaries and whose amount and scope are reasonably satisfactory to the SAH Continuing Directors.

                 6.3           Insurance in the Event of Dissolution. SAH agrees that if it is dissolved or ceases to exist for any reason prior to, (i) in case of indemnification pursuant to Section 6.1, the termination of the SAH D&O Indemnity Period; or (ii) in case of indemnification pursuant to Section 6.2, the six-year period following the time  a SAH Continuing Director shall no longer serve as a director on the board of SAH or its Subsidiaries, then prior to such dissolution or cessation SAH shall extend SAH’s then in effect directors’ and officers’ and fiduciaries’ liability insurance policy on commercially reasonable terms and conditions and with insurance coverage as comparable as possible with the insurance policy then in effect for the current officers and directors of SAH, and such extension shall provide such insurance coverage to each SAH D&O Indemnified Party in accordance with SAH’s obligations under Section 6.1 and 6.2 of this Agreement.  SAH shall prepay all premiums in connection with such extension.  These rights shall survive consummation of the transactions contemplated by this Agreement and are intended to benefit, and shall be enforceable by, each SAH D&O Indemnified Party.

ARTICLE VII
CONDITIONS TO CLOSE

7.1           Conditions Precedent to the Obligations of Sequoia.  All obligations of Sequoia under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the following conditions:

(a)           The representations and warranties made by SAH contained in or pursuant to this Agreement shall be true and correct in all respects at and as of the Closing as though such representations and warranties were made at and as of such time, except to the extent that where any such representation or warranty relates to an earlier date then such representation or warranty shall be true and correct as of such date.

(b)           SAH shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by it.

(c)           The Board of Directors of SAH shall have approved in accordance with Delaware law the execution and delivery of this Agreement and the consummation of the Merger.

(d)           The holders of a majority of the shares of SAH Common Stock shall have approved this Agreement and the Merger.

(e)           SAH shall have sufficient shares of its capital stock authorized to complete the Merger.

(f)           The Merger Shares will be validly issued, nonassessable and fully paid under Delaware corporation law.

(g)           SAH shall have effected the Reverse Stock Split, the Changes to Authorized Capital, the Name Change and the adoption of the New Stock Incentive Plan.

(h)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

(i)           There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the Merger or the ability of Sequoia to operate its business.

(j)           All officers and directors of SAH shall have tendered their resignations in writing and the persons listed on Exhibit B shall have been elected as directors of SAH.

(k)           SAH shall have obtained and delivered to Sequoia written consents of any persons or entities whose consent is required to consummate the Merger, if any, and all of such consents shall remain in full force and effect at and as of the Closing.

(l)           SAH shall have net cash or cash equivalents, including all amounts loaned pursuant to the Bridge Financing, of not less than $9.8 million.

(m)           SAH shall have instructed its Transfer Agent to make such changes to its stock registrar so as to give effect to the Merger, the Reverse Stock Split, and the Authorized Capital Changes.

(n)           Since the date of the SAH Balance Sheet, there shall have occurred no Material Adverse Effect on SAH.

(o)           Sequoia shall have received a certificate of the President of SAH as to the matters in Section 7.1(a).

(p)           Sequoia shall have received a certificate of incumbency executed by the Secretary of SAH certifying (i) the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement, (ii) that the Certificate of Incorporation and By-laws of SAH delivered to Sequoia are true and complete, and (iii) that resolutions adopted by the Board of Directors of SAH delivered to Sequoia authorizing the Merger are true and complete.

(q)           Sequoia shall have received (i) a certificate from the Secretary of State of the State of Delaware dated within five Business Days of the Closing Date that SAH is in good standing under the laws of said state, and (ii) and evidence as of a recent date that SAH is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(r)           Sequoia shall have received such additional supporting documentation and other information with respect to the transactions contemplated hereby as it may reasonably request.

7.2           Conditions Precedent to the Obligations of SAH.  All obligations of SAH under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           The representations and warranties made by Sequoia contained in or pursuant to this Agreement shall be true and correct in all respects at and as of the Closing as though such representations and warranties were made at and as of such time, except to the extent that where any such representation or warranty relates to an earlier date then such representation or warranty shall be true and correct as of such date.

(b)           Sequoia shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by it.

(c)           The Board of Managers and the Members of Sequoia shall have approved in accordance with Utah law the execution and delivery of this Agreement and the consummation of the Merger.

(d)           The holders of a majority of the shares of SAH Common Stock shall have approved this Agreement and the Merger.

(e)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

(f)           There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the Merger or the ability of Sequoia to operate its business.

(g)           SAH shall have obtained and delivered to Sequoia written consents of any persons or entities whose consent is required to consummate the Merger, if any, and all of such consents shall remain in full force and effect at and as of the Closing.

(h)           Since the date of the Sequoia Balance Sheet, there shall have occurred no Material Adverse Effect on Sequoia.

(i)           SAH shall have received a certificate of the President of Sequoia as to the matters in Section 7.1(a).

(j)           SAH shall have received a certificate of incumbency executed by the Secretary of Sequoia certifying (i) the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement, (ii) that the Articles of Organization and Operating Agreement of Sequoia delivered to SAH are true and complete, and (iii) that resolutions adopted by the Board of Managers of Sequoia delivered to SAH authorizing the Merger are true and complete.

(k)           SAH shall have received (i) a certificate from the Division of Corporations of the State of Utah dated within five Business Days of the Closing to the effect that Sequoia is in good standing under the laws of Utah and (ii) and evidence as of a recent date that Sequoia is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(l)           The SAH Distribution shall have been completed;

(m)           The fairness opinion received by the Board of Directors prior to the date of this Agreement shall not have been withdrawn or materially modified.

(n)           SAH shall have received such additional supporting documentation and other information with respect to the transactions contemplated hereby as it may reasonably request.

ARTICLE VIII
NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties made by SAH and Sequoia and the Sequoia Members (including the representations and warranties set forth in Articles III and IV and the representations and warranties set forth in any certificate delivered at closing by an officer of SAH and Sequoia) shall not survive the Closing.  For purposes of this Agreement, each statement or other item of information set forth in any Schedule of a party hereto shall be deemed to be a part of the representations and warranties made by such party in this Agreement.

ARTICLE IX
TERMINATION

9.1           Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated at any time prior to completion of the Closing, as follows:

(a)           by Sequoia if (1) there has been a material Breach by SAH and, in the case of a representation, warranty or covenant Breach, such Breach shall not have been cured within ten (10) days after receipt by SAH of notice specifying particularly such Breach, (2) Sequoia determines in its sole discretion as a result of its due diligence review of SAH that it does not wish to proceed with the Merger, provided that Sequoia may not terminate this Agreement pursuant to this Section 9.1(a)(2), unless Sequoia notifies SAH in writing on or prior to the Diligence Drop Dead Date that Sequoia intends to terminate the Agreement pursuant to this provision, or (3) the closing conditions set forth in Section 7.1 have not been satisfied by the close of business on May 31, 2008, and Sequoia is not in material Breach of any provision of this Agreement;

(b)           by SAH if (1) there has been a material Breach by Sequoia and, in the case of a representation, warranty or covenant Breach, such Breach shall not have been cured within ten (10) days after receipt by Sequoia of notice specifying particularly such Breach, (2) SAH determines in its sole discretion as a result of its due diligence review of Sequoia that it does not wish to proceed with the Merger, provided that SAH may not terminate this Agreement pursuant to this Section 9.1(b)(2), unless SAH notifies Sequoia in writing on or prior to the Diligence Drop Dead Date that SAH intends to terminate the Agreement pursuant to this provision, or (3) the closing conditions set forth in Section 7.2 have not been satisfied by the close of business on May 31, 2008 and SAH is not in material Breach of any provision of this Agreement;

(c)           by SAH giving notice to Sequoia, in the event SAH wishes to consummate a Superior Proposal and pay the SAH Termination Fee; or

(d)           by mutual agreement of Sequoia and SAH.

This Agreement may not be terminated after completion of the Closing.  There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement if there is or has been (a) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, or breach of, or any failure to comply with, or perform, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

9.2           Effect of Termination.  Termination of this Agreement pursuant to Section 9.1 shall terminate all obligations of the parties hereunder, except for the obligations under Section 5.2, Article VIII and Section 10.11; provided, however, that termination shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE X
MISCELLANEOUS

10.1           Further Assurances.  At any time, and from time to time, after Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other to carry out the intent and purposes of this Agreement.

10.2           Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

10.3           Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

10.4           Nature of Representations.  All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.5           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) the same Business Day it is sent to the recipient by facsimile transmission or electronic mail if sent prior to 3 p.m. Eastern Time, otherwise the next Business Day if sent after 3 p.m. Eastern Time, or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Sequoia:	Sequoia Media Group, LC
11781 Lone Peak Parkway, Suite 270
Draper, Utah 84020
Attention: Edward B. Paulsen
Facsimile: (801) 495-5701

With a copy to:	Cohne, Rappaport & Segal, P.C.
257 E. 200 S., Suite 700
Salt Lake City, Utah 84111
Attention: A.O. Headman, Jr., Esq.
Facsimile: (801) 238.4606

If to SAH:	Secure Alliance Holdings Corporation
2900 Wilcrest Drive, Suite 105
Houston, Texas 77042
Attention: Chief Executive Officer
Facsimile: (713) 895-7773

With a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022-1106
Attention: Adam Finerman, Esq.
Facsimile: (212) 451-2222

10.6           Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” shall have the same effect as physical delivery of the paper document bearing the original signature.

10.8           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

10.9           Entire Agreement.  This Agreement and the attached Schedules and Exhibits, is the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

10.10          Severability.  If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall be enforced to the maximum extent permitted by law.

10.11          Responsibility and Costs.  Subject to Section 9.2, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

10.12          Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

10.13          Applicable Law.  This Agreement shall be construed and governed by the internal laws of the State of Delaware.

10.14          Jurisdiction and Venue.  The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the District of Delaware, and in the absence of such Federal jurisdiction, the parties consent to be subject to the exclusive jurisdiction of the state courts located in Wilmington, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding.  In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SIGNATURE PAGE

SEQUOIA MEDIA GROUP, LC, a Utah limited liability company

By:	/s/ Chett B. Paulsen
	Name:	Chett B. Paulsen
	Title:	CEO/President

SECURE ALLIANCE HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Stephen P. Griggs
	Name:	Stephen P. Griggs
	Title:	President

SMG UTAH, LC, a Utah limited liability company

By: Secure Alliance Holdings Corporation, its sole member

By:	/s/ Stephen P. Griggs
	Name:	Stephen P. Griggs
	Title:	President

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) dated as of March 31, 2008 to the Agreement and Plan of Merger referred to below by and among Sequoia Media Group, LC, a Utah limited liability company (“Sequoia”), Secure Alliance Holdings Corporation, a Delaware corporation (“SAH”), and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of SAH (“Merger Sub”).

WITNESSETH:

WHEREAS, Sequoia, SAH and Merger Sub are party to that certain Agreement and Plan of Merger dated as of December 6, 2007 (as such agreement may be amended, and supplemented or otherwise modified from time to time the “Merger Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Merger Agreement pursuant to Section 10.3 of the Merger Agreement.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties have agreed to amend the Merger Agreement as follows:

SECTION 1.   Capitalized Terms.  Capitalized terms that are not defined in this Amendment have the respective meanings set forth in the Merger Agreement.

SECTION 2.   Amendments to Merger Agreement.  The Merger Agreement is hereby amended as follows:

(a)           All references to the number “.5806419” in Paragraph B of the Recitals and Article I is hereby amended and restated to read “0.87096285”.

(b)           The definition of Reverse Stock Split in Section 2.1 is hereby amended and restated as follows:

““Reverse Stock Split” means a 1 for 2 reverse split of SAH Common Stock on such terms and conditions as agreed to by the SAH Board of Directors and the Sequoia Board of Managers and approved by the shareholders of SAH.”

(c)           The definition of SAH Distribution in Section 2.1 is hereby amended and restated as follows:

““SAH Distribution” means a cash dividend to the shareholders of SAH immediately prior to the Effective Time distributing, pro rata, $2.0 million.”

(d)	Section 4.3 is hereby amended and restated as follows:

“Capitalization.  As of the date of this Agreement, SAH’s authorized capital stock consists of 100,000,000 shares of SAH Common Stock, of which 19,441,524 shares of SAH Common Stock are issued and outstanding. SAH shall, prior to the Closing Date, effect the Reverse Stock Split.  Following the Reverse Stock Split, but before the Effective Time, there will be approximately 9,720,762 shares of SAH Common Stock issued and outstanding.  All shares of capital stock of SAH are, and shall be at Closing, validly issued, fully paid and nonassessable.  Except as described in Section 4.3 of the SAH Disclosure Schedule, there are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of SAH.  There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which SAH is a party or by which SAH is bound with respect to the voting of any capital stock of SAH.  There are no outstanding stock appreciation rights, phantom stock or similar rights with respect to any capital stock of SAH.  There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of SAH.”

(e)	Section 7.1(j) is hereby amended and restated as follows:

“On the Closing Date, all officers of SAH shall have tendered their resignations in writing.”

(f)           Section 7.1(l) is hereby deleted in its entirety and shall be replaced with “[Intentionally deleted]”.

(g)           Schedule A is hereby deleted in its entirety and shall be replaced with “[Intentionally deleted]”.

SECTION 3.  Effect on Merger Agreement.  Except as otherwise expressly amended herein, the Merger Agreement and each other Transaction Documents shall remain in full force and effect.  All references in any document or agreement to the Merger Agreement shall refer to the Merger Agreement, as amended hereby.

SECTION 4.  Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment No. 1 as of the 31st day of March 2008.

SEQUOIA MEDIA GROUP, LC, a Utah limited liability company

By:	/s/ Chett B. Paulsen
	Name:	Chett B. Paulsen
	Title:	CEO

SECURE ALLIANCE HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Stephen P. Griggs
	Name:	Stephen P. Griggs
	Title:	President

SMG UTAH, LC, a Utah limited liability company

By:	/s/ Stephen P. Griggs
	Name:	Stephen P. Griggs
	Title:	President

Annex B

November 29, 2007

The Board of Directors
Secure Alliance Holdings Corporation
2900 Wilcrest Dr.
Suite 105
Houston, TX 77042

Gentlemen:

We have been advised that, pursuant to the draft Agreement and Plan of Merger dated November 27, 2007 (the “Agreement”), by and among Sequoia Media Group, LC (“Sequoia”), Secure Alliance Holdings Corporation (the “Company”), and SMG, LC (“Merger Sub”), Merger Sub shall be merged with and into Sequoia (the “Equity Exchange”) resulting in Sequoia becoming a wholly-owned subsidiary of the Company.  Pursuant to the Agreement, each Sequoia membership interest shall automatically be converted into the right to receive 0.5806419 shares (after giving effect to the proposed reverse stock split) of Company common stock (the “Exchange Ratio”).  In addition, pursuant to the Agreement and prior to the Equity Exchange, the Company shall effect a one for three reverse stock split of the Company’s shares (the “Reverse Stock Split”) and will contribute approximately $2.2 million in cash, a note receivable and common shares owned in a publicly listed UK company, to a to-be-formed subsidiary, and the shares of such subsidiary will be distributed to all existing Company shareholders (the “SAH Distribution”).

The Equity Exchange, Reverse Stock Split, and the SAH Distribution are hereinafter defined as the “Merger”. The terms and conditions of the Merger are more specifically set forth in the Agreement.

We have been retained to render an opinion as to whether, on the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the Company’s shareholders.

We have not been requested to opine as to, and our opinion does not in any manner address, the relative merits of the Merger as compared to any alternative business strategy that might exist for Company, the decision of whether the Company should complete the Merger, and other alternatives to the Merger that might exist for Company.  The financial terms and other terms of the Merger were determined pursuant to negotiations between the Company and Sequoia.

Ladenburg Thalmann & Co. Inc. 4400 Biscayne Boulevard, 14TH Floor Miami, FL 33137 Phone 305.572.4200 · Fax 305.572.4220 MEMBER NYSE, AMEX, FINRA, SIPC

In arriving at our opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed the Agreement.
•
Reviewed publicly available financial information and other data with respect to the Company that we deemed relevant, including the Annual Report on Form 10-K for the year ended September 30, 2006, and the Quarterly Report on Form 10-Q for the nine months ended June 20, 2007.

•
Reviewed non-public information and other data with respect to the Company, including unaudited balance sheet statements as of September 30, 2007, and other internal financial information and management reports.

•
Reviewed non-public information and other data with respect to Sequoia, including unaudited financial statements for the two years ended December 31, 2006 and for the nine months ended September 30, 2007, financial projections for the four years ending December 31, 2011, and other internal financial information and management reports.

•	Reviewed and analyzed the Merger’s pro forma impact on the Company’s securities outstanding and stockholder ownership.
•	Considered the historical financial results and present financial condition of the Company and Sequoia.
•	Reviewed and compared the trading of, and the trading market for the Company’s common stock.
•	Reviewed and analyzed the indicated value range of the consideration implied by the Exchange Ratio.
•	Reviewed and analyzed Sequoia’s projected unlevered free cash flows and prepared a discounted cash flow analysis.
•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Sequoia.
•	Reviewed and analyzed certain financial characteristics of target companies in transactions where such target company was deemed to have characteristics comparable to that of Sequoia.
•
Reviewed and discussed with management representatives of the Company and Sequoia certain financial and operating information furnished by them, including financial projections and analyses with respect to Sequoia’s business and operations.

•	Performed such other analyses and examinations as were deemed appropriate.

In arriving at our opinion we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us without assuming any responsibility for any independent verification of any such information and we have further relied upon the assurances of Company and Sequoia management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.  With respect to the financial information and projections utilized, we assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which we could make our analysis and form an opinion. We have not evaluated the solvency or fair value of the Company or Sequoia under any foreign, state or federal laws relating to bankruptcy, insolvency or similar matters. We have not made a physical inspection of the properties and facilities of the Company or Sequoia and have not made or obtained any evaluations or appraisals of either company’s assets and liabilities (contingent or otherwise).  In addition, we have not attempted to confirm whether the Company or Sequoia have good title to their respective assets.

We assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable foreign, federal and state statutes, rules and regulations.  We assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or its shareholders in any material respect.  We have further assumed that for U.S. federal tax income purposes the Merger shall qualify as a tax-free transfer pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Our analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of, November 29, 2007.  Accordingly, although subsequent developments may affect our opinion, we do not assume any obligation to update, review or reaffirm our opinion.

Our opinion is for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute an opinion or recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger.  We do not express any opinion as to the underlying valuation or future performance of the Company or Sequoia, or the price at which the Company’s securities might trade at any time in the future.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the Company’s shareholders.

In connection with our services, we have previously received a retainer and will receive the balance of our fee when we notify the Company that we are prepared to deliver the opinion.  Our fee for providing the fairness opinion is not contingent on the completion of the Merger.  Ladenburg, and its affiliate Capitalink, LC have previously provided non-contingent fairness opinion and other advisory services to the Company.  There are no other pending agreements to provide, any other services to the Company or Sequoia.  In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering this opinion.

In the ordinary course of business, Ladenburg, certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, the Company, any other party that may be involved in the Merger and their respective affiliates.

Pursuant to our policies and procedures, this opinion was not required to be, and was not, approved or issued by a fairness committee.  Further, our opinion does not express an opinion about the fairness of the amount or nature of the compensation, if any, to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the Company’s shareholders.

Our opinion is for the use and benefit of the Board of Directors of the Company and is rendered in connection with its consideration of the Merger and may not be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company at any time, in any manner or for any purpose, without our prior written consent, except that this opinion may be reproduced in full in, and references to the opinion and to us and our relationship with the Company may be included in filings made by the Company with the Securities and Exchange Commission, if required by Securities and Exchange Commission rules, and in any proxy statement or similar disclosure document disseminated to shareholders if required by the Securities and Exchange Commission rules.

Very truly yours,

/s/ Ladenburg Thalmann & Co. Inc.

Ladenburg Thalmann & Co. Inc.

Annex C

Certificate of Amendment
of
Certificate of Incorporation
of

SECURE ALLIANCE HOLDINGS CORPORATION

Under Section 242 of the General Corporation Law

It is hereby certified that:

1.           The name of the corporation is Secure Alliance Holdings Corporation (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE I thereof and inserting in its place the following:

“ARTICLE I: The name of the corporation (which is hereinafter referred to as the “Corporation”) is: aVinci Media Corporation.”

3.         The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE IV thereof and inserting in its place the following:

“ARTICLE IV: The number of shares which this corporation shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is

Class	Number of Shares	Par Value Per Share

Common	250,000,000	U.S. $ 0.01
Preferred	50,000,000	U.S. $ 0.01

The holders of stock of the Corporation shall have no preemptive rights to subscribe for any securities of the Corporation.

Simultaneously with the effective date of this Certificate of Amendment (the “Effective Date”), all issued and outstanding shares of common stock (“Existing Common Stock”) shall be and hereby are automatically combined and reclassified as follows: each two (2) shares of Existing Common Stock shall be combined and reclassified (the “Reverse Stock Split”) as one share of issued and outstanding common stock (“New Common Stock”), provided, that there shall be no fractional shares of New Common Stock.  In the case of any holder of fewer than two (2) shares of Existing Common Stock or any number of shares of Existing Common Stock which, when divided by two (2), does not result in a whole number (a “Fractional Shareholder”), the fractional share interest of New Common Stock held by any Fractional Shareholder as a result of the Reverse Stock Split shall be rounded up to the nearest whole share of New Common Stock.

C-1

The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock.  From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

From and after the Effective Date, the term “New Common Stock” as used in this Article 4 shall mean common stock as provided in this Certificate of Incorporation.  The par value of the common stock shall remain as otherwise provided in Article 4 of this Certificate of Incorporation.”

4.         The Amendment of Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and requisite consent of a majority of the outstanding stock of the Corporation has been given in accordance with the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed on this [      ] day of [                    ], 2008.

SECURE ALLIANCE HOLDINGS CORPORATION

By:
	Name:	Leonard L. Carr
	Title:	Secretary

[Note: To the extent one of the Related Proposals set forth in the proxy statement is not approved by stockholder vote at the Special Meeting, this Form of Amendment to our Certificate of Incorporation will be appropriately revised.]

C-2

Annex D

SECURE ALLIANCE HOLDINGS CORPORATION

2008 INCENTIVE STOCK PLAN

1.           Purpose of the Plan.

This 2008 Incentive Stock Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to Secure Alliance Holdings Corporation, a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company's tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 1.

2.           Administration of the Plan.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan.  The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives.  The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.           Designation of Optionees and Grantees.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential.  An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Committee shall so determine.

4.           Stock Reserved for the Plan.

Subject to adjustment as provided in Section 10 hereof, a total of 800,000 shares of the Company's Common Stock, $0.01 par value per share (the “Stock”), shall be subject to the Plan, all of which may be issued as Incentive Options.  The maximum number of shares of Stock that may be subject to Options and Stock Appreciation Rights granted under the Plan to any individual in any calendar year shall not exceed 200,000 and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Options under the Plan, except in the case of an Option or Stock Appreciation Right where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5.           Terms and Conditions of Options.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option  shall be at least 110% of the Fair Market Value per share of Stock on the date of grant.  The exercise price for each Option shall be subject to adjustment as provided in Section 10 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.  Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)           Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)           the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)           the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)           a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a  disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option.  An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)           Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6.           Terms and Conditions of Stock Appreciation Rights.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee. Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7.           Terms and Conditions of Restricted Stock.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Grantee rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)           Issuance of certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           Delivery of certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed.  Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           Change of Control.  Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

8.           Other Equity Incentives or Stock Based Awards.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9.           Term of Plan.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights or Equity Incentives theretofore granted may extend beyond that date.

10.           Capital Change of the Company.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.  The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the Plan.

11.           Purchase for Investment.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12.           Taxes.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13.           Effective Date of Plan.

The Plan shall be effective on [                       ], 2008; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company's stockholders no later than [                       ], 2008, and further, that in the event certain Option grants hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14.           Amendment and Termination, Section 409A of the Code.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)           materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(e)           extend the term of any Option beyond that provided for in Section 5(b); or

(f)           the Committee may amend the terms of any Option, Stock Appreciation Right,  Restricted Stock or Equity Incentive theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent.  The Committee may also substitute new Options, Stock Appreciation Rights or Restricted Stock for previously granted Options, Stock Appreciation Rights or Restricted Stock including options granted under other plans applicable  to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights or Restricted Stock hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Option, Stock Appreciation right or Restricted Stock hereunder may be amended from time to time (without, in the case of an Award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

15.           Government Regulations.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16.           General Provisions.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           Limitation of Liability.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

(e)           Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)           No rights as a Stockholder. No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)           Termination by Death.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the

Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)           Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i), "Normal Retirement" shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and "Early Retirement" shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)           Other Termination.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee).  The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.  A sale or other disposition of a Subsidiary shall constitute a termination of employment or service for purposes of the Plan

SECURE ALLIANCE HOLDINGS CORPORATION
[                       ], 2008

SPECIAL MEETING OF STOCKHOLDERS OF SECURE ALLIANCE HOLDINGS CORPORATION [_______________], 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SECURE ALLIANCE HOLDINGS CORPORATION (THE “COMPANY”)
FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY
TO BE HELD AT [____] [__].M., LOCAL TIME, ON [______________], [________], 2008

The undersigned hereby appoints Jerrell G. Clay and Stephen P. Griggs, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on [_____], 2008 at the Special Meeting of Stockholders of the Company to be held on [______], [__], 2008 at [___][_].m., local time, at [___________], and at any adjournment thereof.

PROXY VOTING INSTRUCTIONS

MAIL - Mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free [_________________________] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER

-OR-

INTERNET - Access [www.__________.com] and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at [__________] or [www._________.com] up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

▼ Please detach along perforated line mark, sign and date and mail your proxy card and return it in the enclosed postage-paid provided IF ▼ you are not voting via telephone or the internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1.     To approve and adopt the Agreement and Plan of Merger, dated as of December 6, 2007 by and among Sequoia Media Group, LC, a Utah limited liability company, the Company and SMG Utah, LC, a Utah limited liability company and wholly owned subsidiary of the Company, as amended by that certain Amendment No. 1 dated as of March 31, 2008.
2. To approve the filing of a certificate of amendment to the Company’s certificate of incorporation to effect a 1-for-2 reverse stock split of the Company’s common stock.

|_| FOR |_| AGAINST |_| ABSTAIN	|_| FOR |_| AGAINST |_| ABSTAIN

3.      To approve the filing of a certificate of amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 250,000,000 and to authorize a class of preferred stock consisting of 50,000,000 shares of $.01 par value preferred stock.

|_|     FOR
|_|     AGAINST
|_|     ABSTAIN

4.     To approve the filing of a certificate of amendment to the Company’s certificate of incorporation to change its name from “Secure Alliance Holdings Corporation” to “aVinci Media Corporation”.

|_|    FOR
|_|    AGAINST
|_|    ABSTAIN

5. To approve the 2008 Stock Incentive Plan. |_| FOR |_| AGAINST |_| ABSTAIN
6.     To approve adjournments of the Special Meeting if deemed necessary to facilitate the approval of the above proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting, to establish a quorum or to approve the above proposals.

|_|    FOR
|_|    AGAINST
|_|    ABSTAIN

7. In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.
PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  |_|
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:        Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.